   As filed with the Securities and Exchange Commission on February 15, 2000.



                                                      Registration No. 333-88629
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------


                                 AMENDMENT NO. 5

                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            NET VALUE HOLDINGS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
         (State or Other Jurisdiction of Incorporation or Organization)

                                      7319
            (Primary Standard Industrial Classification Code Number)

                                   65-0867684
                     (I.R.S. Employer Identification Number)

                               1085 Mission Street
                             San Francisco, CA 94103
                                 (415) 575-4755
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                                 Andrew P. Panzo
                             Chief Executive Officer
                        Two Penn Center Plaza, Suite 605
                             Philadelphia, PA 19102
                                 (215) 564-9190
            (Name, Address Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                   Copies to:

                           Michael C. Forman, Esquire
                 Klehr, Harrison, Harvey, Branzburg & Ellers LLP
                             260 South Broad Street
                             Philadelphia, PA 19102
                                 (215) 568-6060

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| __________

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ___________

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ___________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                       -----------------------------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                                Proposed             Proposed
                                                                 Maximum              Maximum            Amount of
Title of Each Class of Securities         Amount To Be       Offering Price          Aggregate          Registration
to be Registered                           Registered           Per Share         Offering Price             Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value               3,722,560             $4.375             $16,286,200          $4,527.56
====================================================================================================================

         The registration fee calculated above was previously paid at the time of the initial filing of this registration statement. This registration statement registers the resale of 3,722,560 shares of common stock offered by selling stockholders, as follows:

        o 2,358,160 shares issuable upon conversion of 4,824 shares of our Series B Convertible Preferred Stock;

        o 295,040 shares issuable upon exercise of the warrants held by the holders of shares of our Series B Convertible Preferred Stock; and

        o 1,069,360 shares of common stock presently held by three other selling stockholders.

         In addition to the number of shares set forth above, the amount to be registered includes any shares of our common stock issued as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416.

         The Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price in the table above are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act of 1933. These estimates were calculated based on the average of the bid and ask prices for our common stock on the NASDAQ Over-the-Counter Bulletin Board Trading System on October 6, 1999.

         We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                                   PROSPECTUS
                                3,722,560 SHARES

                            NET VALUE HOLDINGS, INC.

                                  COMMON STOCK

         The following stockholders are offering and selling up to 3,722,560 shares of our common stock:

                                    Sven Behrendt
                                    Juergen Jaekel
                                    Gary E. Markman
                                    Tonga Partners, LP
                                    Yeoman Ventures, Ltd.
                                    Lightline Limited
                                    Little Wing LP
                                    Little Wing Too LP
                                    Tradewinds Fund, LLC
                                    JDN Partners, LP
                                    Bayhill Fund, Ltd.
                                    RS Orphan Fund, LP
                                    RS Orphan Offshore Fund, LP

         The selling stockholders may offer the shares of common stock through public or private transactions, on the NASDAQ Over-the-Counter Bulletin Board Trading System, at prevailing market prices, or at privately negotiated prices. We will not receive any proceeds from this offering. However, 295,040 of the shares of common stock which we are registering are issuable upon exercise of warrants. If all of the warrants are exercised, we will receive gross proceeds of $1,507,470.


         Our common stock is listed on the NASDAQ Over-the-Counter Bulletin Board Trading System under the symbol "NETVE." On February 11, 2000, the closing sale price for our common stock, as quoted on the NASDAQ Over-the-Counter Bulletin Board Trading System was $25.125 per share.

         Investing in our common stock involves risks. See "Risk Factors" beginning on page 11.


         The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.











                The date of this Prospectus is February 15, 2000.

                                TABLE OF CONTENTS

ABOUT THIS PROSPECTUS..........................................................3

SUMMARY  ......................................................................3

FORWARD-LOOKING STATEMENTS....................................................11

RISK FACTORS..................................................................11

USE OF PROCEEDS...............................................................34

MARKET PRICE AND DIVIDEND INFORMATION.........................................35

CAPITALIZATION................................................................36

SELECTED CONSOLIDATED FINANCIAL DATA..........................................40

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
         FINANCIAL CONDITION AND RESULTS OF OPERATIONS........................42

BUSINESS .....................................................................54

MANAGEMENT ...................................................................77

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS
         AND BENEFICIAL OWNERS OF GREATER THAN 5% OF OUR COMMON STOCK.........86

SELLING STOCKHOLDERS..........................................................88

PLAN OF DISTRIBUTION..........................................................92

TRANSACTIONS WITH OFFICERS AND DIRECTORS
         AND OTHER BUSINESS RELATIONSHIPS.....................................93

DESCRIPTION OF CAPITAL STOCK..................................................97

SHARES ELIGIBLE FOR FUTURE SALE..............................................102

PRINCIPAL UNITED STATES TAX CONSEQUENCES TO NON-U.S. HOLDERS.................103

EXPERTS  ....................................................................106

LEGAL MATTERS................................................................107

WHERE YOU CAN FIND MORE INFORMATION..........................................107

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS...................................F-1

INFORMATION NOT REQUIRED IN PROSPECTUS....................................II - 1

                              ABOUT THIS PROSPECTUS


         You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

         We intend to furnish our stockholders with annual reports containing consolidated financial statements audited by an independent accounting firm.


                                     SUMMARY

         This summary highlights material information regarding our company and the offering contained in this prospectus. However, this summary is not complete and may not contain all of the information that may be important to you. You should read the entire prospectus carefully, including the financial data and related notes, before making an investment decision. Unless otherwise specifically stated, the information in this prospectus assumes that holders of our securities have not exercised any options or warrants which are currently outstanding.

History of Net Value Holdings, Inc.

         We were formed as a Florida Corporation on December 20, 1991. In 1992, we failed to file our annual report with the State of Florida and were administratively dissolved on October 9, 1992. On June 15, 1998, we filed all required reports and paid all deficient annual fees and penalties and were reinstated as a corporation in the State of Florida. Accordingly, from October 9, 1992 through June 15, 1998, we had no operations and generated no revenues or expenses. In October 1998, our stockholders approved our redomestication in the State of Delaware and we are presently a Delaware corporation.

         Pursuant to share exchange transactions completed during October 1998 through December 1998 with 20 Net Value, Inc. stockholders, we acquired approximately 66% of the issued and outstanding shares of Net Value, Inc.'s common stock and 100% of the issued and outstanding shares of Net Value, Inc.'s Series A Preferred Stock.

         On July 30, 1999, we merged with Strategicus Partners, Inc., an Oregon corporation. As a result of our merger with Strategicus, we acquired ownership interests in metacat.com, Inc., AsiaCD, Inc. and College 411.com, Inc., each of which was owned by Strategicus at the time of the merger. In addition, members of Strategicus' management team became officers and directors of our corporation.

         In September 1999, we acquired our ownership interest in AssetExchange, Inc.

         In October 1999, we acquired our ownership interest in Webmodal, Inc.

         In November 1999, we acquired our ownership interest in Swapit.com, Inc.

         In December 1999, Net Value, Inc. sold substantially all of its assets, including the name BrightStreet.com, Inc., to Promotions Acquisition, Inc., a Delaware corporation, in connection with a $17,000,000 investment in Promotions Acquisition, Inc. by outside investors. Pursuant to this transaction, Net Value, Inc. received $2,000,000 in cash, Promotions Acquisition, Inc.'s agreement to assume approximately $1,600,000 in liabilities of Net Value, Inc., and 2,958,819 shares of common stock, representing a 12% ownership interest in Promotions Acquisition, Inc. calculated on a fully diluted basis.

         Subsequent to this transaction, Promotions Acquisition, Inc. changed its name to BrightStreet.com, Inc. As a result of this transaction, Net Value, Inc. has no operations. Net Value, Inc. has loaned us the $2,000,000 which it received pursuant to this transaction and we have agreed to satisfy Net Value, Inc.'s remaining liabilities with these funds. We then intend to complete a merger with Net Value, Inc. pursuant to which the remaining stockholders of Net Value, Inc. will receive .4 shares of our common stock for every share of Net Value, Inc. common stock which they tender to us in the merger. In addition, holders of Net Value, Inc.'s common stock purchase warrants and vested stock options will receive common stock purchase warrants and stock options based on this same exchange ratio. Also as a result of this transaction, we no longer own a majority interest in an operating company that is presently generating revenues.

         In January 2000, we acquired our ownership interest in IndustrialVortex.com, Inc.

         Our principal executive office is located at 1085 Mission Street, San Francisco, California 94103. The phone number of our principal executive office is (415) 575-4755. We also maintain an office at Two Penn Center Plaza, Suite 605, Philadelphia, Pennsylvania 19102 and our telephone number is (215) 564-9190. We maintain an Internet website at www.netvalueholdings.com. The information on our Internet website is not part of this prospectus.

Recent Financial Results


         In 1998, we experienced net losses to common stockholders of $27,987,645. For the nine months ended September 30, 1999, we experienced net losses to common stockholders of $29,621,527 (unaudited). Through September 30, 1999, we have


        o  experienced an accumulated deficit of $74,104,455 (unaudited);
        o  not generated any revenues from our operations; and
        o  have not received any dividends from our affiliate companies.

         Our affiliate companies are development stage companies with limited revenues. In addition, we face substantial competition from other providers of capital and management services including publicly-traded Internet companies, venture capital firms and large corporations. Many of these companies have greater financial resources than we do. Accordingly, we expect that we will continue to experience net losses for approximately the next 12 to 24 months, until our majority-owned affiliate companies begin to generate profits and our minority-owned affiliate companies develop their businesses sufficiently to pay dividends. We plan to generate revenues from the operations of our majority-owned affiliate companies as we consolidate the operations of these affiliate companies with our operating results for financial reporting purposes, and from dividends which we receive from our minority-owned affiliate companies. However, we do not expect to be able to generate significant revenues to meet our operational needs, nor do we expect our majority owned affiliate company to generate revenues to meet our combined operational needs, over the next twelve months. We also do not expect to receive dividends from our affiliate companies over the next twelve months given the nature of development stage companies.

         We presently have sufficient capital resources to fund our operations for the next six months, after which we expect to need additional funds for our continuing operations. We plan to raise funds from the private sale of securities prior to the end of the second quarter of 2000. We will use the proceeds of these securities offerings to fund our operations and to acquire interests in additional affiliate companies. However, we can give no assurance that we will be successful in raising such funds. If we are unable to raise sufficient funds to operate our business at that time, we will be forced to cease operations and liquidate our assets. In such event, purchasers of our common stock could lose all or a substantial portion of their investment.

Affiliate Companies

         We are an Internet holding company actively engaged in e-commerce through our affiliate companies. We primarily engage in acquiring a controlling interest in and providing financial, management and technical support to development stage Internet businesses which we either participate in founding or identify as meeting our criteria. All of our affiliate companies are currently in the development stage. We currently have ownership interests in seven affiliate companies. Our approximate ownership interest in each of our current affiliate companies is as follows:


          metacat.com, Inc.              (www.metacat.com)                  100%
          College 411.com, Inc.          (www.college411.com)                27%
          IndustrialVortex.com, Inc.     (www.industrialvortex.com)          25%
          AssetExchange, Inc.            (www.AssetExchange.com)             20%
          Net Value, Inc.                N/A                                 63%
          AsiaCD, Inc.                   (www.asiacd.com)                    11%
          Webmodal, Inc.                 (www.Webmodal.com)                  10%
          Swapit.com Inc.                (www.swapit.com)                    11%


         metacat.com, Inc. is an Internet-based e-commerce superstore that aggregates and searches the product offerings of catalog and mail order businesses and will allow consumers to purchase these products through its Internet website. metacat launched its Internet website in December 1999. As of September 30, 1999, metacat had not recognized any revenues, had minimal assets and had an accumulated deficit of approximately $120,000 (unaudited). metacat's net losses for the nine months ended September 30, 1999 were approximately $120,000 (unaudited).

         College 411.com, Inc. is an online community for college students featuring functional academic resources, comparison shopping for student items, as well as social features such as chat rooms, message centers and customized news and information sites. College 411's Internet website became fully functional in January 2000. As of September 30, 1999, College 411 had not generated any revenues, had assets of $92,278, net losses of $100,017 (unaudited) for the nine months ended September 30, 1999 and had an accumulated deficit of $100,017 (unaudited).

         IndustrialVortex.com, Inc. is developing an Internet website that will facilitate the purchase and sale of industrial automation products. This application will provide purchasers of these products with relevant content that will permit them to make informed and cost-effective purchasing decisions. IndustrialVortex.com plans to launch its Internet website in February 2000. As of December 31, 1999, IndustrialVortex.com had not generated any revenues, had assets of $21,631 and had an accumulated deficit of $48,048.

         AssetExchange, Inc. provides banks and other financial institutions with an Internet-based listing service which allows them to more efficiently trade loan portfolio assets. AssetExchange launched its Internet website in August 1999. As of September 30, 1999, AssetExchange had not generated any revenues, had assets of $439,233, net losses of $48,529 (unaudited) for the nine months ended September 30, 1999 and had an accumulated deficit of $48,529 (unaudited).


         Net Value, Inc. was the historical owner of the technology and assets which are presently used in BrightStreet.com, Inc.'s operations. In December 1999, Net Value, Inc. sold substantially all of its assets to BrightStreet.com, Inc. Net Value, Inc. no longer has any operations and holds a 12% ownership interest in BrightStreet.com, Inc. calculated on a fully-diluted basis. We plan to complete a merger with Net Value, Inc. in the next three to six months. BrightStreet.com, Inc. has developed technology that enables retailers and manufacturers to design, manage and deliver Internet-based promotions to consumers. BrightStreet licenses its technology directly to customers for use from their Internet websites, providing them with the capability to distribute branded promotions with consumer targeting and real-time monitoring of the effectiveness of such promotions. BrightStreet has created a network of affiliated Internet websites. This network offers customers who want a wider distribution of their promotions the ability to place their promotions on the Internet websites of companies with whom BrightStreet has a relationship. As of September 30, 1999, BrightStreet had assets of approximately $34,000 (unaudited), had not generated any revenues, had no net losses or income (unaudited) for the nine months ended September 30, 1999 and had an accumulated deficit of $0 (unaudited).


         AsiaCD, Inc. is a 24-hour online music and video store targeted to individuals of Asian descent living throughout the world and individuals who enjoy Asian popular culture. AsiaCD provides these individuals with easy access to a broad range of media titles at competitive prices which include local rather than international shipping costs. AsiaCD's Internet website is fully functional and through September 30, 1999 it has generated approximately $1,473,845 (unaudited) in revenues. AsiaCD's net losses for the nine months ended September 30, 1999 were approximately $271,478 (unaudited). As of September 30, 1999, AsiaCD's accumulated deficit was approximately $380,789 (unaudited).

         Webmodal, Inc. is developing an Internet application for use by shippers in purchasing and executing domestic full-truckload intermodal freight shipments. This application will allow shippers to input their specific transportation needs and receive all of the information necessary for them to schedule and execute intermodal shipments in a cost-effective manner. Webmodal plans to launch its Internet website in 2000. As of September 30, 1999, Webmodal had not recognized any revenues, had assets of approximately $220,000 (unaudited), net losses of approximately $70,000 (unaudited) for the nine months ended September 30, 1999 and had an accumulated deficit of approximately $70,000 (unaudited).

         Swapit.com, Inc. is designing a consumer-driven electronic barter exchange on the Internet. Swapit.com, Inc. believes that this service will allow the swap and sale of consumer goods between individuals. Swapit.com, Inc. plans to launch its Internet website in April 2000. As of November 30, 1999, Swapit.com had not generated any revenues, had assets of $479,048 and had an accumulated deficit of $78,016.

Description of Selling Stockholders

         In this registration statement we are registering the resale of up to 3,722,560 shares of our common stock by thirteen of our stockholders. These stockholders acquired their shares of our common stock which they are offering for resale as follows:

         On February 4, 1999, Sven Behrendt purchased a convertible promissory note in the principal amount of $2,000,000 from us. We received $2,000,000 as consideration for the issuance of the convertible promissory note. On March 19, 1999, pursuant to the terms of the convertible promissory note, Mr. Behrendt converted the principal amount of the convertible promissory note plus all accrued interest thereon into 807,644 shares of the Company's common stock.

         On February 20, 1999, Juergen Jaekel purchased a convertible promissory note in the principal amount of $500,000 from us. We received $500,000 as consideration for the issuance of the convertible promissory note. On April 18, 1999, pursuant to the terms of the convertible promissory note, Mr. Jaekel converted the principal amount of the convertible promissory note plus all accrued interest thereon into 202,533 shares of the Company's common stock.

         On January 1, 1999, Gary Markman purchased a convertible promissory note in the principal amount of $113,125 from us. As consideration for the issuance of the convertible promissory note, Mr. Markman agreed to cancel a Net Value, Inc. promissory note in the principal amount of $100,000 which he owned and to release us, Net Value, Inc. and the present and future officers and directors of each corporation from any claims related to this Net

Value, Inc. promissory note. On June 16, 1999, pursuant to the terms of the convertible promissory note, Mr. Markman converted the principal amount of the convertible promissory note plus all accrued interest thereon into 59,183 shares of the Company's common stock.

         In two transactions which closed on September 17, 1999 and October 1, 1999, respectively, we sold the following number of shares of our Series B Preferred Stock, which are convertible into the following number of shares of our common stock at the lowest possible conversion price of $2.50 per share, and issued common stock purchase warrants to the following entities:



       Selling Stockholder              Series B Preferred              Common Stock      Warrants         Consideration
       -------------------              ------------------              ------------      --------         -------------
Tonga Partners, L.P.                          1,500                        600,000          91,744           $1,500,000
Yeoman Ventures, Ltd.                           250                        100,000          15,288             $250,000
Lightline Limited                               250                        100,000          15,288             $250,000
Little Wing LP                                  450                        180,000          27,520             $450,000
Little Wing Too, LP                             150                         60,000           9,176             $150,000
Tradewinds Fund LLC                             150                         60,000           9,176             $150,000
JDN Partners, L.P.                              675                        270,000          41,288             $675,000
Bayhill Fund, Ltd.                               75                         30,000           4,584              $75,000
RS Orphan Fund, LP                              927                        370,800          56,696             $927,000
RS Orphan Offshore Fund, LP                     397                        158,800          24,280             $397,000
                                            -------                      ---------         -------           ----------
TOTAL                                         4,824                      1,929,600         295,040           $4,824,000
                                            =======                      =========         =======           ==========


         The registration rights agreement which we entered into with the holders of the Series B Preferred Stock requires that we register 2,653,200 shares of our common stock, although only 1,475,224 shares are issuable on exercise of the warrants and on conversion of the Series B Preferred Stock at the current conversion price of $4.0875 and only 2,224,640 shares would be issuable on exercise and conversion assuming the lowest possible conversion price of $2.50. For purposes of the disclosures in this prospectus, the 428,560 excess shares being registered by us, based upon a conversion price of $2.50, have been allocated among the holders of Series B Preferred Stock on a pro rata basis based on their ownership of shares of Series B Preferred Stock. These shares may or may not actually be issued.

                     Summary of Consolidated Financial Data

         The following summary of historical and pro forma consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our audited Consolidated Financial Statements and related Notes thereto included elsewhere in this prospectus. We have presented this pro forma information for comparative purposes only. The summary pro forma data does not purport to represent what our results would have been if the events described below had occurred at the dates indicated. The Pro Forma Consolidated Balance Sheet Data reflect the following as if they had occurred as of September 30, 1999:


         o We received net proceeds of $2,582,000 in October 1999 from the sale of 2,824 shares of our Series B Preferred Stock with detachable warrants. An independent valuation company attributed $866 of the proceeds of $1,000 per share to the Series B Preferred Stock and the remaining $134 was attributed to the warrants.

         o In the fourth quarter of 1999 and during January and February 2000, holders of our convertible debentures converted principal and accrued interest of $2,268,046 into 1,054,075 shares of our common stock. In February 2000, Founders Equity Group, Inc. and three of its affiliates converted four debentures in the aggregate principal amount of $900,000 into 400,000 shares of our common stock.

         o In the fourth quarter of 1999 and during January and February 2000, holders of our convertible debentures converted principal and accrued interest of $1,547,679 into 773,840 shares of our common stock.

         o We completed our investment in Webmodal in October 1999, whereby we acquired 12% of the issued and outstanding shares of common stock of Webmodal for $350,000 in cash. Our equity interest in this company will be accounted for under the cost method of accounting.


         o We completed our investment in Swapit.com in November 1999, whereby we acquired shares of Series A Preferred Stock which are convertible into 11% of the issued and outstanding shares of common stock of Swapit.com for $500,000. Our equity interest in this company will be accounted for under the cost method of accounting.


         o We exercised warrants to purchase 1,125,000 shares of College 411.com, Inc.'s common stock for $75,000 in October 1999. This increased our total ownership of the common stock of College 411.com, Inc. to 29%. Our equity interest in this company will continue to be accounted for under the equity method of accounting.


         o On October 1, 1999 we paid $250,000 in satisfaction of the stock subscription payable to AssetExchange, Inc. Our equity interest in this company will accounted for under the equity method of accounting.

         o We issued 676,374 shares of our common stock in a private placement with the RS Orphan Fund, LP and the RS Orphan Offshore Fund, LP in October 1999 pursuant to which we received gross proceeds of $676,374.

         o We sold Net Value, Inc.'s assets to Promotions Acquisition, Inc. for $2,000,000, a 12% equity interest in Promotions Acquisition, Inc. calculated on a fully-diluted basis, and the assumption by Promotions Acquisition, Inc. of approximately $1,600,000 of Net Value, Inc.'s liabilities. We have assumed approximately $2,000,000 of Net Value, Inc.'s liabilities.

        o We completed our investment in IndustrialVortex.com in January 2000, whereby we acquired shares of Series A Preferred Stock which are convertible into 25% of the issued and outstanding shares of common stock of IndustrialVortex for $1,000,000. Our equity in this company will be accounted for under the equity method of accounting.

                 Summary of Selected Consolidated Financial Data



                                                                                                                       December 16
                                                                                                                           1994
                                                                                            Nine Months Ended          (Inception)
                                       Year Ended      Year Ended      Year Ended             September 30,              through
                                      December 31,    December 31,    December 31,             (Unaudited)             September 30,
                                          1996           1997              1998           1998             1999            1999
                                          ----           ----              ----           ----             ----            ----
                                                                                                                        (Unaudited)
Statement of Operations Data

Revenues                             $        --    $           --   $        --    $          --    $          --    $         --
Operating expenses                            --                --        140,484           1,120        4,483,431       4,623,915
                                     -----------    --------------   ------------   -------------    -------------    ------------
Loss from operations                          --                --       (140,484)         (1,120)      (4,483,431)     (4,623,915)
Other income (expense)                        --                --     (1,489,835)         (4,685)     (12,870,460)    (14,360,295)
                                     -----------    --------------   ------------   -------------    -------------    ------------
Loss from continuing operations               --                --     (1,630,319)         (5,805)     (17,353,891)    (18,984,210)
                                     -----------    --------------   ------------   -------------    -------------    ------------
Loss from discontinued
  operations                          (3,314,094)      (11,235,237)   (11,106,826)    (10,195,343)      (5,582,166)    (32,003,025)
                                     -----------    --------------   ------------   -------------    -------------    ------------
Net Loss                              (3,314,094)      (11,235,237)   (12,737,145)    (10,201,148)     (22,936,057)    (50,987,235)
                                     ===========

Preferred stock dividend-
   continued operations                                         --             --              --       (6,685,470)     (6,685,470)

Preferred stock
  dividend-discontinued
  operations                                            (1,181,250)   (15,250,500)    (15,250,500)              --     (16,431,750)
                                                    --------------   ------------   -------------    -------------    ------------
Net loss to common
  stockholders                                        $(12,416,487)  $(27,987,645)   $(25,451,648)    $(29,621,527)   $(74,104,455)
                                                    ==============   ============   =============    =============    ============
Net loss per common share
  outstanding, Basic and Diluted,
  continuing operations                       --                --          (0.35)             --            (2.78)
                                     ===========    ==============   ============   =============    =============
Net loss per common share
  outstanding, Basic and Diluted,
  discontinued operations                  (3.55)            (6.88)         (5.59)          (6.70)           (0.65)
                                     ===========    ==============   ============   =============    =============
Weighted average shares
  outstanding, Basic and Diluted         934,810         1,804,700      4,711,351       3,796,197        8,647,063
                                     ===========    ==============   ============   =============    =============


                                                                  September 30, 1999 (Unaudited)
                                                                    Actual            Pro Forma
                                                                    ------            ---------
Balance Sheet Data
           Cash and cash equivalents                              $1,051,930          $3,842,304
           Ownership interest in affiliated companies              1,553,862           7,443,302
           Total assets                                            8,453,416          16,225,774
           Current liabilities                                     5,796,119           1,984,676
           Non-current liabilities                                 7,085,518           3,579,924
           Total liabilities                                      12,881,637           5,564,600
           Series B mandatorily redeemable
             preferred stock                                       1,732,000           4,177,584
           Stockholders' equity (deficit)                         (6,160,221)          6,483,560
           Total liabilities, redeemable and
              preferred stockholders'
              equity (deficit)                                     8,453,416          16,225,744
           Working capital (deficit)                              (3,225,121)          3,376,696


                 Summary of Selected Consolidated Financial Data
                             Pro Forma Transactions


                                                                                        Conversion of       Conversion of
                                        September 30,      Sale of Series B              Convertible         Convertible
                                       1999 (unaudited)     Preferred Stock               Debentures       Promissory Notes
                                       ----------------    ----------------             -------------     -----------------
Cash and cash equivalents                     1,051,930           2,582,000                        --                    --
Ownership interest in affiliated
  companies                                   1,553,862                  --                        --                    --
Total assets                                  8,453,416           2,582,000                        --                    --
Current liabilities                           5,796,119                  --                (1,051,046)             (159,085)
Non-current liabilities                       7,085,518                  --                (2,117,000)           (1,388,594)
Total liabilities                            12,881,637                  --                (3,168,046)           (1,547,679)
Series B mandatorily redeemable
  preferred stock                             1,732,000           2,445,584                        --                    --
Stockholders' equity (deficit)               (6,160,221)            136,416                 3,168,046             1,547,679
Total liabilities and
  stockholders' equity (deficit)              8,453,416           2,582,000                        --                    --
Working capital (deficit)                    (3,225,121)          2,582,000                 1,051,046               159,085


                                          Equity Interest   Equity Interest           Exercise of         Equity Interest in
                                            In Webmodal      in Swapit.com        College411 Warrants        AssetExchange
                                          ---------------   ---------------      --------------------     ------------------
Cash and cash equivalents                      (350,000)           (500,000)                  (75,000)             (250,000)
Ownership interest in affiliated
  companies                                     350,000             500,000                    75,000                    --
Total assets                                         --                  --                        --              (250,000)
Current liabilities                                  --                  --                        --              (250,000)
Non-current liabilities                              --                  --                        --                    --
Total liabilities                                    --                  --                        --              (250,000)
Series B mandatorily redeemable
  preferred stock                                    --                  --                        --                    --
Stockholders' equity (deficit)                       --                  --                        --                    --
Total liabilities and
  stockholders' equity (deficit)                     --                  --                        --              (250,000)
Working capital (deficit)                      (350,000)           (500,000)                  (75,000)                   --

                                                                  Sale of
                                                Sale of          NetValue,           Equity Interest in          Pro Forma
                                             Common Stock       Inc. Assets        IndustrialVortex.com           Balance
                                             ------------       -----------        --------------------         -----------
Cash and cash equivalents                       676,374           1,707,000                (1,000,000)            3,842,304
Ownership interest in affiliated
  companies                                          --           3,964,440                 1,000,000             7,443,302
Total assets                                    676,374           4,763,954                        --            16,225,744
Current liabilities                                  --          (2,351,312)                       --             1,984,676
Non-current liabilities                              --                  --                        --             3,579,924
Total liabilities                                    --          (2,351,312)                       --             5,564,600
Series B mandatorily redeemable
  preferred stock                                    --                  --                        --             4,177,584
Stockholders' equity (deficit)                  676,374           7,115,266                        --             6,483,560

Total liabilities and
  stockholders' equity (deficit)                676,374           4,763,954                        --            16,225,744
Working capital (deficit)                       676,374           4,058,312                (1,000,000)            3,376,696

                           FORWARD-LOOKING STATEMENTS

         This prospectus includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties and assumptions about us and about our affiliate companies, including, among other things:

         o   development of an e-commerce market;

         o our ability to identify trends in our markets and the markets of our partners companies and to offer new solutions that address the changing needs of these markets;

         o   our ability to successfully execute our business model;

         o the ability of each of our affiliate companies to compete successfully against direct and indirect competitors;

         o   our ability to acquire interests in additional companies;

         o   growth in demand for Internet products and services; and

         o   adoption of the Internet as an advertising medium.

         In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

                                  RISK FACTORS

         The shares of common stock which are the subject of this registration statement involve a high degree of risk and represent a highly speculative investment. You should not purchase these shares of common stock if you cannot afford the loss of your entire investment. In addition to the other information contained in this prospectus, you should carefully consider the following risk factors in evaluating our corporation, our business prospects and an investment in the shares of common stock.

RISKS PARTICULAR TO NET VALUE HOLDINGS, INC.

We have a very limited operating history upon which you may evaluate an investment in Net Value Holdings.

         We did not begin to implement our current business plan until July 1999 and therefore have a very limited operating history upon which you may evaluate making an investment in our company. In addition, all of our current affiliate companies are development stage companies that have limited operating histories and have generated very limited, if any, revenues or earnings from operations since inception. Accordingly, you will only be able to examine limited operating results of our affiliate companies in making your investment decision.

Our auditors have raised substantial doubt about our ability to continue as a going concern and we will not receive any proceeds from this offering.

         Due to our dependence on outside financing and the losses we have incurred since inception, our auditors have raised substantial doubt about our ability to continue as a going concern. Notwithstanding that doubt, this offering relates solely to the resale of shares of our common stock by existing shareholders and we will not receive any proceeds from sales of these shares of common stock by these shareholders.

We no longer own our primary source of historical revenues and may not be able to create or obtain additional sources of revenues.

         Our primary source of revenues to date has been our operation of Net Value, Inc. Specifically, Net Value, Inc. derived revenues from an agreement between Net Value, Inc. and IQ Value LLC pursuant to which IQ licensed Net Value's technology for commercial use. During the period from inception through June 30, 1999, this agreement provided approximately $1,250,000 or 90% of our consolidated revenues. This agreement, as amended, lapsed pursuant to its terms on June 30, 1999. During the quarter ended September 30, 1999, we did not generate any revenues. On December 3, 1999, Net Value, Inc. sold substantially all of its assets. Although we own 100% of metacat.com, Inc., it is in the development stage and will only generate minimal revenues during 2000. Accordingly, we no longer own a majority interest in an operating company that is presently generating revenues. Although we intend to devote our resources to expanding metacat.com's operations, to developing additional majority-owned affiliate companies whose operations will generate revenues and to developing our minority-owned affiliate companies, if we are unable to do so, then we may be forced to go out of business.

We have had a history of losses and expect continued losses in the foreseeable future.


         For the nine months ended September 30, 1999, we realized a net loss to common stockholders of $29,621,527 (unaudited). For the year ended December 31, 1998, we realized a net loss to common stockholders of $27,987,645 (unaudited). From our inception through September 30, 1999, we have realized a cumulative net loss of $74,104,455 (unaudited). We expect to continue to incur losses for the foreseeable future and, if we ever have profits, we may not be able to sustain them.


         Our expenses will increase as we continue in the development stage of our business model and as we continue to build an infrastructure for our network of affiliate companies. For example, we expect to hire up to ten additional employees by December 31, 2000. We will hire these employees to manage both our operations and the operations of our majority-owned affiliate companies. If any of these and other expenses are not accompanied by increased revenues, then our losses will be greater than we anticipate.

There is substantial doubt regarding our ability to continue as a going concern and we may go out of business.

         Since our inception, we have generated our operating funds primarily through the sale of our equity and debt securities. Our dependence on outside financing and the losses which we have incurred since our inception raise substantial doubt about our ability to continue as a going concern. This offering relates to the resale of shares of our common stock owned by or issuable to our existing stockholders upon conversion of shares of our Series B Preferred Stock and exercise of warrants. Accordingly, although we will receive proceeds from the exercise of the warrants, we will not receive any of the proceeds of this offering and it will not have any effect on our financial condition. Our financial condition may have a negative effect on our ability to enter into relationships with or to start-up and develop additional affiliate companies. We are not certain that we will be able to, and we currently have no specific plans to, sell additional debt or equity securities to generate the necessary proceeds to continue to finance our operations. In the second quarter of 2000, we may attempt to sell additional securities to raise funds for working capital purposes. If we fail to raise sufficient proceeds to finance our operations through the sale of additional securities, then we will not have sufficient cash to meet the basic requirements of our business plan and will cease to continue as a going concern. If we cease to continue as a going concern, then we may go out of business and investors in our common stock will lose all or a substantial portion of their investment in our common stock.

Holders of our Series B Preferred Stock may have the right to require that we redeem their shares for a maximum redemption price of $6,030,000.

         If holders of our Series B Preferred Stock exercise their right to require us to redeem their shares, then we may be forced to liquidate our assets in order to satisfy these redemption rights. Holders of our Series B Preferred Stock have the right to require us to redeem their shares upon the occurrence of any of the following events:

         o any consolidation, merger or other business combination which we consummate with any other party pursuant to which the holders of a majority of the voting power of our capital stock immediately prior to such transaction do not hold a majority of the voting power of the capital stock of the surviving entity subsequent to such transaction;

         o   the sale or transfer of all or substantially all of our assets;

         o the consummation of a purchase, tender or exchange offer made to the holders of more than 30% of the outstanding shares of common stock;

         o the failure of this registration statement to be declared effective by the Securities and Exchange Commission on or prior to February 14, 2000;

         o the lapse prior to September 17, 2001, of the effectiveness of this registration statement or its unavailability for use by the holders of the Series B Preferred Stock for a period of at least ten consecutive trading days;

         o the suspension from listing or the failure of the common stock to be listed on either the NASDAQ Over-The Counter Bulletin Board Trading System, the NASDAQ SmallCap Market, The NASDAQ National Market, The New York Stock Exchange or the American Stock Exchange for a period of five consecutive days;

         o our notice to any holder of the Series B Preferred Stock of our inability to comply or our intention not to comply with proper requests for conversions of any Series B Preferred Stock into shares of our common stock;

         o our failure to comply with any conversion notice tendered by a holder of the Series B Preferred Stock within ten business days after we receive it and the stock certificates representing the shares of Series B Preferred Stock being converted; and

         o our breach of any representation, warranty, covenant, or other term or condition contained in any of the documents related to our sale and issuance of the Series B Preferred Stock, except for a breach of covenant which is cured within ten days.


         The current redemption price of the Series B Preferred Stock is $1,250 per share and there are currently 4,824 shares of Series B Preferred Stock issued and outstanding. Accordingly, if all of the Series B Preferred stockholders exercised their redemption rights, then we will be required to pay $6,030,000 to satisfy these redemption rights. As of February 11, 2000 we had approximately $1,385,000 of cash and cash equivalents on hand. If we are not successful in raising additional funds in the future and if the Series B Preferred Stockholders exercise their redemption rights, then we will be required to liquidate our assets in order to satisfy these redemption rights. Such liquidation would have a material adverse effect on our ability to implement our business plan and may cause our common stock to decrease in value or become worthless.

Our Officers and Directors have acquired personal interests in our affiliate companies which may create conflicts of interest that may adversely affect our stockholders' best interests.

         Some of our Officers and Directors personally own interests or rights to purchase interests in some of our affiliate companies as follows:

Officer/Director                        Affiliate Company
----------------                        -----------------
Darr Aley                               AsiaCD, Inc., College 411.com, Inc.
Thomas Aley                             Swapit.com, Inc.
Stephen George                          AsiaCD, Inc., College 411.com, Inc.
Andrew P. Panzo                         AsiaCD, Inc.
Douglas Spink                           Asia CD, Webmodal, Inc.
Barry Uphoff                            AsiaCD, Inc.

         This may cause the interests of these individuals to conflict with our stockholders' best interests. For example, if the operations of one of these affiliate companies is unsuccessful, it may be in our stockholders' best interests for us to either divest our ownership interest in this affiliate company or devote a smaller percentage of our management resources to assisting in the development of this affiliate company. In addition, in order to avoid registration under the Investment Company Act of 1940, we may have to divest our ownership interest in a particular affiliate company. However, the officer(s) or director(s) who own a personal interest in this affiliate company may vote not to take this action or may seek to continue to devote management resources to this affiliate company due to his personal interest. Our Board of Directors has implemented a policy prohibiting our officers and directors from acquiring personal interests in our affiliate companies in the future.

Our proposed operations are speculative in nature and may not ever result in any operating revenues or profits.

         We are not certain that our business model, even if successful, will result in operating revenues or profits. Our success depends upon our ability to develop or select affiliate companies that are ultimately successful. As of the date of this prospectus, none of our affiliate companies which we have identified have generated material revenues. Although we intend to internally develop business concepts into operating affiliate companies, as of the date of this prospectus, our only internally-developed affiliate companies, metacat.com, Inc. and BrightStreet.com, Inc., have not generated material revenues. Accordingly, we do not have an established history of selecting and developing successful affiliate companies. Economic, governmental, regulatory and industry factors outside our control affect each of our affiliate companies. If our affiliate companies do not successfully implement their business plans with the assistance of our experiences and methodologies, then we will not be able to achieve our business plan. Accordingly, if these events occur, then we will not generate any revenues and the value of our assets and the market price of our common stock will decline. There are also material risks relating to the businesses of our affiliate companies. Accordingly, the success of our operations will be dependent upon the management and operations of our affiliate companies, the timing of the marketing of our affiliate companies' products and numerous other factors beyond our control.

We are a holding company and we rely on our affiliate companies to fund our operations.

         We operate as an Internet holding company. As an Internet holding company without significant income from operations, we expect to ultimately derive the cash flow necessary to fund our operations from our affiliate companies. In order to have sufficient cash flow to pay dividends, our affiliate companies must generate earnings.

         If our affiliate companies do not generate sufficient earnings to pay dividends or otherwise distribute amounts to us which are sufficient to cover our operating expenses, then we may not be able to pay our expenses, even if, on a consolidated basis, our operating subsidiaries are profitable.

There is a scarcity of and competition for acquisition opportunities and business combinations.

         Although we expect a substantial number of our affiliate companies to be entities founded by us, there are a limited number of Internet-based businesses seeking investment capital which we deem to be desirable candidates to become affiliate companies and there is a very high level of competition among companies seeking to acquire interests in these entities. We are and will continue to be a very minor participant in the business of seeking mergers or business relationships with, and acquisitions of, small private and public entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions with and acquiring interests in companies which we may find to be desirable candidates to become affiliate companies. Many of these investment-oriented entities have significantly greater financial resources, technical expertise and managerial capabilities than us. Consequently, we will be at a competitive disadvantage in negotiating and executing possible business combinations with regard to these entities as they generally have easier access to capital, which entrepreneurs of development stage companies generally place greater emphasis on than obtaining the management skills and networking services that we provide to our affiliate companies. Even if we are able to successfully compete with these venture capital entities, this competition may affect the terms of completed transactions and, as a result, we may pay more than we expected for interests in affiliate companies. We may not be able to identify companies that complement our strategy, and even if we identify a company that complements our strategy, we may be unable to acquire an interest in the company for many reasons, including:

         o a failure to agree on the terms necessary for a transaction, such as the amount or price of our equity interest;
         o incompatibility between our operational strategies and management philosophies and those of the affiliate company;
         o   competition from other acquirers of Internet companies;
         o a lack of sufficient capital to acquire an interest in a potential affiliate company; and
         o the unwillingness of a potential affiliate company to affiliate with our corporation or one of our affiliate companies.

         If we are unable to successfully compete with other entities in identifying and executing possible business opportunities, then we will not be able to successfully implement our business plan.

We are not required to follow any specific criteria for identifying affiliate companies, and therefore may acquire interests in affiliate companies that do not meet the criteria we have described.

         To date, we have focused our acquisition and affiliating efforts on businesses whose operations are focused in the Internet industry and meet the following criteria:

         o   development stage entity;
         o   seeking $250,000 to $1,000,000 in capital;
         o management that is experienced in the Internet industry and in the substantive industry in which the affiliate company will operate; and
         o   established branded products.

However, we are not obligated to follow any particular operating, financial, geographic or other criteria in evaluating candidates for potential business combinations. In addition, we are not required to acquire interests in any number of affiliate companies, complete any number of business combinations, or internally develop any number of affiliate companies in any calendar year. We will determine which target companies provide the best potential financial return for our stockholders and we will determine the amount of equity and other terms and conditions of investments. Once you purchase our securities, you will not have the opportunity to evaluate the relevant economic, financial and other information that our management team will use and consider in deciding whether or not to enter into a particular business combination or factors or strategies which they will implement in developing such relationships. We are not certain that we will be successful in identifying and evaluating suitable business opportunities and consummating business combinations with or acquiring interests in additional affiliate companies. We do not anticipate that our affiliate companies' operations will have a short-term positive impact on our operations. Thus, we continue to seek additional target companies and are continuing to develop companies based on our internally conceived business ideas. These companies may operate in industries in which members of our management team have little or no prior experience.

We may be required to dispose of our interests in our affiliate companies or take other actions which we would not otherwise take in order to avoid classification as an investment company under the Investment Company Act of 1940.

         Although we are primarily engaged in the business of e-commerce through our affiliate companies, our ownership of interests in our affiliate companies could result in our classification as an investment company under the Investment Company Act of 1940. If we are required to register as an investment company, then we will incur substantial additional expense as the result of the Investment Company Act of 1940's recordkeeping, reporting, voting, proxy disclosure and other requirements. In addition, restrictions on transactions between an investment company and its affiliates under the Investment Company Act of 1940 would make it difficult, if not impossible, for us to fully implement our strategy of actively managing, operating and promoting collaboration among our network of affiliate companies. As a result, we intend to take whatever steps are necessary in order not to be required to register as an investment company, and may be forced to sell interests in affiliate companies which we otherwise would continue to hold. Such sales may be for less than fair market value due to the Company's need to dispose of the securities. A company is presumed to be an investment company under the Investment Company Act of 1940 if more than 45% of its total assets consists of, and more than 45% of its income/loss and revenue attributable to it over the last four quarters is derived from, ownership interests in companies it does not primarily control. Under the Investment Company Act of 1940, we are considered to primarily control a company if we own more than 25% of that company's voting securities and have more control than any other single owner. Prior to the sale by Net Value, Inc. of its assets to BrightStreet, Net Value, Inc. alone constituted greater than 55% of our total assets and substantially in excess of 55% of income/loss and revenues for the past four fiscal quarters. As a result of the sale, we may have more than 45% of our total assets comprised of and more than 45% of our income/loss over the prior four fiscal quarters derived from ownership interest in companies we do not primarily control.


         The rules under the Investment Company Act of 1940 provide us with a grace period of one year, at the end of which we must be primarily engaged in a business other than that of investing reinvesting owning, holding or trading in securities. We intend to meet the foregoing tests as the result of our ownership interests in companies which we will primarily control, and further intend to operate our business through our affiliate companies in a manner that demonstrates that our primary business activity is e-commerce. However, because six of our affiliate companies are not majority-owned subsidiaries and we may not retain a majority ownership interest in our other two affiliate companies, changes in the value of our ownership interests in our affiliate companies and the income/loss and revenue attributable to our affiliate companies could require us to register as an investment company under the Investment Company Act of 1940 unless we take action to avoid registration requirements. For example, we may be forced to sell our minority ownership interests in some of our affiliate companies which we do not want to sell and any sale may be at less than fair market value as we will be selling restricted securities in privately negotiated transactions. We may also have to ensure that we retain at least a 25% voting ownership interest in our majority-owned affiliate companies after their initial public offerings, if any. In addition, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forego opportunities to acquire interests in companies that we would otherwise want to acquire in connection with executing our business strategy.

         In order to be certain of our status under the Investment Company Act of 1940, we may apply to the Securities and Exchange Commission for an order finding that we are primarily engaged in a business other than investing in securities. We can give no assurance that such an order, if applied for, will be granted.

Our success could be impaired by valuations placed on Internet-related companies by the investment community.

         Our strategy involves creating value for our stockholders by developing our affiliate companies and helping them to access the capital markets. We are therefore dependent on the success of the market for Internet-related companies in general and for initial public offerings of those companies in particular. To date, there has been a substantial number of Internet-related initial public offerings and additional offerings are expected to be made in the future. If the market for Internet-related companies and initial public offerings were to weaken for an extended period of time, then the ability of our affiliate companies to grow and access the capital markets will be impaired and we may need to provide additional capital to our affiliate companies in order to protect our equity holdings. If we are unable to provide additional capital to our affiliate companies in these circumstances, then our affiliate companies' operations may suffer, we will not successfully implement our business plan and the value of our common stock may decrease.

We expect our affiliate companies to grow rapidly and if we are unable to assist them in sustaining and managing their growth, our affiliate companies' businesses will suffer, which will adversely affect our business.

         Our affiliate companies may experience rapid growth as they introduce new products and services and hire additional employees to manage expanded areas of development and service a growing number of consumers. Since such growth may not be accompanied by immediate increases in revenues, this growth is likely to place significant strain on their resources and on the resources we allocate to assist our affiliate companies. In addition, our management may be unable to convince our affiliate companies to adopt our ideas effectively, the affiliate companies may fail in their attempt to execute our ideas or successfully manage their growth. If we are unable to effectively assist our affiliate companies in managing their growth, then they may not sustain profitable operations and the value of our common stock may decrease.

Our resources and our ability to manage newly acquired or developed affiliate companies may be strained as we acquire interests in and develop additional Internet companies.

         We have acquired or developed interests in Internet companies that complement our business strategy. We plan to acquire or develop additional affiliate companies that also complement our business strategy. In the future, we may also acquire larger percentages or larger interests in companies than we have in the past. These relationships may place a significantly greater strain on our resources, our ability to manage such companies and our ability to integrate them into our collaborative network.

If we are unable to obtain additional financing, then our business will suffer.


         We will need to raise substantial additional financing in the future to support our working capital needs or our affiliate companies' working capital needs and to provide us with sufficient funding to enter into additional business relationships and start additional development stage companies. As of February 11, 2000, we had approximately $1,385,000 of cash and cash equivalents on hand. We currently anticipate using an average of approximately $225,000 per month over the next twelve months to satisfy our operating expenses. Accordingly, we estimate that we presently have approximately $250,000 available for use in developing or purchasing interests in new affiliate companies through June 30, 2000. Our estimated average cost of developing and purchasing interests in affiliated companies is approximately $500,000. This means that with our cash on hand as of February 11, 2000, if we develop or purchase interests in one additional affiliate company then we will not have sufficient cash to satisfy our operating expenses through June 30, 2000. However, we have agreed to satisfy Net Value, Inc.'s remaining liabilities of $1,712,420. If we choose to satisfy greater than $500,000 of these liabilities prior to June 30, 2000, then we will not have sufficient cash to develop or acquire equity interests in any new affiliate companies. While these funds may be sufficient to satisfy our short term financing needs, we will need significant additional funding in order to be able to continue to develop our network of companies. If we are unable to secure additional financing on acceptable terms, then we will not be able to fully implement our business plan.

Our success is dependent on our continued employment of Andrew Panzo, Lee Hansen and Thomas Aley and the continued employment by our affiliate companies of their key personnel, including, for example, Joshua Lau of AsiaCD, Inc. and Chris Kravas of Webmodal, Inc, and if we were to lose the services of these individuals, our business and the businesses of our affiliate companies would be negatively affected.

         We believe that our success will depend on continued employment by us and our affiliate companies of senior management and key technical personnel. If one or more members of our management team or the management teams of any of our affiliate companies are unable or unwilling to continue in their present positions, then our business and operations could be disrupted.


         As of February 11, 2000, our entire management team, other than Andrew
P. Panzo, has worked for us for less than one year. Andrew P. Panzo joined our management team in January 1999. Other than Lee Hansen, our chief operating officer who joined us on October 1, 1999 and Thomas Aley, our Executive Vice President-Business Development, who joined us on November 22, 1999, the remainder of our management team, including Darr Aley, Stephen George and Barry Uphoff, joined our company in July 1999 in connection with our merger with Strategicus Partners, Inc. Our efficiency may be limited while these employees and future employees are being integrated into our operations. In addition, we may be unable to identify and hire additional qualified management and professional personnel to help lead us and our affiliate companies.


         The success of some of our affiliate companies also depends on their having highly trained technical and marketing personnel, including:

                           Neal Wozniak              metacat.com, Inc.
                           Travis Bowie              College 411.com, Inc.
                           David Smith               IndustrialVortex.com, Inc.
                           Willie Koo                AssetExchange.com, Inc.
                           R. Scott Wills            BrightStreet.com, Inc.
                           Joshua Lau                AsiaCD, Inc.
                           Chris Kravas              Webmodal, Inc.
                           Kevin Wells               Swapit.com, Inc.

         Our affiliate companies will need to continue to hire additional qualified personnel as their businesses grow. A shortage in the number of trained technical and marketing personnel could limit the ability of our affiliate companies to increase the sales of their existing products and services and launch new product offerings.


We owe approximately $4,380,000 to third parties; if we are unable to satisfy this indebtedness, our business will be adversely affected.

         As of February 11, 2000, we had indebtedness to third parties in the aggregate amount of approximately $4,380,000 (unaudited). Convertible debentures in the aggregate principal amount of $52,500 will mature prior to January 15, 2001 if they are not previously converted into shares of our common stock. However, a significant portion of our remaining third party indebtedness consists of convertible debentures and convertible promissory notes which are not current liabilities:

                  Approximate Amount of Indebtedness,        Projected Maturity Date
                      Excluding Accrued Interest           If Not Previously Converted
                  -----------------------------------      ---------------------------

                               $    640,865                   March 31, 2001
                               $  2,848,000                   Various Dates-February 3, 2001
                                                              through June 21, 2001



In addition, if we acquire at least 80% of Net Value, Inc.'s common stock, then we can automatically convert convertible debentures with maturity dates in 2001 in the aggregate principal amount of $2,900,500 into shares of our common stock at conversion prices ranging from $2.00 to $2.50 per share. The holders of all of our convertible debentures may elect at any time to convert the principal amount of their convertible debentures plus all accrued interest thereon into shares of our common stock at conversion prices ranging from $2.00 to $2.50 per share. If such convertible debentures are converted into shares of our common stock, then we will no longer have a cash liability related to these convertible debentures. However, the presence of this indebtedness may have a negative effect on our ability to obtain additional financing. In addition, if we do not have adequate funds on hand at the maturity dates of these convertible debentures and are obligated to repay these convertible debentures, then we will require significant additional funding if we are unable to restructure or otherwise delay our obligation to satisfy this indebtedness. We are not certain that alternative financing will be available to us on acceptable terms or at all.


         We have issued a significant amount of stock-based compensation to our officers and directors and this compensation has significantly decreased and will continue to significantly decrease our earnings.


         In 1999, we issued stock-based compensation of $32,598,805 to our officers and directors in the form of stock options with exercise prices below the market value of our common stock on the date of grant. In the fourth quarter of 1999, we terminated an officer and canceled the unvested common stock issued to the officer which accounted for $10,315,420 of the stock-based compensation. Therefore, we reduced the amount of the stock-based compensation by such amount to $22,283,386. As a result of these option grants, we will continue to record noncash expenses which have reduced and will continue to reduce our earnings as illustrated in the following table.


                         Year                Compensation Expense
                   -----------------         --------------------
                   Nine Months Ended
                  September 30, 1999             $2,718,740

                   4th Quarter 1999              $ 1,469,817
                           2000                  $ 5,879,268
                           2001                  $ 5,879,268
                           2002                  $ 4,723,430
                           2003                  $ 1,612,863
                   ----------------              -----------
                           Total                 $22,283,386
                                                 ===========

         We will incur a significant expense in each of the next three years as a result of amortization expense which we will record relating to our acquisition of Strategicus Partners, Inc. and our acquisition of equity interests in College411.com, Inc., IndustrialVortex.com, Inc. and AssetExchange, Inc.

         We will incur amortization expense of approximately $5,262,000 from 1999 through 2003 and our earnings will be reduced by this expense in each year that it is recorded. This expense is the result of:

         o the amortization of the goodwill which we have recorded in connection with our acquisition of Strategicus Partners, Inc.; and

         o the amortization of the amount by which the purchase price of each of our equity interests in College411.com, Inc., IndustrialVortex.com, Inc. and AssetExchange, Inc. exceeds our proportionate share of the underlying net assets of each of these affiliate companies.

         Goodwill represents the difference of the purchase price over the fair value of the net assets purchased. Accordingly, when we acquire all of the capital stock of a company, we record goodwill in an amount equal to the difference between the purchase price which we paid for this equity interest and the value of the assets of this company on such date. When we acquired Strategicus Partners we recorded goodwill of $3,955,550. When we acquire equity interests in affiliate companies which we account for under the equity method of accounting, we are required to expense the amount by which our purchase exceeds the value of our proportionate share of the net assets of each of our affiliate companies. This amortization expense, which will be recorded as equity loss on our statement of operations, is as follows:

                  College411.com, Inc.               $  156,000
                  IndustrialVortex.com, Inc.         $1,000,000
                  AssetExchange, Inc.                $  370,000
                                                     ----------
                  Total                              $1,526,000
                                                     ==========

         Under generally accepted accounting principles, we are required to expense these amounts in equal increments over a three year period. Accordingly, we expect to record amortization expense over the next three years, as follows:

                   4th Quarter 1999                  $  373,462
                   2000                              $1,799,405
                   2001                              $1,847,182
                   2002                              $1,213,748
                   2003                              $   28,000
                                                     ----------
                   Total                             $5,261,797
                                                     ==========

Pursuant to our business plan, we contemplate acquiring equity interests in additional affiliate companies over the next several years. If these acquisitions result in our purchase of additional goodwill or our payment of a purchase price which exceeds our share of the underlying net assets of these affiliate companies, then we will record additional amortization expenses in future years. This amortization expense will result in a decrease to our earnings.


Fluctuations in our quarterly results based on our accounting methodologies may adversely affect our stock price.

         Our quarterly financial results may fluctuate significantly due to our accounting methodologies. This may cause our operating results in any calendar quarter to not meet securities analysts' or investors' expectations, which may cause the price of our common stock to decrease. Our accounting methods for particular affiliate companies will change as a result of changes in our ownership percentages of our affiliate companies due to:

         o our acquisition of additional ownership interests in particular affiliate companies in which we already own equity interests;
         o a decrease in our ownership interests in particular affiliate companies due to their issuance of additional equity securities to third parties; and
         o our acquisition or development of additional affiliate companies which become majority owned subsidiaries of our corporation.

         For example, if we own interests that represent greater than 20% of the issued and outstanding equity securities of an affiliate company, then we are required to account for this ownership interest using the equity method of accounting. The equity method of accounting requires us to reflect our share of the earnings or losses of the affiliate company in our consolidated financial statements. If this affiliate company issues additional equity securities to third parties and our ownership interest is diluted below 20% of the issued and outstanding equity securities of this affiliate company, then we will account for this ownership interest using the cost method of accounting. Under the cost method, our share of the affiliate company's earnings or losses is not included in our consolidated financial statements. Accordingly, this type change in our ownership interest of an affiliate company may cause our quarterly operating results to fluctuate. In addition, if we own greater than 50% of the issued and outstanding equity securities of an affiliate company, then we are required to consolidate the affiliate company's financial statements with our financial statements. Accordingly, as we acquire or develop additional affiliate companies in which we own greater than 50% of the issued and outstanding equity securities, our quarterly operating results will fluctuate. Based on our business plan, we believe that period-to-period comparisons of our operating results are not meaningful. However, securities analysts and investors may place significant reliance on these results which may adversely affect our stock price.

Future securities offerings will dilute the ownership interest of our current stockholders.

         We expect to sell equity securities or convertible debt securities during the second quarter of 2000 in order to raise the funds necessary to internally develop or acquire equity interests in affiliate companies and to fund our operations. In addition, we expect to sell additional securities from time to time thereafter for the same purposes. Any such financing will involve the issuance of our previously authorized and unissued securities and will result in the dilution of the ownership interests of our present stockholders.

If our acquisitions and disposals of our equity interests in our affiliate companies cause negative tax consequences, then our business and results of operations will be adversely affected.

         Federal and state tax consequences will, in all likelihood, be major considerations in our decision to make any investment in an affiliate company or to undertake any business combination. Currently, pursuant to various federal and state tax provisions, such transactions may be structured so as to result in a tax-free treatment to both companies participating in the transaction. While we intend to structure any business combination so as to minimize the federal and state tax consequences to both us and the target entity, we cannot be certain that such a business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may adversely affect us and our stockholders. In addition, if we sell equity interests in our affiliate companies, then we may recognize considerable gains which could result in the imposition of both federal and state taxes which may adversely affect us and our stockholders.

RISKS RELATED TO THE OFFERING.

Shares eligible for future sale by current holders of our securities may decrease the price of our common stock.


         If holders of our securities sell substantial amounts of our common stock, including shares issued upon the exercise of outstanding options and warrants and shares issued upon conversion of convertible debentures, then the market price of our common stock could decrease. We currently have issued and outstanding convertible debentures in the aggregate principal amount of approximately $3,541,365 which are convertible at any time into shares of common stock by the holders thereof at conversion prices ranging from $2.00 to $2.50 per share. In addition, we currently have issued and outstanding warrants to purchase approximately 1,558,275 shares of our common stock. The holders of these warrants may exercise them at any time at exercise prices ranging from $2.50 per share to $6.00 per share. Although restrictions under federal securities laws limit the ability of the shares of our common stock issuable upon conversion of these securities to be resold in the public market upon issuance, these restrictions may only apply for a period of one year from the date of the convertible promissory notes and for one year from the date on which these warrants are exercised. We have also issued and outstanding 4,824 shares of our Series B Preferred Stock which are presently convertible at a price of $4.0875 per share into 1,180,184 shares of our common stock. In addition, at any time prior to the first anniversary of the effective date of this registration statement, the holders of our Series B Preferred Stock may elect to reset their conversion price to the closing sales price of our common stock, provided that they may not reset their conversion below $2.50 per share. On February 4, 2000, the closing sales price of our common stock was $14.00. If the holders of our Series B Preferred Stock were to reset their conversion price to the conversion floor price of $2.50 per share, then they would be entitled to receive 1,929,600 shares of our common stock upon full conversion of their shares of our Series B Preferred Stock. This registration statement registers the resale of the shares of our common stock issuable upon conversion of Series B Preferred Stock and the shares of our common stock issuable upon exercise of the related warrants. Accordingly, there are no longer any restrictions currently in place on the shares of our common stock underlying the Series B Preferred Stock and the related 295,040 warrants, and upon the conversion or exercise of these securities, there will be approximately an additional 2,225,000 shares of our common stock available for sale on the open market. This increase in the supply of shares eligible for sale on the open market may decrease the trading price of our common stock.

There is no significant trading market for our common stock.

         Our common stock is not eligible for trading on any national or regional exchange. Our common stock is eligible for trading in the over-the-counter market in the "Pink Sheets" or on the NASDAQ Over-the-Counter Bulletin Board Trading System pursuant to Rule 15c2-11 of the Securities Exchange Act of 1934. This market tends to be highly illiquid, in part because there is no national quotation system by which potential investors can trace the market price of shares except through information received or generated by a limited number of broker-dealers that make a market in that particular stock. The National Association of Securities Dealers has enacted new eligibility requirements for issuers whose securities are quoted on the Bulletin Board. Pursuant to these rules, no issuer's securities may be quoted on the Bulletin Board unless the issuer files periodic reports with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934. Although we are not subject to these new eligibility requirements until February 24, 2000, we intend to comply with these requirements as soon as possible. If we do not comply with these eligibility requirements on a timely basis, then our common stock will be ineligible for quotation on the Bulletin Board until we are in compliance with these requirements. There are currently no plans, proposals, arrangements or understandings with any person with regard to the development of a trading market in the common stock. We are not certain that an active trading market in the common stock will develop, or if such a market develops, that it will be sustained. In addition, there is a greater chance for market volatility for securities that trade in the Pink Sheets or on the Bulletin Board as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors, including:

         o   the lack of readily available price quotations;
         o the absence of consistent administrative supervision of "bid" and "ask" quotations;
         o   lower trading volume; and
         o   market conditions.

         In a volatile market, we may experience wide fluctuations in the market price of our securities. These fluctuations may have an extremely negative effect on the market price of our securities and may prevent you from obtaining a market price equal to your purchase price when you attempt to sell our securities in the open market. In these situations, you may be required to either sell our securities at a market price which is lower than your purchase price, or to hold your investment in our securities for a longer period of time than you planned to hold this investment.

If, in the future, our common stock satisfies the definition of a "penny stock," then broker-dealers will be required to provide their customers with disclosure documents prior to allowing them to participate in transactions involving our common stock.

         Pursuant to the Securities Exchange Act of 1934, if, in the future, our common stock satisfies the definition of a "penny stock," then broker-dealers will be required to provide their customers with disclosure documents prior to allowing them to participate in transactions involving our common stock. These disclosure requirements may prove to be burdensome to broker-dealers and may discourage them from allowing their customers to participate in transactions involving our common stock. This may materially limit trading activities involving our common stock.

         "Penny stocks" are equity securities with a market price below $5.00 per share other than a security that is registered on a national exchange; included for quotation in the NASDAQ system; or whose issuer has net tangible assets of more than $2,000,000 and has been in continuous operation for greater than three years. Issuers who have been in operation less than three years must have net tangible assets of at least $5,000,000.

         Rules promulgated by the Securities and Exchange Commission under
Section 15(g) of the Exchange Act require broker-dealers engaging in transactions in "penny stocks," to first provide to their customers a series of disclosures and documents, including:

         o a standardized risk disclosure document identifying the risks inherent in investment in "penny stocks;"
         o all compensation received by the broker-dealer in connection with the transaction;
         o   current quotation prices and other relevant market data; and
         o monthly account statements reflecting the fair market value of the securities. In addition, these rules require that a broker-dealer obtain financial and other information from a customer, determine that transactions in penny stocks are suitable for such customer and deliver a written statement to such customer setting forth the basis for such determination.


         On February 11, 2000, the closing sales price of our common stock was $25.125. Although our common stock does not presently constitute a "penny stock," we cannot predict with any certainty that our common stock will not trade below $5.00 in the future and thereby constitute "penny stock." In that event, trading activities for the common stock will be made more difficult for broker-dealers than in the case of securities not defined as "penny stock." This may have the result of depressing the market for our securities and an investor may find it difficult to dispose of such securities.


         Further, under the Exchange Act, and the regulations thereunder, any person engaged in a distribution of shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to the common stock during the applicable "cooling off" periods prior to the commencement of such distribution.

Anti-takeover provisions under our Certificate of Incorporation and Delaware Law could make a third party acquisition of our corporation difficult.

         Our Amended and Restated Certificate of Incorporation and Bylaws and the Delaware General Corporation Law include provisions that could delay, defer or prevent a takeover attempt that stockholders may consider to be in their best interests. These include:

         Staggered Board of Directors. Our Board of Directors is divided into three classes serving terms currently expiring in 2000, 2001 and 2002 and directors may only be removed for cause. These provisions may limit the ability of holders of common stock to remove our Board of Directors through a proxy contest.

         Stockholder Proposals. Our stockholders must give advance notice, generally 60 days prior to the relevant meeting, for stockholder nominations of candidates for our Board of Directors and for certain other business to be conducted at any stockholders' meeting. This limitation on stockholder proposals could inhibit a change of control by delaying action on any proposed change in control until the annual meeting of stockholders.

         Preferred Stock. Our certificate of incorporation authorizes our Board of Directors to issue up to 10,000,000 shares of preferred stock having such rights as may be designated by our Board of Directors, without stockholder approval. This issuance of preferred stock could inhibit a change in control by making it more difficult to acquire the majority of our voting stock.

         Delaware Anti-takeover Statute. The Delaware General Corporation law restricts certain business combinations with interested stockholders. This statute may have the effect of inhibiting a non-negotiated merger or other business combination.

We do not anticipate paying dividends.

         We have not paid any cash dividends on our common stock since our inception and we do not anticipate paying cash dividends in the foreseeable future. Any dividends which we may pay in the future will be at the discretion of our Board of Directors and will depend on our future earnings, any applicable regulatory considerations, our financial requirements and other similarly unpredictable factors. For the foreseeable future, we anticipate that we will retain any earnings which we may generate from our operations to finance and develop our growth and that we will not pay cash dividends to our stockholders.

RISKS PARTICULAR TO OUR AFFILIATE COMPANIES.
-------------------------------------------

         Each of our affiliate companies has a very limited operating history and has generated very limited, if any, revenues.

         Other than Net Value, Inc., our affiliate companies were all formed less than two years ago. Each of our affiliate companies is in the development stage and has generated very limited, if any, revenues. Accordingly, we have no historical basis on which to evaluate the future success of any of our affiliate companies.

         Most of our affiliate companies have inadequate amounts of capital and will require significant additional financing to execute their business plans.

         Other than BrightStreet, each of our affiliate companies only has sufficient capital resources to meet operating expenses for less than one year. Accordingly, most of our affiliate companies will require significant additional financing to execute their business plans. Although we intend to assist our affiliate companies in obtaining this financing, there is no assurance that these affiliate companies will be able to obtain this financing on a timely basis. If any of our affiliate companies are unable to obtain the required financing on a timely basis, then they may not be able to execute their business plans.

Our affiliate companies may be unable to protect their proprietary rights which may increase the level of competition which they face.

         Although our affiliate companies seek to protect their proprietary rights, their actions may be inadequate to protect any trademarks, copyrights and other proprietary rights. This may result in increased competition to our affiliate companies. Many of our affiliate companies are in the development stage and are either in the process of preparing their initial trademark or patent applications or are awaiting approval of these initial applications by the United States Patent and Trademark office. For example, our affiliate companies have filed the following applications:

           College 411.com, Inc.              one trademark application
           BrightStreet.com, Inc.             one patent application and eight trademark applications
           AsiaCD, Inc.                       one trademark application
           Webmodal, Inc.                     two trademark applications

         Competitors will incur additional costs associated with developing their own customer recognition and developing technology to offer similar products and services without infringing on the affiliate companies' patents. If our affiliate companies cannot successfully protect and enforce their proprietary rights, then their ability to establish customer recognition will be diminished, and our affiliate companies may face competition from competitors who are using technology developed in whole or part by the affiliate company, thus increasing the level of competition which our affiliate companies may face.

         Our affiliate companies have experienced some difficulty in protecting and enforcing their proprietary products and services. For example, BrightStreet filed its initial patent application in 1995 and the United States Patent and Trademark Office has not yet issued a patent covering BrightStreet's technology. In addition, effective copyright and trademark protection may be unenforceable or limited in certain countries and the global nature of the Internet makes it impossible for some of our affiliate companies to control the dissemination of their work.

Our affiliate companies may be subject to claims that their products or services infringe on intellectual property rights of third parties.

         Our affiliate companies may be subject to claims that their products or services infringe on patents or trademarks of third parties. Any of these claims, with or without merit, could subject our affiliate companies to costly litigation and divert the attention of their technical and management personnel. If these claims are valid, then our affiliate companies may be required to cease the infringing activity and pay substantial damages. For example, BrightStreet is currently named as a defendant in a lawsuit in which the plaintiff has alleged that BrightStreet's technology infringes upon its patent. If BrightStreet loses this litigation, it may be required to cease offering its product and services. Even if BrightStreet successfully defends this claim, it will incur substantial legal fees and defense costs. If our affiliate companies incur significant expenses in connection with litigation and their management and personnel are required to divert their attention to this litigation, then the expenses, lost time to further develop their products and services and financial losses incurred by our affiliate companies will increase and their profits, if any, will decrease.

The success of our affiliate companies depends on the development of the e-commerce market, which is uncertain.

         All of our affiliate companies rely on the Internet for the success of their businesses. The development of the e-commerce market is in its early stages. If widespread commercial use of the Internet does not continue to develop, or if the Internet does not expand as an effective medium for the sale of products and services, then our affiliate companies may not succeed. For example, AsiaCD, Swapit.com and metacat each allow consumers to purchase products over the Internet. If consumer use of the Internet to purchase goods and services does not continue to develop and expand, then these affiliate companies may not attract a sufficient customer base and their businesses may be adversely affected. In addition, if businesses do not continue to use or expand their use of the Internet for conducting business then some of our affiliate companies may not develop an adequate customer base to execute their business plans. For example, if financial institutions are unwilling to purchase and sell loan portfolios over the Internet, then AssetExchange will not sufficiently develop its service to meet its business plan. In addition, if businesses are unwilling to forgo the service provided by marketing intermediaries in order to plan and execute intermodal shipments over the Internet, then Webmodal will not develop a sufficient customer base to execute its business plan.

         Our long-term success depends on widespread market-acceptance of e-commerce. A number of factors could prevent such acceptance, including the following:

         o the unwillingness of businesses to shift from traditional business processes to e-commerce processes;
         o the necessary network infrastructure for substantial growth in usage of e-commerce may not be adequately developed;
         o increased government and securities regulation or taxation may adversely affect the viability of e-commerce;
         o insufficient availability of telecommunication services or changes in telecommunication services could result in slower response times for the users of e-commerce; and
         o concern and adverse publicity about the security of e-commerce transactions.

Our affiliate companies may fail if their competitors provide superior Internet-related products or continue to have greater resources than our affiliate companies.

         Competition for Internet products and services is intense and grows on a daily basis. As the market for e-commerce grows, we expect that competition will intensify. Barriers to entry are minimal and competitors can offer products and services at a relatively low cost. As no physical presence is required to commence operations, our affiliate companies' competitors may emerge without the same degree of warning that competitors who are traditional bricks-and-mortar businesses would provide to those businesses. Our affiliate companies compete for a share of a customer's:

         o   purchasing budget for services, materials and supplies with other online providers and traditional distribution channels; and
         o   advertising budget with online services and traditional off-line media, such as print and trade associations.

         Many of our affiliate companies' existing competitors have greater brand recognition and greater financial, marketing and other resources than our affiliate companies. This may place our affiliate companies at a competitive disadvantage in responding to other companies' pricing strategies, technological advances, advertising campaigns, strategic partnerships and other initiatives.

         In addition, our affiliate companies compete to attract and retain a critical mass of buyers and sellers. Our affiliate companies' competitors may develop Internet products or services that are superior to, or have greater market acceptance than, those offered by our affiliate companies. If our affiliate companies are unable to compete successfully against their existing and developing competitors, then our affiliate companies may fail.

Our affiliate companies' computer and communications systems may fail, which may discourage content providers and consumers from using our affiliate companies' systems.

         Our affiliate companies' businesses depend on the efficient and uninterrupted operation of their computer and communications hardware systems. Interruptions could result from natural disasters as well as power loss, telecommunications failure and similar events. Any system interruptions that cause our affiliate companies' Internet websites to be unavailable to Internet browsers may reduce the attractiveness of our affiliate companies' Internet websites to consumers and third party content providers. If consumers and third party content providers are unwilling to use our affiliate companies' Internet websites, then our business, financial condition and operating results could be adversely affected.

Our affiliate companies' businesses may be disrupted if they are unable to upgrade their systems to meet increased demand.

         Capacity limits on our affiliate companies' technology, transaction processing systems and network hardware and software may be difficult to project and they may find it difficult to expand and upgrade their systems to meet increased use. Our affiliate companies will require significant amounts of capital to upgrade their technology systems. If our affiliate companies are unable to obtain this financing to appropriately upgrade their systems and network hardware and software, then the operations and processes of our affiliate companies may be disrupted.

         Since it only recently launched its Internet website, metacat believes that its technology systems are currently being used at approximately 5% of capacity. metacat believes that its technology systems can accommodate several thousand transactions a day. In addition, metacat's technology systems can be expanded by purchasing additional hardware and software licenses. metacat believes that it can accomplish any required expansion of its technology systems within one to two days.

         Although College 411 owns its own web server, its operations are hosted by AboveNet Communications 24 hours a day and is currently running at approximately 20% capacity. College 411 believes that it can easily expand both its database architecture and web server through the addition of server hardware.

         AssetExchange's technology systems have the capacity to handle approximately 20,000 members. Accordingly, AssetExchange believes that its technology systems are currently operating at less than 5% of its capacity. AssetExchange believes that it can quickly increase its capacity by adding processors to the existing server, providing additional servers or replacing the server with a more powerful server.

         BrightStreet believes that its technology systems have the capacity to deliver approximately 2,000,000 promotion views per day. BrightStreet is presently experiencing an average of approximately 400 promotion views per day. BrightStreet believes that it can easily increase its capacity by purchasing additional servers, processors and hard disk arrays.

         AsiaCD's web server is hosted by Mindspring. In addition, AsiaCD's transaction processing is performed by Yahoo! Store and Wells Fargo Bank. Accordingly, AsiaCD believes that it currently has sufficient capacity to handle its transaction volume. AsiaCD can easily expand its technology systems by purchasing additional web servers.

         Since Webmodal, IndustrialVortex.com and Swapit.com have not launched their Internet websites and operations, they do not yet face capacity limits.

Our affiliate companies that publish or distribute content over the Internet may be subject to legal liability.

         Some of our affiliate companies may be subject to legal claims relating to the content on their Internet websites, or the downloading and distribution of this content. For example, College 411, IndustrialVortex.com, AssetExchange, AsiaCD and Webmodal all use content and information obtained from third party sources. Claims involving matters such as defamation, invasion of privacy and copyright infringement can be made against these affiliate companies if they improperly obtain or use this content. Providers of Internet products and services have been sued in the past, sometimes successfully, based on the content of material contained on their Internet websites. In addition, some of the content provided by our affiliate companies on their Internet websites is drawn from data compiled by other parties, including governmental and commercial sources, and our affiliate companies re-enter the data. This data may have errors. If any of our affiliate companies' Internet website content is improperly used or if any of our affiliate companies supply incorrect information, it could result in unexpected liability. Any of our affiliate companies that incur this type of unexpected liability may not have insurance to cover the claim or, if coverage is in place, it may not be adequate. If our affiliate companies incur substantial costs because of this type of unexpected liability, then the expenses incurred by our affiliate companies will increase and their profits, if any, will decrease.

Changes in federal and state tax treatment of Internet sales could result in decreased revenues for some of our affiliate companies.

         The imposition of sales taxes on Internet sales would increase the effective cost of goods to purchasers from metacat.com, College 411, AsiaCD and Swapit.com and may result in lower sales. Currently, these affiliate companies are not required to charge any customer sales and usage tax, and there is a federally imposed moratorium on taxation of Internet transactions. However, the growth of Internet commerce is likely to lead state revenue agencies to pursue taxation on Internet sales. To the extent that states are successful in imposing taxes on Internet sales, the result will be an effective increase in the cost of goods purchased through Internet websites. Consumers may respond by shifting to traditional purchasing methods such as catalog sales which often do not impose sales tax or interstate shipments or store purchases which do not involve shipping costs.

Concerns regarding security of transactions and transmitting confidential information over the Internet may have an adverse impact on our business.


         We believe that concerns regarding the security of confidential information transmitted over the Internet discourage many potential customers from engaging in online transactions. If our affiliate companies that depend on such transactions, such as metacat.com, AsiaCD, College 411, Webmodal and Swapit.com do not add sufficient security features to their future product releases, then our affiliate companies' products and services may not gain market acceptance or there may be additional legal exposure to them.

         Since it launched its Internet website in December 1999, metacat has experienced one 90 minute service interruption, one 30 minute service interruption and one 2 hour service interruption. Each of these service interruptions was due to a disruption experienced by metacat's Internet service provider. metacat's systems were not harmed or affected in any manner by these outages.


         Since it launched its Internet website, College 411 has experienced approximately ten service interruptions, each of which lasted for a duration of five minutes or less.

         In September 1999, AssetExchange experienced several brief outages due to an incorrect database configuration setting. Each of these outages lasted for less than 30 minutes. AssetExchange has not experienced any unscheduled outages since this problem was corrected.


         In the past 75 days, BrightStreet has conducted four scheduled maintenance and software upgrades. Three of these interruptions lasted for 30 minutes or less and the fourth interruption lasted for approximately two hours. All of these service interruptions occurred between the hours of 1:00 a.m. and 4:00 a.m. PST. These service interruptions were pre-announced to BrightStreet's customer base seven days in advance of each interruption. BrightStreet believes that these scheduled maintenance interruptions are a regular activity that will continue to occur in the foreseeable future.


         During the past 18 months, AsiaCD experienced three service interruptions. Two of these interruptions were related to web servers and were resolved within two hours by installing new hardware and more servers. The third interruption involved AsiaCD's online payment gateway and lasted for one day. During this period, AsiaCD disabled its real time credit card authorization system and processed orders by manually authorizing credit card purchases.

         Since Webmodal, IndustrialVortex.com and Swapit.com have not launched their Internet websites and operations, they have not experienced any service interruptions.

Our affiliate companies' technology systems are vulnerable to break-ins, viruses or similar problems which, if they occur, could adversely affect their reputations.

         The technology systems of our affiliate companies are potentially vulnerable to physical or electronic break-ins, viruses or similar problems. If a person circumvents the security measures imposed by any one of our affiliate companies, then he or she could misappropriate proprietary information or cause interruption in operations of the affiliate company. Security breaches that result in access to confidential information could damage the reputations of our affiliate companies and expose the affected affiliate company to a risk of loss or liability. Some of our affiliate companies may be required to make significant investments and efforts to protect against or remedy security breaches. Additionally, as e-commerce becomes more widespread, our affiliate companies' customers will become more concerned about security. If our affiliate companies are unable to adequately address these concerns, then they may be unable to sell their products.

All of our affiliate companies anticipate rapid growth, and failure to manage that growth could adversely affect their businesses.

         Each of our affiliate companies anticipates rapid growth, which will require continual enhancement to financial and management controls, reporting systems and procedures and expansion, training and management of personnel. If any affiliate company fails to have systems, procedures and controls which are adequate to support its growth and operations, it may be unable to successfully implement its business plan. In addition, it may lose customers who become dissatisfied as the result of operational problems created by the failure to manage growth, adversely impacting revenues, expenses and earnings.

Risks particular to metacat.com.

metacat.com's business will be adversely affected if it is unable to maintain a current product database.

         metacat.com will have to develop and maintain a product database from the catalog merchants it serves. Keeping the product database updated as individual catalogs change their selections and prices will require diligence and continual dialogue with retailers. If metacat.com is unable to maintain a current and accurate database, consumers will become frustrated with its service and turn to other methods for purchasing products.

If merchants whose products metacat.com offers fail to ship orders properly, metacat.com will incur increased costs and reduced sales.

         If merchants whose products are ordered through metacat.com fail to ship their orders in a timely manner, ship incomplete or otherwise faulty orders, or fail to maintain inventory, then metacat.com will incur additional expense in customer service in order to handle problems and may have to make refunds to purchasers. In addition, consumers do not have great tolerance for such problems, and chronic problems will result in fewer repeat customers and reduced orders as frustrated customers cease using its service. Although merchant performance is not under metacat.com's direct control, metacat.com will maintain a customer service history for each cataloger and conduct a periodic performance review, as well as act to either discipline or remove catalogers with consistently poor service records in order to ensure timely information and a high level of customer service.

Competition from various sources could aversely impact metacat's operating results.

         metacat.com, Inc. competes with a wide variety of online and offline sources for mail order products. Competition includes literally thousands of sources from which consumers can make purchases, including traditional "bricks and mortar" stores, print-based mail order catalogs, individual merchants' online catalogs and online aggregators of products and catalogs. metacat directly competes with online competitors including catalogcity.com and Catalog.com, each of whom have Internet websites that are currently in operation and attracting consumers. Many of metacat's competitors have established Internet websites and greater resources and customer recognition than metacat. Metacat's ability to compete will be dependent on providing hard-to-find products and on effective marketing to inform consumers of the existence of its Internet website.

Risks particular to Webmodal.

If intermodal railroads are unwilling to establish relationships with Webmodal, then Webmodal will be unable to implement its business plan.


         Webmodal's business plan is dependent on establishing relationships with intermodal railroads so that it can market intermodal products and services. "Intermodal" refers to shipment of goods by truck from the point of origin to a railroad yard, where entire truck trailers are loaded on railcars and shipped by rail to a destination yard, where the trailers are offloaded and trucked to the shipping destination. Most intermodal railroads have contract minimum and creditworthiness requirements. If Webmodal fails to either meet these requirements or obtain exceptions to the requirements based on the potential value to the railroads of its services, then it will be unable to establish relationships with the railroads. Webmodal has entered into preliminary discussions with several railroads and believes that it is reasonably likely that these discussions will result in an agreement. A failure to establish these relationships on a consistent basis will reduce the attractiveness of Webmodal's products and services.


If Webmodal is unable to establish relationships with trucking companies in hub cities, then it will be delayed in executing its business plan.

         Webmodal's business plan requires that it establish relationships for online pricing and operations interfaces with trucking companies in over 100 intermodal hub locations around the country. If too many trucking companies are unwilling to provide the resources or attention necessary for such a relationship, or lack necessary information interfaces, Webmodal's ability to offer services in the applicable hub cities will be adversely affected until such relationships can be established. Webmodal has entered into preliminary discussions with several trucking companies and believes that it is reasonably likely that each of these discussions will result in an agreement.

Webmodal will not be successful unless it can convert shippers from traditional methods of arranging for shipments.

         Shippers of goods by intermodal means traditionally have relied on intermodal marketing companies to negotiate pricing, arrange for shipping and otherwise act as intermediaries in the shipping process. Webmodal's success will be dependent on its ability to educate shippers regarding the advantages of Webmodal's services and persuade them to adopt a new way of doing business. Webmodal has not yet started marketing its services to shippers. To the extent that Webmodal is unsuccessful in this educational effort, its business will suffer.

Competition from various sources could adversely impact Webmodal's operating results.


         Webmodal faces competition from various current and potential participants in the intermodal shipping market, who could respond to Webmodal by developing similar systems and apply greater marketing and management resources, thus reducing Webmodal's entry into the market and adversely affecting Webmodal's revenues. Existing intermodal marketing companies such as Hub Group and Mark VII Transportation, Inc. and intermodal-enabled trucking companies such as J.B. Hunt Transportation Services, Inc. and Schneider National have pre-existing service relationships with intermodal carriers as well as substantially greater resources than Webmodal. The Hub Group and CrossRoad have introduced limited online information systems that do not have all of the intended features of Webmodal's system, but could potentially develop systems similar to Webmodal's. Railroads, trucking companies and other independent entities similar to Webmodal also could enter this market. Third party logistics companies, to whom shippers sometimes outsource shipment management activities and who are a primary source of potential customers for Webmodal, could become competitors. Finally, other transportation-related e-commerce ventures, such as National Transportation Exchange, FreightQuote and RouteGuide.com do not appear to be currently directed at the intermodal shipping market but could develop applications for that market. Recently, BNSF Railroad announced the formation of a company called Freightwise which reportedly is developing an online multi-modal transportation exchange. If any of these companies successfully enters this market, then Webmodal may incur increased expenses or greater difficulty winning customers as a result of this increased level of competition. This increase in expenses or greater difficulty winning customers will adversely affect Webmodal's operating results.


Risks particular to College 411.

College 411's target audience may not respond to its offerings in sufficient numbers.

         If College 411 does not attract sufficient college students to view content and buy products on its Internet website, then its revenues will be adversely affected. College 411's business model relies on advertising revenues which are dependent on the number of visits to its Internet website, and on revenues from sales of products offered for sale on its Internet website. Although the Internet website's content is carefully chosen to attract college students, College 411 is targeting a fast-paced consumer group with progressive, rapidly shifting tastes and preferences who may not ultimately accept its product offerings.

Competition from various sources could adversely impact College 411's operating results.

         College 411 faces competition from a variety of sources, including such online competitors as College Club, MyBytes and Student Advantage, each of which have Internet websites providing a variety of products and services similar to those provided by College 411. In addition to these entities, College 411 competes secondarily with many other online providers of content that appeals to college students and with print and electronic media including television and radio, newspapers and magazines that target young adults. Many of College 411's competitors have greater resources than College 411 and have been providing products and services to college students for longer periods of time. College 411's ability to compete will be dependent on its ability to provide content and services that appeal to college students.

Risks particular to AsiaCD.

A larger competitor in the Asian music market could adversely affect AsiaCD's operating results.

         If a large, well-funded United States based music Internet website launches an Internet website directed at sales of Asian music titles to the Asian population in the United States, it would compete directly with AsiaCD and could reduce AsiaCD's revenues and require that AsiaCD increase its marketing efforts in response. However, existing music Internet websites contain almost no Asian music, and therefore do not compete with AsiaCD, and AsiaCD is not aware of any proposal for this type of Internet website to materially increase its Asian music offerings or launch an Asia-specific Internet website. As AsiaCD becomes a more prominent player in the already-crowded online music space, competition is likely to arrive, either from larger entities with broad offerings that include Asian titles or from other Asia-specific Internet websites.

AsiaCD may be unable to obtain an adequate number of music titles to sell if it is unable to develop supplier relationships in Asian countries.

         AsiaCD relies on the supply of Asian music titles from local distributors in various Asian countries. It has supplier relationships in Hong Kong, Japan and Taiwan, but needs to build strong ties with suppliers in Korea, China, and other Asian countries in order to broaden its selections. If it is unable to do so, its potential business growth will be limited.

Relatively wide availability of counterfeit goods in Asia may make it difficult for AsiaCD to sell genuine products in Asia.

         Loose intellectual property laws and uneven enforcement of existing laws in many Asian countries has led to wide availability of cheap but low-quality compact discs and videos. Since AsiaCD carries only original, high-quality products on its Internet website, it must depend on local copyright enforcement efforts, or consumer perception of the higher quality of its products, in order to compete against such goods in the Asian market. If it is unsuccessful in creating consumer perception of the quality of its goods, it will not be successful in these markets.

AsiaCD's sales in Asia could be adversely affected by economic conditions in Asia.

         AsiaCD's ability to generate significant sales in Asia will depend in part on the speed with which various Asian countries recover from recent economic instability and recession. Any recurring downturn or political or economic instability could adversely affect AsiaCD's sales in that region.

Risks particular to AssetExchange, Inc.

Buyers and sellers of financial assets may not accept AssetExchange's services, resulting in lower than anticipated revenues.

         AssetExchange's service may not attract the number and quality of portfolios for sale and the number of buyers that it has anticipated. In addition, particular classes of assets that are offered for resale on AssetExchange's Internet website may not be priced attractively for resale. If sufficient sellers and buyers do not use AssetExchange's services, then its revenues and income will be adversely affected.

Competitive services for brokerage of financial assets could reduce AssetExchange's business.

         If other online financial asset brokerage systems appear, or buyers and sellers of financial assets use online means for direct negotiation of transactions, the result will be a reduction in the volume of transactions through AssetExchange's service and resulting lower revenues and income. The online asset brokerage business is new and rapidly evolving. It is likely that other entities will emerge and attempt to compete in this market. As there are a limited number of active buyers of credit card portfolios, it may be feasible for buyers and sellers to make direct contact to negotiate transactions without using AssetExchange or a competing service. Other potential competitors include businesses currently conducting online mortgage portfolio auctions and loan participations who may choose to enter the market for credit card portfolios.

Risks particular to Swapit.com.

Swapit.com may overvalue goods taken in trade, resulting in accumulation of inventory and write-offs.

         Swapit.com will attempt to credit users' accounts for any used good submitted to it with an amount which reflects the market value that it can acquire from other users in trade for the same item. As the market value in trade of used goods cannot be estimated precisely, it may overvalue used goods. In addition, Swapit.com may opt to credit users with an amount that exceeds the valuation of the goods offered in trade by a current or potential user in order to build a user base and develop its brand name. This may result in the accumulation of inventory or the sale or exchange of overvalued goods at reduced margins or at a loss. Swapit.com may be forced to write-off large quantities of aging inventories, or maintain large reserves on our books, due to valuation errors.

Competition from a variety of online trading services will be intense and Swapit.com may not be able to compete successfully.

         The market for trading and sales over the Internet is new, rapidly evolving and intensely competitive, and Swapit.com expects competition to intensify in the future. Though its business concept can be differentiated from existing person-to-person trading services, barriers to entry are relatively low, and the necessary hardware and software is commercially available. Services similar to Swapit.com could therefore appear at any time. In addition Swapit.com expects that it will compete heavily with existing person-to-person trading services including eBay, Yahoo!, Auctions, Amazon.com, Excite, Inc., Auction Universe and a number of other small services. It will also compete indirectly with business-to-consumer online auction services such as Onsale, First Auction, Surplus Auction and uBid. It potentially faces competition from any number of large online communities and services that have expertise in developing online commerce and in facilitating online trading and who could rapidly develop and launch services similar to ours prior to or after our appearance. Some current and many potential competitors have longer company operating histories, larger customer bases and greater brand recognition in other business and Internet markets than Swapit.com does. Some of these competitors also have significantly greater financial, marketing, technical and other resources. Other online trading services may be acquired by, receive investments from or enter into other commercial relationships with larger, well established and well financed companies. As a result, some of its competitors with other revenue sources may be able to devote more resources to marketing and promotional campaigns, adopt more aggressive pricing policies and devote substantially more resources to website and systems development than Swapit.com. Increased competition may result in reduced operating margins, loss of market share and diminished value of Swapit.com's brand. In addition, some of its competitors have offered services for free and others may do this as well.

A decline in demand for used goods would adversely impact Swapit.com's business.

         A decline in the popularity of, use of or demand for, certain items traded or sold through Swapit.com's service could reduce the overall volume of transactions on the service, resulting in reduced revenues. For instance if audio compact discs become less popular because of the emergence of MP3s or another new recording medium, trades or purchases of used compact discs from the service may decline and thus harm Swapit.com's business. Swapit.com will derive most of its revenues from fees received from sellers on trades made using the service. Swapit.com's future revenues will depend upon the level of demand for used and aged goods, as well as the demand for goods of the type that will be traded through the service. The demand for used goods may fluctuate with changes in consumer discretionary spending and other economic conditions.

Risks particular to BrightStreet.

BrightStreet may not be able to compete successfully in the consumer advertising and promotion business due to the intense competition in the industry.

         BrightStreet faces significant competition from many promotion and advertising companies as well as on-line publishers which compete, directly or indirectly, for consumer advertising and promotion business from advertisers and for consumers' time and attention. Many of these companies have longer operating histories, greater market presence, and substantially greater financial and other resources than BrightStreet. Many of these companies, including Catalina Marketing Corporation, Money Mailer, Val-Pak Direct Marketing Systems, Interactive Coupon Network, Valassis Communications, Inc. and News America Holdings Incorporated have initiated or are planning to initiate programs and services involving the Internet. Additionally, the Internet is a relatively new format through which retailers and consumers conduct business. As the Internet evolves and consumers gain greater confidence in the Internet and other means of electronic commerce, it is likely that competition will increase. Accordingly, there can be no assurance that competition will not increase from existing competitors, that established or new companies will not enter the market, that competitors will not offer comparable products and services at lower prices than BrightStreet, or that BrightStreet will be able to compete successfully with such existing or new competitors.

Rapid technological changes could reduce the value of BrightStreet's technology or make it non-competitive.

         The online services industry is subject to rapid and significant changes in technology. Such changes could lead to new products and services that compete with products proposed to be offered by BrightStreet or could lower the cost of current competing products and services to the point where BrightStreet's products and services could become non-competitive. In response to these changes, BrightStreet could be required to reduce the prices of its products or to increase its research and development expenses in an effort to develop technological advances in its own products so that they remain competitive in the marketplace. While BrightStreet is not aware of any technology changes that would materially affect the attractiveness or effectiveness of its proposed products and services, the effect of technological changes on its business cannot be predicted. In the event that BrightStreet is unable to continue to upgrade its products and services, it will be unable to provide the types of products and services demanded by consumers of online services.

Risks particular to IndustrialVortex.com

Buyers and sellers of industrial products may not accept IndustrialVortex.com's services, resulting in lower than anticipated revenues.

         Since IndustrialVortex.com has not yet launched its Internet website, no suppliers or customers of industrial products have signed up or agreed to use IndustrialVortex.com's services to facilitate the purchase and sale of industrial products. If a sufficient number of suppliers and customers of industrial products do not sign up and continue to use IndustrialVortex.com's services to facilitate the purchase and sale of industrial products, then its revenues and income will be adversely affected.

Competition from various sources could adversely impact IndustrialVortex.com's operating results.

         IndustrialVortex.com competes with a variety of online and offline sources for industrial automation products, including traditional distributors of such products who maintain physical locations, catalogs and websites such as PurchasingCenter.com. IndustrialVortex.com anticipates that additional websites offering industrial automation products will be established. IndustrialVortex.com's ability to compete will be dependent on providing an efficient marketplace for buyers and sellers of these products. If its competitors provide a more efficient marketplace, its revenues and results of operations will be adversely affected.

                                 USE OF PROCEEDS

         We used the $2,500,000 which we received from the sale of convertible promissory notes to Messrs. Behrendt and Jaekel for general corporate and working capital purposes.

         We did not receive any cash from the sale of the convertible promissory note to Mr. Markman as this note was issued to Mr. Markman in exchange for his cancellation of a Net Value, Inc. promissory note in the principal amount of $100,000 plus accrued interest of $13,125. Mr. Markman's Net Value, Inc. promissory note accrued interest daily at an annual rate of 10% from October 17, 1997, the issuance date of the promissory note, until October 17, 1998, the maturity date of the promissory note and at an annual rate of 15% from October 17, 1998 until January 1, 1999, the date on which Mr. Markman agreed to cancel his Net Value, Inc. promissory note.

         We used the $4,824,000 which we received from the holders of the Series B Preferred Stock, together with $676,574 received from the purchasers of 676,374 shares of our common stock on October 1, 1999, as follows:

         o Legal fees and commissions related to our sale of the Series B Preferred Stock of approximately $300,000;
         o      Loans to Metacat.com, Inc., Net Value, Inc. and
                College411.com, Inc. totaling approximately $800,000;
         o Equity Investments in College411.com, Inc., Asset Exchange, Inc., Webmodal, Inc., SwapIt.com, Inc. and IndustrialVortex.com, Inc. totaling approximately $2,400,000;
         o Working capital and general corporate purposes of approximately $1,484,000; and
         o Repayment of indebtedness of approximately $496,000. Approximately $482,000 of this indebtedness related to short term advances which we had received in 1999. These advances accrued interest at an annual rate of approximately 4%. We used these advances to fund Net Value, Inc.'s operations. Approximately $14,000 of this indebtedness was related to a convertible promissory note which we had issued in 1999. This convertible promissory note accrued interest at an annual rate of 12%. We used the proceeds from the issuance of this convertible promissory note for working capital and general corporate purposes.

         We will not receive any proceeds from the sale of up to 3,722,560 shares of our common stock which are being offered for sale by 13 of our stockholders pursuant to this registration statement. However, 295,040 of these shares will only be issued upon the exercise of warrants. If all of these warrants are exercised, then we will receive gross proceeds of $1,507,470. We will use these proceeds for general corporate and working capital purposes.

                      MARKET PRICE AND DIVIDEND INFORMATION

         As of the date of this prospectus, our common stock is traded through the NASDAQ Over-the-Counter Bulletin Board Trading System under the symbol "NETV." The market for our common stock on the NASDAQ Over-the-Counter Bulletin Board Trading System is sporadic and the quarterly average daily volume of shares traded since inception ranged from a low of 31,539 shares to a high of 251,597 shares. The following table presents the range of the high and low bid and average daily volume information for our common stock for the periods indicated, which information was provided by NASDAQ Trading and Market Services. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

                                                                                                      Average Daily
                                                     High                        Low                 Volume (Shares)
                                                     ----                        ---                 ---------------
Year Ended December 31, 1999
         Fourth Quarter                              5.7500                     4.0000                 31,539
Year Ending December 31, 1999
         First Quarter                               6.3750                     4.7500                 38,393
         Second Quarter                              7.6875                     4.5000                 55,695
         Third Quarter                               6.3125                     3.8125                 49,461
         Fourth Quarter                             13.4375                     3.5625                120,817
Year Ending December 31, 2000
         First Quarter (through
         February  11, 2000)                         32.875                      7.125                251,597

         Our common stock has only been traded on the NASDAQ Over-the-Counter Bulletin Board Trading System since November 24, 1998. Records of our stock transfer agent indicate that as of February 11, 2000, there were approximately 202 record holders of our common stock. We have not paid any cash dividends to date and do not anticipate or contemplate paying cash dividends in the foreseeable future. We plan to retain any earnings for use in the operation of our business and to fund future growth.

                                 CAPITALIZATION

         The following table sets forth our total capitalization on an actual basis as of September 30, 1999 and on a pro-forma basis as if the following transactions occurred on September 30, 1999:


         o We received net proceeds of 2,582,000 in October 1999 from the sale of 2,824 shares of our Series B Preferred Stock with detachable warrants. An independent valuation company attributed $866 of the proceeds of $1,000 per share to the Series B Preferred Stock and the remaining $134 was attributed to the warrants.

         o In the fourth quarter of 1999 and in January 2000 and February 2000, holders of our convertible debentures converted principal and accrued interest of $2,268,046 into 1,054,075 shares of our common stock. In February 2000, Founders Equity Group, Inc. and three of its affiliates converted four debentures in the aggregate principal amount of $900,000 into 400,000 shares of our common stock


         o In the fourth quarter of 1999 and in January and February 2000, holders of our convertible promissory notes converted principal and accrued interest of $1,326,822 into 663,411 shares of our common stock.

         o We issued 676,374 shares of our common stock in a private placement with the RS Orphan Fund, LP and the RS Orphan Offshore Fund, LP in October 1999 pursuant to which we received gross proceeds of $676,374.

         o We sold Net Value, Inc.'s assets to Promotions Acquisition, Inc. for $2,000,000, an approximate 14% equity interest in Promotions Acquisition, Inc. and the assumption by Promotions Acquisition, Inc. of approximately $1,600,000 of Net Value, Inc.'s liabilities. We have assumed approximately $2,000,000 of Net Value, Inc.'s liabilities.

                                                                                        September 30, 1999
                                                                               ------------------------------------
                                                                                       Actual           Pro-Forma
                                                                               ------------------------------------
Debt:
   Current debt

         Continuing operations                                                      $  1,613,287          $ 713,287
         Discontinued operations                                                         758,000                  -
   Accrued interest
         Continuing operations                                                           404,890             94,759
         Discontinued operations                                                         149,000                  -
   Non-current debt                                                                    7,085,518          3,579,924

         Series B mandatorily redeemable preferred stock, Net Value Holdings,
         Inc., $.001 par value per share $1,000 liquidation value, $1,250 redemption value. At September 30, 1999, 2,000 shares issued and
         outstanding; 4,824 shares issued and outstanding on a Pro-Forma basis         1,732,000          4,177,584

Stockholders' equity (deficit):
         Common stock, Net Value, Inc., $.001 par value per share.  At
         September 30, 1999, 1,037,338 shares issued and outstanding;
         1,149,838 shares issued and outstanding on a pro-forma basis                      1,038              1,150

         Common stock, Net Value Holdings, Inc., $.001 par value per share. At September 30, 1999, 13,371,902 shares issued and outstanding; 16,276,191 shares issued and outstanding on a
         pro-forma basis                                                                  13,372             16,276

         Additional paid-in capital                                                   99,795,195        101,699,043

                                                                                        September 30, 1999
                                                                               ------------------------------------
                                                                                       Actual           Pro-Forma
                                                                               ------------------------------------
         Deferred compensation - continuing operations                              (29,817,065)       (29,817,065)
         Deferred compensation - discontinued operations                             (2,048,306)           (24,400)
         Deficit accumulated during the development stage                           (74,104,455)       (65,391,445)
                                                                               -----------------  -----------------

         Total Stockholders' Equity (deficit)                                        (6,160,221)         6,483,553
                                                                               -----------------  -----------------
Total Capitalization                                                              $   5,582,474      $  15,049,113
                                                                               =================  =================

                                                                 Capitalization
                                                             Pro Forma Transactions
                                                                                 Conversion
                                                   Sale of      Conversion          of
                                  Sept. 30,        Series B         of          Convertible     Sale of     Sale of Net
                                    1999          Preferred      Convertible     Promissory      Common     Value, Inc.  Pro Forma
                                 (unaudited)        Stock       Debentures         Notes         Stock        Assets       Balance
                                 -----------      ---------     ------------    -----------     -------     -----------  ---------
Debt:
  Current debt

   Continuing operations          1,613,287            --       (900,000)              --           --             --        713,287
   Discontinued
   operations                       758,000            --             --               --           --       (758,000)            --
 Accrued interest                        --            --             --               --           --             --             --
   Continuing operations            404,890            --       (151,046)        (159,085)          --             --         94,759
   Discontinued
   operations                       149,000            --             --               --           --       (149,000)            --
 Non-current debt                 7,085,518            --     (2,117,000)      (1,388,594)          --             --      3,579,924
   Series B mandatory
     redeemable preferred
     stock, Net Value
     Holdings, Inc, $.001 par
     value per share. $1,000
     liquidation value, $1,250
     redemption value. At
     September 30, 1999,
     2,000 shares issued
     and outstanding; 4,824
     shares issued and
     outstanding on a
     Pro-Forma basis              1,732,000     2,445,584               --              --          --             --      4,177,584
Stockholders' equity
(deficit):
     Common stock, NetValue
     Inc., $.001 par value per
     share.  At September
     30, 1999, 1,037,338
     shares issued and
     outstanding; 1,149,838
     shares issued and
     outstanding on a Pro-Forma
     basis                            1,038            --               --              --          --            112          1,150
   Common stock, Net
     Value Holdings, Inc.,
     $.001 par value per
     share.  At September
     30, 1999, 13,371,902
     shares issued and
     outstanding;
     16,276,191 shares
     issued and outstanding
     on a Pro-forma basis            13,372            --            1,454             774         676             --         16,276
   Additional paid-in
     capital                     99,795,195       136,416        3,166,592       1,546,905     675,697     (3,621,762)   101,699,043

                                                                 Capitalization
                                                             Pro Forma Transactions
                                                                                 Conversion
                                                   Sale of      Conversion          of
                                  Sept. 30,        Series B         of          Convertible     Sale of     Sale of Net
                                    1999          Preferred      Convertible     Promissory      Common     Value, Inc.  Pro Forma
                                 (unaudited)        Stock       Debentures         Notes         Stock        Assets       Balance
                                 -----------      ---------     ------------    -----------     -------     -----------  ---------
   Deferred
   compensation
   -continuing operations       (29,817,065)           --               --              --          --             --   (29,817,065)

   Deferred
   compensation
   -discontinued
   operations                    (2,048,306)           --               --              --          --      2,023,906       (24,400)

   Deficit accumulated
   during the
   development stage            (74,104,455)           --               --              --          --      8,713,010   (65,391,445)
                                 ----------    ----------       ----------      ----------  ----------     ----------    ----------

   Total stockholders'
   equity (deficit)              (6,160,221)      136,416        3,168,046       1,547,679     676,373      7,115,266     6,483,559
                                 ----------    ----------       ----------      ----------  ----------     ----------    ----------

Total Capitalization              5,582,474     2,582,000               --              --     676,373      6,208,266    15,049,113
                                 ==========    ==========       ==========      ==========  ==========     ==========    ==========

                                                      SELECTED CONSOLIDATED FINANCIAL DATA

                                                                                                                       December 16,
                               Year Ended                                                                           1994 (inception)
                                December          Year Ended        Year Ended            Nine Months Ended               through
                                   31,           December 31,      December 31,              September 30,             September 30,
Statement of Operations           1996               1997              1998             1998               1999            1999
                                  ----               ----              ----             ----               ----            ----
Data:                                                                                (unaudited)        (unaudited      (unaudited)
Revenues                      $      -       $          -       $          -        $          -       $          -     $       -
Operating expenses
   Compensation and
     related expenses                -                  -                  -                   -          3,122,091      3,122,091
   Professional fees                 -                  -            129,878                                513,933        643,811
   Consulting                        -                  -                  -                   -            107,849        107,849
   Selling, general and
     administrative                  -                  -             10,606               1,120            498,667        509,273
   Depreciation and
     amortization                    -                  -                  -                   -            219,753        219,753
   Equity loss                       -                  -                  -                   -             21,138         21,138
                              --------       ------------       ------------        ------------       ------------    -----------
   Total Operating
     Expenses                        -                  -            140,484               1,120          4,483,431      4,623,915
                              --------       ------------       ------------        ------------       ------------    -----------
   Loss from Operations              -                  -           (140,484)             (1,120)        (4,483,431)    (4,623,915)
                              --------       ------------       ------------        ------------       ------------    -----------
Other Income (expense)
   Interest Income                   -                  -                  -                   -             19,690         19,690
   Interest Expense                  -                  -         (1,441,399)             (4,685)       (12,186,971)   (13,628,370)
   Financing Fees                    -                  -            (48,436)                  -           (703,179)      (751,615)
                              --------       ------------       ------------        ------------       ------------    -----------
Total Other Income
  (Expenses)                         -                  -         (1,489,835)             (4,685)       (12,870,460)   (14,360,295)
Loss from continuing
  operations                         -                  -         (1,630,319)             (5,805)       (17,353,891)   (18,984,210)
                              --------       ------------       ------------        ------------       ------------    -----------
Loss from discontinued
  operations                (3,314,094)       (11,235,237)       (11,106,826)        (10,195,343)        (5,582,166)   (32,003,025)
                              --------       ------------       ------------        ------------       ------------    -----------
Net Loss                    (3,314,094)       (11,235,237)       (12,737,145)        (10,201,148)       (22,936,057)   (50,987,235)

Preferred Stock
Dividend-continuing
  operations                                            -                  -                   -         (6,685,470)    (6,685,470)
                                             ------------       ------------        ------------       ------------    -----------
Preferred Stock
Dividend-discontinuing
  operations                                   (1,181,250)       (15,250,500)        (15,250,500)                 -    (16,431,750)
                                             ------------       ------------        ------------       ------------    -----------
Net Loss to Common
  Stockholders                               ($12,416,487)      ($27,987,645)       ($25,451,648)      ($29,621,527)  ($74,104,455)
                                             ============      =============        ============       ============    ===========
Net loss per common
  share outstanding Basic
    and Diluted continuing
    operations                    0.00               0.00              (0.35)               0.00              (2.78)
                              ========       ============      =============        ============       ============
Net loss per common
  share outstanding Basic
    and Diluted
    discontinued operations      (3.55)             (6.88)             (5.59)              (6.70)             (0.65)
                              ========       ============      =============        ============       ============
Weighted average shares
  outstanding Basic
  and Diluted                  934,810          1,804,700          4,711,351           3,796,197          8,647,063


                                                      SELECTED CONSOLIDATED FINANCIAL DATA
                                                                                                           September
Balance Sheet Data             December 31,     December 31,       December 31,       December 31,             30,
                                  1995              1996              1997               1998                 1999
                             ---------------   ---------------  ------------------ -------------------  -----------------
Cash and cash
  equivalents                          0                 0                --                1,466           1,051,930
Working capital (deficit)       (306,910)         (792,841)       (3,427,635)          (7,984,380)         (3,225,121)
Total assets                      29,615           794,592         1,800,402            1,422,519           8,453,416
Total liabilities                309,317         1,099,684         4,227,058           10,172,683          12,881,637
Long-term debt, net of
  current portion                      0                0                 --            1,481,534           7,085,518
Series B mandatorily
  redeemable preferred
  stock                                0                0                 --                   --           1,732,000
Stockholders' equity
  (deficit)                     (279,702)        (305,092)        (2,426,656)          (8,750,164)         (6,160,221)

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this prospectus. The following discussion should be read in conjunction with our audited Consolidated Financial Statements and related Notes thereto included elsewhere in this prospectus.

General

         We are an Internet holding company actively engaged in e-commerce through a network of affiliate companies. As of September 30, 1999, we owned interests in five e-commerce companies, which we refer to as our affiliate companies. We are currently in the process of acquiring all of the issued and outstanding securities of Net Value, Inc. As of December 31, 1998 we acquired 66% of the outstanding shares of common stock of Net Value, Inc. through share exchange transactions with 20 Net Value, Inc. shareholders. As a result of these transactions, these Net Value, Inc. shareholders obtained a majority ownership interest in our company. We were a dormant entity until October 1998 when we commenced our acquisition of Net Value, Inc. We have accounted for this acquisition as a recapitalization. This means that the historical financial statements of Net Value, Inc. have become the financial statements of our entity. We expect to complete a merger with Net Value, Inc. in 2000 pursuant to which we will acquire the remaining issued and outstanding securities of Net Value, Inc.

         Net Value, Inc.'s operations consisted of developing software to be used in connection with Internet based coupons. During 1999, the management of Net Value, Inc. estimated that it would require approximately $15,000,000 to $20,000,000 to fully implement its business plan. In November 1999, we determined that the best use of our resources was to permit Net Value, Inc. to seek outside investors to provide this funding. Net Value Inc.'s senior management team, Scott Wills and Gregory Roberts, identified third party investors who were only willing to make an investment of this magnitude through the purchase of Net Value, Inc.'s assets by a newly-formed company with no existing liabilities. Accordingly, in December 1999, Net Value, Inc. sold its entire business operations to Promotions Acquisition, Inc., a newly-formed and capitalized corporation, in exchange for $2,000,000 in cash, assumption by Promotions Acquisition, Inc. of approximately $1,600,000 in liabilities, cancellation of all employee stock options granted after June 1, 1998 and releases from employment obligations for all existing employees, and 12% of Promotions Acquisition, Inc.'s common stock calculated on a fully-diluted basis. Net Value, Inc. retained approximately $2,000,000 of liabilities. Six third-party investors provided $17,000,000 in exchange for preferred stock convertible into approximately 63% of the common stock of Promotions Acquisition, Inc. on a fully-diluted basis. The third party investors were not affiliated with Messrs. Wills or Roberts.

         Scott Wills and Gregory Roberts collectively own approximately 24% of the common stock of Promotions Acquisition, Inc., calculated on a fully-diluted basis. In addition, the remaining management team and employees of Promotions Acquisition, Inc., substantially all of whom were previously employed by Net Value, Inc., are entitled to receive options or restricted stock grants representing approximately 5% of Promotions Acquisition, Inc.'s common stock calculated on a fully-diluted basis. Neither Scott Wills nor Gregory Roberts have or had any relationship with us other than as former officers of our subsidiary.

         Net Value, Inc. has loaned to us the cash which it received in this transaction. We plan to use this cash to satisfy Net Value, Inc.'s remaining liabilities. Any payments which we make to creditors on behalf of Net Value, Inc. will reduce the unpaid principal and interest related to this loan.

         We have changed significantly during the fourth quarter of fiscal year 1999. Subsequent to the sale of its assets to Promotions Acquisition, Inc. on December 3, 1999, we refer to Net Value, Inc.'s operations as discontinued operations. Our historical financial statements are those of Net Value, Inc. Since Net Value, Inc. sold its operations, our financial statements for all prior periods have been restated to segregate the results of operations of Net Value, Inc. as results from discontinued operations.

         Upon the completion of our merger with Net Value, Inc., Net Value, Inc. will be merged into our company, and we will own all of Net Value, Inc.'s assets and liabilities. This will not change our financial statement presentation as these items are already reflected on our balance sheet.

Effect of Various Accounting Methods on our Results of Continuing Operations

         The various interests that we acquire in our affiliate companies are accounted for under three broad methods: consolidation, equity method and cost method. The applicable accounting method is generally determined based on our voting interest in an affiliate company.

         Consolidation. Affiliate companies in which we directly or indirectly own more than 50% of the outstanding voting securities are generally accounted for under the consolidation method of accounting. Under this method, an affiliate company's financial statements are reflected within our Consolidated Statements of Operations. None of our affiliated companies were consolidated as of December 31, 1998. As of September 30, 1999, Net Value, Inc. and metacat.com, Inc. are our only consolidated affiliate companies.

         The effect of an affiliate company's net results of operations on our net results of operations is generally the same under either the consolidation method of accounting or the equity method of accounting, because under each of these methods only our share of the earnings or losses of an affiliate company is reflected in our net results of operations in the Consolidated Statements of Operations.

         Equity Method. Affiliate companies whose results we do not consolidate, but over whom we exercise significant influence, are generally accounted for under the equity method of accounting. Whether or not we exercise significant influence with respect to an affiliate company depends on an evaluation of several factors including, among others, representation on the affiliate company's board of directors and ownership level, which is generally a 20% to 50% interest in the voting securities of the affiliate company, including voting rights associated with our holdings in common, preferred and other convertible instruments in the affiliate company. Under the equity method of accounting, an affiliate company's results of operations are not reflected within our consolidated statements of operations; however, our share of the earnings or losses of the company is reflected in the caption "Equity loss" in the Consolidated Statements of Operations. As of December 31, 1998, we did not account for any of our affiliate companies under the equity method of accounting. As of September 30, 1999, we accounted for the following affiliate companies under this method:

        o       College 411.com, Inc.
        o       AssetExchange, Inc.

         In addition, we plan to account for our ownership in IndustrialVortex.com, Inc. under the equity method of accounting. We have representation on the board of directors of all of the above affiliate companies.

         Most of our equity method affiliate companies are in a very early stage of development and have not generated any revenues. All of our equity method affiliate companies were formed in 1999 and are expected to incur substantial losses in 1999 and 2000.

         Cost Method. Affiliate companies not accounted for under either the consolidation or the equity methods of accounting are accounted for under the cost method of accounting. Under this method, our share of the earnings or losses of these companies is not included in our Consolidated Statements of Operations. At September 30, 1999, we accounted for AsiaCD under the cost method of accounting. In addition, subsequent to completion of our merger with Net Value, Inc., we plan to account for BrightStreet.com, Inc. under the cost method of accounting. We also plan to account for our ownership interest in Swapit.com, Inc. under the cost method of accounting.

         Our cost method affiliate companies are in a very early stage of development and have not generated significant revenues. In addition, our cost method affiliate companies have incurred substantial losses and are expected to continue to incur substantial losses in 1999 and 2000.

Net Results of Operations

Twelve Months Ended December 31, 1997 Compared to the Twelve Months Ended December 31, 1996

Continuing Operations

         The only operations that existed during this time period were from operations which were disposed of in December, 1999. All management and employees related to these operations are no longer employed by our company.

Discontinued Operations

         The losses which we incurred in each of these years were related to the software development operations, which we subsequently disposed of. During these years, we incurred significant expenses relating to development and infrastructure costs. Comparisons of the results for the twelve months ended December 31, 1997 and 1996 are not directly comparable given the limited operating history of Net Value, Inc. in 1996. We incurred a loss from operations of $11,235,237 in 1997 compared to a loss from operations of $3,314,094 during 1996, an increase of $7,921,143. Approximately $1,300,000 of this increase was due to additional non-cash compensation expense in 1997 as a result of grants of stock options with exercise prices which were less than the fair value of Net Value, Inc.'s common stock at the date of grant. Approximately $1,900,000 of this increase was due to additional interest expense in 1997 from increased borrowings and amortization of debt discounts. The remaining increase in losses from operations was the result of an approximate $4,700,000 increase in general operating expenses from the development of the company's infrastructure in anticipation of launching its online coupon products. In addition, during 1997 Net Value, Inc. granted a preferred stock dividend of $1,181,250 related to the issuance of shares of Series A Convertible Preferred Stock pursuant to the terms of a preferred stock purchase agreement.

Twelve Months Ended December 31, 1998 Compared to the Twelve Months Ended December 31, 1997

Continuing Operations

         The only operations that existed during 1997 were from discontinued operations.

         We did not generate any operating revenues in 1998.

         The results from continuing operations for the years ended December 31, 1998 and 1997 are not directly comparable as all operations during periods prior to 1998 have been discontinued. We incurred a net loss from continuing operations of $1,630,319 in 1998. Approximately $129,900 was paid for professional fees related to our merger with Net Value, Inc. An additional $11,000 was used for our normal operating expenditures in our attempts to acquire interests in affiliate companies. The remaining $1,490,000 was primarily related to interest expense and financing fees on convertible debentures issued during the fourth quarter of 1998.

Discontinued Operations

         We incurred a loss from discontinued operations of $11,106,826 in 1998 compared to a loss of $11,235,237 during 1997. The decrease of $128,411 was primarily due to a decrease in research and development costs of $894,250, a decrease in advertising costs of $545,118 and an increase in revenues of $1,330,367, offset primarily by an increase in compensation and related expenses of $483,444, an increase in professional fees of $611,006 and an increase in interest and financing costs of $1,570,715.

Nine Months Ended September 30, 1999 Compared to the Nine Months Ended September 30, 1998

Continuing Operations

         We started to build our current infrastructure in September 1998 when our current operations were established in Philadelphia. The operating results for the nine months ended September 30, 1999 and 1998 are not directly comparable given our limited continuing operating activities prior to September 1998.

         During the nine months ended September 30, 1999 and for the nine months ended September 30, 1998, we did not generate any operating revenues.


         We incurred net losses from continuing operations of $17,353,891 during the nine months ended September 30, 1999 and $5,805 during the nine months ended September 30, 1998, which was an increase of $17,348,086. This increase was primarily due to an increase in interest expense of $12,182,286 and financing fees of $703,179. The increased loss was also the result of an increase in professional fees of $513,933, an increase in compensation expense of $3,122,091, a $606,516 increase in consulting and selling, general and administrative expenses, an increase in depreciation and amortization of $219,753 and an increase in our losses from our affiliates accounted for under the equity method.

         Compensation and related expense was $3,122,091 during the nine months ended September 30, 1999. There was no comparable expense for the nine months ended September 30, 1998. This increase of $3,122,091 related to expenses incurred in connection with our engagement of our senior management team. We incurred an expense of $2,781,740 as of September 30, 1999 from the non-cash amortization of stock based compensation issued under the employment agreements for our senior management team. We also incurred an expense for the salaries for our senior management team of $340,351 during this period. For each grant of stock options or shares of common stock, we recorded a value for the stock based compensation based on the fair market value of the underlying common stock on the date of the grant less the exercise price in the case of stock options. The total compensation expense recorded in 1999 for all stock based compensation granted was $32,598,805. Each award granted during 1999 contained a vesting period over which the recipient will earn his stock based compensation on a pro rata monthly basis. As of September 30, 1999, we recorded deferred compensation in the amount of $29,871,065. This deferred compensation will be expensed as each member of our senior management team earns his stock based compensation. In the fourth quarter of 1999, we terminated an officer and canceled the unvested common stock issued to the officer which accounted for $10,315,420 of the stock-based compensation. Therefore, we reduced the amount of deferred compensation which we have recorded by such amount to $22,283,386. The following is a schedule of the deferred compensation awarded to each member of our senior management team:

                                                   Deferred
              Name                               Compensation
              ----                               ------------
              Andrew Panzo                       $6,252,600
              Darr Aley                           3,963,007
              Stephen George                      3,963,007
              Barry Uphoff                        3,963,007
              Lee Hansen                          3,204,000
              Douglas Spink                         937,765
              ---------------------------------------------
              Total                             $22,283,386

         We expect to record non-cash expenses which will continue to reduce our earnings as illustrated in the following table:

                       Year
               -----------------             Compensation Expense
               Nine Months Ended             --------------------
               September 30, 1999                 $2,718,740
               4th Quarter 1999                   $1,469,817
                       2000                       $5,879,268
                       2001                       $5,879,268
                       2002                       $4,723,430
                       2003                       $1,612,863
               ---------------------------------------------
                       Total                     $22,283,386

         Professional fees were $513,933 during the nine months ended September 30, 1999 and $0 during the nine months ended September 30, 1998, an increase of $513,933. We incurred the professional fees during the nine months ended September 30, 1999 for general corporate matters and preparation of a registration statement registering the resale of shares of our common stock.

         During the nine months ended September 30, 1999 depreciation and amortization expense amounted to $219,753. There was no comparable expense for the nine months ended September 30, 1998. This increase was due to the amortization of goodwill in the amount of $3,955,550 attributable to our acquisition of Strategicus Partners, Inc. in July 1999, which amount will be expensed over three years. The table below reflects the amount of this goodwill that we expect to amortize in the periods indicated. Our earnings will be reduced by these amounts in the periods indicated.

         During the nine months ended September 30, 1999, equity loss from affiliates accounted for under the equity method amounted to $21,138. There was no corresponding loss for the nine months ended September 30, 1998. Our equity loss from affiliates accounted for under the equity method reflects both our proportionate share of the losses these affiliates incurred during the same reporting period and a portion of the purchase price of our equity interests in these entities which is being expensed. The amount by which our purchase price for our equity interests in our affiliate companies exceeds our proportionate share of the underlying net assets of these affiliate companies is being expensed in equal increments over three years. The purchase price for our equity interest in College411, Inc. exceeded our proportionate share of their underlying net assets by $156,000. The purchase price for our equity interests in Asset Exchange.com, Inc. exceeded our proportionate share of their underlying net assets by $370,000. The purchase price or our equity interests in IndustrialVortex, Inc. exceeded our proportionate share of their underlying net assets by $1,000,000. We will record amortization equal to these amounts over the periods indicated in the table below. Our earnings will be reduced by these amounts in the periods indicated.

    Year                    Goodwill            Equity Loss            Total
    ----                    --------            -----------            -----
4th Quarter 1999             $329,629               $43,833            $373,462
     2000                  $1,318,516              $480,889          $1,799,405
     2001                  $1,318,516              $528,666          $1,847,182
     2002                    $769,136              $444,612          $1,213,748
     2003                          $0               $28,000             $28,000

     Total                 $3,735,797            $1,526,000          $5,261,797

         We expect these expenses to increase as we continue to purchase equity interests in additional development stage companies.

         Other general administrative expense and consulting expense increased to $606,516 during the nine months ended September 30, 1999 from $1,120 during the nine months ended September 30, 1998, an increase of $605,396. The increase was primarily attributable to additional general corporate expenses incurred during our development stage as we developed our operating plan and continued to expand our operations.

         Interest expense, which was primarily a non-cash expense, increased to $12,186,971 during the nine months ended September 30, 1999 from $4,685 during the nine months ended September 30, 1998, an increase of $12,182,186. The increase was primarily attributable to additional 1999 interest and debt discount expensed on the convertible promissory notes issued in January 1999, additional interest and debt discount exensed on the convertible debentures which we issued in the fourth quarter of 1998 and the first nine months of 1999, as well as additional interest and debt discount amortization on the convertible debentures which we issued to Founders Equity Group and its affiliates in March 1999. The discount was the result of beneficial conversion features attached to the convertible promissory notes and convertible debentures that allowed those noteholders to convert their notes into shares of our common stock at below market rates.

         Financing fees increased by $703,179 during the nine months ended September 30, 1999. The increase in financing fees was primarily from the amortization of loan costs we paid in the fourth quarter of 1998 and the nine months ended September 30, 1999 related to the issuance of the convertible debentures we issued in the fourth quarter of 1998 and the first nine months of 1999, and the convertible debentures which we issued to Founders Equity Group and its affiliates in March 1999. As of September 30, 1999, there was approximately $417,000 of prepaid financing fees that will be amortized over the remaining term of the convertible debentures.

         As of September 30, 1999, we had an accumulated deficit of $74,104,455. We believe approximately $23,890,000 of this amount will be available to offset future taxable income, if any. These carryforwards will expire between 2011 and 2019. We have recorded a full valuation allowance against the future benefit from these loss carryforwards because it is more likely than not that sufficient taxable income will not be realized during the carryforward period to utilize the deferred tax asset. It is also possible that certain loss carryforwards resulting from our discontinued operations may be significantly limited if future offerings of our common stock significantly dilute our present ownership.

Discontinued Operations

         We incurred a loss from the discontinued operations during the nine months ended September 30, 1999 of $5,582,166 compared to a loss of $10,195,343 during the nine months ended September 30, 1998. This decrease of $4,613,177 was primarily due to a decrease in revenues of $77,667 in 1999, increases in consulting expenses of $148,792, advertising expenses of $63,080 and general and administration expenses of $394,436 with corresponding decreases in 1999 in interest and financing fee expense of $2,594,392, research and development expense of $1,698,519, compensation and related expenses of $634,838, and professional fees of $369,403.

Changes in Financial Position, Liquidity and Capital Resources

         Our net losses and the need for additional financing to implement our business plan and continue our operations raise substantial doubt about our ability to continue as a going concern unless additional financing can be obtained from alternative sources. We do not expect to be able to generate significant revenues to meet our operational needs, nor do we expect our majority owned affiliate company to generate revenues to meet our combined operational needs over the next twelve months. We also do not expect to receive dividends from our affiliate companies over the next twelve months given the nature of development stage companies.


         As of February 11, 2000 we had approximately $1,385,000 of cash and cash equivalents on hand. We anticipate that our current operations will require approximately $225,000 per month over the next twelve months. We have agreed to use the proceeds of our loan from Net Value, Inc. to pay Net Value, Inc.'s remaining liabilities of approximately $1,715,000. We therefore estimate that we have sufficient working capital to fund our current operations through June 30, 2000 and to pay the obligations of Net Value, Inc. as they are presented.


               We intend to obtain financing to fund our operations for the next twelve to eighteen months through the sale of additional debt and equity securities. We have had preliminary discussions with a limited number of institutional funding sources, on the basis of which we believe that funding can be obtained. However, we are not certain that we will be able to obtain additional financing. If we fail to raise to raise additional financing, then we will be required to adjust our business plan, including reducing operating expenses and curtailing acquisition of new interests in affiliate companies. In addition, we may be required to sell some or all our investments at liquidation values or to cease operations and liquidate our assets. For a more complete description of our financial condition, see "Consolidated Audited Financial Statements."

         We are a development stage enterprise and from our inception through September 30, 1999 we have earned no revenues from our operations and have not received any dividends from our affiliate companies. Since inception through September 30, 1999, we received net proceeds of approximately $2,391,000 from the sale of our equity securities. In addition, during the period from January 1, 1998 through September 30, 1999, we received approximately $9,257,000 net of loan financing costs paid from the sale of convertible debentures. Accordingly, net proceeds from the sale of debt and equity amounted to approximately $11,648,000 during the period from January 1, 1998 through September 30, 1999.

         During the period from January 1, 1998 through December 31, 1998, we received gross proceeds of $2,906,500 from the sale of our debt securities to various related and independent third parties, including $1,402,500 in proceeds from the sale of our convertible debentures in the fourth quarter of 1998. The convertible debentures accrue interest at the simple rate of 8% per annum. The holders may convert the convertible debentures at any time. We may force the mandatory conversion of the convertible debentures into shares of our common stock at a conversion price of $2.00 per share upon the occurrence of:

         o        the completion of our merger with Net Value, Inc.;
         o our acquisition of at least 80% of the issued and outstanding capital stock of BrightStreet; or
         o the effective date of a registration statement registering the resale of all shares of common stock issuable upon conversion of the convertible debentures.

         The maturity date of the convertible debentures is the earlier of:

         o the date on which the holder elects to convert all of the outstanding unpaid principal and accrued interest on the note into shares of common stock;
         o the date upon which we elect to cause a mandatory conversion of all of the outstanding principal and accrued interest on the note into shares of common stock; or
         o two years from the date of the issuance of the convertible debentures.


         From January 1, 1999 through June 30, 1999, we issued additional convertible debentures in the aggregate principal amount of $6,455,000 having conversion prices ranging from $2.00 to $2.50 per share on the same terms and conditions. Through February 11, 2000, holders of these convertible debentures converted an aggregate of $4,957,000 of principal and approximately $188,654 of accrued interest into 2,229,743 shares of our common stock. We used the funds received from the sale of these convertible debentures to pay commercial accounts payable and to fund both our operations and the continuing operations of Net Value, Inc. Accordingly, as of February 11, 2000, the unpaid principal amount of these convertible debentures was $2,900,500. This amount will become due at various dates in the fourth quarter of 2000 through the first quarter of 2001 if the convertible debentures are not converted prior to their maturity date.


         During October, November and December 1997, Net Value, Inc. issued promissory notes in the aggregate principal amount of $4,025,000. These promissory notes matured on the one-year anniversary of their dates of issuance. Net Value, Inc. did not repay these promissory notes on their maturity dates. Accrued interest on these promissory notes at December 31, 1998 was $495,646. these promissory notes were held by investors with no other affiliation or relationship with Net Value, Inc. or Net Value Holdings, Inc. Net Value, Inc. had defaulted on these promissory notes and did not have the capital resources to repay these promissory notes and continue its operations. Effective January 1, 1999, we issued convertible promissory notes in the aggregate principal amount of $4,270,125 to the holders of Net Value, Inc.'s promissory notes in exchange for their agreement to cancel Net Value, Inc. promissory notes in the aggregate principal amount of $3,800,000 plus $470,125 of accrued interest thereon and to release our corporation, Net Value, Inc. and the present and future officers and directors of each corporation from any claims related to the Net Value, Inc. promissory notes. Since Net Value, Inc. was our only affiliate company at the time, we issued our convertible promissory notes to satisfy Net Value, Inc.'s obligations in order to protect our equity interest in Net Value, Inc. This allowed Net Value, Inc. to continue to develop its operations. The holders of these convertible promissory notes have the right to convert the principal balance plus all accrued interest related to these convertible promissory notes into shares of our common stock at a conversion price of $2.00 per share at any time. We may convert the principal and accrued interest on these convertible promissory notes into shares of common stock at a rate of $2.00 per share, upon our common stock's achievement of certain market price targets.


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



These convertible promissory notes accrue interest at the simple rate of 12% per annum and have a maturity date of the earlier of:

         o the date on which the convertible promissory notes are converted into shares of our common stock; or
         o the one-year anniversary of the closing of our merger with Net Value, Inc.


         We are required to issue warrants to purchase one-half of one share of our common stock for each share issued to the holders upon any conversion of the convertible promissory notes. The warrants are exercisable over a period of three years from the date of issuance at an exercise price of $6.00 per share. The holders of the remaining Net Value, Inc. promissory notes did not participate in this exchange offering. In December 1999, on behalf of Net Value, Inc., we repaid the outstanding principal balance and accrued interest on the remaining promissory notes of $283,990. Through February 11, 2000, holders converted these convertible promissory notes in the aggregate principal amount of $3,629,260 plus accrued interest of $272,841 into 1,946,292 shares of our common stock and received warrants to purchase an additional 973,158 shares of our common stock. Accordingly, as of February 11, 2000, the unpaid principal amount of these convertible promissory notes was $640,865. We believe that we will close our merger with Net Value, Inc. on or before March 31, 2000. Accordingly, this amount will become due on March 31, 2001 if the convertible promissory notes are not converted prior to their maturity date.


         In March and April 1998, Net Value, Inc. received licensing fees in the aggregate amount of $1,250,000 from IQ Value L.L.C. pursuant to the terms of a Distribution and License Agreement which the parties entered into on April 7, 1998. Net Value, Inc. used these funds to pay commercial accounts payable and to fund continuing operations. This fee represented approximately 90% of Net Value, Inc.'s revenues from its inception through June 30, 1999. In December 1998, the parties determined that it would be in each of their best interests to terminate their relationship. Net Value, Inc. had granted IQ Value exclusivity with respect to sales of Net Value, Inc.'s services to local merchants. This exclusivity arrangement covered a significant component of Net Value Inc.'s potential business. Over time, Net Value, Inc. lost confidence in IQ Value's ability to execute its business plan and generate sufficient revenues from its arrangement with Net Value, Inc. Net Value, Inc. believed that it could generate significantly greater revenues selling its services into this local merchant market. Conversely, IQ Value lost confidence in Net Value, Inc.'s ability to develop the technology which IQ Value had licensed from Net Value, Inc. Accordingly, the parties mutually agreed to terminate this agreement as of June 30, 1999, and Net Value, Inc. will not generate any additional revenues from this relationship.

         On March 1, 1999, we issued four convertible promissory notes in the aggregate principal amount of $900,000 to Founders Equity Group, Inc. and three of its affiliates in exchange for the lender's cancellation of a promissory note which matured on March 1, 1999 and its release of our corporation and our present and future officers and directors from any claims related to payment of principal and accrued interest pursuant to the promissory note. The lenders may convert all or any part of the outstanding principal amount of the convertible promissory notes, plus all accrued interest thereon through the date of conversion, into shares of our common stock at a conversion price of $2.50 per share. The conversion price subsequently was adjusted to $2.25 pursuant to anti-dilution provisions in the convertible promissory notes. We may force the lenders to convert the entire principal amount of the convertible promissory notes, plus all accrued interest thereon, upon our common stock's satisfaction of certain price and volume requirements and the registration of the resale of all shares of our common stock issuable to the lenders upon such mandatory conversion of the convertible promissory note. The lenders are also entitled to piggyback registration rights with respect to all shares issuable upon any conversion of the convertible promissory notes. As additional consideration for the lender's agreement to cancel the original promissory note and accept convertible promissory notes in full satisfaction of our obligations pursuant to the original promissory note, we issued the lender a warrant to purchase 90,000 shares of our common stock at an exercise price of $2.50 per share and a warrant to purchase 90,000 shares of our common stock at an exercise price of $5.00 per share. The lender may exercise each of these warrants at any time prior to February 28, 2002. The lender is not entitled to any registration rights with respect to any shares of our common stock issued upon the exercise of either of these warrants. On February 4, 2000, the holders of these convertible promissory notes converted the principal amount of these convertible promissory notes into 400,000 shares of our common stock.

         Since inception through September 30, 1999, we used approximately $1,210,000 to fund our general corporate expenses, including salaries and wages, professional and consulting fees and interest expense and we advanced approximately $6,503,000 to Net Value, Inc. to fund its operations and development stage activities. We continued to advance funds to Net Value, Inc. through December 3, 1999, the date of the asset sale with Promotions Acquisition, Inc.

         In June 1999, pursuant to a loan agreement, we advanced an aggregate total of $1,555,000 to Strategicus Partners, Inc. Strategicus used these funds as follows:

         o $1,000,000 to purchase an approximate 13% equity interest in AsiaCD, Inc.
         o $100,000 to purchase an approximate 10% equity interest in College 411.com, Inc.;
         o $60,000 to extend a short term loan to Cowboys and Robots, Inc.
         o        $85,000 for general corporate purposes; and
         o $310,000 to extend a loan to Douglas Spink, the president of Strategicus.

         In June 1999, we also extended a loan in the principal amount of $267,000 to Darr Aley, one of our directors, who was a stockholder of Strategicus at the time of the loan. We extended these loans to Mr. Spink and Darr Aley to induce them to enter into an employment agreement and consulting agreement, respectively, with our company and to remain an employee and consultant of our company throughout the terms of their respective agreements. On July 30, 1999, we completed a merger with Strategicus. In connection with the merger, we issued an aggregate of 601,029 vested shares of our common stock, 184,627 vested shares of our Series A Preferred Stock, 6,923,599 unvested shares of our common stock and 2,126,833 unvested shares of our Series A Preferred stock to Darr Aley, Stephen George, Douglas Spink and Barry Uphoff, the stockholders of Strategicus, in exchange for 100% of the issued and outstanding capital stock of Strategicus. The 5,282,289 unvested shares of our common stock which were issued to Messrs. Uphoff, George and Darr Aley were scheduled to vest pro rata on a monthly basis over a period of 48 months from the closing date of the merger. However, on August 31, 1999, Messrs. Uphoff, George and Darr Aley agreed to forfeit these unvested shares of common stock and we agreed to issue them options to purchase an aggregate of 5,282,289 shares of our common stock. These options will have an exercise price of $1.00 per share and will have the same vesting period as the unvested shares of common stock. Messrs. Uphoff, George and Darr Aley have subsequently agreed to forfeit an aggregate of 3,770,041 stock options so that they each now own options to purchase 687,416 shares of our common stock. The 1,641,310 unvested shares of our common stock which were issued to Mr. Spink were scheduled to vest pro rata on a monthly basis over a period of 24 months from the closing date of the merger. We have subsequently terminated Mr. Spink's employment agreement and Mr. Spink has forfeited 1,616,835 of his unvested shares of our common stock. Upon consummation of the merger, each of the former Strategicus stockholders was appointed to our board of directors. Our common stock and preferred stock exchanged for Strategicus stock was ascribed a value of $6.06 per share and $.77 per share, respectively. The value of our stock issued in the transaction was recorded as goodwill related to the acquisition of Strategicus.

         As a result of the merger, we now own Strategicus' investments in AsiaCD and College 411 and 100% of the capital stock of metacat.com, Inc. Since Strategicus merged into us pursuant to the merger agreement, it is no longer a legal entity and its obligations under the loan agreement with us have been discharged. Other than Strategicus' equity interests in AsiaCD, College411 and metacat.com, Inc., we acquired Strategicus' total assets of $817,000, which consisted primarily of cash of $4,000, a loan to an officer and director of $383,000, subscription receivables from officers and directors of $100,000, a loan to an employee of $60,000, an investment in AsiaCD of $250,000 and an investment in College411 of $20,000, and metacat's total assets of $11,000 in connection with this merger, which consisted primarily of computer hardware and software. We also assumed Strategicus' liabilities of $73,000, which consisted primarily of trade accounts payable, accrued expenses and a loan from a director, and metacat's liabilities of $5,600, which consisted primarily of trade accounts payable. In connection with this merger,


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



we recorded goodwill of $241,267. Strategicus was a holding company at the time of the merger. metacat was a development stage company that was designing an Internet website with the ability to aggregate catalogs and allow consumers to purchase items from those catalogs over the Internet. This merger provided us with three affiliate companies and marked the beginning of the implementation of our business plan to act as an Internet holding company. Since each of these affiliate companies are in the development stage and Strategicus had no other operations, this merger did not have a material effect on our results of operations. In connection with this merger, we entered into an employment agreement with Mr. Spink and a consulting agreement with Mr. Aley. For a more complete discussion of the terms of these agreements, see "MANAGEMENT - Employment Agreement" and "MANAGEMENT - Consulting Agreements." Pursuant to each of these agreements, we will forgive the repayment of each of Messrs. Spink and Aley's loans if they remain employed or engaged by us for certain periods of time. For a more complete description of these terms, see "TRANSACTIONS WITH OFFICERS AND DIRECTORS AND OTHER BUSINESS RELATIONSHIPS - Forgiveness of Certain Loans to Members of Our Management Team."

         On October 10, 1999, we acquired a 20% interest in AssetExchange, Inc. for $420,000. This transaction did not result in our acquisition of any business or assets other than equity securities of AssetExchange, Inc. and did not result in our assumption of any liabilities. This transaction resulted in goodwill of $370,000. This transaction resulted in our acquisition of an equity interest in an affiliate company and therefore did not have any effect on the nature of our operations as a holding company. In addition, since this affiliate company is in the development stage, this acquisition did not have a material effect on our results of operations.

         During the fourth quarter of 1999 we continued to actively pursue the acquisition of additional equity interest in affiliate companies as follows:

         o On October 11, 1999, we acquired a 12% interest in Webmodal, Inc. for $350,000 in cash. This ownership interest was subsequently diluted to approximately 10%. Since we account for Webmodal using the cost method of accounting, we have not recorded any goodwill in connection with this transaction.

         o On October 6,1999 we increased our ownership percentage in College 411, Inc. to 29% of the issued and outstanding common stock of College 411 through our exercise of warrants to purchase 1,125,000 shares of College 411's common stock. As this was merely an exercise of common stock purchase warrants, there was no goodwill associated with this transaction.

         o On November 24, 1999, we acquired a 12% interest in Swapit.com, Inc. for $500,000 in cash. This ownership interest was subsequently diluted to approximately 11%. Since we account for Swapit.com using the cost method of accounting, we have not recorded any goodwill in connection with this transaction.

         None of the transactions consummated during the fourth quarter of 1999 resulted in our acquisition of any business or assets other than equity securities of these affiliate companies and did not result in our assumption of any liabilities. These transactions resulted in our acquisition of additional equity interests in affiliate companies and, therefore, did not have any effect on the nature of our operations as a holding company. In addition, since each of these affiliate companies is in the development stage, these acquisitions did not have a material effect on our results of operations.

         On January 31, 2000, we acquired a 25% interest in IndustrialVortex.com, Inc. for $1,000,000. This transaction did not result in our acquisition of any business or assets other than equity securities of IndustrialVortex.com, Inc. and did not result in our assumption of any liabilities. This transaction resulted in goodwill of $1,000,000. This transaction resulted in our acquisition of an equity interest in an affiliate company and therefore did not have any effect on the nature of our operations as a holding company. In addition, since this affiliate company is in the development stage, this acquisition did not have a material effect on our results of operations.



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



         During July 1999, we loaned $60,000 to Cowboys and Robots, Inc. Cowboys and Robots, Inc. is a development stage company currently engaged in developing an Internet website, armyHQ.com, which will provide content to personnel serving in the United States military. We have determined not to acquire an equity interest in this company and are presently attempting to negotiate the repayment of this loan.

         During the period from June 1999 through December 1999, Net Value, Inc. has failed to make required rent payments in the aggregate amount of approximately $105,000 pursuant to the lease agreement for its Fairfield, Connecticut office. The landlord is currently holding a security deposit of $79,711. In November 1999, the landlord filed a lawsuit against Net Value, Inc. seeking damages, interest, attorneys' fees and costs related to Net Value, Inc.'s alleged breach of this lease agreement. Net Value, Inc. is presently attempting to negotiate a settlement of this lawsuit. This settlement may require Net Value, Inc. to forfeit its security deposit and make additional payments. If Net Value, Inc. is unable to reach a settlement agreement with the landlord, and it is unsuccessful in its defense of this lawsuit, then it may be subject to a judgment equal to the remaining lease payments through the expiration of the lease in December 2000 plus additional damages. As of September 30, 1999, we accrued an expense for all future rent payments under the lease, amounting to approximately $244,000.

         On October 6, 1998, Net Value, Inc. entered into a settlement agreement with DMR Consulting Group, Inc. Pursuant to this agreement, DMR agreed to accept $270,000 as full payment of Net Value, Inc.'s obligation of approximately $745,000 in consulting fees incurred in connection with consulting services which DMR provided to Net Value, Inc.. Net Value, Inc. was unable to make the required payments under this settlement agreement. On December 3, 1998, the parties amended this settlement agreement to provide for a payment schedule whereby Net Value, Inc. paid $50,000 upon executing the agreement and agreed to repay the remaining balance upon the earlier of:

         o the closing of its private placement of convertible debentures; or
         o if Net Value, Inc. is unable to close its private placement in 1999, then in quarterly installments throughout 1999.

         The amended settlement agreement states that if Net Value, Inc. breaches any of its payment obligations, then the amended settlement agreement is terminated and Net Value, Inc. remains liable for the full amount of its original obligation. Accordingly, DMR may at any time assert a claim for the $170,000 due under the amended settlement agreement and the $475,000 which constitutes the difference between the original obligation and the agreed upon settlement amount. If DMR asserts this claim, then Net Value, Inc. may be required to pay DMR $625,000, which would have a negative effect on its liquidity and financial position.

         In order to fund our current operations and to satisfy our current obligations as they come due, we consummated several equity transactions in September and October, 1999 as follows:

         o During September and October 1999, we sold 4,824 shares of our Series B Preferred Stock for net proceeds of approximately $4,574,000 after payment of offering costs of $250,000 in October 1999.

         o During October 1999, we sold 676,374 shares of our common stock to the RS Orphan Fund, LP and the RS Orphan Offshore Fund, LP for an aggregate purchase price of $676,374.

         After the next six months, we expect to need additional funds for our continuing operations and to fund current and prospective affiliate companies through offerings of our debt and equity securities.

Year 2000

         Many computer programs were written using two digits rather than four digits to define the applicable year. This posed a problem at the end of 1999 because these computer programs may have recognized a date using "00" as the year 1900, rather than the year 2000. This in turn could have resulted in major system failures or miscalculations and is generally referred to as the Year 2000 issue. We have not experienced any system failures since January 1, 2000. In addition, none of our affiliate companies have experienced any system failures since January 1, 2000. We did not incur any material expenses in preparation for the Year 2000 Issue. Our affiliate companies incurred the following expenses in preparation for the Year 2000 Issue:

                  Affiliate Company                  Approximate Total Expenses
                  -----------------                  --------------------------

                  metacat.com, Inc.                  $               0
                  College411.com, Inc.                               0
                  IndustrialVortex.com, Inc.                         0
                  AssetExchange, Inc.                                0
                  AsiaCD, Inc.                                   5,600
                  BrightStreet.com, Inc                         17,000

         Webmodal, Inc. and Swapit.com, Inc. do not plan to develop or launch their Internet websites until the spring of 2000. Accordingly, they did not incur any expenses related to preparation for the year 2000 issue.





                                       53

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                                    BUSINESS

History

         We were formed as a Florida Corporation on December 20, 1991. In 1992, we failed to file our annual report with the State of Florida and were administratively dissolved on October 9, 1992. On June 15, 1998, we filed all required reports and paid all deficient annual fees and penalties and were reinstated as a corporation in the State of Florida. Accordingly, from October 9, 1992 through June 15, 1998, we had no operations and generated no revenues or expenses. In October 1998, we redomesticated in the State of Delaware and we are presently a Delaware corporation.

         Pursuant to share exchange transactions completed during October 1998 through December 1998 with 20 Net Value, Inc. stockholders, we acquired approximately 66% of the issued and outstanding shares of Net Value, Inc.'s common stock and 100% of the issued and outstanding shares of Net Value, Inc.'s Series A Preferred Stock. We currently intend to merge with Net Value, Inc. on or before March 31, 2000. Pursuant to the merger, Net Value, Inc.'s other stockholders will receive .4 shares of our common stock for every share of Net Value, Inc. common stock tendered to us. Subsequent to the completion of our merger with Net Value, Inc., we will own 100% of Net Value, Inc.'s assets.

         On July 30, 1999, we merged with Strategicus Partners, Inc., an Oregon corporation. For a complete discussion of this merger, see "TRANSACTIONS WITH OFFICERS AND DIRECTORS AND OTHER BUSINESS RELATIONSHIPS-Loan and Merger Agreements with Strategicus Partners, Inc." As a result of our merger with Strategicus, we now own interests in metacat.com, Inc., AsiaCD, Inc. and College 411.com, Inc. In addition, we have a new management team. For a complete description of our management team, see "MANAGEMENT."

         In September 1999, we acquired an equity interest in AssetExchange.com, Inc. In October 1999, we acquired an equity interest in Webmodal, Inc. In November 1999, we acquired an equity interest in Swapit.com, Inc. In January 2000, we acquired an equity interest in IndustrialVortex.com, Inc.

General

         We are an Internet holding company which owns equity interests in, and provides strategic management services to our affiliate companies. We primarily assist these companies by performing the following functions:

                 o formulation of business models;

                 o introducing the companies to strategic partners;

                 o supporting their marketing and public relations functions;

                 o providing strategic advice regarding operations and
                   management;

                 o recruiting key employees; and

                 o assisting with the completion of future rounds of capital financing.

         The current market environment creates significant opportunities for our business model which brings entrepreneurs a flexible source of capital, a hands-on management team to assist in navigating the critical early steps in a development stage company and contacts in the Internet industry that provide beneficial strategic alliances or resources.

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

         Our operating strategy is to both originate concepts for new Internet businesses that we will found and identify appropriate existing Internet businesses, fund such businesses and develop them into a collaborative network that leverages the collective financial, strategic planning and management experience and key industry relationships of our management team. We currently have ownership interests in seven Internet businesses in various stages of development. Our corporate headquarters are located in San Francisco. We also have an east coast satellite office, in which two of our employees are principally engaged in identifying potential affiliate companies located on the East Coast.

         In some cases, we will identify the concept for a new Internet company that we believe will satisfy consumer or business needs that are presently underserved in the Internet market and that is complementary to our other affiliate companies. We will then recruit management, fund the start-up and development of these companies and manage their operations, taking a majority equity interest. We will also search for and identify entrepreneurs throughout the United States who have started companies that meet these criteria and provide them with funding and management support to assist them in the development of their companies. In these instances, we usually will hold a minority interest, but will have substantial control over operations by having:

                 o the right to elect one or more directors,
                 o the right to designate outside accountants and approval
                   rights over attorneys, public relations firms and other outside consultants;
                 o approval rights over significant corporate decisions such as annual budgets, executive compensation, indebtedness, capital expenditures and new securities issuances,
                 o preemptive rights; and
                 o enhanced voting rights.

         The premise of our business plan is that to succeed in the digital economy, Internet start-up companies need to work with a team of hands-on, experienced entrepreneurs who can help develop management teams, raise capital, create operational excellence and manage processes in diverse areas such as customer service, marketing, logistics management and technology.

         Our current affiliate companies include:

         metacat.com, Inc. (www.metacat.com). Founded in 1998, metacat is an Internet-based e-commerce superstore that aggregates and searches the product offerings of catalog and mail order businesses. Based in Portland, Oregon, metacat currently has six employees.

         College 41l.com, Inc. (www.college4ll.com). Founded in 1998, College 411 is an online college community featuring functional academic resources, comparison shopping for student items such as textbooks, as well as chat, personalized news and message centers. Based in San Francisco, California, College 411 currently has eight employees.

         IndustrialVortex.com, Inc. (www.industrialvortex.com). Founded in 1999, IndustrialVortex.com is developing an Internet website that will aggregate vendors of industrial automation products and facilitate transactions between these vendors and purchasers of these products. Based in Orange, California, IndustrialVortex.com currently has six employees.

         AssetExchange, Inc. (www.AssetExchange.com). Founded in 1999, AssetExchange provides banks and other financial institutions with an Internet-based listing service which allows them to purchase and sell loan portfolio assets in an efficient manner. Based in Portland, Oregon, AssetExchange currently has six employees.


         Net Value, Inc. Founded in 1996 as a distributer of coupons and other promotions to consumers via the Internet, Net Value, Inc. sold substantially all of its assets to BrightStreet.com, Inc. in December 1999. Net Value

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presently has no operations and owns an equity interest in BrightStreet.com,
Inc. We anticipate completing a merger with Net Value, Inc. in the next three to six months.

         BrightStreet.com, Inc. (www.brightstreet.com). Founded in 1999, BrightStreet develops and distributes online promotional campaigns. Based in Mountain View, California, BrightStreet currently has 25 employees.

         AsiaCD, Inc. (www.asiacd.com). Founded in 1998, AsiaCD is a leading e-commerce company for the Asian community in the United States. Based in San Francisco, California, AsiaCD currently has 48 employees.

         Webmodal, Inc. (www.webmodal.com). Founded in 1999, Webmodal is developing an Internet application for use by shippers in purchasing and executing domestic full truckload intermodal freight shipments. Based in Woodstock, Illinois, Webmodal currently has five employees.

         Swapit.com, Inc. (www.swapit.com). Founded in 1999, Swapit.com is developing a consumer-driven electronic barter exchange on the Internet. Based in Boston, Massachusetts Swapit.com currently has eight employees.

Identifying Affiliate Companies

         We actively research and target both unexploited Internet business concepts and existing development stage Internet companies that possess the following characteristics:

o Development stage companies with current capital requirements of $1 million or less. Venture capital deals in the Internet industry have dramatically increased both in number and size over the last four years. Of the 332 Internet transactions completed in the second quarter of 1999, the average investment size was approximately $11.5 million (source: Ventureone, Fall
  1999). Increasingly, venture capital firms seek to invest approximately $2 million to $5 million in the early stage financing of start-up companies. These investments significantly increase the market capitalization of the issuing company, which may make subsequent rounds of financing cost prohibitive to potential sources of capital. These investments may also significantly dilute the ownership interest of the founders of the issuing company. As a result, most venture capital firms are an unattractive source of capital for companies that require only $250,000 to $1 million in capital to build the foundation of a new business. Accordingly, these companies often turn to "friends and family" investors, usually-consisting of a patchwork of friends, family and high net worth investors who accept the risks associated with investing in development stage companies. These "friends and family" and "angel" investors typically provide limited funding and generally do not provide any of the management and strategic services which we can provide. With a significant equity position, board representation and voting rights, we can play a substantial role in directing the course of a company's development with resources not otherwise available to the company. Thus, we believe that our services and business model will be attractive to such entrepreneurs.

o Business models that focus on creating loyal customer relationships through electronic content, commerce and community. Both Internet and traditional "bricks and mortar" businesses are rewarded if their brands command a loyal customer following which can be converted into sales transactions. Unless Internet businesses provide sufficient value to legitimately claim the customers or the Internet traffic as their own, the customers of these businesses and their associated revenue streams will choose other brands. We therefore target those businesses which can develop brand identity and loyalty with customers.

o Opportunities rooted in the transition of industry segments to the Internet. The Internet is still in its infancy. Only a few industries, such as the retail securities brokerage industry, the travel industry and the publishing and recorded music industries, have significantly transitioned to the Internet as a medium for sales and distribution of products. We believe that there are many more industries that will begin to use the Internet as a medium for sales and the distribution of products. We focus our efforts on developing or

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  locating companies that service industries which we believe should begin or increase using the Internet to sell their products and services. Internet companies that capitalize on these transition industries can gain a competitive advantage and create significant business value to their customers.

o Business models that facilitate the formation of communities. One step in building an Internet business is to create communities of value where the host facilitates content created by the community and provides a forum that supports transactions among members. Communities in diverse areas such as health care, personal finance, cooking and pets have already emerged on the Internet and there are many more new communities that will emerge in a widening array of areas in the near future.

o Management team whose values mirror our belief in the importance of passion, commitment and highly-effective performance. We seek long-term relationships with hard working entrepreneurs who recognize that it takes more than capital to develop a successful business. We target companies managed by individuals who recognize that creating an Internet business requires that management focus on teamwork and that management recognize the value of management and operations experts who can facilitate operational excellence, developing relationships with other Internet-based companies both within and outside of the company's industry and managing processes in areas as diverse as brand development, sales, marketing, management and technology. We generally seek individuals with management experience in both the Internet space and in the industry or "domain" in which their company will operate. In those instances in which we identify a concept and form and fund a company to develop the concept, we will recruit entrepreneurial management for the company that has these characteristics. We believe it is important for the management teams of our affiliate companies to have experience in the Internet space so that they can provide our affiliate companies with a strong understanding of e-commerce. We believe that it is important for the management teams of our affiliate companies to have "domain" experience so that they can provide our affiliate companies with an established reputation within the industries which our respective affiliate companies operate as well as an extensive network of contacts within these industries.

Competition

         We face competition for capital from publicly-traded Internet companies, venture capital companies, consulting firms and large corporations. Many of these competitors have greater financial resources and brand name recognition than we do. These competitors may limit our opportunity to acquire interests in new affiliate companies. If we cannot acquire interests in or internally develop promising companies, then our strategy to develop and build a collaborative network of affiliate companies may not succeed.

         Competition for Internet products and services is intense. As the market for e-commerce products and services grows, we expect that competition will intensify. Barriers to entry are minimal, and competitors can offer products and services at a relatively low cost.

         In addition, some of our affiliate companies compete to attract and retain a critical mass of buyers and sellers. Several companies offer competitive solutions that compete with one or more of our affiliate companies. We expect that additional companies will offer competing solutions on a stand-alone or combined basis in the future. Furthermore, our affiliate companies' competitors may develop Internet products or services that are superior to, or have greater market acceptance than, the solutions offered by our affiliate companies. If our affiliate companies are unable to compete successfully against their competitors, then our affiliate companies may fail.

         Many of our affiliate companies' competitors have greater brand recognition and greater financial, marketing and other resources than our affiliate companies. This may place our affiliate companies at a disadvantage in responding to their competitors' pricing strategies, technological advances, advertising campaigns, strategic partnerships and other initiatives.

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         BrightStreet faces significant competition from many promotion and advertising companies as well as on-line publishers which compete, directly or indirectly, for consumer advertising and promotion business from advertisers and for consumers' time and attention. Competitors include Catalina Marketing Corporation, Money Mailer, Val-Pak Direct Marketing Systems, Interactive Coupon Network, Valassis Communications, Inc. and News America Holdings Incorporated, who to date primarily operate by distribution of coupons in printed form through mailings, newspaper inserts and other mass media. These competitors and others may initiate programs and services involving the Internet which would compete directly with BrightStreet. Additionally, the Internet is a relatively new format through which retailers and consumers conduct business. As the Internet evolves and consumers gain greater confidence in the Internet and other means of electronic commerce, it is likely that competition will increase.

         Webmodal faces competition from at least 50 intermodal marketing companies such as The Hub Group and Mark VII Transportation, Inc., approximately five large intermodal-enabled trucking companies such as J.B. Hunt Transportation Services, Inc. and Schneider National, numerous railroads and trucking companies and third-party logistics providers, as well as transportation-related e-commerce ventures such as The National Transportation Exchange, Inc., RouteGuide.com and FreightQuote. Many actual and potential competitors possess advantages such as existing business relationships and substantially greater financial resources. Some of these companies have introduced on-line capabilities which offer some of the services intended to be offered by Webmodal or which offer services which are similar to Webmodal's intended services to customers outside of Webmodal's target intermodal market. These companies could expand their marketing and operational efforts or existing online capabilities to develop a system similar to Webmodal's intended system. However, Webmodal is not aware of a competitor who has developed or introduced a product concept for intermodal transportation that includes all of Webmodal's intended product capabilities. Webmodal believes it will have operational advantages that will allow it to compete effectively. For example, Webmodal expects to realize considerably greater marketing and customer service staff productivity than traditional transportation and transportation marketing companies. Webmodal believes an existing transportation intermediary interested in deploying a similar business model would risk significant profit margin erosion and disruption of existing selling processes.

         College 411 has several principal competitors, including College Club, MyBytes and Student Advantage. College Club seeks to create virtual college communities online to enhance the educational experience of college students. MyBytes provides free academic resources, community-building capabilities, communications tools, lifestyle services and original content to college students. Student Advantage, originally an off-line provider of retail discounts to college students at stores in the areas around college campuses, is building a similar on-line presence. Each of these Internet websites provides products and services similar to those provided by College 411. In addition to these entities, College 411 will compete secondarily with many other online providers of content that appeals to college students and with print and electronic media including television and radio, newspapers and magazines that target young adults. College 411's ability to compete will be dependent on its ability to provide content and services that appeal to college students. In order to do so, College 411 will have a staff of recent college graduates evaluating and producing its content and services.

         metacat.com, Inc. competes with a wide variety of online and offline sources for mail order products. Competition will include literally thousands of sources from which consumers can make purchases, including traditional "bricks and mortar" stores, print-based mail order catalogs, individual merchants' online catalogs and online aggregators of products and catalogs. metacat directly competes with online competitors including catalogcity.com and Catalog.com. Catalogcity.com has indexed thousands of print catalog titles on their Internet website. Each catalog offers a limited number of products for direct sale through the catalogcity Internet website, with links to the catalog merchant's own Internet website (if one exists). Catalogcity targets well-known retailers such as Sharper Image, Land's End and Hammacher Schlemmer, many of whom have their own Internet websites that compete directly with catalogcity. Metacat targets smaller merchants. In addition, metacat is not organized by catalog, permitting consumers to make a more directed search by product. Finally, metacat intends to offer for direct sale all products offered in the catalogs of its merchants rather than a selected few products from each merchant. Catalog.com provides a searchable index of catalogs and hosts Internet websites for each listed catalog. Consumers are not able to conduct a search by product and direct purchases from the Catalog.com Internet website

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are limited. Catalog.com also has targeted larger merchants than those that metacat intends to do business with. Metacat believes that the significant differences in the product mix and ease of purchase that its Internet website will provide will permit it to compete effectively with these online merchants.

         AsiaCD competes generally with all retailers of music titles that include Asian selections. Most mass market retailers, including "bricks and mortar" retailers such as Walmart, HMV and Borders, and online retailers such as Amazon.com, carry a limited number of Asian titles and therefore compete only slightly with AsiaCD. If a large, well-funded company launches an Internet website directed at sales of Asian music titles to the Asian population in the United States, it will compete directly with AsiaCD and could reduce AsiaCD's revenues and cause an increase in AsiaCD's marketing expenses in response. However, AsiaCD is not aware of any Internet website that is proposing to materially increase its Asian music offerings or launch an Asia-specific Internet website. As AsiaCD becomes a more prominent player in the online music space, it is likely to experience increased competition, either from larger entities with broad offerings that include Asian titles or from other Asia-specific Internet websites. AsiaCD believes that it will have a significant competitive advantage due to its status as the first such Internet website and its use of local language that captures and enhances the visitor's experience.

         AssetExchange competes for financial asset transaction business with an existing highly fragmented marketplace of buyers and sellers working directly or through a variety of intermediaries to complete transactions. No competing online or offline "marketplace" for such assets currently exists. However, AssetExchange believes that other providers will enter this market, especially if AssetExchange's service proves to be popular with buyers and sellers of financial assets. The online asset brokerage business is new and rapidly evolving and it is likely that other entities will emerge and attempt to compete in this market. As there are a limited number of active buyers of credit card portfolios, it will continue to be feasible for buyers and sellers to make direct contact to negotiate transactions without using AssetExchange or a competing service, although AssetExchange believes that the demonstrated efficiencies and cost-saving potential of its service will be attractive even to sophisticated buyers and sellers. Other potential competitors include businesses currently conducting online mortgage portfolio auctions and loan participations who may choose to enter the market for credit card portfolios.

         Swapit.com expects competition in the market for trading and sales over the Internet to intensify in the future. Though its business concept can be differentiated from existing person-to-person trading services, barriers to entry are relatively low, and the necessary hardware and software is commercially available. Services similar to Swapit.com could therefore appear at any time. In addition Swapit.com expects that it will compete heavily with existing person-to-person trading services including eBay, Yahoo!, Auctions, Amazon.com, Excite, Inc., Auction Universe and a number of other small services. It will also compete indirectly with business-to-consumer online auction services such as Onsale, First Auction, Surplus Auction and uBid. It potentially faces competition from any number of large online communities and services that have expertise in developing online commerce and in facilitating online trading and who could rapidly develop and launch services similar to Swapit.com prior to or after Swapit.com's appearance. Some current and many potential competitors have longer company operating histories, larger customer bases and greater brand recognition in other business and Internet markets than Swapit.com. Some of these competitors also have significantly greater financial, marketing, technical and other resources.

         IndustrialVortex.com expects to face competition from many business-to-business Internet websites that are entering various segments of the industrial products market. For example, www.chemdex.com is serving the chemicals market, www.e-steel.com is serving the steel market and www.plastics.com is serving the plastics market. While each of the companies that operate these Internet websites has expertise in each of their substantive industries, none of these companies has attempted to enter the market for industrial automation products such as motors, valves, sensors, temperature controllers and generators. This is the market in which IndustrialVortex.com intends to participate. IndustrialVortex.com anticipates competing more directly with VerticalNet, a company that operates an Internet website that links to approximately 50 other business-to-business Internet websites which each sell products and supplies to specific industries. IndustrialVortex.com also anticipates competing more directly with PurchasingCenter.com, Inc., an operator of a business-to-business Internet website that facilitates the purchase and sale of products which IndustrialVortex.com intends to include on its Internet website. IndustrialVortex.com will

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also compete with catalogs and bricks-and-mortar locations which have traditionally serviced the industrial products industry.

Benefits Of Our Services

         Affiliation with us will provide our affiliate companies the following benefits:

         o Hands-on strategic, operational and technology expertise. Our management team is experienced in assisting Internet companies in the implementation and understanding of areas such as strategic planning, sales, marketing, partnership strategy, capital planning, brand development, management, technology implementation, negotiations and divestiture/acquisition planning. Companies which they have assisted in addition to our affiliate companies include:

                 o AdAuction.com
                 o Intervista
                 o AuctionNet.com
                 o Noosh
                 o HealthyPlanet.com
                 o HomePortfolio.com
                 o Interworld
                 o iconjohn.com
                 o epylon.com

           By sharing the lessons learned from these experiences, we believe that we can help companies efficiently implement and improve their business plans.

         o Speed and flexibility. As entrepreneurs who are experienced in the capital raising process, our management team recognizes the importance of rapid yet prudent funding decisions. Our goal is to make funding decisions and to deliver funds to those companies which we choose to fund within two weeks of receiving a business plan and completing our due diligence review of the prospective candidate. In addition to acting quickly and prudently, we believe in providing a high degree of flexibility to our affiliate companies. For example, although we will encourage our affiliate companies to take full advantage of our resources, we will not require the management teams of our affiliate companies to move their operations to be near our offices, as is common in the venture capital industry. Although it may be easier for us to assist our affiliate companies if they are located nearby, we believe that we can efficiently communicate our ideas and knowledge to our affiliate companies located throughout the country.

         o Network of companies and people. In a time where marketing, capital, technology and partnerships are critical, we believe that people and relationships remain the most important elements of success for development stage enterprises. The members of our management team sit on either the board of directors or board of advisers of public and private Internet companies. As a result of these activities, our management team has participated in transactions involving alliances among Internet companies and possess an extensive contact list consisting of individuals who work in the Internet industry. Through this network of relationships and experiences, our management team can provide superior business assistance to our affiliate companies.

         o Business experience. Members of our management team are part of a generation that has spent its entire professional career using computers and technology. Collectively, we have spent over twenty years in the Internet industry. We believe that the Internet and the digital economy are not disruptive, but rather an evolutionary way of life. This vision helps in identifying business models and development stage companies on the Internet that will develop and produce commercially

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           needed products. In addition, members of our management team are seasoned in fundamental business principles due to their experience at firms such as:

                 o Goldman, Sachs & Co.;
                 o Merrill Lynch, Pierce, Fenner & Smith, Inc.;
                 o Venture Partners;
                 o Booz-Allen and Hamilton;
                 o Bank of America;
                 o Bankers Trust;
                 o CNBC;
                 o Ziff Davis & Publishing (ZD Net);
                 o Wild Wild Web;
                 o Lycos;
                 o WhoWhere.com; and
                 o Diamond Technology Partners, Inc.

         We believe that this combination of vision and business acumen will enable us to efficiently develop an understanding of the seemingly chaotic digital economy and capitalize upon significant opportunities presented by the Internet.

Our Affiliation Process

         We intend to follow a four-step process for selecting and acquiring interests in affiliate companies. First, we identify and evaluate potential affiliate companies which meet our fundamental criteria, strategy and product commercialization potential. Once a target company is identified, we perform due diligence on the target opportunity and its senior management team. Once we determine to proceed, we develop a management and operating plan with that team. After closing, we provide support both at a management and operational advisory level and from a board of directors level, particularly in the areas of strategic relationship development, planning, senior management staffing, capital structure advice and budgeting.

         1. Transaction Sourcing

         We believe that the following factors will enable us to identify high-quality potential affiliate companies:

            o Industry Relationships. We intend to maintain and further develop relationships with industry leaders in the high technology and Internet communities. Our management team has utilized these working relationships in over a dozen various ventures in the Internet industry and intends to use these relationships as a source of new opportunities.

            o Executives. Our management team has relationships with senior executives at successful high technology, private equity and investment banking companies who we believe will refer opportunities to us and provide us with their own perspectives and market intelligence on the Internet industry.

            o Industry Consultants. Our management team has and will continue to have working relationships with many specialized industry consultants who we expect to be positioned to refer opportunities to us.

            o Ability to Internally Generate Opportunities. Members of our
              management team will identify and explore potential e-commerce business ideas that have the potential to compliment our business strategy. Promising ideas will be further developed. As members of our management team develop these ideas, we will provide necessary

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              capital, management and operational services and recruit managers to execute the developed operating strategies.

         2. Due Diligence

         Once we have identified a target company or opportunity for our network, we will perform an extensive due diligence review on the target company.

         Throughout the due diligence process, our management team will interact with the management and/or owners of the potential affiliate company to analyze its business and the ability of its existing management to partner with our management team.

            o Thorough Analysis. Our management team is involved in all components of the due diligence process, including management, commercial, financial, legal and operational due diligence. In addition to reviewing all of the potential affiliate company's existing contracts, business plans and financial projections, we conduct extensive interviews with all members of the potential affiliate company's management team and perform market research covering the industry in which the potential affiliate company operates.

            o Assessment of Operations. An important component of our due diligence process is to assess the assumptions underlying a potential affiliate company's business model and growth strategy. We evaluate each assumption to determine whether the potential affiliate company's business model presents a viable business opportunity. In addition, we determine whether the potential affiliate company's business model is capable of being efficiently implemented in the e-commerce field.

            o Utilizing Management's Network. Our management team's
              relationships and experiences will help us evaluate a potential affiliate company's management, technology and competitive environment.

         The due diligence process with respect to internally generated opportunities will involve market research and assessment of the assumptions underlying the business model and growth strategy.

         In addition, from time to time, we may extend short term secured and unsecured loans to potential affiliate companies to satisfy their short term financing needs while we perform our due diligence review of the candidate company.

         3. Development of the Operating Plan

         Concurrent with our due diligence review, we will begin to develop a working relationship with the management team of the potential affiliate company and assist them in or expand the development of an operating plan for the affiliate company.

            o Close Working Relationship with Management. We intend to pursue relationships with affiliate companies where we can develop a close working relationship with the management team during the due diligence process. In conjunction with the management team of the potential affiliate company, we expect to develop realistic budgets and operating assumptions and to design and develop an operating plan based on our experience with Internet start-up companies in areas such as marketing, technology, financial, partnership and operations.

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            o Equity Participation. We intend to take an active role in structuring equity-based incentives for members of the management team of affiliate companies. We expect that senior management of all affiliate companies will own significant equity in their company. We believe that it is crucial for all members of the affiliate company's senior management to have an equity stake in their company in order to support a team approach to the project.

         4. Development and Ongoing Support

         Following our decision to acquire an interest in a target company or develop an internally generated opportunity, our management team will work closely with senior management of the affiliate company in the implementation of an operating plan. We expect that this mentoring process will be integral to the success of each of our affiliate companies. This process will consist of the following components:

            o Broaden and Develop Management Teams. We intend to actively support affiliate companies in the recruitment and acquisition of additional management and personnel needed to execute an agreed upon operating plan and to pursue target opportunities. We will have in-house recruitment professionals to assist affiliate companies in recruitment and retention of personnel. As the affiliate companies graduate from the development stage to mature operating businesses, their management teams must be expanded and solidified. We believe that we will be able to assist our affiliate companies in identifying the need for, finding and developing qualified personnel to manage their companies.

            o Focus Operating Plan Objectives. A well-developed operating plan is crucial to the execution of a promising business concept and will significantly increase the probability of success within any start-up organization. Our management will work closely to assist affiliate companies in implementing their operating plans and refining and focusing the detailed components of these plans as the affiliate companies develop.

            o Developing Strategic Relationships. In the Internet industry, the development of strategic relationships is crucial to the success of a company's business model. We plan to use our management team's experience to strategically align our affiliate companies with other Internet companies that will allow them to realize their full growth potential.

Disposition of Interests

         Although we intend to invest in affiliate companies on a long-term basis, we will negotiate rights that will enable us to dispose of all or a portion of our interest in an affiliate company. The decision to sell will be based on a number of factors, including whether the affiliate company continues to fit within our business strategy and complements our network of affiliate companies, whether our assets represented by the interest in the affiliate company can be better applied to benefit other affiliate companies or to fund new investments and whether we need to dispose of an interest in order not to be required to register as an investment company.

Our Affiliate Companies

         We currently own equity in each of the following affiliate companies:

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
                                                                             Approximate
                                                                                % of            Amount of
                                                           Date(s) of          Equity         Capital Stock
Affiliate company               Location                   Investment         Acquired          Purchased
-----------------               --------                   ----------         --------          ---------

METACAT.COM, INC.               PORTLAND, OR               June 1999          100%              $  250,000

COLLEGE 411.COM, INC.           SAN FRANCISCO, CA          June 1999 and        27%             $  250,000
                                                           September 1999

INDUSTRIALVORTEX.COM, INC.      ORANGE, CA                 January 2000         25%             $1,000,000

ASSETEXCHANGE, INC.             PORTLAND, OR               September 1999       20%             $  420,000

ASIACD, INC.                    SAN FRANCISCO, CA          June 1999            11%             $1,000,000

WEBMODAL, INC.                  WOODSTOCK, IL              October 1999         10%             $  350,000

SWAPIT.COM, INC.                BOSTON, MA                 November 1999        11%             $  500,000

         In addition, we own approximately 63% of the issued and outstanding common stock and 100% of the issued and outstanding Series A Preferred Stock of Net Value, Inc. We acquired this ownership interest through a series of share exchange transactions with stockholders of Net Value, Inc. In December 1999, Net Value, Inc. sold substantially all of its assets, including the name BrightStreet.com, Inc., to Promotions Acquisition Inc., a Delaware corporation formed by the former management of Net Value, Inc. Subsequent to this transaction, Promotions Acquisition Inc. changed its name to BrightStreet.com, Inc. As a result of this transaction, Net Value, Inc. owns approximately 12% of BrightStreet's common stock on a fully diluted basis. Net Value, Inc. does not have any operations. We plan to complete a merger with Net Value, Inc. within three to six months pursuant to which we will issue .4 shares of our common stock for every share of Net Value, Inc. common stock tendered to us by the existing Net Value, Inc. stockholders and we will issue common stock purchase warrants and stock options to the holders of Net Value, Inc.'s common stock purchase warrants and vested stock options at the same exchange ratio.

metacat.com, Inc.

         metacat is an online superstore for small catalogs. It offers a one-stop shopping Internet website that allows consumers to browse and purchase a wide variety of items. metacat has entered into merchant relationships with 12 multi-catalog and retail companies whose combined product offerings consist of an aggregate of approximately 11,000 product SKU bar codes. metacat offers a wide variety of goods at a single, searchable database. metacat believes that by pairing the penetration and specialization of the catalog industry with the Internet's unique retailing power, it will provide consumers with a convenient and useful way to browse or shop over the Internet. metacat launched its Internet website, which allows consumers to purchase a variety of consumer goods from catalogs and mail order services that are linked to its Internet website, in December 1999.

         metacat is building an online store by aggregating the content of thousands of small, print-based mail order catalogs into a database. This database contains product descriptions and allows consumers to browse, obtain information regarding the products and purchase the products directly from one Internet website. metacat intends to form relationships with many different catalogs and to use the pre-established distribution and inventory expertise of individual catalogs to market products. Management believes that metacat will offer small catalogs the high Internet profile that they could not otherwise afford, serving as a front-end marketing organization for their products.

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         As a company that brings together a collection of useful information and the ability to purchase products and services related to the information presented, metacat serves as an intermediary between catalog retailers and Internet customers. As the popularity of its Internet website grows, metacat hopes to capitalize on the economies of scale possible in Internet retailing. Economies of scale exist when a company experiences decreasing per-unit costs as its total sales unit volume increases. Internet retailers can generally experience economies of scale in their marketing, customer service and technology functions. Marketing costs generally decrease on a per-unit basis as Internet retailers grow, due to the increasing strength of their brand name via word-of-mouth, and the decreasing per-unit costs of advertising as individual advertising purchases increase in size. Customer service costs decrease on a per-unit basis as staffing requirements can be spread over an expanded customer base. Finally, since technology costs are generally a one-time investment that is required to build an Internet website, this investment becomes a smaller percentage of per unit costs as the company's sales volume increases.

         metacat expects to focus on pre-existing distribution channels for the many product categories too small, specialized, or diffuse to be exploited by "category killers." A "category killer" is a retailer that attempts to present a selection of merchandise that is so broad that it covers all consumer needs in a given product category. For example, Toys "R" Us has often been described as a "category killer" in the toys and entertainment retailing space. In the Internet space, "category killer" refers to an Internet website that brings together substantially all relevant information and product/service providers for a given category at one, unified Internet website. For example, Amazon.com, Inc. provides consumers with an Internet website that provides all of the information and service necessary to purchase books and compact discs. Our management team anticipates that metacat will establish itself as an important shopping destination on the Internet for specialized and unique products through:

         o A User-Friendly Interface: metacat is developing a user-friendly interface that will include a full-featured shopping cart, cookie-based tracking of past purchases to facilitate payment processing and approval of credit card orders while the consumer is on metacat's Internet website.

         o Customer Service: metacat will focus on being responsive to customer's needs throughout the ordering process. metacat will accurately fill its product orders and promptly respond to customers' questions and complaints regarding their purchases through its Internet website. metacat plans to invest in customer service software as well as training programs for its customer service staff. In this manner, metacat hopes to present a unified, consistently positive message to its customers regarding service issues. Finally, customer service will be delivered by hiring sufficient staff to handle service requirements efficiently and in a courteous manner.

         o A Concerted Branding Campaign: metacat plans to execute targeted marketing campaigns through which it seeks to establish its brand. metacat plans to establish its initial customer marketing at upscale, female consumers. metacat plans to initiate its first marketing campaign in the Spring of 2000. Its goal is to work with Internet websites which serve as links or portals to many other Internet websites and other companies that will increase traffic to its Internet website. metacat will seek to develop advertising relationships with these entities that will include significant pay-for-performance components such as revenue sharing agreements.

         metacat plans to generate revenues by charging retailers who sell products on its Internet website a commission calculated based on the gross retail revenue of transactions completed on its Internet website. In the future, metacat plans to develop additional revenue streams from selling advertisements on its Internet website and charging product placement fees. metacat does not expect to generate revenues from these sources until the third quarter of 2000.

         We currently own 100% of the issued and outstanding common stock of metacat. As of September 30, 1999, metacat has not recognized any revenues, had minimal assets, had net losses of $67,000 (unaudited) for the nine months ended September 30, 1999, and had an accumulated deficit of $120,000 (unaudited).

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College 411.com, Inc.

         According to the U.S. Department of Education, in 1995 there were approximately 13.9 million college students in the United States. This amount is projected to increase to 16.1 million by 2007 for an average annual growth rate of 1.7%. College students have significant buying power and influence in our economy. Jupiter Communications estimates that United States college students spend $100 billion annually and online student spending is expected to increase to $2.5 billion by 2002.

         College 41l's goal is to provide college students with an Internet website that enables them to link to a large collection of student-oriented resources on the Internet. College 411 intends to provide a wide array of information and products and services that are useful to a college student. College 411's Internet website provides the following content to college students:

         o news;
         o research information;
         o career counseling;
         o procrastination tips; and
         o dating tips.

         College 411 has designed and launched several communication applications on its Internet website that provide the following services:

         o Proprietary search techniques are search methods developed by College 411 that allow students to find more information about a particular product or topic. For example, Comparison Book Finder is a textbook price comparison tool which allows students to obtain and compare prices for textbook titles from multiple electronic stores (i.e., Amazon.com, Barnesandnoble.com, etc.),

         o Communication applications such as Instant Messenger, an application that allows college students to send messages to each other,

         o an Academics Research Engine that allows students to instantly access information regarding over 10,000 topics, and

         o a College Localization Tool which allows students to instantly access information about their college or university.

         College 411 is currently designing additional content sections of its Internet website which will provide:

         o auction services;
         o online radio broadcasts
         o classified advertisements
         o travel guides, and
         o game services

         College 411 is attempting to enter into relationships with original equipment manufacturers whereby College 411 will license its products and services to these manufacturers for use with their equipment. College 411 believes that these co-branded relationships will be beneficial because they will help to direct users to College 411's Internet website. College 411's Internet website became operational in October 1999 and plans to begin adding the additional content sections described above in January 2000. College 411 plans to generate cash flow from five sources: affiliate programs, general/targeted advertising, firm branding, chargeable services and rental fees for prominent partnerships on its Internet website.

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         We currently own 3,750,000 shares of College 411's common stock. This represents approximately 27% of College 411's issued and outstanding common stock. Darr Aley currently serves on College411's Board of Directors. As of September 30, 1999, College 411 had not generated any revenues, had assets of $92,278, net losses of approximately $100,000 (unaudited) for the nine months ended September 30, 1999 and had an accumulated deficit of approximately $100,000 (unaudited).

IndustrialVortex.com, Inc.

         IndustrialVortex.com is developing an Internet website that will facilitate the purchase and sale of industrial automation products such as:

                 o motors;
                 o valves;
                 o sensors;
                 o timers;
                 o temperature controllers;
                 o generators;
                 o compressors;
                 o drives; and
                 o push buttons.

As a facilitator of business-to-business e-commerce, IndustrialVortex.com is designing this website to provide purchasers with relevant content that will permit them to make informed and cost-effective purchasing decisions. IndustrialVortex.com's website will allow purchasers to efficiently access many vendors of these products, to browse their product offerings and pricing schedules, and to negotiate transactions with these vendors through one website.

         At no cost to the vendors, IndustrialVortex.com's website will provide purchasers with a set of e-commerce transaction tools, including catalog purchases, supplier bidding, purchaser pooling, auctions and product showcasing. Purchasers will access the website and have the ability to:

                  o chat with vendors on-line;
                  o chat with other purchasers of the products on-line;
                  o view pricing schedules; o view vendors' inventory records;
                  o view their past purchasing history; and
                  o track orders.

         In this manner, IndustrialVortex.com is seeking to create an electronic marketplace where vendors can communicate with existing and new customers in an efficient manner. IndustrialVortex.com believes that its website will provide a valuable service that would otherwise be extremely costly for individual vendors to develop on their own. IndustrialVortex.com anticipates that it will generate revenues from:

                 o transaction fees charged to vendors;
                 o service fees in connection with set-up and custom features in support of these transactions; and
                 o the sale of reports describing purchasing and selling
                   patterns of the market, product performance and life cycles as derived from data obtained based on transactions conducted through its website.

         IndustrialVortex.com believes that the cost of these fees to vendors will be accompanied by significant reductions in selling costs which they currently experience including telephone and telecopier charges, preparation

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and delivery of mail catalogs, and the costs associated with bidding procedures, proposals and purchase orders. IndustrialVortex.com anticipates that its website will be functional in February 2000.

         We currently own 2,858,215 shares of IndustrialVortex.com's Series A Preferred Stock which we are entitled to convert into 2,858,215 shares of IndustrialVortex.com's common stock at any time. As of the date of this prospectus, if we were to elect to exercise this conversion option, then we would own 25% of IndustrialVortex.com's issued and outstanding shares of common stock calculated on a fully-diluted basis. Allison Stollmeyer, our Director of Business Development, is a director of IndustrialVortex.com.

AssetExchange, Inc.

         AssetExchange, Inc. has created a network which allows financial institutions to buy and sell loan portfolios and other assets among themselves. AssetExchange supports this network by providing an Internet-based listing service of financial assets. AssetExchange's network will initially focus on credit card portfolios. AssetExchange's Internet website, which was launched in August 1999, now has approximately 200 registered members who own portfolios consisting of a combined total of greater than 60% of the outstanding general purpose credit card debt in the United States. The registered members are entities that are generally in the market to purchase portfolios. In addition, AssetExchange's Internet website currently has three loan portfolios listed for sale. There are currently two pending transactions priced at approximately $20,000,000 each, at least one of which AssetExchange believes will close during the first quarter of 2000.

         Financial institutions regularly buy and sell a variety of loan portfolios from each other. These loan portfolios include credit card accounts, automobile loans, mortgages, small business loans and student loans. Financial institutions purchase and sell these assets for both strategic and tactical purposes. The volume of these transactions among financial institutions has been increasing. This increase in transaction volume has been driven by the banking and financial industry's trend toward specialization, consolidation and risk management goals.

         The markets for the purchase and sale of these assets are currently fragmented and inefficient. Many transactions are completed based on personal contacts made by brokers or investment bankers. Transaction costs are substantial and matches between buyers and sellers are unlikely to be the best available matches in the financial markets. Since search and transaction costs can prevent deals and limit marketing efforts, medium and small sized banks are deterred from participating in these markets.

         AssetExchange is currently focusing on transactions involving credit card portfolios. Credit card portfolios generally consist of consumer accounts associated with a particular financial institution's credit card program. These portfolios typically include total outstanding balances ranging from less than $1 million to over $1 billion. In 1998, credit card portfolio transactions totaled approximately $32 billion in asset value. This represented an approximate 55% increase over 1997 transactions. AssetExchange is currently targeting loan portfolios valued at between $5,000,000 and $200,000,000 for listing on its Internet-based service. AssetExchange believes that this is an appropriate portfolio value to target because investment bankers and brokers generally charge expensive fees that make selling portfolios in this valuation range cost prohibitive to the selling financial institution. AssetExchange believes that financial institutions will view its Internet-based service as a viable alternative for selling credit card portfolios in this value range. AssetExchange believes that the total value of credit card portfolios in this range is approximately $5 billion. Other classes of loan portfolios, such as mortgage loans, auto loans and student loans, create an overall accessible loan portfolio transaction market of approximately $50 billion.

         AssetExchange addresses the inefficiencies which are inherent in these markets by providing a secure and confidential Internet-based listing and e-mail notification service for financial institutions. AssetExchange's Internet website supports posting, browsing and searching for assets. E-mail notification alerts buyers of new listings of loan portfolios. AssetExchange's primary role is "matchmaking" between sellers and buyers of loan portfolios. Outside vendors provide valuations of loan portfolios, legal advice and credit analysis. AssetExchange may later elect to provide these services based on customer demand. These vendors currently may purchase advertising and

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links to their own Internet websites from AssetExchange. AssetExchange's goal is to provide an efficient conduit for transacting a broad range of financial assets among financial institutions.

         AssetExchange anticipates that its primary customers will include banks, finance companies, thrifts, community banks, credit unions and other financial institutions. Brokers and investment bankers may also use AssetExchange's services to expand their transaction base and reduce their transaction costs. AssetExchange is unaffiliated with existing market participants. This practice allows AssetExchange to provide an impartial and powerful tool for gaining market exposure.

         AssetExchange anticipates that its primary source of revenues will be commissions on transactions completed on its Internet website. Based on discussions with financial institutions and brokers, in today's market, commissions typically range from 50 to 300 basis points, which is approximately 0.50% to 3% of a transaction's value, depending on the level of services provided by the finder or broker. AssetExchange currently charges 30-50 basis points of a transaction's value and this fee is divided between the buyer and seller equally. This pricing structure may be adjusted to meet the practices of other industries as AssetExchange expands into other classes of loan portfolios. AssetExchange anticipates that it will generate additional revenues by providing links to its Internet website and selling advertising space on its Internet website to vendors of related services. AssetExchange believes that a possible future revenue stream may be subscription fees paid by users of its network.

         AssetExchange's initial marketing efforts will focus on aggressively pursuing market-share and building the AssetExchange.com brand recognition. In addition to the direct selling efforts of AssetExchange's employees, these marketing efforts will include advertising in trade journals and direct mail marketing programs. As of September 30, 1999, AssetExchange had not generated any revenues, had assets of $439,233, net losses for the nine months ended September 30, 1999 of $48,529 (unaudited) and had an accumulated deficit of 48,529 (unaudited).

         We currently own 258,065 shares of AssetExchange's Series A Preferred Stock which we are entitled to convert into 258,065 shares of AssetExchange's common stock at any time. As of the date of this prospectus, if we were to elect to exercise this conversion option, then we would own approximately 20% of AssetExchange's issued and outstanding shares of common stock. Douglas Spink currently sits on the Board of Directors of AssetExchange, Inc.

Net Value, Inc./BrightStreet.com, Inc.

         Asset Sale Transaction

         On December 3, 1999, Net Value, Inc. (f/k/a BrightStreet.com, Inc.) sold substantially all of its assets to Promotions Acquisition, Inc., a Delaware corporation formed by the former management team of Net Value, Inc. for the purpose of acquiring the assets of Net Value, Inc. and succeeding to its business. In exchange for substantially all of its assets, Net Value, Inc. received:

                 o $2,000,000;
                 o the assumption by Promotions Acquisition, Inc. of Net Value,
                   Inc. liabilities presently valued at approximately
                   $1,600,000;
                 o the release from all of Net Value, Inc.'s employees of all of
                   Net Value, Inc.'s obligations under employment agreements entered into by Net Value, Inc. and these employees;
                 o the cancellation of all issued and outstanding Net Value,
                   Inc. stock options held by Net Value, Inc.'s employees; and
                 o 2,958,819 shares of Promotions Acquisition, Inc. common stock equal to an approximate 12% ownership interest in Promotions
                   Acquisition, Inc. calculated on a fully diluted basis.

         Simultaneous with this transaction, Promotions Acquisition Inc. consummated the following transactions:

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                 o the issuance to its management team of options and restricted stock grants representing an approximate 25% ownership interest of Promotions Acquisition Inc. calculated on a fully diluted basis; and

                 o an equity financing transaction in which Promotions
                   Acquisition Inc. received equity investments in the aggregate of $17,000,000 for shares of Promotions Acquisition Inc.'s Series A Preferred Stock representing an approximate 63% ownership interest in Promotions Acquisition, Inc. calculated on a fully diluted basis.

         The shares of common stock which Net Value, Inc. received in this transaction are entitled to the same registration, preemptive and other rights as the holders of Promotion Acquisition Inc.'s Series A Preferred Stock. As a result of this transaction, Net Value, Inc. no longer has any operations and no longer has any obligations to consultants or employees who were employed or engaged by Net Value, Inc. on the closing date of this transaction. Accordingly, we do not anticipate providing any additional financial support to Net Value, Inc. or BrightStreet.com, Inc. Net Value, Inc. has loaned us the $2,000,000 proceeds it received in this transaction. We have agreed to use this cash to satisfy Net Value, Inc.'s existing obligations which were not assumed by Promotions Acquisition Inc. Any payments which we make to creditors on behalf of Net Value, Inc. will reduce the unpaid principal and interest related to this loan. Alternatively, Net Value, Inc. may issue additional equity to satisfy these liabilities. We then plan to complete a merger with Net Value, Inc. pursuant to which we will issue .4 shares of our common stock for every share of Net Value, Inc. common stock tendered to us by the existing Net Value, Inc. stockholders. We will also issue common stock purchase warrants and stock options to the holders of Net Value, Inc.'s common stock purchase warrants and vested stock options at the same exchange ratio. We currently own approximately 66% of the issued and outstanding shares of Net Value, Inc.'s common stock and 100% of the issued and outstanding shares of Net Value, Inc.'s Series A Preferred Stock. Net Value, Inc.'s Series A Preferred Stock has the following rights and preferences:

                   o Liquidation preference of $1.00 per share;

                   o Convertible at the option of either Net Value, Inc. or the holder into 12.5 shares of Net Value, Inc.'s common stock; and

                   o No dividends or voting rights.

         Pursuant to the merger, and Net Value, Inc.'s other stockholders will receive .4 shares of our common stock for each share of Net Value, Inc. common stock tendered to us. Subsequent to this merger, we will own 100% of Net Value, Inc.'s assets.

         Subsequent to the completion of the sale of Net Value, Inc.'s assets to Promotions Acquisition, Inc., Promotions Acquisition, Inc. changed its name to BrightStreet.com, Inc.

BrightStreet.com, Inc.

         BrightStreet enables manufacturers, retailers and other Internet websites to deliver, track, and analyze promotions targeted to Internet users. BrightStreet's technology delivers its promotional offers to customers via the Internet. BrightStreet operates a permission-based system which requires consumers to register before they are permitted to receive promotional offers. BrightStreet's technology allows its customers to track and analyze consumer behavior by reporting the amount and type of promotional offers that each consumer views, prints and redeems. BrightStreet licenses its services directly to manufacturers, retailers, and Internet websites that publish non-product related information for consumers. BrightStreet also offers a network of affiliated Internet websites that distributes promotional offers for manufacturers and retailers.

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         BrightStreet markets an Internet based service that allows manufacturers, retailers, and Internet websites that publish non-product related information for consumers to deliver customized promotions such as coupons and free samples via their Internet websites. In doing so, these businesses develop a rich consumer database, built from registration data that consumers provide as a prerequisite to receiving valuable promotions, such as discounts on merchandise and free product samples.

         In addition to allowing consumers to register and download offers via its customers' Internet websites, BrightStreet has created the BrightStreet Network, a promotional network of affiliated Internet websites. The BrightStreet Network offers customers who want a wider distribution of their promotions the ability to place the promotions on the Internet websites of companies with whom BrightStreet has a relationship. BrightStreet licenses a service from a third party that allows its customers to create promotions. This system then delivers these promotions to the affiliated network websites which are authorized to display these promotions and deliver them to consumers. In these situations, BrightStreet serves as an intermediary between its customers and consumers. Manufacturers and retailers experience broader distribution of their promotions and the portals get the Internet website content and revenues which they need, with a high perceived value to the consumer.

         BrightStreet intends to generate revenues from two sources:

                 o licensing fees from licensing its technology platform and promotion services, and
                 o network fees from transactions, sponsorships, and other
                   marketing programs on affiliate Internet websites.

         As of September 30, 1999, BrightStreet had assets of approximately $34,000 (unaudited), had not generated any revenues, had no net losses or income (unaudited) for the nine months ended September 30, 1999, and had an accumulated deficit of $0 (unaudited).

AsiaCD, Inc.

         AsiaCD is a 24-hour online music store for individuals of Asian descent located throughout the world who either lack easy access to a broad range of media titles when living outside their native country or who simply enjoy media from other cultures. AsiaCD is focused on delivering quality service and the best prices to its customers. AsiaCD has over 24,000 customers and has historically experienced customer growth of approximately 85% per calendar quarter since AsiaCD's inception. Management believes that AsiaCD is poised to expand its United States based e-commerce business model into new international markets and to take advantage of the rapidly growing Asian online presence in the United States and worldwide. AsiaCD was founded in January 1998 and launched its Internet website, www.asiacd.com, in May 1998. AsiaCD currently has 48 employees working in four offices located in the following cities:

                 o San Francisco (30);
                 o Hong Kong (14);
                 o Taiwan (3); and
                 o Japan (1).

         AsiaCD has over 24,000 customers who have purchased products from its Internet website. Approximately 44% of these customers have returned to AsiaCD's Internet website and made at least one additional purchase. The average order size for each AsiaCD customer is approximately $40. AsiaCD expects to experience continued sales growth as a result of its aggressive marketing in the United States. AsiaCD currently plans to initiate a marketing campaign that will include:

                 o Television and radio commercials;
                 o Print advertisements;
                 o Public relations and event sponsorships; and

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                 o Internet advertisements.

         AsiaCD also plans to expand into other Asian markets where it will apply its concept of "cross-cultural sales." By providing convenient, inexpensive access to a broad range of titles "foreign" to a given market, AsiaCD taps into the increasingly global nature of mass media and uses the Internet to fulfill a need that is not adequately serviced in the traditional "bricks and mortar" world. In the United States, AsiaCD's Internet website offers access to Cantonese, Mandarin, Japanese and Korean products. In Hong Kong and Taiwan, it intends to offer convenient access to European, Japanese and American titles, at competitive prices which include local rather than international shipping costs. AsiaCD has established accounts with three major record companies and five movie production companies in Hong Kong. AsiaCD purchases all products which it sells in Hong Kong and Taiwan either directly from these companies or from authorized distributors of these companies. AsiaCD intends to utilize its presence in multiple nations to increase distribution and purchasing power. AsiaCD currently sells compact discs, digital video discs and videocassettes. If AsiaCD completes its proposed financing, then it expects to introduce gifts, comic books, toys, games and magazines as new product offerings on its Internet website in 2000. In addition, AsiaCD plans to offer electronics on its Internet website in 2001. AsiaCD plans to launch a business-to-business Internet website in the first quarter of 2000 and plans to expand its market to include Japan, Korea, China and other Asian countries.

         We currently own 1,000,000 shares of AsiaCD's Series A Preferred Stock which we are entitled to convert into 1,000,000 shares of AsiaCD's common stock at any time. As of the date of this prospectus, if we were to elect to exercise this conversion option, then we would own approximately 11% of AsiaCD's issued and outstanding shares of common stock. We are also entitled to receive a warrant to purchase 300,000 shares of AsiaCD's common stock at an exercise price of $1.00 per share. In addition, we have appointed Stephen George to serve on AsiaCD's board of directors. Through September 30, 1999, AsiaCD had generated approximately $1,308,531 in revenues (unaudited). AsiaCD's losses for the nine months ended September 30, 1999 were approximately $271,478 (unaudited). As of September 30, 1999, AsiaCD's accumulated deficit was approximately $380,789 (unaudited).

Webmodal, Inc.

         Webmodal is developing an Internet application for use by shippers in purchasing and executing domestic full-truckload intermodal freight shipments. Domestic intermodal shipping involves the movement of freight over long distances in the following manner:

                 o via truck from an origin point to the nearest railroad hub;
                 o then via railroad for a majority of the trip; and
                 o via truck from the destination railroad hub to the freight's final destination.

         Intermodal shipping provides shippers with an opportunity to achieve significant cost reductions in comparison to shipping freight via highway-only trucking. However, intermodal shipping is presently characterized by a complex and inefficient purchasing and execution process.

         Webmodal is in the process of building an Internet application that it anticipates will improve the process of evaluating and purchasing intermodal transportation services. This interface will allow shippers to:

                 o input their specific transportation needs;
                 o view relevant transportation alternatives which may satisfy those needs;
                 o assemble the service components of an intermodal shipment, including an origin trucking carrier, a railroad carrier and a destination trucking carrier; and
                 o execute an order for transportation services.

         Today, shippers generally purchase intermodal transportation through marketing intermediaries. The marketing intermediaries perform logistical coordination tasks using labor intensive marketing and customer service

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processes involving telephone and facsimile communications with customers and carriers. In using these traditional intermediaries to purchase transportation services, shippers do not generally have access to information on prices and schedules associated with underlying transportation services. As a result, shippers are typically unable to confirm that optimal service selections are being made on their behalf. In addition, because shippers using traditional intermediaries are not typically made aware of the costs associated with the underlying transportation services, they are unable to readily observe the fee that is being paid to the intermediary for management of their shipments.

         Webmodal's services will allow shippers to replace their dependence on these traditional marketing intermediaries with an on-line solution which will provide complete information regarding carrier rates, schedules and service performance records. Analogous to an online travel agent, Webmodal plans to eliminate the need for cumbersome research and negotiation with marketing intermediaries by collecting all relevant information into a single user-friendly database. Webmodal will also reduce the manpower costs associated with traditional marketing intermediaries. Webmodal's service will replace the telephone, facsimile and other labor-intensive processes and communications necessary to initiate and coordinate intermodal shipments with immediate, automated digital connections with carriers

         In addition to creating an Internet application that it believes will simplify the purchase and execution of domestic full-truckload intermodal transportation, Webmodal is also positioned to expand into related market segments such as the provision of a similar purchasing interface for:

                 o over-the-road trucking;
                 o railroad shipping; and
                 o international container shipping.

         Webmodal also plans to offer related products such as:

                 o online traffic analysis tools for shipping customers; and
                 o multi-carrier shipment coordination product for marketing to carriers and intermediaries.

         By replacing labor-intensive marketing and carrier coordination functions with a simple Internet application, Webmodal hopes to streamline the relationship between shippers and carriers and lower the costs associated with intermodal freight transportation. Webmodal is currently designing its technology and expects to launch its Internet website in 2000.

         We currently own 1,221 shares of Webmodal's common stock. This represents approximately 10% of Webmodal's issued and outstanding common stock. As of September 30, 1999, Webmodal had not generated any revenues, had assets of approximately $220,000 (unaudited), net losses of approximately $70,000 (unaudited) for the nine months ended September 30, 1999 and an accumulated deficit of approximately $70,000 (unaudited). Douglas Spink, a member of our Board of Directors, currently sits on Webmodal's Board of Directors.

Swapit.com

         Swapit.com is creating a consumer-driven electronic barter exchange on the Internet. Swapit.com believes that this service will enable the swap or sale of consumer goods between individuals. Swapit.com 's goal is to build a service that attempts to consolidate the fragmented $180 billion (DLJ) secondhand distribution market. Swapit.com's service will first permit the trading of music, movies, books and games, and will then diversify into other consumer products. Swapit.com intends to generate revenues from:

         o listing, transaction and referral fees;
         o direct sales; and

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         o advertising revenues

         Swapit.com's service will provide an environment that enables a three-party exchange-based system. Consumers willing to trade will submit their products to a central repository/warehouse. Once the consumer submits his products into the warehouse, he can use the service to identify other consumer goods of like value which he can then withdraw from the warehouse. Swapit.com believes that using this three-party exchange system will exponentially increase the chances of a successful trade, thereby generating a higher level of revenues. Swapit.com believes that its Internet website will be fully operational in April 2000.

         We currently own 650,360 shares of Swapit.com 's Series A Convertible Preferred Stock, which we are entitled to convert into 650,360 shares of Swapit.com's common stock at any time. In addition, we currently own 106,356 shares of Swapit.com's common stock. This represents an aggregate of approximately 11% of Swapit.com's issued and outstanding common stock on a fully-diluted basis. In addition, we have the contractual right to vote an additional 1,033,644 shares of Swapit.com's common stock held by Thomas Aley, our Executive Vice President, Business Development, representing approximately an additional 15% of its common stock on a fully-diluted basis. Thomas Aley currently serves on Swapit.com's Board of Directors. As of November 30, 1999, Swapit.com had not generated any revenue, had assets of $479,048 and had an accumulated deficit of $78,016.

Investment Company Act of 1940

         The Investment Company Act of 1940 regulates mutual funds and other entities which meet the definition of an "investment company." An "investment company" generally includes any entity that is engaged primarily in the business of investing, reinvesting and trading in securities. The rules under the Investment Company Act provide in part that an entity is presumed not to be an investment company if 45% or less of the value of its total assets (excluding government securities and cash) consists of, and 45% or less of its income over the last four quarters is derived from, securities other than either government securities or securities issued by entities that it does not primarily control which are not themselves engaged in the business of investing in securities. As the regulations governing the relationship between an investment company and the entities in which it invests are inconsistent with the manner in which we intend to provide services to our affiliate companies, it is critical to our business plan that we not be an investment company subject to the Investment Company Act.

         We will be considered to primarily control an entity if we own more than 25% of its voting securities and have more control than any other single owner. Under current regulations, we are considered to control metacat, College411 and Net Value, Inc. Prior to the sale of Net Value, Inc.'s assets to BrightStreet, the assets and income of our affiliate companies that we do not primarily control did not exceed the limits described above. As a result of the sale, the assets and income of our non-primarily controlled affiliate companies currently exceed those limits. Under current regulations, we have a "safe harbor" period of one year during which we will not be considered an investment company, provided that we have a bona fide intent to primarily engage in a business other than that of investing, reinvesting and trading in securities as soon as reasonably possible. Our board of directors has adopted a resolution confirming this intent. We intend to meet this standard by structuring all future affiliate company investments to include at least a 25% voting percentage, board representation, approval rights over material decisions and other features that will give us "primary control" for purposes of the Investment Company Act. In this manner, we will maintain the assets of and income derived from our non-primarily controlled affiliate companies below 45% of our total assets and income. However, fluctuations in the value of our interests in our affiliate companies may make it difficult for us to accomplish and maintain this goal. Accordingly, in order to satisfy this goal we may from time to time dispose of interests in some of our non-controlled affiliate companies.

         The regulations under the Investment Company Act provide an exemption from the definition of an investment company for any entity which the Securities and Exchange Commission finds is primarily engaged in a business other than investing in securities. We believe that we are primarily engaged in the e-commerce business through the activities of our affiliate companies and the services we provide to them. We may apply to the Securities and Exchange Commission for this exemption. If we are granted this exemption, we may have greater latitude in structuring investments in affiliate companies and may not be compelled to dispose of interests in non-controlled affiliate companies in order to maintain our non-investment company status.

Employees

         As of February 11, 2000, excluding our affiliate companies, we had 11 full-time employees. None of our employees are currently covered by collective bargaining agreements and we consider our relations with our employees to be satisfactory.

Facilities

         We currently sublease office space at Two Penn Center Plaza, Suite 605, Philadelphia, Pennsylvania at a rate of $2,000 per month. We also share office space in San Francisco, California with Epylon.com, Inc., a corporation owned by Stephen George, a director of Net Value Holdings, Inc., at no expense.

         In November 1997, Net Value, Inc. entered into a lease for its executive offices located at 1960 Bronson Road, Building No. 2, Fairfield, Connecticut. The office space consists of approximately 8,800 square feet. Pursuant to the terms of this lease, Net Value, Inc. is required to pay rent of $13,284 per month plus utilities, general liability insurance premiums for up to $5,000,000 of coverage and the amount of any increases in operating expenses and real estate taxes up to 5% over the amounts paid for these expenses during the year ended June 30, 1998. This lease expires on December 31, 2000. Net Value, Inc. vacated this office space and ceased making rent payments under this lease in June 1999. On November 23, 1999, the landlord filed a lawsuit against Net Value, Inc. seeking damages, interest, attorneys' fees and costs, related to Net Value, Inc.'s alleged breach of this lease agreement.

         In April 1999, Strategicus Partners, Inc. and Douglas Spink entered into a lease agreement with Q-19, Incorporation, an Oregon corporation, for office space for metacat.com, Inc. located at 1526 N.W. 19th Avenue, Portland, Oregon. The office space consists of approximately 1,200 square feet. This lease agreement terminates on April 30, 2001. Pursuant to this lease agreement, monthly rent is $1,200 through April 30, 2000 and $1,248 for the remaining lease term, plus all costs for electricity and janitorial services.

Legal Proceedings

         On January 7, 2000, Douglas Spink, a former officer and director of Net Value Holdings, Inc. filed an action against Net Value Holdings, Inc. in the United States District Court for the District of Oregon, alleging that Net Value Holdings, Inc. had breached its employment agreement with Mr. Spink and violated Oregon statutes regarding the payment of wages. The complaint alleges that Net Value Holdings, Inc.:

        o  falsely claimed that Mr. Spink engaged in improper conduct;
        o  stated to Mr. Spink its intention to terminate him for cause;
        o had interfered with Mr. Spink's performance of his duties as Chief Technology Officer of Net Value Holdings, Inc.;
        o had effectively frozen Mr. Spink out of the management of Net Value Holdings, Inc.; and
        o failed to pay Mr. Spink his wages due since the beginning of November 1999.

         The complaint seeks damages in the amount of $17,000,000 on the breach of contract claim, plus prejudgment interest from the date of the breach of the employment agreement or, in the alternative, an order directing Net Value Holdings, Inc. to specifically perform its obligations under its employment agreement with Mr. Spink. The complaint seeks damages in the amount of $150,000 on the wage claim, plus penalty wage, prejudgment interest, costs and disbursements. As of the date of this prospectus, Net Value Holdings, Inc. has not received proper service of this complaint. The parties are continuing in good faith to negotiate a settlement of this dispute. However, if a settlement cannot be achieved and this complaint proceeds to trial, Net Value Holdings, Inc. intends to vigorously defend against these claims and to assert counterclaims against Mr. Spink.

         On August 23, 1999, coolsavings.com, Inc. filed an action against Net Value, Inc. (f/k/a BrightStreet.com, Inc.) in the United States District Court for the Northern District of Illinois, Eastern Division, alleging that Net Value, Inc. had infringed upon United States Letters Patent No. 5,761,648 entitled "Interactive Marketing Network and Process Using Electronic Certificates" held by coolsavings. The complaint alleges that Net Value, Inc., through its Internet website and products, has committed acts of infringement by:

                 o performing or completing steps of the methods and processes described and claimed in Patent No. 5,761,648;

                 o by actively inducing others to practice the methods and
                   processes described and claimed in Patent No. 5,761,648 by, among other things, performing or completing steps of such methods and processes; and

                 o by offering to sell or selling a system or service for
                   offering and providing targeted electronic certificates such as coupons, for use in practicing the methods and processes described and claimed in Patent No. 5,761,648.

         The complaint seeks both a preliminary and permanent injunction prohibiting Net Value, Inc. from further acts of infringement, as well as damages. On November 23, 1999, Net Value, Inc. filed its answer to this complaint as well as a counterclaim against coolsavings.com, Inc. seeking a declaratory judgment of invalidity and noninfringement of Patent No. 5,761,648. Neither a discovery schedule nor a trial have been set in this matter. Net Value, Inc. cannot estimate the amount of damages that it may incur if the court issues a final judgment concluding that Net Value, Inc. has infringed on coolsavings' patent. In addition, based on its estimate of the cost of defending this type of litigation, Net Value, Inc. may decide to settle this case for an amount that, although substantially less than the damages sought by coolsavings, may be significant. Pursuant to the Asset Purchase Agreement which Net Value, Inc. entered with BrightStreet.com, inc. (f/k/a Promotion Acquisition, Inc.) BrightStreet has agreed to assume all liabilities related to this lawsuit, including all legal expenses incurred in defending against these claims.

         On November 23, 1999, The Bronson Road Group filed an action against Net Value, Inc. in Superior Court, State of Connecticut. The Bronson Road Group is the landlord of Net Value, Inc.'s Fairfield, Connecticut office. The complaint seeks damages, interest, attorneys' fees and costs related to Net Value, Inc.'s alleged breach of the lease agreement which the parties entered into in November 1997. The complaint alleges that Net Value, Inc. has breached this lease agreement by failing to make required rent payments since June 1, 1999. Pursuant to the Asset Purchase Agreement which Net Value, Inc. entered into with BrightStreet.com, Inc., Net Value, Inc. agreed to assume all liabilities related to this lawsuit, including all legal expenses incurred in defending against these claims.

Independent Accountants

         In June 1998, subsequent to Net Value Holdings' reinstatement as a corporation in the State of Florida, we retained Barry L. Friedman, P.C. to audit Net Value Holdings' financial statements for the period from January 1, 1998 through June 15, 1998 and for the years ended December 31, 1997 and December 31, 1996. In December 1996, we determined that it would be beneficial to have the same independent accounting firm audit both Net Value, Inc.'s financial statements and Net Value Holdings' financial statements. Accordingly, we did not reappoint Barry L. Friedman, P.C. as our independent accounting firm. Barry L. Friedman, P.C. has confirmed that it did not have any disputes or disagreements with Net Value Holdings or its management regarding accounting principles or practices, financial statement disclosure or auditing scope or procedures.

         In January 1999, subsequent to the consummation of the share exchange transactions with the stockholders of Net Value, Inc., we engaged LJ Soldinger Associates as our independent accountant. LJ Soldinger Associates has completed the audit of our consolidated financial statements for the year ended December 31, 1998. To review our consolidated audited financial statements, see "Consolidated Audited Financial Statements."

                                   MANAGEMENT

Directors and Executive Officers

         Our directors and executive officers, their ages and positions are set forth below:

         Andrew P. Panzo    35    Chairman of the Board of Directors and Chief
                                  Executive Officer
         Lee Hansen         32    President
         Darr Aley          35    Executive Vice President, Business Development
                                  and Director
         Thomas Aley        35    Executive Vice President, Business Development
         Barry Uphoff       33    Director
         Douglas Spink      29    Director
         Stephen George     32    Director

         Andrew P. Panzo has served as one of our directors and as our President and Chief Executive Officer since January 1999. Prior to joining our management team and during the first six months of his employment with Net Value Holdings, from October 1993 to June 1999, Mr. Panzo was a managing director at American Maple Leaf Financial Corporation, a boutique investment banking firm located in Philadelphia, Pennsylvania. Mr. Panzo currently serves on Net Value, Inc.'s board of directors. Mr. Panzo received a masters degree in International Business and Finance from Temple University.

         Lee Hansen has served as our Chief Operating Officer since October 1, 1999. Prior to joining our management team, Mr. Hansen was Senior Vice President of Corporate Strategy and Development at Bank of America Corporation from May 1997 to September 1999, where he managed strategy projects and merger and acquisition activities. From July 1993 to April 1997, Mr. Hansen served as an associate in the Lease Finance and the Private Placement and High Yield Groups and as Vice President in the International Capital Raising Group at Banc of America Securities, where he originated, structured and executed over $2 billion of private placements and bond offerings. Mr. Hansen received an MBA from the J.L. Kellogg Graduate School of Management.

         Darr Aley has served as our Executive Vice President for Business Development and as one of our directors since July 1999. Prior to joining our management team, Mr. Aley was Vice President of Corporate Development at Lycos, Inc. from August 1998 to August 1999, where he was responsible for developing Internet joint ventures and strategic alliances. From December 1997 to August 1998, Mr. Aley worked at Who/Where, a search engine that enables users to locate a person's home and e-mail address. From December 1996 to December 1997, Mr. Aley worked at Zip Two, a venture capital firm. From December 1994 to December 1996, Mr. Aley worked at Soft Bank, a venture capital firm. Mr. Aley currently serves on College411's Board of Directors. Mr. Aley received a BA from the University of New Hampshire.

         Thomas Aley has served as our Executive Vice President for Business Development since November 22, 1999. Prior to joining our management team, Mr. Aley was Executive Vice President of Marketing at Wild Web, Inc. from June 1997 through November 1999 where he oversaw business development including operations, marketing and sales for Wild Web's online and television divisions. In November 1998, Mr. Aley played an instrumental role in the sale of WildWeb to GT Interactive Software. From June 1995 to June 1997, Mr. Aley was Director of Electronic Commerce at Ziff-Davis where he managed the Company's Net Buyer initiatives and ZDNet service. From January 1994 to June 1995, Mr. Aley was the Director of Marketing for Eliza Corporation, where he sold speech recognition technology to cable and television companies in the interactive television industry. From January 1992 to January 1994, Mr. Aley worked at Ono-Sendai Corporation. From October 1990 to January 1992, Mr. Aley worked at Shiva Corporation. Mr. Aley currently serves on Swapit.com, Inc.'s Board of Directors. Mr. Aley received an MBA in High Technology Marketing and Operations from Northeastern University.

         Barry Uphoff has served as Chairman of our Board of Directors since July 1999. Mr. Uphoff is also a partner at Diamond Technology Partners, Inc., an e-business consulting firm. Prior to joining Diamond Technology Partners in July 1994, Mr. Uphoff was a management consultant with Booz, Allen and Hamilton from June 1991 to July 1994 where he provided strategic and technology consulting services to a variety of clients. Mr. Uphoff received an MBA from The University of Chicago.

         Douglas B. Spink has served as one of our directors since July 1999 and was our Chief Technology Officer from July 1999 to October 1999. Prior to July 1999, Mr. Spink was President and founder of Strategicus Partners Inc., a technology consulting firm and e-commerce business incubator, from March 1999 to July 1999, where he was responsible for the formation of metacat.com, inc. Prior to forming Strategicus, Mr. Spink served as the Vice President of Direct Marketing of G.I. Joe's, a sporting goods retailer based in Portland, Oregon, from September 1998 through March 1999. Mr. Spink founded and operated Timberline Direct, Inc., a direct marketing company, and Athletica.com, Inc., a sports nutritional portal, from July 1997 until September 1998, when he sold these companies to G.I. Joe's. From April 1996 to July 1997, Mr. Spink served as the Western Region Director of Tessera Enterprise Systems. Mr. Spink also served as the director of Technical Controls and Vice President of Financial and Analytical Services of Ideon Technology Group, Inc. from December 1994 to April 1996. Mr. Spink also served as a strategic consultant with the Boston Consulting Group from September 1994 to December 1994, and served as a database marketing consultant with Leo Burnett from September 1993 to September 1994, where he consulted in marketing with Fortune 100 companies. Mr. Spink currently serves on the Board of Directors of both Webmodal and AssetExchange. Mr. Spink received an MBA from The University of Chicago.

         Stephen George has served as a member of our Board of Directors since July 1999. Mr. George is also the chief executive officer of Epylon.com, Inc., a business to business San Francisco Bay-area e-commerce company. Prior to forming Epylon.com, Inc., Mr. George was a Vice President in the San Francisco office of Goldman Sachs & Co., from January 1996 to May 1999 where he provided a broad range of financial services to emerging technology companies, entrepreneurs, management teams and venture capitalists with a specialization in the Internet industry. From April 1992 through January 1996, Mr. George worked as an investment banker for Merrill Lynch, Pierce, Fenner & Smith, Inc. Mr. George currently serves on AsiaCD's Board of Directors. Mr. George received a BA in Government from Cornell University.

Executive Compensation

         During the period from March 31, 1992 through September 4, 1998, Marc
A. Kuperman served as our sole officer and director. During this period, Mr. Kuperman did not receive any compensation in exchange for his services. From September 4, 1998 through January 6, 1999, Alexis Christodoulou served as our sole officer and director. During this period, Mr. Christodoulou did not receive any compensation in exchange for his services.

         The table below sets forth information concerning the compensation we paid to our chief executive officer and each executive officer who was paid compensation at an annual rate of greater than $100,000 in 1999.

                                  Summary Compensation Table
                                  --------------------------

                                                                                           Long-Term
                                               Annual Compensation                   Compensation Awards
                 Name and                      -------------------                   -------------------
            Principal Position              Salary                 Bonus              Number of Options
            ------------------              ------                 -----              -----------------
Andrew P. Panzo,                            $87,500                  0                    1,020,000
Chairman and Chief Executive Officer

Lee Hansen,                                 $34,615                  0                    1,000,000
President

Thomas Aley, Executive Vice                 $23,077               $50,000                   900,000
President

         The following table sets forth information regarding options granted in 1999 to the executive officers named in our Summary Compensation table above. Amounts represent the hypothetical gains that could be achieved from the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date based upon the grant price.

                                 Option Grants in Last Fiscal Year
                                 ---------------------------------

                                                                                      Potential Realizable Value
                                                                                      at Assumed Annual
                                                                                      Rates of Stock Price
                                                                                      Appreciation
                                                     Individual Grants                for Option Term
                                                     -----------------                -----------------
                                         % of Total
                                           Options
                           Number        Granted to
                             of           Employees       Exercise
                          Options         in Fiscal          or
        Name              Granted           Year         Base Price        Expiration Date             5%               10%
        ----              -------           ----         ----------        ---------------             --               ---
   Andrew P. Panzo       1,020,000          19.6%           $1.00           July 30, 2004          $7,290,960       $9,459,480
     Lee Hansen          1,000,000          19.3%           $1.00          October 1, 2004         $4,591,329       $6,056,962
     Thomas Aley           900,000          17.3%           $1.00          November 22, 2004       $4,836,150       $6,346,800

                                       79

         The following table sets forth information concerning year end option values for fiscal 1999 for the executive officers named in our Summary Compensation Table above. The value of unexercised in-the-money options is calculated based on the closing bid price of our common stock on December 31, 1999 of $11.00.

                                            Fiscal Year End Option Values
                                            -----------------------------

                                                                                    Value of Unexercised
                     Number of Unexercised Options                                  In-the-Money Options
                          at Fiscal Year End                                         at Fiscal Year End
                          ------------------                                         ------------------
          Name                Exercisable           Unexercisable           Exercisable            Unexercisable
          ----                -----------           -------------           -----------            -------------
    Andrew P. Panzo            245,000                 775,000               $2,450,000              $7,750,000
      Lee Hansen                165,833                834,167               $1,658,330              $8,341,670
      Thomas Aley               112,500                787,500               $6,890,630              $7,875,000

         The table below sets forth the information concerning the compensation which Net Value, Inc. paid to its chief executive officer and each executive officer who was paid compensation greater than $100,000 in 1999.

                                        Summary Compensation Table
                                        --------------------------

                                                                                                   Long-Term
                                                         Annual Compensation                 Compensation Awards
                Name and                                 -------------------                 -------------------
           Principal Position                        Salary                 Bonus              Number of Options
           ------------------                        ------                 -----              -----------------
R. Scott Wills                                      $182,185               $50,000                     0
President and Chief Executive Officer

Gregory B. Roberts,                                 $166,789               $25,000                     0
Chief Technology Officer

Mark Lapolla,                                        $92,847               $10,000                     0
Vice President Engineering

Andrew P. Panzo,                                        0                     0                     60,000
President

         The following table sets forth information regarding options granted in 1999 to the executive officers named in the Net Value, Inc. Summary Compensation Table above. Amounts represent the hypothetical gains that could be achieved from the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date based upon the grant price.

                                        Option Grants in Last Fiscal Year
                                        ---------------------------------

                                                                                    Potential Realizable Value
                                                                                    at Assumed Annual Rates
                                                                                    of Stock Price Appreciation
                                                     Individual Grants              for Option Term
                                                     -----------------              ---------------
                                             % of Total
                                               Options
                                             Granted to
                            Number of         Employees        Exercise
                             Options          in Fiscal           or
         Name                Granted            Year          Base Price        Expiration Date           5%             10%
         ----                -------            ----          ----------        ---------------           --             ---
    Andrew P. Panzo          60,000           100.00%          $ 1.00           December 4, 2004       $157,980       $215,352

         The following table sets forth information concerning year end option values for fiscal 1999 for the executive officers named in the Net Value, Inc. Summary Compensation Table above. The value of unexercised in-the-money options is calculated based on the closing bid price of our common stock on December 31, 1999 of $11.00. The fiscal year end option values for Mr. Panzo's options to purchase 60,000 shares of Net Value, Inc.'s common stock were calculated assuming that our merger with Net Value, Inc. was consummated as of December 31, 1999 and that Mr. Panzo's stock options were converted into options to purchase 24,000 shares of our common stock at an exercise price of $2.50 per share.

                                        Fiscal Year End Option Values
                                        -----------------------------

                                                                                    Value of Unexercised
                     Number of Unexercised Options                                  In-the-Money Options
                          at Fiscal Year End                                         at Fiscal Year End
                          ------------------                                         ------------------
         Name                Exercisable            Unexercisable           Exercisable            Unexercisable
         ----                -----------            -------------           -----------            -------------
    Andrew P. Panzo             60,000                     0                  $204,000                  $ 0

Employment Agreements

         In June 1999, Net Value Holdings entered into three year employment agreements with each of Messrs. Panzo and Spink. In addition to an annual salary of $150,000, the employment agreements provide for bonus compensation at the discretion of the Board of Directors. Pursuant to the employment agreements, each of Messrs. Panzo and Spink are entitled to fringe benefits including participation in pension, profit sharing and bonus plans, as applicable, and life insurance, hospitalization, major medical, paid vacation and expense reimbursement. Mr. Spink's employment agreement also provides for the forgiveness of a loan in the principal amount of $310,000 which Strategicus Partners had previously provided to Mr. Spink. Net Value Holdings has agreed not to take any actions to demand repayment or to collect this loan during the term of the employment agreement so long as we do not terminate Mr. Spink's employment for "cause," death or disability (as such terms are defined in the employment agreement). Net Value Holdings also agreed to forgive Mr. Spink's obligation to repay:

                 o 50% of the principal amount plus accrued interest of this loan if Mr. Spink remains an employee of Net Value Holdings on January 1, 2000 and the remaining 50% of the principal amount plus accrued interest of this loan if Mr. Spink remains an employee of Net Value Holdings on May 28, 2000;

                 o the entire principal amount plus accrued interest of this loan if his employment is terminated in breach of the employment agreement; or

                 o the entire principal amount plus accrued interest of this loan in the event of a "Change in Control," as that term is defined in the employment agreement.

         The unvested shares of our capital stock which we issued to Mr. Spink in connection with our merger with Strategicus Partners vest in equal increments over a period of 24 months as long as he remains our employee during this vesting period. If we terminate Mr. Spink's employment agreement due to his death, disability or for "cause" as such terms are defined in his employment agreement or if Mr. Spink terminates his employment agreement without any cause, then he shall forfeit all of his unvested shares of our capital stock.

         Mr. Panzo's employment agreement provides that he will be awarded options to purchase 1,200,000 shares of common stock pursuant to a stock option plan which Net Value Holdings intends to implement in 2000. Options to purchase 120,000 shares of common stock will vest immediately and the remainder of the options will vest over a three year period. Mr. Panzo may exercise these options for five years following their vesting date at an exercise price of $1.00 per share. In September 1999, Mr. Panzo agreed to reduce his option award pursuant to his employment agreement. Mr. Panzo is now entitled to receive options to purchase 1,080,000 shares of our common stock.

         On January 21, 2000, we sent Mr. Spink written notice of termination of his employment agreement effective October 19, 1999, based on Mr. Spink's prior conduct. Pursuant to the terms of his employment agreement and our merger agreement with Strategicus Partners, Mr. Spink has forfeited his 1,616,835 unvested shares of our common stock. In addition, we intend to take legal action to obtain repayment of the unforgiven principal amount of his loan of $310,000 plus all accrued interest thereon. In addition, we intend to take legal action to obtain repayment of approximately $185,000 in other advances to Mr. Spink.

         In September 1999, Net Value Holdings entered into a three year employment agreement with Lee Hansen pursuant to which Mr. Hansen will serve as Net Value Holdings' chief operating officer. In addition to an annual salary of $150,000, Mr. Hansen's employment agreement provides for bonus compensation at the discretion of the Board of Directors. Pursuant to his employment agreement, Mr. Hansen is entitled to fringe benefits including participation in pension, profit sharing and bonus plans, as applicable, and life insurance, hospitalization, major medical, paid vacation and expense reimbursement. Net Value Holdings has agreed to award Mr. Hansen options to purchase 900,000 shares of common stock pursuant to a stock option plan that it intends to implement in 2000. Options to purchase 90,000 shares of common stock will vest immediately and the remainder of the options will vest over a three year period. As long as he is employed by Net Value Holdings, Inc., Mr. Hansen may exercise these options at an exercise price of $1.00 per share until the later of:

                 o the fifth anniversary of their vesting date; or

                 o one year after the effective date of a registration
                   statement registering the resale of the shares of common stock issuable upon exercise of the options.

         If Mr. Hansen's employment is terminated, then the exercise period of his options may be reduced.

         In November 1999, Net Value Holdings entered into a one-year employment agreement with Thomas Aley pursuant to which Mr. Aley will serve as an Executive Vice President of Net Value Holdings. In addition to an annual salary of $150,000, Mr. Aley's employment agreement provides for bonus compensation at the discretion of the Board of Directors. Pursuant to his employment agreement, Mr. Aley is entitled to fringe benefits including participation in pension, profit sharing and bonus plans, as applicable, and life insurance, hospitalization, major medical, paid vacation and expense reimbursement.

Consulting Agreements

         We have entered into consulting agreements with each of Messrs. Uphoff, Darr Aley and George. Pursuant to the terms of the consulting agreements, each of Messrs. Uphoff, Aley and George will be paid a monthly retainer of $500. The options to purchase shares of our common stock which we have agreed to issue to Messrs. Uphoff, Aley and George in exchange for their cancellation of the unvested shares of our capital stock which we issued to each of them in connection with our merger with Strategicus Partners will vest in equal increments over a period of 48 months provided each remains engaged as a consultant to our company. For a detailed discussion of the issuance and cancellation of these shares of our common stock, see "TRANSACTIONS WITH OFFICERS AND DIRECTORS AND OTHER BUSINESS RELATIONSHIPS." We may terminate their consulting agreements at any time and for any reason. If we terminate either of Mr. Aley's or Mr. George's consulting agreements, then the respective consultant shall forfeit all unvested stock options. If we terminate Mr. Uphoff's consulting agreement, then Mr. Uphoff shall forfeit all options which have not vested within 60 days of the termination date of his consulting agreement.

         Mr. Aley's consulting agreement also provides for the forgiveness of a loan in the principal amount of $267,000 which we have provided to Mr. Aley. We will forgive:

                 o one-third of the principal amount of this loan, plus accrued interest thereon, if Mr. Aley remains engaged by us on the first anniversary of the effective date of the merger with Strategicus Partners;

                 o one-third of the principal amount of these loans, plus
                   accrued interest thereon, if Mr. Aley remains engaged by us on the second anniversary of the effective date of the merger with Strategicus Partners, Inc.; and

                 o one-third of the principal amount of this loan, plus accrued interest thereon, if Mr. Aley remains engaged by us on the third anniversary of the effective date of the merger with Strategicus Partners, Inc.

         On October 1, 1999 we entered into a consulting agreement with Paul H. Stephens, a founder and formerly a principal of the investment banking firm of Robertson Stephens & Company. Under the consulting agreement, Mr. Stephens has been appointed to our newly created Advisory Board. In this capacity, Mr. Stephens will review and advise us regarding our business and prospects and the business and prospects of our affiliate companies. He will also assist us in completing acquisitions of and making investments in other businesses and will assist us in obtaining additional rounds of financing. Mr. Stephens led Robertson Stephens' research and institutional sales effort in the late 1970's and early 1980's and then transitioned into its new business corporate finance department where he worked until 1985. He then restructured the firm's venture capital group, managing it until 1990, when he formed The RS Orphan Fund, LP, a limited partnership focused on investing globally in undiscovered or neglected growth companies. In June 1993, Mr. Stephens launched The Contrarian Fund, a public mutual fund that also has a global focus on developing companies.

         In exchange for rendering these consulting services, we sold a total of 676,374 shares of our common stock to The RS Orphan Fund, LP and The RS Orphan Offshore Fund, LP for a total purchase price of $676,374. These funds also purchased a total of 1,324 shares of our Series B Preferred Stock and warrants to purchase 80,976 shares of our common stock in our October 1999 private placement offering. These funds are managed by Mr. Stephens. No additional compensation will be paid to Mr. Stephens pursuant to the consulting agreement. We will reimburse Mr. Stephens for reasonable business expenses which he incurs in performing his duties pursuant to the consulting agreement. This consulting agreement has a three year term and either we or Mr. Stephens may terminate this agreement upon one month's notice to the other party.

Board of Directors

         Our bylaws currently provide that the authorized number of directors that serve on our Board of Directors at any time will be a variable number ranging from one to nine with the exact number to be fixed by the Board of Directors. Our Board of Directors currently consists of five members. Members of our Board of Directors hold office for a period of three years. The terms of the current directors are staggered as follows:

Class of 2002:  Messrs. Aley and George

Class of 2001:  Mr. Panzo

Class of 2000:  Messrs. Spink and Uphoff

         Each director holds office until his successor is elected and qualified at the Annual Meeting of Stockholders held during the year in which his term expires. Our Board of Directors has an audit committee which consists of Messrs. Panzo, Uphoff and George. Our Board of Directors has a compensation committee which consists of Mr. Panzo.

         Our directors who are also officers, employees, consultants or principal stockholders of our company do not currently receive additional compensation for their services to the board of directors. We intend to award stock options to our non-employee directors following implementation of a stock option plan.

Advisory Board

         We are currently in the process of establishing an Advisory Board. The members of our Advisory Board will provide us and our affiliate companies with strategic guidance in all aspects of our operations. Current members of our Advisory Board include Paul Stephens, Warren Zide, Tom Cohen, Marc H. Meyer, Tom Rosenwald and Michela O'Connor Abrams.

Liability and Indemnification of Officers and Directors

         Our Amended and Restated Certificate of Incorporation provides that our directors will not be liable for monetary damages for breach of their fiduciary duty as directors, other than the liability of a director for:

                 o for a breach of the director's duty of loyalty to our
                   corporation or its stockholders;

                 o for acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law;

                 o for a willful or negligent declaration of an unlawful
                   dividend, stock purchase or redemption; or

                 o for transactions from which the director derived an improper personal benefit.

These provisions are consistent with the applicable provisions of Delaware law.

         Our Amended and Restated Certificate of Incorporation requires us to indemnify all persons whom we may indemnify pursuant to the Delaware General Corporation Law to the full extent permitted by Delaware Law.

         In addition, our bylaws require us to indemnify our officers and directors and other persons against expenses, judgments, fines and amounts incurred or paid in settlement in connection with civil or criminal claims, actions, suits or proceedings against such persons by reason of serving or having served as officers, directors, or in other capacities, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests and, in a criminal action or proceeding, if he had no reasonable cause to believe that his/her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to our best interests or that he or she had reasonable cause to believe his or her conduct was unlawful. Indemnification as provided in our bylaws shall be made only as authorized in a specific case and upon a determination that the person met the applicable standards of conduct. Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such limitation or indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore, unenforceable.

               SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS
          AND BENEFICIAL OWNERS OF GREATER THAN 5% OF OUR COMMON STOCK

         The following table sets forth information with respect to the beneficial ownership of our common stock owned, as of February 11, 2000, by:

                 o the holders of more than 5% of our common stock;

                 o each of our directors;

                 o our executive officers; and

                 o all directors and executive officers of our company as a group.

         Prior to this offering, as of February 11, 2000, 14,673,353 shares of our common stock were issued and outstanding. Assuming the consummation of this offering, as of February 11, 2000, an aggregate of 14,673,353 shares of our common stock will remain issued and outstanding. For purposes of computing the percentages under this table, it is assumed that all options and warrants to acquire our common stock which have been issued to the directors, executive officers and the holders of more than 5% of our common stock and are fully vested or will become fully vested within 60 days of the date of this Prospectus have been exercised by these individuals and the appropriate number of shares of our common stock have been issued to these individuals.


                                                                    Shares of Common Stock Beneficially Owned
                                                               Amount and Nature of
       Name of Beneficial Owner        Position              Beneficial Ownership (1)          Percentage of Class
       ------------------------        --------              ------------------------          -------------------
Sven Behrendt                          Beneficial                      834,644                          5.7
10 Gilston Road                        Owner
London, United Kingdom

Rozel International Holdings, Ltd.     Beneficial                    2,950,950                         20.1

Whitehill House                        Owner
Newby Road, Industrial Estate
Hazel Grove, Stockport
Cheshire, United Kingdom

SK7 5DA
Andrew P. Panzo (2)                    Officer,                        141,663                          1.0
8 Pennsford Lane                       Director
Media, PA 19063

Douglas Spink                          Director                        431,041                          2.9
15455 NW Greenbrier Parkway

Suite 210
Beaverton, OR 97006

Barry Uphoff (2)                       Director                        142,584                          1.0
4080 Winberie Avenue
Naperville, IL 60564

Darr Aley (2)                          Director                        142,584                          1.0
615 Howard Avenue
Brulingame, CA 94010

Stephen George (2)                     Director                        142,584                          1.0
5 Morning Sun Avenue
Mill Valley, CA 94941


                                                                    Shares of Common Stock Beneficially Owned
                                                               Amount and Nature of
       Name of Beneficial Owner        Position              Beneficial Ownership (1)          Percentage of Class
       ------------------------        --------              ------------------------          -------------------
Lee Hansen (2)                         Officer                             -0-                            *
1475 Vallejo Street, #3
San Francisco, CA 94109
Thomas Aley (2)                        Officer                             -0-                            *
260 Elsinore Street
Concord, MA 01742

Tonga Partners, L.P.                   Beneficial                      824,963                          5.3
c/o Cannell Capital Management         Owner
600 California Street
14th Floor

San Francisco, CA  94108
Attn:  J. Carlo Cannell

RS Orphan Fund, LP                     Beneficial                      983,458                          6.5
388 Market Street                      Owner
Suite 200
San Francisco, CA  94111
Attn:  Paul H. Stephens

All directors and executive                                          1,000,456                          6.8
officers as a group

(7 people)

------------------
* Less than one percent.

(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by them.

(2) Does not include stock options which we have agreed to grant to our officers and directors as our stock option plan remains subject to approval by our Board of Directors and our stockholders. We have agreed to grant the following stock options to our officers and directors upon adoption and approval of our stock option plan:

                       Grantee              Number of Options
                       -------              -----------------
                       Darr Aley                 687,416
                       Thomas Aley               900,000
                       Stephen George            687,416
                       Lee Hansen              1,000,000
                       Andrew Panzo            1,020,000
                       Barry Uphoff              687,416

         We anticipate that our board of directors will approve our stock option plan on or about March 1, 2000.

                              SELLING STOCKHOLDERS


         The following table sets forth the names of the selling stockholders, the number of shares of our common stock beneficially owned by the selling stockholders as of February 11, 2000 and the number of shares of our common stock which may be offered for sale pursuant to this prospectus by the selling stockholders.

         The shares listed for Messrs. Behrendt, Jaekel and Markman represent shares of common stock which are presently owned by each of these individuals. Other than the shares listed for each of these individuals, the number of shares set forth in this table represents an estimate of the number of shares of our common stock to be offered for resale by the selling stockholders. The remaining selling stockholders own shares of our Series B Preferred Stock and common stock purchase warrants. We cannot determine the actual number of our shares of common stock issuable upon conversion of our Series B Preferred Stock. This number will change based on the unanimous election by the holders of the Series B Preferred Stock to exercise their one-time right to reset the conversion price to the greater of the current market price of our common stock or $2.50 per share of the Series B Preferred Stock. This number of shares of our common stock could be significantly less or more than these estimates depending on factors which we cannot predict at this time including, among other factors, the future market price of our common stock.

         The number of shares of our common stock issuable upon conversion of the Series B Preferred Stock is calculated by dividing the liquidation value of $1,000 per share of the Series B Preferred Stock by the conversion price per share. Since there are 4,824 shares of Series B Preferred Stock issued and outstanding, the total liquidation value of the Series B Preferred Stock is $4,824,000. Accordingly, if the holders had converted all of the shares of the Series B Preferred Stock on January 7, 2000, then the conversion price per share would have been $4.0875 and the Series B Preferred Stock would have been converted into approximately 1,180,184 shares of our common stock. This table is prepared assuming:

                 o that the holders of the Series B Preferred Stock will convert their shares of our Series B Preferred Stock at the conversion floor price of $2.50 per share into 1,929,600 shares of our common stock; and

                 o that the holders of Series B Preferred Stock will exercise all 295,040 issued and outstanding warrants.

         Pursuant to the Registration Rights Agreement which we entered into with the holders of the Series B Preferred Stock, we are required to register the resale of 2,750,000 shares of our common stock on behalf of the holders of the Series B Preferred Stock. However, this obligation was conditioned upon the holders purchasing a total of 5,000 shares of our Series B Preferred Stock. Since we only sold 4,824 shares of our common stock, we are only obligated to register 2,653,200 shares of our common stock on behalf of the holders of the Series B Preferred Stock and the warrants. We allocated the difference between this amount and the 2,224,640 shares identified above of 428,560 to the holders of the Series B Preferred Stock on a pro rata basis.

         Each holder may only convert its shares of Series B Preferred Stock to the extent that the number of shares of our common stock issuable upon conversion, together with the number of shares of our common stock owned by the holder and its affiliates would not exceed 4.99% of the issued and outstanding shares of our common stock as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934. This calculation of shares of common stock owned by a holder does not include shares of our common stock underlying unconverted shares of our Series B Preferred Stock owned by the holder. Accordingly, the number of shares of our common stock set forth in this table for each selling stockholder may exceed the number of shares of our common stock that each selling stockholder could own beneficially at any given time through their ownership of our Series B Preferred Stock.

         These shares may be offered from time to time by the selling stockholders named below. However, the selling stockholders are under no obligation to sell all or any portion of these shares of our common stock. In addition, the selling stockholders are not obligated to sell such shares of our common stock immediately under this prospectus. Since the selling stockholders may sell all or part of the shares of common stock offered in this prospectus, we cannot estimate the number of shares of our common stock that will be held by the selling stockholders upon termination of this offering.

         None of the selling stockholders is an officer or director of our company. Other than Paul Stephens, who manages the RS Orphan Fund L.P. and the RS Orphan Offshore Fund, L.P. and is a member of our Advisory Board, none of the selling stockholders has had any material relationship with our company, our affiliate companies or our predecessors within the last three years.


                                               Number of Shares        Percentage         Number of Shares of
                                               of Common Stock            Before           Common Stock After       Percentage After
                   Name                        Before Offering         Offering (1)             Offering                Offering
-------------------------------------------  ---------------------- ------------------ --------------------------- -----------------
Sven Behrendt (2)
10 Gilston Road
London, U.K. SW1695R                                834,644                5.7                    27,000                     *

Juergen Jaekel (3)
51 Valley Road
Athenton, CA  94027                                 229,533                1.6                    27,000                     *

Gary E. Markman (4)
424 Charles Lane
Wynnewood, PA  19096                                 59,183                  *                       -0-                     *

Tonga Partners, L.P. (5)
c/o Cannell Capital Management
600 California Street
14th Floor
San Francisco, CA  94108

Attn:  J. Carlo Cannell                             824,963                5.3                       -0-                     *

Yeoman Ventures, Ltd. (6)
P.O. Box 146
Road Town, Tortola
British Virgin Islands
Attn:  Giora Lavie                                  137,449                  *                       -0-                     *

Lightline Limited (7)
P.O. Box 146
Road Town, Tortola
British Virgin Islands
Attn:  Giora Lavie                                  137,449                  *                       -0-                     *

Little Wing LP (8)
c/o Quilcap Corp.
375 Park Avenue
Suite 1404
New York, NY  10152
Attn:  Parker Quillen                               247,568                1.7                       -0-                     *


                                               Number of Shares        Percentage         Number of Shares of
                                               of Common Stock            Before           Common Stock After       Percentage After
                   Name                        Before Offering         Offering (1)             Offering                Offering
-------------------------------------------  ---------------------- ------------------ --------------------------- -----------------
Little Wing Too LP (9)
c/o Quilcap Corp.
375 Park Avenue
Suite 1404
New York, NY  10152
Attn:  Parker Quillen                                82,523                  *                       -0-                     *

Tradewinds Fund, LLC (10)
c/o Quilcap Corp.
375 Park Avenue
Suite 1404
New York, NY  10152
Attn:  Parker Quillen                                82,523                  *                       -0-                     *

JDN Partners, L.P. (11)
2420 Camino Ramon, Suite 222

San Raman, CA  94583                                371,220                2.5                       -0-                     *
Attn:  John Nguyen


Bayhill Fund, Ltd. (12)
2420 Camino Ramon, Suite 222
San Raman, CA  94583
Attn:  John Nguyen                                   41,129                  *                       -0-                     *

RS Orphan Fund, L.P. (13)
388 Market Street
Suite 200
San Francisco, CA  94111

Attn:  Paul H. Stephens                             983,458                6.5                   473,462                   2.6

RS Orphan Offshore Fund, L.P. (14)
CITCO Fund Services
Corporate Center
West Bay Road
P.O. Box 31106 SMB
Grand Cayman, Cayman Islands
British West Indies

Attn:  Paul H. Stephens                             421,292                2.9                   202,912                   1.1
                                                  ---------             ------                   -------                ------

          TOTAL                                   4,452,934                                      716,374
                                                  =========                                      =======

----------
*    Less than one percent.
(1) Calculated in accordance with Rule 13d-3(d)(i) of the Securities Exchange Act of 1934.
(2)  Sven Behrendt has sole voting and investment control over these securities.
(3) Juergen Jaekel has sole voting and investment control over these securities.
(4)  Gary Markman has sole voting and investment control over these securities.
(5) J. Carlo Cannell has sole voting and investment control over these securities.

(6)  Giora Lavie has sole voting and investment control over these securities.
(7)  Giora Lavie has sole voting and investment control over these securities.
(8) Parker Quillen has sole voting and investment control over these securities.
(9) Parker Quillen has sole voting and investment control over these securities.
(10) Parker Quillen has sole voting and investment control over these securities.
(11) John Nguyen has sole voting and investment control over these securities.
(12) John Nguyen has sole voting and investment control over these securities.
(13) Paul H. Stephens has sole voting and investment control over these securities.
(14) Paul H. Stephens has sole voting and investment control over these securities.

                              PLAN OF DISTRIBUTION

         As of the date of this prospectus, the selling stockholders have not determined how they will distribute the shares of our common stock which they or their respective pledgees, donees, transferees or other successors in interest are offering for resale. Accordingly, such shares may be sold from time to time in one or more of the following transactions:

                 o block transactions;

                 o transactions on the over the counter electronic bulletin board or on such other market on which our common stock may from time to time be trading;

                 o privately negotiated transactions;

                 o through the writing of options on the shares;

                 o short sales; or

                 o any combination of these transactions

         The sale price to the public in these transactions may be:

                 o the market price prevailing at the time of sale;

                 o a price related to the prevailing market price;

                 o negotiated prices; or

                 o such other price as the selling stockholders determine from time to time.

         In the event that we permit or cause this registration statement to lapse, the selling stockholders may sell shares of our common stock pursuant to Rule 144 promulgated under the Securities Act of 1933. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of these shares of our common stock if they deem the purchase price to be unsatisfactory at any particular time.

         The selling stockholders or their respective pledges, donees, transferees or other successors in interest, may also sell these shares of our common stock directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of these shares of our common stock for whom such broker-dealers may act as agents or to whom they sell as principal or both. As to a particular broker-dealer, this compensation might be in excess of customary commissions. Market makers and block purchasers purchasing these shares of our common stock will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of our common stock in block transactions to market makers or other purchasers at a price per share which may be below the prevailing market price of our common stock. There can be no assurance that all or any of these shares of our common stock offered hereby will be issued to, or sold by, the selling stockholders. Upon effecting the sale of any of these shares of our common stock offered pursuant to this registration statement, the selling stockholders and any brokers, dealers or agents, hereby, may be deemed "underwriters" as that term is defined under the Securities Act of 1933 or the Securities Exchange Act of 1934, or the rules and regulations thereunder.

         Alternatively, the selling stockholders may sell all or any part of the shares of our common stock offered hereby through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into. If a selling stockholder enters into an agreement or agreements with an underwriter, then the relevant details will be set forth in a supplement or revisions to this prospectus.

         The selling stockholders and any other persons participating in the sale or distribution of these shares of our common stock will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder including, without limitation, Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of these shares of our common stock by, the selling stockholders. Furthermore, pursuant to Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. These regulations may affect the marketability of these shares of our common stock.

         We have agreed to indemnify the selling stockholders, or their transferees or assignees, against liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the selling stockholders or their respective pledges, donees, transferees or other successors in interest, may be required to make in respect thereof. We have agreed to indemnify the selling stockholders holding our Series B Convertible Preferred Stock and related Warrants against losses incurred by those selling stockholders as a result of any inaccuracy in or breach of the representations, warranties or covenants which we made to them in the stock purchase agreement relating to the sale of our Series B Convertible Preferred Stock and related warrants. We have also agreed in the related registration rights agreement to indemnify those selling stockholders against losses incurred as a result of any untrue or alleged untrue statement or omission of a material fact from this prospectus, except any statements or omissions based solely upon information provided to us by the selling stockholders or regarding the plan of distribution. To the extent that a claim for indemnification under the registration rights agreement is unavailable to those selling stockholders due to the failure or refusal of a governmental authority to enforce it, we have agreed to contribute to the amount paid or payable by those selling stockholders as a result of these losses. We have agreed to make these contributions in an amount that is proportionate to our relative fault with regard to any losses. Insofar as we are permitted to indemnify the selling stockholders for liabilities arising under the Securities Act of 1933, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities act of 1933 and is unenforceable.

         We will pay substantially all of the expenses incident to the registration and offering of our common stock, other than commissions or discounts of underwriters, broker-dealers or agents.

                    TRANSACTIONS WITH OFFICERS AND DIRECTORS
                        AND OTHER BUSINESS RELATIONSHIPS

Share Exchange Transactions with Rozel International Holdings, Ltd.

         In October 1998, we completed a share exchange transaction with Rozel International Holdings, Ltd. in which we issued 1,000,000 shares of our common stock valued at $4,630,000 and 500,000 shares of our Series A Preferred Stock valued at $40,000 in exchange for 178,700 shares of BrightStreet's Series A Preferred Stock. This represented 100% of BrightStreet's issued and outstanding shares of Series A Preferred Stock. In October 1998, we also completed a share exchange transaction with Rozel International Holdings, Ltd. in which we issued 1,145,594 shares of our common stock valued at $4,628,200 and 1,145,594 shares of our Series A Preferred Stock valued at $91,648 in exchange for 4,582,377 shares of BrightStreet's common stock. Rozel International Holdings, Ltd. is a beneficial owner of approximately 20.1% of our common stock.

Loan and Merger Agreements with Strategicus Partners, Inc.

         On May 28, 1999, we entered into a loan agreement with Strategicus Partners Inc. Pursuant to this loan agreement, we agreed to lend Strategicus Partners up to $2,000,000 on a revolving credit basis with all advances made under the loan agreement due on July 12, 1999. We subsequently amended the due date for the repayment of these loans to July 30, 1999. Strategicus Partners was permitted to use the proceeds of these loans to make loans to two of its stockholders and to make investments in AsiaCD, Inc. and College 411.com, Inc. The obligation of Strategicus Partners to repay these loans was evidenced by a promissory note in the principal amount of up to $2,000,000. Strategicus Partners secured its obligation to repay these loans by granting us a security interest in all of its assets including any of its investments in AsiaCD, Inc. and College 411.com, Inc. We advanced an aggregate amount of $1,555,000 to Strategicus Partners pursuant to this loan agreement. Strategicus Partners used approximately $310,000 of these funds to make a loan to Douglas Spink and used the remainder of these funds to make investments in AsiaCD, Inc. and College 411.com, Inc. and to pay the professional fees related to the completion of our merger with Strategicus Partners. Upon the completion of our merger with Strategicus Partners, we agreed to forgive the loan to Mr. Spink if he remains an employee of Net Value Holdings on May 28, 2000. For a more detailed discussion of this arrangement, see "MANAGEMENT-Employment Agreements."

         On June 21, 1999, we entered into a merger agreement with Strategicus Partners and Douglas Spink, the founder of Strategicus Partners, in which we agreed to merge with Strategicus Partners. We completed our merger with Strategicus Partners on July 30, 1999. Subject to vesting provisions described in the merger agreement, we issued the following shares of our capital stock to the stockholders of Strategicus Partners:

                               Vested Shares                                Vested Shares of       Unvested Shares of
                                 of Common         Unvested Shares of     Series A Preferred       Series A Preferred
                                   Stock              Common Stock              Stock                     Stock
Douglas Spink                     239,847              1,641,310                73,678                   504,187
Barry Uphoff                      120,394              1,760,763                36,983                   540,882
Darr Aley                         120,394              1,760,763                36,983                   540,882
Stephen George                    120,394              1,760,763                36,983                   540,882
                                  -------              ---------                ------                   -------
       TOTAL                      601,029              6,923,599               184,627                 2,126,833
       TOTAL VALUE             $3,642,237            $21,458,719              $142,163                $1,637,661

         The unvested shares of our capital stock listed above vest ratably on a monthly basis over periods ranging from 24 months to 48 months based on the individual stockholder's continued employment or engagement as a consultant with Net Value Holdings. For a more detailed discussion of this arrangement, see "Management -Employment Agreements, Consulting Agreements." These shares, upon full vesting, were intended to represent approximately 40% of our capital stock as of June 21, 1999, assuming we had 18,811,569 shares of common stock calculated on a fully-diluted basis and 5,778,699 shares of Series A Preferred Stock. In exchange for this issuance of our capital stock, we acquired all of the issued and outstanding capital stock of Strategicus Partners. Our primary purpose for completing the merger with Strategicus Partners was to acquire rights to the investments made by Strategicus Partners in metacat.com, inc., AsiaCD, Inc. and College 411.com, Inc. and to retain the services of the four stockholders of Strategicus Partners as employees and/or consultants of our company.




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Forgiveness of Loans to Members of Our Management Team

         In May 1999, Strategicus Partners made a loan to Mr. Spink in the principal amount of $310,000. This amount was extended to Mr. Spink to reimburse him for expenses which he incurred in connection with the start-up of metacat.com, Inc. This transaction was structured as a loan to induce Mr. Spink to remain our employee for at least one year. The loan accrues interest at a simple rate of 9% per annum. The repayment of the principal amount of this loan plus all accrued interest was originally due on July 12, 1999 but was subsequently extended to July 30, 1999. Upon the completion of our merger with Strategicus Partners, we entered into an employment agreement with Mr. Spink in which we agreed not to take any actions to demand repayment or to collect this loan during the term of the employment agreement so long as we do not terminate Mr. Spink's employment for "cause," death or disability (as such terms are defined in the employment agreement) and we agreed to forgive the principal amount plus all accrued interest related to this loan if Mr. Spink remained an employee of our company on the first anniversary of his employment. For a more detailed discussion of this arrangement, see "MANAGEMENT-Employment Agreements." On January 21, 2000, we sent Mr. Spink written notice terminating his employment agreement, effective October 19, 1999. Accordingly, we intend to take legal action to obtain repayment of the principal amount of this loan plus all accrued interest thereon. In addition, in July 1999, Strategicus made an advance to Mr. Spink in the principal amount of approximately $185,000. We intend to take legal action to obtain repayment of this advance.

         In June 1999, we extended a loan to Mr. Darr Aley in the principal amount of $267,000. This amount was extended to Mr. Aley as an inducement for him to leave his prior employment. This transaction was structured as a loan to induce Mr. Aley to remain our consultant for the duration of his engagement. The repayment of the principal amount of this loan plus all accrued interest was originally due on July 12, 1999 but was subsequently extended to July 30, 1999. Upon the completion of our merger with Strategicus Partners, we entered into a consulting agreement with Mr. Aley in which we agreed not to take any actions to demand repayment or to collect this loan during the term of the consulting agreement. We also agreed to forgive Mr. Aley 's obligation to repay a portion of this loan if he remains engaged as a consultant to our corporation on each of the first three anniversaries of the date of his consulting agreement. For a more detailed discussion of this arrangement, see "MANAGEMENT-Consulting Agreements."

Series A Preferred Stock Exchange

         In September 1999, we exchanged 2,898,788 shares of our common stock for all 4,831,312 issued and outstanding shares of our Series A Preferred Stock. For a detailed discussion of this transaction, see "DESCRIPTION OF CAPITAL STOCK-Preferred Stock." Messrs. Spink, Uphoff, Aley and George participated in this offering and received a total of 1,386,876 shares of our common stock valued at $6,012,738 in exchange for the cancellation of all of their 2,311,460 shares of our Series A Preferred Stock.

Cancellation of Unvested Shares of Common Stock and Agreement to Issue Options to Purchase Shares of Our Common Stock

         On August 31, 1999, we entered into an agreement with each of Messrs. Uphoff, Darr Aley and George to immediately cancel all of their 6,255,876 unvested shares of our common stock valued at $37,927,669. In addition, for each share of common stock that they agreed to cancel, we agreed to issue Messrs. Uphoff, Darr Aley and George an option to purchase one share of our common stock pursuant to a stock option plan which we intend to implement in 1999. Accordingly, we issued options to purchase a total of 6,255,876 shares of our common stock valued at $11,889,024 to Messrs. Uphoff, Aley and George. Each of these options will have an exercise price of $1.00 per share and will be subject to the same vesting provisions that applied to the unvested shares of common stock as described in our merger agreement with Strategicus Partners. On September 13, 1999, each of Messrs. Uphoff, Aley, George and Panzo agreed to forfeit their rights to receive 180,000 stock options valued at $374,400. On September 13, 1999, Mr. Spink agreed to allow Net Value Holdings to cancel 180,000 of his unvested shares of common stock valued at $1,148,727. These members of the management team entered into these agreements to allow us to issue 900,000 stock options to Mr. Hansen. In September 1999, we entered into an employment agreement with Mr. Hansen pursuant to



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which we agreed to issue 900,000 stock options to Mr. Hansen valued at
$3,204,000. For a detailed discussion of the terms of Mr. Hansen's employment agreement, see "MANAGEMENT--Employment Agreements."

Personal Investments of Members of Our Management Team in Our Affiliate
Companies

         Members of our management team have made personal investments in some of our affiliate companies. Through February 11, 2000, members of our management team own the following equity interests in our affiliate companies:


                      Affiliate company                   Equity Interest
                      -----------------                   ---------------

Andrew P. Panzo            AsiaCD                  12,000 shares of common stock
Barry Uphoff               AsiaCD                  12,000 shares of common stock
Darr Aley                  AsiaCD                  12,000 shares of common stock
Darr Aley                  College 411             50,000 stock options
Stephen George             AsiaCD                  12,000 shares of common stock
Stephen George             College 411             37,500 stock options
Douglas Spink              Webmodal                   400 shares of common stock
Douglas Spink              Asia CD                 12,000 shares of common stock
Thomas Aley                Swapit.com           1,033,644 shares of common stock



San Francisco Office Space

         We share office space in San Francisco, California with a corporation owned by Mr. George, at no expense.






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



                          DESCRIPTION OF CAPITAL STOCK

General

         We are authorized to issue 50,000,000 shares of common stock, par value $.001 per share, and 10,000,000 shares of preferred stock, par value $.001 per share.

         The following discussion, which describes all material terms of our capital stock, is qualified in its entirety by reference to our certificate of incorporation and bylaws, copies of which are filed as exhibits to this registration statement.

Common Stock

         The holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by the stockholders. There is no cumulative voting with respect to the election of directors. Accordingly, holders of a majority of the outstanding shares of our common stock can elect all members of our Board of Directors, and holders of the remaining shares by themselves cannot elect any member of the Board of Directors.

         The holders of our common stock are entitled to receive dividends in the discretion of our Board of Directors. We may only pay dividends out of funds legally available for this purpose. In the event of the liquidation, dissolution or winding up of Net Value Holdings, Inc., the holders of our common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over our common stock. Holders of shares of our common stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemptive provisions applicable to our common stock. All of the outstanding shares of our common stock are fully paid and nonassessable.

Preferred Stock

         Our certificate of incorporation provides that our Board of Directors may establish one or more classes or series of preferred stock having such number of shares and relative voting rights, designation, dividend rates, liquidation and other rights, preferences and limitations as may be fixed by them without further stockholder approval. The holders of our preferred stock may be entitled to preferences over common stockholders with respect to dividends, liquidation, dissolution or our winding up in such amounts are established by our Board of Directors' resolutions issuing such shares.

         In 1998 and 1999, we issued of 4,831,312 shares of our Series A Preferred Stock to accredited investors. Our Series A Preferred Stock was convertible into up to one share of our common stock upon our achievement of specified performance objectives. After discussions with potential investment bankers, underwriters and other sources of capital financing, we determined that the conversion features of our Series A Preferred Stock were too complicated and created uncertainty regarding the number of shares of our common stock which may have been issuable into the market at any given time upon our satisfaction of the performance objectives. Therefore, pursuant to a private offering, we issued 2,898,788 shares of our common stock in exchange for all 4,831,312 issued and outstanding shares of our Series A Preferred Stock. Pursuant to this offering, the holders of our Series A Preferred Stock forfeited all ownership rights to the Series A Preferred Stock and any shares of our common stock issuable upon conversion of the Series A Preferred Stock and released and discharged us and each of our present and future officers, directors and employees from all claims or rights related to the Series A Preferred Stock. As there are no longer any issued and outstanding shares in this series, we plan to cancel the Series A Preferred Stock.

         In September 1999, we designated our Series B Preferred Stock. In September and October 1999, we issued 4,824 shares of this series to ten accredited investors in connection with a private placement offering in which we raised gross proceeds of $4,824,000.




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




         The shares of Series B Preferred Stock, valued at $4,824,000, are convertible into shares of our common stock at a conversion price of $4.0875 per share. The number of shares of our common stock issuable upon conversion of the Series B Preferred Stock is calculated by dividing the liquidation value of $1,000 per share of the Series B Preferred Stock by the conversion price per share. Since there are 4,824 shares of Series B Preferred Stock issued and outstanding, the total liquidation value of the Series B Preferred Stock is $4,824,000. Accordingly, if the holders had converted all of the shares of the Series B Preferred Stock on February 11, 2000, then the conversion price per share would have been $4.0875 and the Series B Preferred Stock would have been converted into approximately 1,180,184 shares of our common stock. The holders of the Series B Preferred Stock may elect to convert the Series B Preferred Stock into shares of our common stock at any time after the earlier of:

                 o March 15, 2000; and

                 o 20 days after the effective date of this registration
                   statement.

         During the period from September 17, 1999 until the first anniversary of the effective date of this registration statement, the holders of the Series B Preferred Stock may elect to reset the conversion price to a price per share equal to the greater of:

                 o the closing bid price of our common stock on the two trading days immediately preceding the date that we receive notice of the reset election from all of the holders of the Series B Preferred Stock, as a group; and

                 o $2.50.

         The holders of the Series B Preferred Stock may only elect to reset the conversion price once and they may not reset the conversion price below $2.50 per share. The Series B Preferred Stock accrues dividends at the rate of 5% per annum of the liquidation value of $1,000 per share. However, the dividend rate increases to 10% per annum whenever the closing bid price of our common stock is below 2.50 per share for ten consecutive trading days. The dividend rate of the Series B Preferred Stock is reset to 5% per annum only after the closing bid price of our common stock is above $2.50 per share for five consecutive trading days.

         If the holders elected to convert all of the Series B Preferred Stock on February 11, 2000, then the Series B Preferred Stock would have been converted into approximately 1,180,184 shares of our common stock. However, this number of shares will be significantly greater if the conversion price is reset to $2.50 per share. Purchasers of our common stock could therefore experience substantial dilution of their investment upon conversion of the Series B Preferred Stock. The shares of Series B Preferred Stock are not registered and may only be resold if registered under the Securities Act of 1933 or sold in accordance with an applicable exemption from registration, such as Rule 144 promulgated under the Securities Act of 1933. We are registering the shares of our common stock which are issuable upon conversion of the Series B Preferred Stock in this registration statement.

         We may redeem all or a portion of the Series B Preferred Stock at a price per share equal to 120% of the liquidation preference amount, plus any accrued and unpaid dividends on the Series B Preferred Stock.

         The holders of the Series B Stock have the option of requiring us to redeem their shares of Series B Preferred Stock upon the occurrence of any of the following events:

                 o any consolidation, merger or other business combination which we consummate with any other party pursuant to which the holders of a majority of the voting power of our capital stock immediately prior to such transaction do not hold a majority of the voting power of the capital stock of the surviving entity subsequent to such transaction;




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



                 o the sale or transfer of all or substantially all of our
                   assets;

                 o the consummation of a purchase, tender or exchange offer made to the holders of more than 30% of the outstanding shares of common stock;

                 o the failure of this registration statement to be declared effective by the Securities and Exchange Commission on or prior to February 14, 2000;

                 o the lapse prior to September 17, 2001, of the effectiveness of this registration statement or its unavailability for use by the holders of the Series B Preferred Stock for a period of at least ten consecutive trading days;

                 o the suspension from listing or the failure of the common stock to be listed on either the NASDAQ Over-The Counter Bulletin Board Trading System, the NASDAQ SmallCap Market, The NASDAQ National Market, The New York Stock Exchange or the American Stock Exchange for a period of five consecutive days;

                 o our notice to any holder of the Series B Preferred Stock of our inability to comply or our intention not to comply with proper requests for conversions of any Series B Preferred Stock into shares of our common stock;

                 o our failure to comply with any conversion notice tendered by a holder of the Series B Preferred Stock within ten business days after we receive it and the stock certificates representing the shares of Series B Preferred Stock being converted; and

                 o our breach of any representation, warranty, covenant, or other term or condition contained in any of the documents related to our sale and issuance of the Series B Preferred Stock, except for a breach of covenant which is cured within ten days.

         The holders of the Series B Preferred Stock may require us to redeem all or a portion of their shares of Series B Preferred Stock at a price per share of Series B Preferred Stock equal to the greater of:

                 o $1,250; or

                 o the product of the conversion price per share of the Series B
                   Preferred Stock and the closing bid price of our common stock on the trading date immediately preceding any of the aforementioned events.

Registration Rights

         Subsequent to this offering, Founders Equity Group, Inc., Founders Mezzanine Investors III, LLC, George and Nancy Moorehead Charitable Trust, and Donald and Shelley Moorehead Charitable Trust , holders of 406,138 shares of our common stock are entitled to registration rights. These stockholders have "piggy-back" registration rights in any offering of our securities pursuant to a registration statement on Forms S-1, S-2 or S-3 filed subsequent to the consummation of our merger with Net Value, Inc. We will bear the expenses incurred in connection with filing such registration statement.

         The merger agreement with Strategicus Partners and Douglas Spink which grants these registration rights, defines a change of control as the occurrence of any one of the following:




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                 o any "person" as such term is used in Sections 3(a)(9) and
                   13(d) of the Securities Exchange Act of 1934, other than one of our subsidiaries or affiliates becomes a "beneficial owner," as such term is used in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, of 50% or more of any class of issued and outstanding capital stock which ownership interest constitutes 50% or more of all issued and outstanding voting shares;

                 o the majority of the members of our Board of Directors
                   consists of individuals other than members of our Board of Directors on July 30, 1999, provided that persons elected to the Board of Directors whose election or nomination was supported by one-half of the directors at July 30, 1999 shall be considered a member of the Board of Directors as of July 30, 1999; and

                 o any event which we would be required to report pursuant to
                   Items 1 or 2 of Form 8-K under the Securities Exchange Act of 1934, whether or not we are actually required to file a Form 8-K in relation to this transaction or event.

         Upon a change of control Messrs. Panzo, Spink, Uphoff, Aley and George may demand registration of the vested shares of common stock owned by each in a public offering of such securities under the Securities Act of 1933. We are required to use our best efforts to effect such registration. We will bear the expenses incurred in connection with such registrations.

         We are obligated to register 807,644 shares of our common stock owned by Sven Behrendt and 202,533 shares of our common stock owned by Juergen Jaekel. We agreed to file a registration statement with the Securities and Exchange commission registering the resale of these shares of common stock on or before August 15,1999. We did not file this registration statement until October 7, 1999. As a result of our breach of this agreement, we issued 27,000 shares of our common stock to each of Messrs. Behrendt and Jaekel. These shares represent the agreed upon penalty of 10,000 shares for breaching the agreement and 10,000 shares per month until the registration statement was filed on October 7, 1999, calculated on a daily basis.

         Subsequent to this offering, two stockholders holding an aggregate of 676,374 shares of our common stock are entitled to registration rights. These stockholders have "piggy-back" registration rights in any offering of our securities pursuant to a registration statement on Forms S-1, S-2 or S-3 filed subsequent to the effective date of this registration statement. We will bear the expenses incurred in connection with filing such registration statement.

Common Stock Purchase Warrants

         As of the date of this prospectus, we have issued 1,558,275 common stock purchase warrants.

         On March 1, 1999, in connection with an issuance of convertible promissory notes in the aggregate principal amount of $900,000, we issued warrants to purchase 90,000 shares of our common stock at an exercise price of $2.50 per share and warrants to purchase 90,000 shares of our common stock at an exercise price of $5.00 per share. These warrants are exercisable at any time prior to February 28, 2002.

         In May 1999, we issued convertible promissory notes in the aggregate principal amount of $4,270,125 to a group of accredited investors. The convertible promissory notes were issued in satisfaction of promissory notes issued by BrightStreet. Each participant in this offering received a convertible promissory note with a principal amount equal to the principal amount of his BrightStreet promissory note, plus all accrued interest thereon as of December 31, 1998, in exchange for the cancellation of his BrightStreet promissory note and their agreement to release us, BrightStreet and the present and future officers and directors from any claims related to his promissory note. The noteholders may convert these convertible promissory notes at any time at a conversion rate of $2.00 per share. We may require the noteholders to convert the entire principal amount of their convertible promissory notes, plus all accrued interest thereon, if the



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




market price of our common stock is $5.00 per share for a period of twenty consecutive trading days and we have registered the resale of all shares of our common stock issuable to the noteholders upon such mandatory conversion of the convertible promissory notes with the Securities and Exchange Commission. We are obligated to issue a warrant to purchase one-half of one share of our common stock for each share of our common stock issued to the noteholders upon any conversion of the convertible promissory notes. These warrants are exercisable for a period of three years after their grant date at an exercise price of $6.00 per share. As of the date of this prospectus, we have issued warrants to purchase 973,158 shares of our common stock to holders who have converted their promissory notes.

         In connection with the private offering which we completed in September 1999, we issued warrants to purchase 110,077 shares of our common stock at an exercise price of $5.00 per share. These warrants are exercisable for a period of three years from the date of grant.

         As of January 31, 2000, we had issued and outstanding callable and non-callable A, B, C and D warrants to purchase, in the aggregate, 295,040 shares of our common stock. We issued these warrants to the purchasers of the Series B Preferred Stock and they are exercisable until October 1, 2004. Each type of warrant is exercisable for, in the aggregate, the number of shares and at the exercise price set forth below:

                                           Shares                 Exercise Price
                                           ------                 --------------
Non-callable A Warrants                    36,880                    $4.49625
Callable A Warrants                        36,880                    $4.49625
Non-callable B Warrants                    36,880                    $4.905
Callable B Warrants                        36,880                    $4.905
Non-callable C Warrants                    36,880                    $5.31375
Callable C Warrants                        36,880                    $5.31375
Non-callable D Warrants                    36,880                    $5.7225
Callable D Warrants                        36,880                    $5.7225

         The exercise price of each of these warrants may be adjusted upon the occurrence of:

                 o a recapitalization, reorganization, reclassification, merger or sale of substantially all assets;

                 o a subdivision or combination of shares of our common stock;

                 o a stock dividend;

                 o our issuance of additional shares of our common stock at a price per share less than the closing bid price per share on the date of issuance;

                 o our issuance of common stock equivalents pursuant to which shares of our common stock are issuable at a price per share that is less than the closing bid price per share on the date of issuance; and

                 o any purchase or redemption of shares of our common stock by us at a price per share which is greater than the exercise price of the warrants.

However, the following transactions will not trigger an adjustment to the exercise price:

                 o any issuance of our securities other than for cash, as
                   consideration for a merger, consolidation or sale of assets, in connection with any strategic partnership or joint venture or in exchange for assets, stock or joint venture interests;



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                 o our grant of any securities pursuant to an employee benefit plan, stock option plan, restricted stock plan or stock purchase plan for the benefit of our employees or directors;

                 o any transactions regarding the sale or exchange of our
                   securities at a price per share greater than the price of the Series B Preferred Stock;

                 o any securities issued upon conversion of the Series B
                   Preferred Stock or exercise of these warrants; and

                 o any securities issued in connection with transactions listed on Schedule 2.1(c) or Schedule 2.1(z) of the Series B Convertible Preferred Stock Purchase Agreement dated as of September 17, 1999, a copy of which is included at Exhibit
                   10.19 hereto.

         If the closing bid price of our common stock is at least 150% of the relevant exercise price for 20 consecutive trading days and this registration statement has been effective for 20 days, then we may terminate the callable warrants by delivering 20 days written notice to the holders. The shares of our common stock issuable upon exercise of these warrants are being registered pursuant to this registration statement.

Transfer Agent and Registrar

         The transfer agent for our common stock is StockTrans, Inc. The transfer agent's address is 7 East Lancaster Avenue, Ardmore, Pennsylvania 19003, and its telephone number is (610) 649-7300.


                         SHARES ELIGIBLE FOR FUTURE SALE


         14,673,353 shares of our common stock were outstanding as of February 11, 2000.

         Under the terms of the subscription agreements of previous private placements of our securities, 10,094,675 outstanding shares of our common stock may not be sold or otherwise transferred, without our prior written consent or the prior written consent of a placement agent whom we designate, except for transfers to immediate family members or trusts for estate planning purposes, until the date set forth below:


     Number of Shares                            Restrictions in
     Subject to Restriction                      Effect Through


      5,918,640                        First anniversary of the later of (i) the
                                       date the shares are eligible for sale
                                       under Rule 144 or (ii) the effective date of a registration statement registering the resale of the shares.

      4,176,035                        First anniversary of effective date of
                                       our merger with BrightStreet


         Holders of 4,805,072 shares of our common stock have registration rights with respect to the registration of the resale of such shares under the Securities Act of 1933. Upon the effectiveness of this registration statement, which we are filing on behalf of thirteen such stockholders, 3,722,560 of these shares will be freely tradeable under the Securities Act of 1933.

         Upon completion of this offering, 7,000,793 "restricted shares" as defined in Rule 144 will be outstanding. None of these shares will be eligible for sale in the public market as of the effective date of this registration statement.

         In general, under Rule 144 as currently in effect, beginning on the later of 90 days after the effective date of this registration statement or the date on which the transfer restrictions described above have expired, a person (or persons whose shares are aggregated) who owns shares that were purchased from us (or any affiliate) at least one year previously, including a person who may be deemed our affiliate, is entitled to sell within any three-month period, a number of shares that does not exceed the greater of:

                 o 1% of the then outstanding shares of our common stock; or

                 o the average weekly trading volume of our common stock during the four calendar weeks preceding the date on which notice of the sale is filed with the Securities and Exchange commission.

         Sales under Rule 144 are also subject to manner of sale provisions, notice requirements and the availability of current public information about us. Any person (or persons whose shares are aggregated) who is not deemed to have been our affiliate at any time during the 90 days preceding a sale, and who owns shares within the definition of "restricted securities" under Rule 144 under the Securities Act that were purchased from us (or any affiliate) at least two years previously, would be entitled to sell such shares under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

         In addition to the outstanding shares of our common stock described above, as of the date of this prospectus, we have 6,057,248 shares of common stock reserved for issuance upon the exercise of outstanding options, 1,485,883 shares of our common stock reserved for issuance upon the conversion of issued and outstanding convertible debentures in the aggregate principal amount of $3,541,365 and 1,558,275 shares of common stock reserved for issuance upon the exercise of common stock purchase warrants. All of these securities and the shares of our common stock underlying each of these securities are restricted securities. The transfer of these restricted securities is subject to the requirements of Rule 144, as discussed above.

         Future sales of restricted common stock under Rule 144 or otherwise or of the shares which we are registering on this registration statement could negatively impact the market price of our common stock. For a detailed discussion of this risk, see "RISK FACTORS--RISKS RELATED TO THIS OFFERING--Shares Eligible For Future Sale By Current Holders Of Our Securities May Decrease The Price Of Common Stock." We are unable to estimate the number of shares that may be sold in the future by our existing stockholders or the effect, if any, that sales of shares by such stockholders will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of our common stock by existing stockholders could adversely affect prevailing market prices.


          PRINCIPAL UNITED STATES TAX CONSEQUENCES TO NON-U.S. HOLDERS

         For U.S. federal income tax purposes, a resident alien individual is treated like a citizen: he or she is subject to U.S. tax on all of his or her income, regardless of the source. A nonresident alien individual, on the other hand, is subject to a special tax regime that is fundamentally different from that which applies to citizens and resident aliens. You are a non-resident alien if:

                 o you are not a lawful permanent resident of the U.S. at
                   anytime during the calendar year;

                 o you do not make an election to be treated as a resident
                   alien; and

                 o you are not physically present in the U.S. for 183 days or more during the calendar year or the sum of your days of physical presence in the U.S. for the current calendar year plus 1/3 the number of days in the first preceding calendar year plus 1/6 the number of days in the second preceding calendar year equals less than 183 days provided; however, that you will not be treated as a resident pursuant to this lookback rule if (i) you are not physically present in the U.S. for at least 31 days during the calendar year; or (ii) you can establish that you have a tax home in and closer connections to a foreign country.


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         The following discussion summarizes principal U.S. federal income and estate tax consequences of the ownership and disposition of common stock by "non-U.S. holders." You are a "non-U.S. holder" for U.S. federal income tax purposes if you are:

                 o a non-resident alien individual;

                 o a foreign corporation;

                 o a foreign partnership; or

                 o an estate or trust that in either case is not subject to U.S.
                   federal income tax on a net income basis on income or gain from common stock.

         This discussion does not consider the specific facts and circumstances that may be relevant to particular holders and does not address the treatment of holders of common stock under the laws of any state, local or foreign taxing jurisdiction. This discussion is based on the tax laws of the U.S., including the Internal Revenue Code, as amended to the date hereof, existing and proposed regulations thereunder, and administrative and judicial interpretation thereof, as currently in effect. These laws are subject to change, possibly on a retroactive basis.

         You should consult your own tax advisors with regard to the application of the federal income tax laws to your particular situation, as well as to the applicability and effect of any state, local or foreign tax laws to which you may be subject.

Dividends

         If you are a non-U.S. holder of our common stock, dividends paid to you are subject to withholding of U.S. federal income tax at a 30% rate or at a lower rate if so specified in an applicable income tax treaty. If, however, the dividends are effectively connected with your conduct of a trade or business within the U.S. (holding stock in a corporation engaged in a trade or business in the U.S. does not cause the shareholder to be engaged in a U.S. trade or business by reason of the stock ownership), and they are attributable to a permanent establishment that you maintain in the U.S., if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. income tax on a net income basis on such dividends, then such "effectively connected" dividends generally are not subject to withholding tax. Instead, such effectively connected dividends are taxed at rates applicable to U.S. citizens, resident aliens and domestic U.S. corporations.

         Effectively connected dividends received by a non-U.S. corporation may be subject to an additional "branch profits tax" at a 30% rate or at a lower rate if so specified in an applicable income tax treaty.

         Under currently effective U.S. Treasury regulations, dividends paid to an address in a foreign country are presumed to be paid to a resident of that country, unless the payor has knowledge to the contrary, for purposes of the 30% withholding tax discussed above. Under current interpretations of U.S. Treasury regulations, this presumption that dividends paid to an address in a foreign country are paid to a resident of that country, unless the payor has knowledge to the contrary, also applies for the purposes of determining whether a lower tax treaty rate applies.

         Under U.S. Treasury regulations that will generally apply to dividends paid after December 31, 2000, the "New Regulations," if you claim the benefit of a lower treaty rate, then you must satisfy certification requirements. In addition, in the case of common stock held by a foreign partnership, the certification requirements generally will apply to the partners of the partnership and the partnership must provide specific information, including a U.S. taxpayer identification number. The final withholding regulations also provide look-through rules for tiered partnerships.

         If you are eligible for a reduced rate of U.S. withholding tax under a tax treaty, you may obtain a refund of any excess amounts withheld by filing a refund claim with the IRS.

Gain On Disposition of Common Stock

         If you are a non-U.S. holder, you generally will not be subject to U.S. federal income tax on gain recognized on a disposition of common stock unless:

                 o the gain is effectively connected with your conduct of a trade or business in the U.S. and the gain is attributable to a permanent establishment that you maintain in the U.S., if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation or a net income basis on gain from the sale or other disposition of the common stock;

                 o you are an individual, you hold the common stock as a capital asset and you are present in the U.S. for 183 or more days in the taxable year of the sale or certain other conditions exist; or

                 o you are or have been a "United States real property holding corporation" for federal income tax purposes and you held, directly or indirectly, at any time during the five-year period ending on the date of disposition, more than 5% of our common stock, and you are not eligible for any treaty exemption.

         Effectively connected gains recognized by a corporate non-U.S. holder may also be subject to an additional "branch profits tax" at a 30% rate or at a lower rate if so specified in an applicable income tax treaty.

         We have not been, are not, and do not anticipate becoming a "United States property holding corporation" for federal income tax purposes.

Federal Estate Tax

         For estate tax purposes, an individual is a resident if at the time of death he or she has domicile in the U.S. One has domicile if one intends to reside in the U.S. permanently or indefinitely. Common stock held by an individual non-U.S. holder at the time of death will be included in the holder's gross estate for U.S. federal estate tax purposes and may be subject to U.S. federal estate taxes, unless an applicable estate tax treaty provides otherwise. The amount of the Federal estate tax will be between 6% and 30% of the non-U.S. holder's taxable estate, depending upon the size of the estate.

Information Reporting and Backup Withholding

         In general, U.S. information reporting requirements and backup withholding tax will not apply to dividends paid to you if you are either:

                 o subject to the 30% withholding tax discussed above, or

                 o not subject to the 30% withholding tax because an applicable tax treaty reduces or eliminates such withholding tax,

although dividend payments to you will be reported for purposes of the withholding tax. See the discussion under "Dividends" above for further discussion of the reporting of dividend payments. If you do not meet either of these requirements for exemption and you fail to provide certain information, including your U.S. taxpayer identification number, or otherwise establish your status as an "exemption recipient," you may be subject to backup withholding of U.S. federal income tax at a rate of 31% on dividends paid with respect to common stock.

         U.S. information reporting and backup withholding requirements generally will not apply to a payment of the proceeds of a sale of common stock made outside the U.S. through an office outside the U.S. of a non-U.S. broker. However, U.S. information reporting, but not backup withholding, will apply to a payment made outside the U.S. of the proceeds of a sale of common stock through an office outside the U.S. of a broker that:

                 o is a U.S. person;

                 o derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the U.S.;

                 o is a "controlled foreign corporation" as to the U.S.; or

                 o with respect to payments made after December 31, 2000, is a foreign partnership with certain connections to the U.S.

in each case, unless the broker has documentary evidence in its records that the holder or beneficial owner is a non-U.S. person and has no knowledge to the contrary or the holder otherwise establishes an exemption.

         Payment of the proceeds of a sale of common stock to or through a U.S. office of a broker is subject to both U.S. backup withholding and information reporting unless the holder certifies its non-U.S. status under penalty of perjury or otherwise establishes an exemption.

         Backup withholding is not an additional tax and you may apply any taxes that are withheld against your tax liability and you generally may obtain a refund of any excess amounts withheld under the backup withholding rules by filing a refund claim with the Internal Revenue Service.


                                     EXPERTS

         The consolidated financial statements of Net Value Holdings, Inc. as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998 have been included herein and in the registration statement in reliance on the report of LJ Soldinger Associates, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

         The following reports have been included herein and in the registration statement in reliance on the report of Morgenstern & Associates, independent certified public accountants, given on the authority of that firm as experts in auditing and accounting:

                 o The balance sheet of AssetExchange, inc. as of September 30,
                   1999;

                 o The balance sheet of College411.com, Inc. as of September 30,
                   1999;

                 o The balance sheet of SwapIt.com, Inc. as of September 30,
                   1999; and

                 o The financial statements of IndustrialVortex.com, Inc. as of
                   December 31, 1999 and for the period from May 20, 1999 (inception) to December 31, 1999

         The following reports have been included herein and in the registration statement in reliance on the report of Morgenstern & Associates, independent certified public accountants, given on the authority of that firm as experts in auditing and accounting.

                                  LEGAL MATTERS

         The validity of our common stock offered hereby will be passed upon for us by Klehr, Harrison, Harvey, Branzburg & Ellers LLP, Philadelphia, Pennsylvania.


                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission, Washington, D.C. 20549, a registration statement on Form S-1 under the Securities Act of 1933 with respect to our common stock offered in this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to Net Value Holdings, Inc. and our common stock offered hereby, reference is made to the registration statement and the exhibits filed as part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete; reference is made in each instance to the copy of such contract and any other document filed as an exhibit to the registration statement. Each such statement is qualified in all respects by reference to such exhibit. The registration statement, including exhibits thereto, may be inspected without charge at the Securities and Exchange Commission's principal office in Washington, D.C. and copies of all or any part thereof may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Securities and Exchange Commission's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at 7 World Trade Center, 13th Floor, New York, New York 10048 after payment of fees prescribed by the Securities and Exchange Commission. You may obtain additional information regarding the operation of the Public Reference Section by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a World Wide Web site which provides online access to reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission at the address http://www.sec.gov.

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)

                        INDEX TO THE FINANCIAL STATEMENTS


                                                                                                                          Page
                                                                                                                          ----
Net Value Holdings, Inc.
   Independent Auditors' Report............................................................................................F2
   Balance Sheets as of December 31, 1997 and 1998 (audited) and September 30, 1999 (unaudited)............................F3
   Statement of Operations for the years ended December 31, 1996, 1997 and 1998 (audited), for the nine months ended September 30, 1998 and 1999 (unaudited), and the period December 16, 1994
     (Inception) through September 30, 1999 (unaudited)....................................................................F4
   Statement of Nonredeemable Preferred Stock, Common Stock and other Stockholder's Deficit for the years ended December 31, 1996, 1997 and 1998 (audited), and for the nine months ended
     September 30, 1999 (unaudited)........................................................................................F5
   Statements of Cash Flows for the years ended December 31, 1996, 1997 and 1998 (audited), for the nine months ended September 30, 1998 and 1999 (unaudited), and the period December 16, 1994 (Inception)
     through September 30, 1999 (unaudited)................................................................................F8
   Notes to Financial Statements...........................................................................................F9

Pro Forma Condensed Consolidated Financial Statements
   Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1999 (unaudited).....................................P2
   Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30,
     1999 (unaudited)......................................................................................................P3
   Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements (unaudited)....................................P4

AssetExchange.com , Inc.
   Independent Auditors' Report...........................................................................................F48
   Balance Sheet as of September 30, 1999 (audited).......................................................................F49
   Statement of Operations for the period March 12, 1999 (date of inception)
     through September 30, 1999 (unaudited)...............................................................................F50
   Statement of Changes in Stockholders' Equity for the period March 12, 1999 (date of inception)
     through September 30, 1999 (unaudited)...............................................................................F51
   Statements of Cash Flows for the period March 12, 1999 (date of inception)
     through September 30, 1999 (unaudited)...............................................................................F52
   Notes to Financial Statements..........................................................................................F53

College411.com, Inc.
   Independent Auditors' Report...........................................................................................F57
   Balance Sheet as of September 30, 1999 (audited).......................................................................F58
   Statement of Operations for the period April 13, 1999 (date of inception) through
     September 30, 1999 (unaudited).......................................................................................F59
   Statement of Changes in Stockholders' Equity for the period April 13, 1999 (date of inception)
     through September 30, 1999 (unaudited)...............................................................................F60
   Statements of Cash Flows for the period April 13, 1999 (date of inception) through
     September 30, 1999 (unaudited).......................................................................................F61
   Notes to Financial Statements..........................................................................................F62

Swapit.com, Inc.
   Independent Auditors' Report...........................................................................................F67
   Balance Sheet as of November 30, 1999 (audited)........................................................................F68
   Notes to Financial Statements..........................................................................................F69

IndustrialVortex.com, Inc.
   Independent Auditors' Report...........................................................................................F73
   Balance Sheet as of December 31, 1999 (audited)........................................................................F74
   Statement of Operations for the period from inception through December 31, 1999 (audited)..............................F75
   Statement of Changes in Stockholders' Equity for the period from inception through December 31, 1999 (audited).........F76
   Statements of Cash Flows for the period from inception through December 31, 1999 (audited).............................F77
   Notes to Financial Statements..........................................................................................F78

Strategicus Partners, Inc.
   Balance Sheet as of June 30, 1999 (unaudited)..........................................................................F82
   Statement of Operations for the six months ended June 30, 1999 (unaudited).............................................F83
   Statement of Stockholders' Equity for the six months ended June 30, 1999 (unaudited)...................................F84
   Statement of Cash Flows for the six months ended June 30, 1999 (unaudited).............................................F85
   Notes to Financial Statements..........................................................................................F86


                                     - F1 -

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and
Stockholders of Net Value Holdings, Inc.


We have audited the accompanying balance sheets of Net Value Holdings, Inc. (a development stage entity) as of December 31, 1997 and 1998, and the related statements of operations, nonredeemable preferred stock, common stock and other stockholders' deficit and cash flows for each of the years in the three-year period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Net Value Holdings, Inc. as of December 31, 1997 and 1998, and the results of its operations, stockholders' deficit and cash flows for each of the years in the three-year period ended December 31, 1998, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully discussed in Note 3 to the financial statements, the Company's negative working capital position, substantial losses incurred since inception, and dependence on outside financing raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management's plans concerning these matters are described in Note 3.


L J SOLDINGER ASSOCIATES




Arlington Heights, Illinois
April 30, 1999 (except Notes 2 and 4,
  for which the date is December 3, 1999)



                                     - F2 -

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)
                                 Balance Sheets

                                     ASSETS
                                                                                             December 31,             September 30,
                                                                                    ------------------------------    ------------
                                                                                         1997            1998             1999
                                                                                    --------------   -------------    ------------
                                                                                                                       (Unaudited)
Current Assets
   Cash and cash equivalents                                                         $           -   $       1,466    $   1,051,930
   Loan receivable - related parties                                                             -               -          469,833
   Loan receivable                                                                               -         200,000           60,000
   Prepaid financing fees, net                                                                   -         170,182          417,380
   Prepaid expenses                                                                              -               -          127,956
   Other                                                                                         -               -           15,562
   Net current assets of discontinued operations                                           799,423         335,121          428,337
                                                                                     -------------   -------------    -------------

                  Total Current Assets                                                     799,423         706,769        2,570,998

Property and Equipment, Net                                                                      -               -           41,412
Ownership Interests in Affiliate Companies                                                       -               -        1,553,862
Intangibles, Net                                                                                 -               -        3,735,797
Other Assets                                                                                     -               -           65,746
Deposits                                                                                         -               -            6,452
Net Other Assets of Discontinued Operations                                              1,000,979         715,750          479,149
                                                                                     -------------   -------------    -------------

                                                                                     $   1,800,402   $   1,422,519    $   8,453,416
                                                                                     =============   =============    =============

                      LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
   Short-term borrowings - other                                                     $           -   $           -    $     380,000
   Stock subscription payable to affiliated company                                              -               -          250,000
   Notes payable, net of discounts                                                               -         940,000          900,000
   Notes payable - related party                                                                 -         200,000           12,000
   Long-term debt due within one year                                                            -               -           71,287
   Accrued interest                                                                              -          41,399          404,890
   Accounts payable, accrued salaries and accrued expenses                                       -         107,022          384,630
   Net current liabilities of discontinued operations                                    4,227,058       7,402,728        3,393,312
                                                                                     -------------   -------------    -------------

                  Total Current Liabilities                                              4,227,058       8,691,149        5,796,119
                                                                                     -------------   -------------    -------------

Non-Current Liabilities
   Long-term debt, net of discounts and portion included in current liabilities                  -       1,402,500        7,085,518
   Net other liabilities of discontinued operations                                              -          79,034                -
                                                                                     -------------   -------------    -------------

                  Total Non-Current Liabilities                                                  -       1,481,534        7,085,518
                                                                                     -------------   -------------    -------------

Commitments and Contingencies

Series B mandatorily redeemable preferred stock, Net Value Holdings, Inc.,
   $.001 par value per share, $1,000 liquidation value, $1,250 redemption value.
   At September 30, 1999, 2000 shares issued and outstanding;
   5,000 shares authorized                                                                       -               -        1,732,000

Stockholders' Deficit
   Preferred stock, Net Value, Inc., $.001 par value per share. At December 31,
    1997 22,500 shares issued and outstanding; 0 shares issued and outstanding at December 31, 1998 and September 30, 1999; $225,000 liquidation
    preference at December 31, 1997                                                            22               -                -
   Series A preferred stock, Net Value Holdings, Inc., $.001 par value per share.
    At December 31, 1997 and 1998 and September 30, 1999, 2,019,852,
    2,519,852 and 0 shares issued and outstanding, respectively                             2,020           2,520                -
   Common stock, Net Value, Inc., $.001 par value per share. At December 31, 1997 and 1998 and September 30, 1999, 651,650, 1,037,338 and 1,037,338
    shares issued and outstanding, respectively                                               652           1,038            1,038
   Common stock, Net Value Holdings, Inc., $.001 par value per share. At
    December 31, 1997 and 1998 and September 30, 1999, 2,019,852,
    6,969,852 and 13,371,901 shares issued and outstanding, respectively                    2,020           6,970           13,372
    Additional paid-in capital                                                         14,561,663      39,005,768       99,795,195
    Deferred compensation                                                                       -               -      (29,817,065)
    Deferred compensation of discontinued operations                                     (497,750)     (3,283,532)      (2,048,306)
    Deficit accumulated during the development stage                                  (16,495,283)    (44,482,928)     (74,104,455)
                                                                                     ------------    ------------     ------------

                  Total Stockholders' Deficit                                          (2,426,656)     (8,750,164)      (6,160,221)
                                                                                     ------------    ------------     ------------

                                                                                     $  1,800,402    $  1,422,519     $  8,453,416
                                                                                     ============    ============     ============

    The accompanying notes are an integral part of the financial statements.

                                     - F3 -

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)
                            Statements of Operations

                                                                                     Nine Months Ended
                                               Year Ended December 31,                  September 30,           December 16, 1994
                                      -----------------------------------------  ---------------------------   (Inception) through
                                          1996           1997          1998          1998          1999        September 30, 1999
                                      ------------   ------------  ------------  ------------  -------------   ------------------
                                                                                 (Unaudited)    (Unaudited)        (Unaudited)
Revenues                              $          -   $          -  $          -  $     -       $     -        $              -
                                      ------------   ------------  ------------  ------------  -------------  ----------------

Operating Expenses
   Compensation and related expenses             -              -             -             -      3,122,091         3,122,091
   Professional fees                             -              -       129,878             -        513,933           643,811
   Consulting                                    -              -             -             -        107,849           107,849
   Selling, general and administrative           -              -        10,606         1,120        498,667           509,273
   Depreciation and amortization                 -              -             -             -        219,753           219,753
   Equity loss                                   -              -             -             -         21,138            21,138
                                      ------------   ------------  ------------  ------------  -------------  ----------------

    Total Operating Expenses                     -              -       140,484         1,120      4,483,431         4,623,915
                                      ------------   ------------  ------------  ------------  -------------  ----------------

Loss From Operations                             -              -      (140,484)       (1,120)    (4,483,431)       (4,623,915)
                                      ------------   ------------  ------------  ------------  -------------  ----------------

Other Income (Expense)
   Interest income                               -              -             -             -         19,690            19,690
   Interest expense                              -              -    (1,441,399)       (4,685)   (12,186,971)      (13,628,370)
   Financing fees                                -              -       (48,436)            -       (703,179)         (751,615)
                                      ------------   ------------  ------------  ------------  -------------  ----------------

    Total Other Expense                          -              -    (1,489,835)       (4,685)   (12,870,460)      (14,360,295)
                                      ------------   ------------  ------------  ------------  -------------  ----------------

Loss from Continuing Operations                  -              -    (1,630,319)       (5,805)   (17,353,891)      (18,984,210)
                                      ------------   ------------  ------------  ------------  -------------  ----------------

Loss from Discontinued Operations       (3,314,094)   (11,235,237)  (11,106,826)  (10,195,343)    (5,582,166)      (32,003,025)
                                      ------------   ------------  ------------  ------------  -------------  ----------------

Net Loss                              $ (3,314,094)   (11,235,237)  (12,737,145)  (10,201,148)   (22,936,057)      (50,987,235)
                                      ============
Preferred Stock Dividend -
   Continuing operations                                        -             -             -     (6,685,470)       (6,685,470)
   Discontinued operations                             (1,181,250)  (15,250,500)  (15,250,500)             -       (16,431,750)
                                                     ------------  ------------  ------------  -------------  ----------------

Net Loss to Common Stockholders                      $(12,416,487) $(27,987,645) $(25,451,648) $ (29,621,527) $    (74,104,455)
                                                     ============  ============  ============  =============  ================

Basic and Diluted Net Loss Per Common
     Share - Continuing Operations                   $      (0.00) $       (.35) $      (0.00) $       (2.78)
                                                     ============  ============  ============  =============
Basic and Diluted Net Loss Per Common
   Share - Discontinued Operations                   $      (6.88) $      (5.59) $      (6.70) $       (0.65)
                                                     ============  ============  ============  =============
Basic and Diluted Weighted Average
   Number of Common Shares
   Outstanding                                          1,804,700     4,711,351     3,796,197      8,647,063
                                                     ============  ============  ============  =============

Pro Forma Information (Unaudited):

    Net loss                          $ (3,314,094)
    Pro forma tax provision                      -
                                      ------------
    Pro forma net loss                $ (3,314,094)
                                      ============

Net Loss Per Share Data:

    Basic and diluted net loss per
       common share - discontinued
       operations                     $      (3.55)
                                      ============

    Basic and diluted weighted
       average number of common
      shares outstanding                   934,810
                                      ============

    The accompanying notes are an integral part of the financial statements.

                                     - F4 -

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)
                  Statements of Nonredeemable Preferred Stock,
                  Common Stock and Other Stockholders' Deficit

                                                  Preferred Stock                          Common Stock
                                       --------------------------------------  ---------------------------------------
                                        Net Value, Inc.         Holdings        Net Value, Inc.          Holdings
                                       ------------------  ------------------  ------------------    -----------------
                                        Shares    Amount    Shares    Amount    Shares    Amount     Shares    Amount
                                       -------- ---------  -------- ---------  --------- --------    ------- ---------
Balances at December 31, 1995                 - $       -         -   $     -          - $     -           -   $     -

Capital contribution                          -         -         -         -          -       -           -         -
Founders' stock issued                        -         -         -         -    272,500     273           -         -
Founders' common
 stock warrants issued                        -         -         -         -          -       -           -         -
Common stock issued in
 private placements (net of offering
 costs of $189,090)                           -         -         -         -    482,857     483           -         -
Common stock issued and issuable
 to former members                            -         -         -         -    768,500     769           -         -
Compensatory common stock options
 issued                                       -         -         -         -          -       -           -         -
Common stock granted for consulting
 services                                     -         -         -         -     87,500      87           -         -
Unearned consulting services                  -         -         -         -    (43,750)    (44)          -         -
Effects of common stock exchanged             -         -  1,567,607    1,568 (1,567,607) (1,568)  1,567,607     1,568
Net loss                                      -         -         -         -          -       -           -         -
                                       -------- ---------  --------   ------- ---------- --------  ---------   -------

Balances at December 31, 1996                 -         -  1,567,607    1,568          -       -   1,567,607     1,568

Common stock granted for consulting
 services                                     -         -         -         -     43,750      44           -         -
Compensatory common stock options
 issued                                       -         -         -         -          -       -           -         -
Amortization of deferred compensation         -         -         -         -          -       -           -         -
Common stock issued in private
 placements (net of offering costs of
 $38,167)                                     -         -         -         -     73,750      73           -         -
Common stock issued as consideration
 for notes and loans payable                  -         -         -         -     80,050      80           -         -
Common stock and warrants issued
 in connection with short-term bridge
 financing (net of offering costs of
 $286,109)                                    -         -         -         -    100,625     101           -         -
Common stock issued in
 connection with conversion of note
 and accrued interest                         -         -         -         -    805,720     806           -         -
Issuance of preferred stock              22,500        22         -         -          -       -           -         -
Preferred stock dividend                      -         -         -         -          -       -           -         -
Effects of common stock exchanged             -         -   452,245       452   (452,245)   (452)    452,245       452
Net loss                                      -         -         -         -          -       -           -         -
                                       -------- ---------  --------   -------   -------- -------   ---------   -------
Balances at December 31, 1997,
   carryforward                          22,500 $      22  2,019,852  $ 2,020    651,650 $   652   2,019,852   $ 2,020
                                       -------- ---------  ---------  -------   -------- --------  ---------   -------

(RESTUBBED TABLE)

                                                                                     Deficit
                                                                                   Accumulated
                                          Additional                                During the
                                            Paid-In       Members'     Deferred    Development
                                            Capital       Capital    Compensation     Stage           Total
                                          -----------   -----------  ------------  ------------   ------------
Balances at December 31, 1995             $         -   $   485,000  $          -   $   (764,702) $   (279,702)

Capital contribution                                -        15,000             -              -        15,000
Founders' stock issued                            817             -             -              -         1,090
Founders' common
 stock warrants issued                          2,000             -             -              -         2,000
Common stock issued in
 private placements (net of offering
 costs of $189,090)                         2,485,427             -             -              -     2,485,910
Common stock issued and issuable
 to former members                            499,231      (500,000)            -              -             -
Compensatory common stock options
 issued                                       172,200             -             -              -       172,200
Common stock granted for consulting
 services                                     962,415             -             -              -       962,502
Unearned consulting services                 (349,954)            -             -              -      (349,998)
Effects of common stock exchanged              (1,568)            -             -              -             -
Net loss                                            -             -             -     (3,314,094)   (3,314,094)
                                          -----------   -----------  ------------   ------------  ------------

Balances at December 31, 1996               3,770,568             -             -     (4,078,796)     (305,092)

Common stock granted for consulting
 services                                     612,453             -             -              -       612,497
Compensatory common stock options
 issued                                     1,932,150             -    (1,932,150)             -             -
Amortization of deferred compensation               -             -     1,434,400              -     1,434,400
Common stock issued in private
 placements (net of offering costs of
 $38,167)                                     551,760             -             -              -       551,833
Common stock issued as consideration
 for notes and loans payable                1,300,920             -             -              -     1,301,000
Common stock and warrants issued
 in connection with short-term bridge
 financing (net of offering costs of
 $286,109)                                  2,410,541             -             -              -     2,410,642
Common stock issued in
 connection with conversion of note
 and accrued interest                       2,577,495             -             -              -     2,578,301
Issuance of preferred stock                   224,978             -             -              -       225,000
Preferred stock dividend                    1,181,250             -             -     (1,181,250)            -
Effects of common stock exchanged                (452)            -             -              -             -
Net loss                                            -             -             -    (11,235,237)  (11,235,237)
                                          -----------   -----------  ------------   ------------  ------------
Balances at December 31, 1997,
   carryforward                           $14,561,663   $         -  $   (497,750)   $(16,495,283) $(2,426,656)
                                          -----------   -----------   ------------    -----------   ----------

    The accompanying notes are an integral part of the financial statements.

                                     - F5 -

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)
                  Statements of Nonredeemable Preferred Stock,
                  Common Stock and Other Stockholders' Deficit

                                                        Preferred Stock                               Common Stock
                                       ---------------------------------------------  --------------------------------------------
                                            Net Value, Inc.            Holdings           Net Value, Inc.          Holdings
                                       ---------------------  ----------------------  -------------------  -----------------------
                                        Shares      Amount    Shares      Amount       Shares      Amount     Shares       Amount
                                       --------   ---------  ---------   ----------   --------    -------  -----------  ----------
Balances at December 31,
 1997, brought forward                   22,500   $    22    2,019,852   $  2,020     651,650   $    652    2,019,852     $   2,020

Issuance of preferred stock             276,200       277            -          -           -          -            -             -
Preferred stock conversion              (80,000)      (80)           -          -     250,000        250            -             -
Preferred stock repurchase              (40,000)      (40)           -          -           -          -            -             -
Issuance of warrants                          -         -            -          -           -          -            -             -
Issuance of common stock                      -         -            -          -       7,500          7            -             -
Common stock issued in
 connection with the conversion
 of accrued interest                          -         -            -          -         688          1            -             -
Common stock issued as
 consideration for the satisfaction
 of preferred stock purchase
 commitment                                   -         -            -          -      37,500         38            -             -
Common stock issued pursuant
 to the amended IQ Agreement                  -         -            -          -      90,000         90            -             -
Acquisition of assets of Holdings             -         -            -          -           -          -    1,000,000         1,000
Common stock issued in
 connection with 504 offering
 (net of offering costs of $60,570)           -         -            -          -           -          -    2,950,000         2,950
Exchange of preferred stock            (178,700)     (179)     500,000        500           -          -    1,000,000         1,000
Compensatory common stock
 options issued                               -         -            -          -           -          -            -             -
Amortization of deferred
 compensation                                 -         -            -          -           -          -            -             -
Debt discount arising from
 convertible debt offering                    -         -            -          -           -          -            -             -
Financing fee                                 -         -            -          -           -          -            -             -
Preferred stock dividend                      -         -            -          -           -          -            -             -
Net loss                                      -         -            -          -           -          -            -             -
                                       --------   -------    ---------   --------    --------   --------   ----------     ---------
Balances at December 31, 1998
 carryforward                                 -   $     -    2,519,852   $  2,520   1,037,338   $ 1,038    6,969,852      $   6,970
                                       --------   -------    ---------   --------   --------    -------    ---------      ---------

(RESTUBBED TABLE)

                                                                                     Deficit
                                                                                   Accumulated
                                          Additional                                During the
                                           Paid-In       Members'     Deferred     Development
                                           Capital       Capital    Compensation      Stage           Total
                                       -------------  -----------  -------------  -----------    -------------
Balances at December 31,
 1997, brought forward                  $  14,561,663  $         -   $  (497,750)  $(16,495,283)  $  (2,426,656)

Issuance of preferred stock                 2,761,723            -             -             -        2,762,000
Preferred stock conversion                       (170)           -             -             -                -
Preferred stock repurchase                   (399,960)           -             -             -         (400,000)
Issuance of warrants                           49,200            -             -             -           49,200
Issuance of common stock                      149,993            -             -             -          150,000
Common stock issued in
 connection with the conversion
 of accrued interest                           13,749            -             -             -           13,750
Common stock issued as
 consideration for the satisfaction
 of preferred stock purchase
 commitment                                       (38)           -             -             -                -
Common stock issued pursuant
 to the amended IQ Agreement                  251,910            -             -             -          252,000
Acquisition of assets of Holdings              (1,000)           -             -             -                -
Common stock issued in
 connection with 504 offering
 (net of offering costs of $60,570)           526,480            -             -             -          529,430
Exchange of preferred stock                    (1,321)           -             -             -                -
Compensatory common stock
 options issued                             4,368,039            -    (4,368,039)            -                -
Amortization of deferred
 compensation                                       -            -     1,582,257             -        1,582,257
Debt discount arising from
 convertible debt offering                  1,400,000            -             -             -        1,400,000
Financing fee                                  75,000            -             -             -           75,000
Preferred stock dividend                   15,250,500            -             -   (15,250,500)               -
Net loss                                            -            -             -   (12,737,145)     (12,737,145)
                                        -------------  -----------   -----------   -----------    -------------
Balances at December 31, 1998
 carryforward                           $  39,005,768  $       -     $(3,283,532) $(44,482,928)    $ (8,750,164)
                                        -------------  -----------   -----------  ------------     -------------

    The accompanying notes are an integral part of the financial statements.

                                     - F6 -

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)
                  Statements of Nonredeemable Preferred Stock,
                  Common Stock and Other Stockholders' Deficit

                                                        Preferred Stock                        Common Stock
                                            -------------------------------------- ----------------------------------------
                                             Net Value, Inc.       Holdings         Net Value, Inc.         Holdings
                                            ----------------- -------------------- ------------------  --------------------
                                             Shares   Amount    Shares    Amount    Shares    Amount    Shares     Amount
                                            ------- --------- --------- ---------- --------- --------  --------  ----------
Balances at December 31, 1998
    brought forward                               - $       -  2,519,852 $   2,520  1,037,338 $  1,038 6,969,852   $ 6,970

Common stock issued in connection
   with the conversion of convertible
   debt and accrued interest                      -         -         -         -         -        -   1,175,668     1,175
Common stock issued in connection
   with the conversion of exchange
   notes and accrued interest                     -         -         -         -         -        -   1,172,455     1,172
Debt discount arising from
   convertible debt offering                      -         -         -         -         -        -           -         -
Debt discount related to the exchange
   notes and warrants                             -         -         -         -         -        -           -         -
Debt discount related
   to Founders' equity note                       -         -         -         -         -        -           -         -
Compensatory common stock
    options issued                                -         -         -         -         -        -   1,763,822     1,764
Amortization of deferred
  compensation                                    -         -         -         -         -        -           -         -
Founders' Warrants issued as financing fees       -         -         -         -         -        -           -         -
Issuance of warrants attached to Series B
    preferred stock, net of offering costs        -         -         -         -         -        -           -         -
Common and preferred stock issued in
    connection with Strategicus transaction       -         -   184,627       185         -        -     601,029       601
Common stock issued in connection with
    the conversion of accrued interest            -         -         -         -         -        -       6,138         6
Issuance of common stock                          -         -         -         -         -        -      60,250        61
Conversion of Series A preferred stock            -         - (2,704,479)  (2,705)        -        -   1,622,687     1,623
Preferred stock dividend                          -         -         -         -         -        -           -         -
Net loss                                          -         -         -         -         -        -           -         -
                                            ------- --------- --------- --------- --------- --------   ---------  --------

Balances at September 30, 1999
     (Unaudited)                                  - $       -         - $       - 1,037,338 $  1,038  13,371,901  $ 13,372
                                            ======= ========= ========= ========= ========= ========  ==========  ========

(RESTUBBED TABLE)

                                                                                         Deficit
                                                                                        Accumulated
                                              Additional                                During the
                                               Paid-In        Members'      Deferred    Development
                                               Capital        Capital     Compensation     Stage         Total
                                             ------------   ------------  ------------  ------------  ------------
Balances at December 31, 1998
    brought forward                          $ 39,005,768     $       -   $ (3,283,532) $(44,482,928) $ (8,750,164)

Common stock issued in connection
   with the conversion of convertible
   debt and accrued interest                    2,876,432             -              -             -     2,877,607
Common stock issued in connection
   with the conversion of exchange
   notes and accrued interest                   2,343,740             -              -             -     2,344,912
Debt discount arising from
   convertible debt offering                    6,449,020             -              -             -     6,449,020
Debt discount related to the exchange
   notes and warrants                           4,270,125             -              -             -     4,270,125
Debt discount related
   to Founders' equity note                       900,000             -              -             -       900,000
Compensatory common stock
    options issued                             32,597,041             -    (32,598,805)            -             -
Amortization of deferred
  compensation                                          -             -      4,016,966             -     4,016,966
Founders' Warrants issued as financing fees       454,500             -              -             -       454,500
Issuance of warrants attached to Series B
    preferred stock, net of offering costs        129,372             -              -             -       129,372
Common and preferred stock issued in
    connection with Strategicus transaction     3,783,635             -              -             -     3,784,421
Common stock issued in connection with
    the conversion of accrued interest             30,076             -              -             -        30,082
Issuance of common stock                          268,934             -              -             -       268,995
Conversion of Series A preferred stock              1,082             -              -             -             -
Preferred stock dividend                        6,685,470             -              -    (6,685,470)            -
Net loss                                                -             -              -   (22,936,057)  (22,936,057)
                                             ------------     ---------   ------------  ------------  ------------

Balances at September 30, 1999
     (Unaudited)                             $ 99,795,195     $       -   $(31,865,371) $(74,104,455) $ (6,160,221)
                                             ============     =========   ============  ============  ============

    The accompanying notes are an integral part of the financial statements.

                                     - F7 -

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)
                            Statements of Cash Flows


                                                                                     Year Ended December 31,
                                                                 -----------------------------------------------------------
                                                                    1996                    1997                    1998
                                                                 -----------             -----------             -----------

Cash Flows from Operating Activities
Net Loss                                                          $(3,314,094)           $(11,235,237)           $(12,737,145)
Adjustments to reconcile net loss to net cash used
  in operating activities:
  Depreciation and amortization                                        13,148                 179,304                240,323
  Amortization of financing fees                                            -                  70,496                275,423
  Amortization of note payable discount                                     -                 583,660              3,863,090
  Amortization of registration costs                                        -                       -                597,740
  Loan forgiveness - related parties                                        -                       -                      -
  Interest expense paid with stock issuance                                 -               1,129,301                 13,750
  Compensatory common stock,
    options and warrants issued and issuable                          786,704               2,046,896              1,608,457
  Equity loss                                                               -                       -                      -
Change in assets and liabilities
  (Increase) Decrease in
     Other current assets and deposits                               (354,223)               (416,302)               774,197
     Other non-current assets                                               -                       -                (21,107)
  Increase (Decrease) in
     Accounts payable and accrued expenses                            671,806               1,344,949                (65,077)
     Deferred revenue                                                       -                       -                      -
     Accounts payable and accrued expenses -
       related parties                                                 58,333                 (58,333)                80,785
                                                                  -----------             -----------            -----------

     Total Adjustments                                              1,175,768               4,879,971              7,367,581
                                                                  -----------             -----------            -----------

     Net Cash Used in Operating Activities                         (2,138,326)             (6,355,266)            (5,369,564)
                                                                  -----------             -----------            -----------

Cash Flows from Investing Activities
  Disbursements of loans                                                    -                       -               (200,000)
  Collections on loans                                                      -                       -                      -
  Payments for ownership interest in Affiliates                             -                       -                      -
  Purchases of furniture and equipment                               (308,896)               (544,618)               (57,478)
                                                                  -----------             -----------            -----------

     Cash Used in Investing Activities                               (308,896)               (544,618)              (257,478)
                                                                  -----------             -----------            -----------

Cash Flows from Financing Activities
  Proceeds from member loans                                           26,045                       -                      -
  Repayment of member loans                                           (80,823)                      -                      -
  Proceeds from bridge loan                                           245,000                       -                      -
  Repayment of bridge loan                                           (245,000)                      -                      -
  Proceeds from short-term borrowings                                       -                       -                      -
  Proceeds from notes and loans payable -
    related parties                                                         -               3,601,000              1,728,000
  Repayments of notes and loans payable -
    related parties                                                         -              (1,501,000)              (745,000)
  Proceeds from notes payable                                               -               1,728,250              1,690,000
  Repayment of notes payable                                                -                       -               (750,000)
  Proceeds from long-term debt                                              -                       -              1,402,500
  Principal payments of long-term debt                                      -                       -                (34,173)
  Proceeds from member capital contributions                           15,000                       -                      -
  Proceeds from member private placements and
    Founders' Stock, net of offering costs                          2,487,000                 551,833                529,430
  Net proceeds from issuance of stock and warrants                          -               2,560,641                      -
  Proceeds from sale of preferred stock                                     -                 225,000              2,762,000
  Payment to repurchase preferred stock                                     -                       -               (400,000)
  Payment of financing fees                                                 -                (140,919)               (80,000)
  Registration costs                                                        -                (124,921)              (474,249)
                                                                  -----------             -----------            -----------

     Net Cash Provided by Financing Activities                      2,447,222               6,899,884              5,628,508
                                                                  -----------             -----------            -----------

Net Increase in Cash and Cash Equivalents                                   -                       -                  1,466
Cash and Cash Equivalents at Beginning of Period                            -                       -                      -
                                                                  -----------             -----------            -----------

Cash and Cash Equivalents at End of Period                        $         -             $         -            $     1,466
                                                                  ===========             ===========            ===========
Cash Paid for Interest                                            $         -             $     3,200            $    93,537
                                                                  ===========             ===========            ===========
Cash Paid for Taxes                                               $         -             $         -            $         -
                                                                  ===========             ===========            ===========

(RESTUBBED TABLE)

                                                                          Nine Months Ended                          December 16,
                                                                            September 30,                         1994 (Inception)
                                                                 -----------------------------------                   Through
                                                                     1998                  1999                  September 30, 1999
                                                                 -----------            -----------              ------------------
                                                                   (Unaudited)            (Unaudited)              (Unaudited)
Cash Flows from Operating Activities
Net Loss                                                          $(10,201,148)          $(22,936,057)              $(50,987,235)
Adjustments to reconcile net loss to net cash used
  in operating activities:
  Depreciation and amortization                                        172,250                409,323                    849,668
  Amortization of financing fees                                        75,000                703,179                  1,049,098
  Amortization of note payable discount                              2,525,410             11,597,009                 16,043,759
  Amortization of registration costs                                   597,740                      -                    597,740
  Loan forgiveness - related parties                                         -                107,167                    107,167
  Interest expense paid with stock issuance                             13,750                181,445                  1,324,496
  Compensatory common stock,
    options and warrants issued and issuable                         1,054,148              4,234,379                  8,676,436
  Equity loss                                                                -                 21,138                     21,138
Change in assets and liabilities
     (Increase) Decrease in
     Other current assets and deposits                                 578,860               (236,735)                  (235,470)
     Other non-current assets                                             (334)                42,925                     21,460
  Increase (Decrease) in
     Accounts payable and accrued expenses                             360,627                989,957                  3,190,326
     Deferred revenue                                                1,252,700                      -                          -
     Accounts payable and accrued expenses -
       related parties                                                       -                (65,192)                    15,593
                                                                   -----------            -----------            ---------------

     Total Adjustments                                               6,630,151             17,984,595                 31,661,411
                                                                   -----------            -----------            ---------------

     Net Cash Used in Operating Activities                          (3,570,997)            (4,951,462)               (19,325,824)
                                                                   -----------            -----------            ---------------
Cash Flows from Investing Activities
  Disbursements of loans                                                     -               (637,000)                  (837,000)
  Collections on loans                                                       -                200,000                    200,000
  Payments for ownership interest in Affiliates                              -             (1,496,149)                (1,496,149)
  Purchases of furniture and equipment                                 (45,416)               (87,367)                (1,026,931)
                                                                   -----------            -----------            ---------------

     Cash Used in Investing Activities                                 (45,416)            (2,020,516)                (3,160,080)
                                                                   -----------            -----------            ---------------
Cash Flows from Financing Activities
  Proceeds from member loans                                                 -                      -                     80,823
  Repayment of member loans                                                  -                      -                    (80,823)
  Proceeds from bridge loan                                                  -                      -                    245,000
  Repayment of bridge loan                                                   -                      -                   (245,000)
  Proceeds from short-term borrowings                                        -                443,000                    443,000
  Proceeds from notes and loans payable -
    related parties                                                    778,000                      -                  5,329,000
  Repayments of notes and loans payable -
    related parties                                                   (370,000)              (380,184)                (2,626,184)
  Proceeds from notes payable                                          750,000                      -                  3,418,250
  Repayment of notes payable                                          (750,000)                     -                   (750,000)
  Proceeds from long-term debt                                         950,600              6,635,122                  8,037,622
  Principal payments of long-term debt                                 (43,752)               (40,991)                   (75,164)
  Proceeds from member capital contributions                                 -                      -                    500,000
  Proceeds from member private placements and
    Founders' Stock, net of offering costs                                   -                      -                  3,568,263
  Net proceeds from issuance of stock and warrants                           -                      -                  2,560,641
  Proceeds from sale of preferred stock                              2,762,000              1,861,372                  4,848,372
  Payment to repurchase preferred stock                                      -                      -                   (400,000)
  Payment of financing fees                                            (80,000)              (495,877)                  (716,796)
  Registration costs                                                  (285,855)                     -                   (599,170)
                                                                   -----------            -----------            ---------------

     Net Cash Provided by Financing Activities                       3,710,993              8,022,442                 23,537,834
                                                                   -----------            -----------            ---------------

Net Increase in Cash and Cash Equivalents                               94,580              1,050,464                  1,051,930
Cash and Cash Equivalents at Beginning of Period                             -                  1,466                          -
                                                                   -----------            -----------            ---------------

Cash and Cash Equivalents at End of Period                         $    94,580            $ 1,051,930            $     1,051,930
                                                                   ===========            ===========            ===============
Cash Paid for Interest                                             $     4,353            $   172,679            $       269,416
                                                                   ===========            ===========            ===============
Cash Paid for Taxes                                                $         -            $         -            $             -
                                                                   ===========            ===========            ===============

    The accompanying notes are an integral part of the financial statements.

                                     - F8 -

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
      (Information as of September 30, 1999 and for the Nine-Month Periods
                 Ended September 30, 1998 and 1999 is Unaudited)

NOTE 1 - DESCRIPTION OF THE BUSINESS

Nature of Operations

Net Value Holdings, Inc. is an Internet holding company which owns equity interests in and provides strategic management services to development stage Internet companies. It is a Development Stage Enterprise, as defined in Statement of Financial Accounting Standards No. 7 "Accounting and Reporting for Development Stage Enterprises."

Prior to its disposition of one of the Company's operating segments in December 1999, the Company was developing Internet software products intended to provide fee-based online promotions management services to manufacturers, retailers and advertisers of consumer products and services through the electronic transmission of online promotions.

History


Net Value, Inc. (formerly BrightStreet.com, Inc., netValue, Inc., COL Acquisition Corp., and Vsquared, Inc.) was formed on July 16, 1996 and subsequently merged ("Initial Merger") on September 18, 1996 with Coupons Online, LLC (the "LLC"), a limited liability company (collectively, "Net Value, Inc."). The Initial Merger resulted in the LLC being the acquirer, for accounting purposes, since the former members of the combining company retained the larger portion of the voting rights pursuant to the terms of the merger agreement. Net Value, Inc., as the surviving entity, was the legal acquirer.


On August 31, 1998, Net Value, Inc. entered into a letter of intent to merge with SUNCL, Inc. (the "Merger"), a public shell company that did not engage in business or operations of any kind, had nominal assets and liabilities, and whose common stock was eligible for quotation on the NASDAQ Over-the-Counter Bulletin Board Trading System. SUNCL, Inc. was incorporated under the laws of the state of Florida on December 20, 1991 and reincorporated in the state of Delaware on October 8, 1998. In contemplation of the Merger, the shareholders of SUNCL, Inc. agreed to change the corporation's name to Net Value Holdings, Inc. ("Holdings"). The terms of the letter of intent provided that the shareholders of Net Value, Inc. would receive a mutually agreed-upon portion of the equity of Holdings, and that Holdings would be the surviving legal entity in the Merger.

As of December 31, 1998, Holdings had entered into share exchange agreements with twenty Net Value, Inc. shareholders, who tendered approximately 66% of the issued and outstanding shares of common stock and 100% of the issued and outstanding shares of preferred stock of Net Value, Inc. to Holdings ("Share Exchanges"). Terms of the Share Exchanges provided that the Net Value, Inc. shareholders exchange four shares of Net Value, Inc. common stock for one share of Holdings' common stock and one share of Holdings' Series A convertible preferred stock. Each holder of Holdings' Series A convertible preferred stock would be entitled to receive up to one share of Holdings' common stock based upon the achievement of certain performance objectives. As a result of negotiations between the Company and the Series A preferred shareholders, in September 1999 each share of the preferred stock was converted into .6 shares of the Company's common stock.

Net Value, Inc., a development stage enterprise, was developing Internet software products intended to provide fee-based online promotions management services to manufacturers, retailers and advertisers of consumer products and services through the electronic transmission of online promotions to be targeted and delivered to specific consumer segments. Net Value, Inc. has incurred losses since its inception.


On July 30, 1999, as part of transaction to obtain an ownership interest in three unrelated Internet companies, Holdings acquired Strategicus Partners, Inc. ("Strategicus"). Strategicus was an Oregon corporation that was formed in August 1998, had minimal assets, was in the process of developing Internet operations of its own through its wholly-owned subsidiary, Metacat.com, Inc. ("Metacat"), and which had the opportunity to consummate transactions in two other Internet companies in which Holdings desired to obtain interests. Prior to the merger, Holdings advanced funds to Strategicus, which it principally used to acquire the desired ownership interests. At the date of the merger, Strategicus had ownership interests in three Internet businesses in various stages of development, Metacat, Asia CD, Inc. ("AsiaCD") and College411.com, Inc. ("College411"). From September 1999 through January 2000, Holdings exercised warrants to purchase additional shares of common stock in College411 and acquired equity interests in four more Internet businesses, Asset Exchange, Inc. ("Asset Exchange"), Webmodal, Inc. ("Webmodal"), Swapit.com, Inc. ("Swapit") and IndustrialVortex.com, Inc. ("Vortex").



                                     - F9 -

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
      (Information as of September 30, 1999 and for the Nine-Month Periods
                 Ended September 30, 1998 and 1999 is Unaudited)

NOTE 1 - DESCRIPTION OF THE BUSINESS (Continued)

On December 3, 1999, Net Value, Inc. sold substantially all of its assets and its business including the name BrightStreet.com, Inc. In 2000, the Company plans to complete its merger with Net Value, Inc. whereby the remaining shareholders of Net Value, Inc. will receive the Company's securities on the same terms and conditions as contained in the Share Exchanges, as adjusted for the conversion of the Company's Series A convertible preferred stock. Accordingly, the remaining shareholders of Net Value Inc. will receive .4 shares of the Company's common stock for each share of Net Value, Inc. common stock tendered in the merger.


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Basis of  Presentation

The Company's financial statements are prepared on the accrual basis of accounting in accordance with generally accepted accounting principles, and have been presented on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company's dependence on outside financing or a business combination, along with limited opportunities to invest in viable enterprises, raises substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The combination of Holdings and Net Value, Inc. has been treated as a recapitalization of Net Value, Inc. Holdings was the legal acquirer in the merger. Net Value, Inc. was the accounting acquirer since its shareholders acquired a majority ownership interest in Net Value Holdings, Inc. Consequently, the historical financial information included in these financial statements prior to October 1998 is that of Net Value, Inc.'s. All significant intercompany transactions and balances have been eliminated. Pro forma financial information is not presented, since the combination is a recapitalization and not a business combination.

Minority Interest

The financial statements of Net Value Holdings, Inc. are those of Net Value, Inc. as the result of an in-process merger of the two entities which has been recorded as a recapitalization. At September 30, 1999, Net Value Holdings, Inc. owned 66% of the outstanding common stock of Net Value, Inc. Net Value Holdings, Inc. plans on completing the merger with Net Value, Inc. in 2000 by acquiring the remaining shares of Net Value, Inc. that it does not own.

The presentation of the common shares of Net Value, Inc. not owned by Net Value Holdings, Inc. indicates there is a minority interest in 34% of the assets and liabilities related to Net Value, Inc. At September 30, 1999, 34% of the outstanding common stock of Net Value, Inc. continued to be owned by stockholders other than Net Value Holdings, Inc. Because the total of the net assets of Net Value, Inc. is negative, no amount has been ascribed to the 34% minority interest and therefore no amount has been reflected as a minority interest on the balance sheet. The minority interest has effectively been included in the accumulated deficit of Net Value Holdings, Inc., the majority owner. Since inception, Net Value, Inc. has had accumulated losses and at September 30, 1999 it is unlikely that Net Value, Inc. will obtain new capital contributions to erase the deficit.

Discontinued Operations

In November 1999, Net Value, Inc.'s Board of Directors approved a term sheet encompassing the sale of substantially all of the assets of Net Value, Inc. in exchange for cash, assumption of certain liabilities, cancellation of certain stock options, release of employment obligations, and a 14.3% ownership in Promotions Acquisition, Inc., a newly formed and capitalized company. Accordingly, Net Value, Inc. is accounted for as a discontinued operation in the accompanying consolidated financial statements. The operating results of the discontinued operations of Net Value, Inc. have been segregated from continuing operations and reported as a separate line item on the statement of operations. The Company has restated its prior financial statements to present the operating results of Net Value, Inc. as a discontinued operation.

                                     - F10 -

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
      (Information as of September 30, 1999 and for the Nine-Month Periods
                 Ended September 30, 1998 and 1999 is Unaudited)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

Interim Information

The interim consolidated financial data as of September 30, 1999 and for the nine months ended September 30, 1999 and 1998 is unaudited. The information reflects all adjustments, consisting only of normal recurring adjustments that, in the opinion of management, are necessary to fairly present the financial position and results of operations of the Company for the periods indicated. Results of operations for the interim periods are not necessarily indicative of the results of operations for a full fiscal year.

Development Stage Enterprise

The Company is a Development Stage Enterprise, and accordingly, certain additional financial information is required to be included in the financial statements from the inception of the Company to the current balance sheet date.

Principles of Consolidation

The financial statements are consolidated as of September 30, 1999 and for the nine month period ended September 30, 1999 to include the accounts of the Company and its wholly-owned subsidiary, Metacat. The various interests that the Company acquires in other entities ("Affiliate Companies") are accounted for under three broad methods: consolidation, equity method and cost method. The applicable accounting method is generally determined based on the Company's voting interest in the Affiliate Company.

Consolidation

Affiliate Companies in which the Company directly or indirectly owns more than 50% of the outstanding voting securities are generally accounted for under the consolidation method of accounting. Under this method, an Affiliate Company's results of operations are reflected within the Company's Consolidated Statement of Operations. All significant intercompany accounts and transactions have been eliminated.

Equity Method

Affiliate Companies whose results are not consolidated, but over whom the Company exercises significant influence, are accounted for under the equity method of accounting. Whether or not the Company exercises significant influence with respect to the Affiliate Company depends on an evaluation of several factors including, among others, representation on the Affiliate Company's Board of Directors and the Company's ownership level, which is generally a 20% to 50% interest in the voting securities of the Affiliate Company, including voting rights associated with the Company's holdings in common, preferred and other convertible instruments in the Affiliate Company. Under the equity method of accounting, an Affiliate Company's results of operations are not reflected within the Company's Consolidated Statements of Operations; however, the Company's share of the earnings or losses of the Affiliate Company is reflected in the caption "Equity loss" in the Consolidated Statements of Operations.

The amount by which the Company's carrying value exceeds its share of the underlying net assets of Affiliate Companies accounted for under the consolidation or equity method of accounting is amortized on a straight-line basis over three years, which adjusts the Company's share of the Affiliate Company's earnings or losses.

Cost Method

Affiliate Companies not accounted for under the consolidation or the equity method of accounting are accounted for under the cost method of accounting. Under this method, the Company's share of the earnings or losses of such Affiliate Companies is not included in the Consolidated Statements of Operations.


                                     - F11 -

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
      (Information as of September 30, 1999 and for the Nine-Month Periods
                 Ended September 30, 1998 and 1999 is Unaudited)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

Evaluations

The Company is continuously evaluating the carrying costs of its ownership interest in its Affiliate Companies. The evaluation consists of possible impairment based on the lack of the achievement of business plan objectives, the value of each ownership interest in the Affiliate Company relative to carrying value, the Affiliate Company's financial condition and prospects, and other relative factors. The business plan objectives considered by the Company include achievement of planned financial results, successful completion of fundraising activities, the hiring of key personnel, and other financial and non-financial performance objectives. The fair market value of the Company's ownership interests in and advances to privately-held Affiliate Companies is generally determined based on the value at which independent third parties have or have committed to invest in the Affiliate Companies. If impairment is determined, the carrying value is adjusted to fair value.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly-liquid instruments with an original maturity of 90 days or less at the time of purchase to be cash equivalents.

Statements of Stockholders' Deficit

The recapitalization resulted in Net Value, Inc.'s equity accounts being restated based on the ratio of the shares exchanged in the Share Exchanges. The number of shares restated was equivalent to the amount of shares exchanged under the Share Exchanges. Every four shares of Net Value, Inc. common stock have been reflected as one share of Holdings' common stock and one share of Holding's preferred stock (similar to a reverse stock split). While not changing stockholders' deficit in the aggregate, the restatement changed the allocation of capital between par value and additional paid-in capital. The par values of Holdings' securities and Net Value, Inc.'s securities are identical.

Loss Per Share


The Company reports loss per share utilizing Statement of Financial Accounting Standards No. 128 "Earnings Per Share" ("SFAS 128"), which requires companies to present basic earnings per share and diluted earnings per share (as defined in SFAS 128). Both presentations under SFAS 128 require the use of the weighted average number of shares outstanding for each period presented in the computation of earnings per share; however, when including the dilutive effect of options and warrants issued, the computation of diluted earnings per share under SFAS 128 increases the weighted average number of shares.


The Company formerly presented loss per share in accordance with Staff Accounting Bulletin No. 83. Staff Accounting Bulletin No. 98 "Earnings Per Share Computations in an Initial Public Offering," issued in February 1998, amended SAB 83 to require that historical earnings per share be presented in accordance with SFAS 128. The Company has therefore followed the requirements of SFAS 128 for all applicable periods presented in these financial statements.

Fair Value of Financial Instruments


The carrying value of the Company's cash and cash equivalents, notes receivable, accounts payable and accrued expenses approximates the fair market value due to the relatively short maturity of these instruments. The carrying value of the Company's notes payable and long term debt is less than fair value when discounts have been netted against the maturity amount of the debt. The fair value of the Company's notes payable and long term debt approximates fair market value due to the relatively short maturity of these instruments.



                                     - F12 -

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
      (Information as of September 30, 1999 and for the Nine-Month Periods
                 Ended September 30, 1998 and 1999 is Unaudited)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

Prepaid Expenses and Financing Fees

Prepaid expenses consist of prepaid insurance premiums and consulting fees. These prepaid expenses are charged to expense over the service term of each respective agreement. Prepaid financing fees include commissions, placement fees, professional fees and other consideration incurred by the Company on borrowings received during 1997 and 1998. These prepaid financing fees are being charged to expense over the remaining term of the outstanding borrowings.

Intangibles

Goodwill is defined as the excess of cost over net assets of the businesses being acquired. Goodwill is being amortized on a straight-line basis over a three-year period. There was no goodwill at December 31, 1998.

Property and Equipment

Property and equipment are recorded at cost. The Company's policy is to depreciate these assets over their estimated useful lives, as indicated in the following table, using straight-line methods. The Company's policy is to amortize leasehold improvements over the shorter of their useful lives or the remaining periods of the related leases.

                                                            Years
                                                            -----
            Leasehold improvements                            3
            Computer hardware                                 4
            Office furniture and equipment                    5

Equipment acquired under long-term capital lease arrangements is recorded at amounts equal to the net present value of the future minimum lease payments using the interest rate implicit in the lease. Amortization is provided by use of the straight-line method over the estimated useful lives of the related assets.

Segment Information

The Company adopted Statement of Financial Accounting Standards No. 131, "Disclosures About Segments of an Enterprise and Related Information," ("SFAS 131") during 1998. SFAS 131 requires companies to disclose certain information about operating segments. Based on the criteria within SFAS 131, the Company has determined that it has three reportable segments. The Company's three reportable segments consist of consolidated operating company operations, discontinued software development operations and holding company operations. The holding company operations include the cost and equity investments and the related expenses of providing strategic and operational support and administrative functions.

Income Taxes

The Company accounts for its income taxes under Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes." Income taxes are recorded in the period in which the related transactions are recognized in the financial statements, net of the valuation allowances which have been recorded against deferred tax assets. Deferred tax assets and liabilities are recorded for the expected future tax consequences of temporary differences between the tax basis and the financial reporting of assets and liabilities. Net deferred tax assets and liabilities, relating primarily to federal and state net operating loss carryforwards, stock-based compensation, financing costs associated with stock issuances, and depreciation differences that have been deferred for tax purposes, have been offset by a valuation reserve because the future utilization of these assets and liabilities cannot be determined.


                                     - F13 -

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
      (Information as of September 30, 1999 and for the Nine-Month Periods
                 Ended September 30, 1998 and 1999 is Unaudited)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock-Based Compensation


During 1997, the Company adopted the disclosure provisions of Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" ("SFAS 123".) As permitted under SFAS 123, the Company has continued to follow Accounting Principles Board No. 25 "Accounting for Stock-Based Compensation" ("APB 25") in accounting for its stock-based compensation. SFAS 123 recognizes compensation expense using the fair market value of stock options, warrants and common stock issuances as of the grant date. APB 25 recognizes the intrinsic value of the instruments issued by the Company as of the measurement date, which is generally the date at which both the number of shares that an individual is entitled to receive and the purchase price are known.


Credit Risk

The Company has maintained cash balances at several financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to a maximum of $100,000. The Company had an uninsured cash balance of $981,459 at September 30, 1999. Cash and cash equivalents at September 30, 1999 were invested principally in money market funds.

Accounting for Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standards Board No. 121, the Company records impairment losses on long-lived assets used in operations when indications of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the asset's carrying amount.

Recent Accounting Pronouncements


A recently issued accounting pronouncement which may continue to have a significant impact on the Company's results of operations and financial position is Emerging Issues Task Force No. 98-5 "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios" ("EITF 98-5") which was applicable in May 1999. EITF 98-5 requires certain beneficial conversion amounts to be expensed over the period from date of issue to the earliest date the instrument is convertible.


Pro Forma Financial Information


The LLC was originally organized in the form of a limited liability company. Upon the Initial Merger, its capital structure changed to that of a corporation. The change resulted in the Company retaining the tax benefit for subsequent net operating losses whereas the previous losses were passed through to the LLC members. A pro forma condensed income statement for the year ended December 31, 1996 has been presented in the statement of operations which reflects the impact of the Company's change in capital structure as if it had occurred December 16, 1994 (the Company's inception). This presentation reflects the Company generating a tax benefit for the net operating losses which was incurred by the LLC during 1996 prior to the LLC's termination.



NOTE 3 - CONTINGENCY - GOING CONCERN

At December 31, 1997 and 1998 and at September 30, 1999, the Company had significant liabilities and an accumulated deficit. The Company's management expects to obtain additional financing from future private offerings and to utilize the proceeds of its future offerings to facilitate a business combination, pay certain obligations, invest in other companies and fund cash requirements. Management believes that this is a viable plan that removes the threat to the continuation of the business through September 30, 2000. There can be no assurance that the Company will obtain such additional financing or complete a business combination. The failure of the Company to raise additional financing would require the Company to adjust its business plan, may require the Company to sell some of its investments at liquidation values, may require the Company to adjust its current course of action, or may require the Company to cease operations and liquidate. As a result of the foregoing, there is substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                     - F14 -

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
      (Information as of September 30, 1999 and for the Nine-Month Periods
                 Ended September 30, 1998 and 1999 is Unaudited)

NOTE 4 - DISCONTINUED OPERATIONS AND THE SALE OF SUBSTANTIALLY ALL OF THE ASSETS OF NET VALUE, INC.

On December 3, 1999, Net Value, Inc. sold substantially all of its assets to Promotions Acquisitions, Inc. ("Promotions"), a Delaware corporation which was formed by the former management team of Net Value, Inc. in connection with a $17 million investment in Promotions by outside investors. In exchange for substantially all of its assets, Net Value, Inc. received $2 million in cash, the assumption by Promotions of approximately $1.6 million of Net Value, Inc. liabilities, 2,958,819 shares of Promotions' common stock equal to a 14.3% ownership interest in Promotions (12% on a fully diluted basis), cancellation of all Net Value, Inc. stock options held by Net Value, Inc. employees, and the release by Net Value, Inc. of all obligations to all employees and consultants who were employed or engaged as of the closing date of this transaction. As a result of the transaction, Net Value, Inc. no longer has any operations nor any obligations to consultants or employees that were engaged or employed by Net Value, Inc. as of the closing date of this transaction. Management intends to use the $2 million of proceeds to purchase equity interests in additional affiliate companies and to satisfy Net Value, Inc.'s existing obligations of approximately $2 million which were not assumed by Promotions. The Company is contractually bound to satisfy the obligations of Net Value, Inc. Subsequent to the completion of the sale, Promotions changed its name to BrightStreet.com, Inc. and Net Value, Inc. changed its name from BrightStreet.com, Inc. to Net Value, Inc. The results of operations for Net Value, Inc. for the respective periods presented are reported as discontinued operations in the consolidated statements of operations.

Summarized results of operations for Net Value, Inc. for the years ended December 31, 1998, 1997 and 1996 and for the nine months ended September 30, 1999 and 1998 are as follows:

                                                  December 31,                            September 30,
                                ------------------------------------------------  ------------------------------
                                     1996             1997            1998             1998            1999
                                ---------------  --------------  ---------------  --------------  --------------
                                                                                   (Unaudited)     (Unaudited)
Revenue                         $            -   $           -   $    1,330,367   $      77,667   $           -
                                ===============  ==============  ===============  ==============  ==============

Operating Loss                  $    (3,316,522) $   (9,364,898) $    (7,784,925) $   (7,519,260) $   (5,494,663)
                                ===============  ==============  ===============  ==============  ==============

Loss from Discontinued
   Operations                   $    (3,314,094) $  (11,235,237) $   (11,106,826) $  (10,195,343) $   (5,582,166)
                                ===============  ==============  ===============  ==============  ==============



NOTE 5 - LOAN RECEIVABLE - RELATED PARTIES

In May 1999, Strategicus loaned $310,000 to one of its officers. The loan accrued interest at 9% per annum and was due on July 30, 1999. In connection with the Company's merger with Strategicus, the Company assumed the loan and entered into an employment agreement with the officer whereby the Company agreed not to demand repayment on the loan during the employment period. The Company also agreed to forgive 50% of the loan principal, plus all accrued interest thereon, on January 1, 2000 and the remaining 50% plus accrued interest on the first anniversary of the officer's employment, provided that the agreement had not been terminated.

In June 1999, the Company loaned $267,000 to another officer of Strategicus. In connection with the Company's merger with Strategicus, the officer entered into a consulting agreement with the Company and the Company agreed not to demand repayment of the loan during the term of the consulting agreement. The Company also agreed to forgive the loan principal and accrued interest thereon ratably over the first three-year period of the consulting agreement.

                                     - F15 -

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
      (Information as of September 30, 1999 and for the Nine-Month Periods
                 Ended September 30, 1998 and 1999 is Unaudited)

NOTE 6 - LOAN AND ADVANCE RECEIVABLE

In December 1998, the Company made a non-interest bearing, unsecured loan of $200,000 to a stockholder. The loan was outstanding as of December 31, 1998 and repaid during March and April of 1999.

In July 1999, the Company made a non-interest bearing, unsecured advance of $60,000 to a potential future investee company. The advance remained outstanding as of September 30, 1999.


NOTE 7 - OWNERSHIP INTERESTS AND ADVANCES IN INVESTMENTS

The following summarizes the Company's ownership interests in Affiliated Companies accounted for under the equity method or cost method of accounting. The ownership interests are classified according to applicable accounting methods at December 31, 1998 and September 30, 1999. Cost basis represents the Company's original acquisition cost less any impairment charges in such companies.


                                       December 31, 1998                                           September 30, 1999
                                                                                                       (Unaudited)
                       --------------------------------------------------     ------------------------------------------------------
                                                                                                                Excess of
                                                             Percentage                                         carrying  Percentage
                         Carrying                               of               Carrying                      value over    of
                          Value          Cost Basis          Ownership            Value          Cost Basis    Net Assets Ownership
                       -------------     -------------     --------------     -------------     -------------  ---------- ----------
Equity Method
  College411           $           -     $           -                  -     $     157,320     $     175,000  $ 156,000       22
  Asset Exchange                   -                 -                  -           396,542           400,000    370,000       20
                       -------------     -------------                        -------------     -------------  ----------

                                   -                 -                  -           553,862           575,000    526,000

Cost Method
  Asia CD                          -                 -                  -         1,000,000         1,000,000                  12
                       -------------     -------------                        -------------     -------------

                       $           -     $           -                        $   1,553,862     $   1,575,000
                       =============     =============                        =============     =============


The following summarized financial information for Affiliate Companies accounted for under the equity method of accounting at December 31, 1998 and September 30, 1999 (unaudited) has been compiled from the financial statements of the respective companies:

                                                   BALANCE SHEETS

                                                              September 30, 1999 (Unaudited)
                                    December 31,    ----------------------------------------------------
                                        1998          College411       Asset Exchange       Combined
                                   ---------------  ---------------   ----------------  ----------------
Current Assets                     $             -  $        60,497   $        179,127  $        239,624
Noncurrent Assets                                -           31,782             10,106            41,888
                                   ---------------  ---------------   ----------------  ----------------

  Total Assets                     $             -  $        92,279   $        189,233  $        281,512
                                   ===============  ===============   ================  ================

Current Liabilities                $             -  $         8,046   $         36,762  $         44,808
Stockholders' Equity                             -           84,233            152,471           236,704
                                   ---------------  ---------------   ----------------  ----------------

Total Liabilities and
  Stockholders' Equity             $             -  $        92,279   $        189,233  $        281,512
                                   ===============  ===============   ================  ================



                                     - F16 -

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
      (Information as of September 30, 1999 and for the Nine-Month Periods
                 Ended September 30, 1998 and 1999 is Unaudited)

NOTE 7 - OWNERSHIP INTERESTS AND ADVANCES IN INVESTMENTS (Continued)

                              RESULTS OF OPERATIONS



                                                               September 30, 1999 (Unaudited)
                                     December 31,   ----------------------------------------------------
                                        1998          College411       Asset Exchange       Combined
                                   ---------------  ---------------   ----------------  ----------------
Revenues                           $             -  $             -   $              -  $              -
Net Loss                                         -         (100,017)           (48,529)         (148,546)
                                   ===============  ===============   ================  ================


Loss Attributable to the Company   $           -    $       (11,185)  $           (511) $        (11,696)
                                   ===============  ===============   ================  ================

Amortization associated with the Company's equity investments is being expensed over three years and amounted to $9,442 for the nine months ended September 30, 1999. This resulted in a total loss from equity investment of 21,138.


NOTE 8 - INTANGIBLES

Goodwill represents the difference of the purchase price over the fair value of the net assets purchased in a business combination. When the Company acquired all of the capital stock of Strategious Partners it recorded goodwill of $3,955,550.


Goodwill consisted of the following:


                                     December 31,     September 30,
                                         1998              1999
                                    ---------------  ----------------
                                                       (Unaudited)

Goodwill                            $             -  $     3,955,550
Less accumulated amortization                     -         (219,753)
                                    ---------------  ---------------

                                    $             -  $     3,735,797
                                    ===============  ===============


NOTE 9 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

                                     December 31,      December 31,     September 30,
                                         1997              1998             1999
                                    ---------------  ----------------  ---------------
                                                                         (Unaudited)
Computer Equipment                  $            -   $             -   $        27,898
Office Furniture                                 -                 -            15,791
                                    ---------------  ----------------  ---------------

                                                  -                 -           43,689
Less Accumulated Depreciation                     -                 -           (2,277)
                                    ---------------  ----------------  ---------------


                                    $             -  $              -   $       41,412
                                    ===============  ================  ===============

Depreciation expense for 1998 was $0 and $2,277 for the nine-month period ended September 30, 1999 for continuing operations. Depreciation expense for discontinued operations for 1996, 1997, 1998 and for the nine-month periods ended September 30, 1998 and 1999 was $11,452, $177,491, $224,291, $168,515 and
$174,565 respectively.

                                     - F17 -

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
      (Information as of September 30, 1999 and for the Nine-Month Periods
                 Ended September 30, 1998 and 1999 is Unaudited)

NOTE 10 - INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the financial statement carrying amounts of assets and liabilities and the amounts used for income tax purposes. The tax effects of temporary differences and carryforwards that give rise to significant portions of the deferred tax assets and liabilities consisted of the following:

                                                                      December 31,
                                                            ---------------------------------   September 30,
                                                                 1997              1998             1999
                                                            ---------------  ----------------  ---------------
                                                                                                 (Unaudited)
Deferred tax assets (liabilities)
 Temporary differences:
      Amortization of financing fees                        $             -  $         16,000  $        35,000
      Amortization of goodwill                                            -                 -           70,000
      Losses from equity investments                                      -                 -            8,000
      Deferred compensation                                               -                 -          488,000
      Common stock issued                                                 -                 -           72,000
      Related party interest                                              -                 -           (6,000)
Deferred tax assets (liabilities)
 Temporary differences discontinued operations:
       Vesting of non-qualified stock options                        72,000            82,000           87,000
       Accrued salaries and compensation to related parties               -            37,000                -
       Amortization of discount                                      21,000           132,000          132,000
       Common stock and warrants issued                               1,000            20,000           35,000
       Depreciation                                                 (27,000)          (29,000)         (45,000)
                                                            ---------------  ----------------  ---------------

Total temporary differences                                          67,000           258,000          876,000

Federal and state deferred tax benefits arising from
  net operating loss carryforwards                                        -            66,000        1,093,000
Federal and state deferred tax benefits arising from net
  operating loss carryforwards of discontinued operations         4,043,000         6,692,000        8,463,000
Research and development credits from discontinued
operations
  operations                                                        168,000           278,000          328,000
                                                            ---------------  ----------------  ---------------

                                                                  4,278,000         7,294,000       10,760,000
Less valuation allowance                                         (4,278,000)       (7,294,000)     (10,760,000)
                                                            ---------------  ----------------  ---------------

Net deferred tax asset                                      $             -  $              -  $            -
                                                            ===============  ================  ===============



In accordance with federal income tax regulations, the net loss incurred by the LLC from inception to the date of the Initial Merger has been excluded from the benefits of the net operating loss carryforwards reflected above.











                                     - F18 -

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
      (Information as of September 30, 1999 and for the Nine-Month Periods
                 Ended September 30, 1998 and 1999 is Unaudited)

NOTE 10 - INCOME TAXES (Continued)

The following table presents the principal reasons for the difference between the income tax benefit using the Company's effective tax rates and the United States federal statutory income tax rate of 35%:

                                                                                       Nine Months Ended         Pro Forma
                                                Years Ended December 31,                 September 30,          December 31,
                                        ----------------------------------------   --------------------------
                                            1996          1997          1998           1998          1999           1996
                                        ------------  ------------  ------------   ------------  ------------  --------------
                                                                                   (Unaudited)   (Unaudited)    (Unaudited)
Federal income tax benefit at
   statutory rate                       $          -  $          -  $    571,000   $      2,000  $  6,074,000  $    1,160,000

State and local income tax benefits,
   net of effect of federal income
   tax benefit                                     -             -        82,000              -       869,000         166,000

Nondeductible research and
   development costs                               -             -             -              -             -        (354,000)

Nondeductible stock-based
   compensation and interest                       -             -      (560,000)             -    (5,272,000)              -

Tax benefit from discontinued
   operations                                767,000     3,511,000     2,923,000      2,754,000     1,795,000               -
                                        ------------  ------------  ------------   ------------  ------------  --------------

                                             767,000     3,511,000     3,016,000      2,756,000     3,466,000         972,000
Valuation allowance for deferred
   income tax benefit                       (767,000)   (3,511,000)   (3,016,000)    (2,756,000)   (3,466,000)       (972,000)
                                        ------------  ------------  ------------   ------------  ------------  --------------

Income tax benefit                      $          -  $          -  $          -   $          -  $          -  $            -
                                        ============  ============  ============   ============  ============  ==============

Prior to September 18, 1996, the Company was a limited liability company and, accordingly, losses were passed through to its members. For the period from September 18, 1996 through December 31, 1998 and through September 30, 1999, the Company had losses which resulted in net operating loss carryforwards for income tax purposes amounting to approximately $16,890,000 and $23,890,000, respectively, which expire during 2011 through 2019. However, this carryforward may be significantly limited due to changes in the ownership of Net Value, Inc. as a result of future equity offerings. Net Value, Inc. has also generated research and development credits approximating $328,000 that expire in 2012 through 2020.

The pro forma presentation reflects the effect on the Company had the change in capital structure to a corporation been effective as of December 16, 1994 (the Company's inception) (see Note 2).

Recognition of the benefits of the net deferred tax assets and liabilities will require that the Company generate future taxable income. There can be no assurance that the Company will generate any earnings or any specific level of earnings in future years. Therefore, the Company has established valuation allowances for deferred tax assets (net of liabilities) of approximately $4,278,000, $7,294,000and $10,760,000as of December 31, 1997 and 1998, and
September 30, 1999, respectively.


NOTE 11 - COMMITMENTS AND CONTINGENCIES

Commitments and contingencies not disclosed elsewhere in the financial statements are as follows:

Subsequent to the sale of substantially all of the assets of Net Value, Inc. (see Note 4), Net Value, Inc. retained approximately $2 million of liabilities. Included in these liabilities is an ongoing lease obligation for vacated office space at Net Value, Inc.'s previous headquarters. On November 23, 1999, the landlord filed a lawsuit against Net Value, Inc. seeking to recover damages and costs related to an alleged breach of the lease. The entire remaining base lease obligation has been included in net current liabilities of discontinued operations as of September 30, 1999.


                                     - F19 -

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
      (Information as of September 30, 1999 and for the Nine-Month Periods
                 Ended September 30, 1998 and 1999 is Unaudited)

NOTE 11 - COMMITMENTS AND CONTINGENCIES (Continued)

Net Value, Inc. may also remain liable for an obligation to DMR Consulting Group, Inc. ("DMR") in connection with consulting services which DMR was to provide Net Value, Inc. According to a settlement agreement amended on December 3, 1998, Net Value, Inc. has a remaining outstanding balance of $220,000 due to DMR. Net Value, Inc. did not make the required payments to DMR, and by the terms of the amended settlement agreement, DMR may assert a claim against Net Value, Inc. for an additional $475,000. At September 30, 1999, Net Value, Inc. had recorded a liability due to DMR for the total potential liability of $695,000 on its books and records.

Upon the contemplated Share Exchanges with the remaining Net Value, Inc. stockholders and the completion of the Merger, any liabilities of Net Value, Inc. will become liabilities of the Company.

Additional commitments and contingencies relating to discontinued operations are disclosed in Note 22.


NOTE 12 - NOTES AND LOANS PAYABLE

Notes and loans payable consisted of the following:

                                               December 31,     December 31,      September 30,
                                                   1997             1998              1999
                                             ----------------  ---------------   ---------------
                                                                                   (Unaudited)
Convertible Debt Offering (a)                $              -  $     1,402,500   $     5,017,500
Rozel (b)                                                   -          200,000                 -
FAC Enterprises (c)                                         -           40,000                 -
FEG (d)                                                     -          900,000           900,000
Transamerica (e)                                            -                -           100,336
Exchange Notes  (f)                                         -                -         2,038,969
Short-Term Borrowings (g)                                   -                -           392,000
Discontinued Operations                             4,275,000        5,199,327           815,816
                                             ----------------  ---------------   ---------------
                                                    4,275,000        7,741,827         9,264,621

Less - Discount on notes payable
          discontinued operations                  (2,463,090)               -                 -
                                             ----------------  ---------------   ---------------
                                                    1,811,910        7,741,927         9,264,621

Less - Amount due within one year                           -       (1,140,000)       (1,363,287)
     - Amount due within one year -
               discontinued operations             (1,811,910)      (5,120,293)         (815,816)
                                             ----------------  ---------------   ---------------
Noncurrent portion                           $              -  $     1,402,500   $     7,085,518
                                             ================  ===============   ===============
Noncurrent portion-discontinued operations   $              -  $       79,034    $             -
                                             ================  ===============   ===============








                                     - F20 -

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
      (Information as of September 30, 1999 and for the Nine-Month Periods
                 Ended September 30, 1998 and 1999 is Unaudited)

NOTE 12 - NOTES AND LOANS PAYABLE (Continued)

    (a) In October 1998, the Company commenced a private offering of convertible debentures ("Debentures"). The Debentures are convertible promissory notes that accrue simple interest at 8% per annum and are convertible into the Company's common stock at any time by the holders at a conversion price of $2.00 per share. The Company may force the mandatory conversion of the Debentures into shares of its common stock at a conversion price upon the occurrence of (i) the consummation of the Merger (see Note 1); (ii) the acquisition of 80% of the issued and outstanding capital stock of Net Value, Inc. by the Company; or (iii) the effective date of a registration statement registering all shares of common stock issuable upon conversion of the Debentures. The maturity date of the convertible promissory notes is the earlier of (i) the date on which the holder elects to convert all of the outstanding unpaid principal and accrued interest on the note into shares of common stock; (ii) the date upon which the Company elects to cause a mandatory conversion of all of the outstanding principal and accrued interest on the note into shares of common stock; or (iii) two years from the date of the issuance of the Debentures. The Company completed the private offering of the Debentures in January 1999. The aggregate principal amount of the Debentures was $1,642,500, of which approximately $1,402,500 was raised as of December 31, 1998. As of September 30, 1999, holders of these Debentures converted the aggregate principal amount of $240,000 and the accrued interest thereon of $7,448 into 123,724 shares of the Company's common stock. From October 1, 1999 through February 12, 2000, holders of these Debentures converted additional principal of $1,350,000 and accrued interest thereon of $118,567 into 734,284 shares of the Company's common stock.

         In the first quarter of 1999, the Company commenced a second private offering of Debentures. Other than having a conversion price of $2.50 per share, these Debentures contain the same terms as the above Debentures containing a $2.00 conversion price. Through this second offering, the Company sold additional Debentures in the aggregate principal amount of $6,215,000 as of September 30, 1999. As of September 30, 1999, holders of these Debentures converted the aggregate principal amount of $2,600,000 and the accrued interest thereon of $30,159 into 1,051,943 shares of the Company's common stock. From October 1, 1999 through February 12, 2000, holders of these Debentures converted additional principal in the aggregate principal amount of $767,000 and the accrued interest thereon of $32,479 into 319,792 shares of the Company's common stock.

         In connection with these two offerings of Debentures, the Company paid commissions ranging from 6% to 10% of the aggregate principal amount of the Debentures sold by placement agents. These commissions and certain professional fees related to the sale of the Debentures amounted to $147,485 in 1998 and $495,877 for the nine- month period ended September 30, 1999, and are being amortized as financing fee expense over the term of the Debentures. The unexpired portion of these financing fees amounting to $129,049 and $216,477 at December 31, 1998 and September 30, 1999, respectively, have been reflected on these financial statements as prepaid financing fees. Financing fee expense relating to the Debentures in 1998 and for the nine months ended September 30, 1999 amounted to $18,436 and $414,595, respectively.

         The conversion rights provide the holders of the Debentures with a beneficial conversion feature upon issuance in accordance with Emerging Issues Task Force D-60 "Accounting for the Issuance of Series A Convertible Preferred Stock and Debt Securities with a Nondetachable Conversion Feature" ("EITF D-60"). The amount related to the beneficial conversion feature ascribed to the Debentures upon issuance was expensed immediately as interest expense, since the holders of the Debentures had the right to convert upon issuance. Interest expense related to the beneficial conversion feature for the Debentures issued amounted to $1,400,000 and $6,449,020 in 1998 and for the nine- month period ended September 30, 1999, respectively, based upon the fair market value, which was the trading price of the Company's common stock on each issuance date. The fair market value ranged between $4.13 to $7.00 per share. The effective interest on the Debentures was limited to one hundred percent of the amount of the proceeds that had been received on the debt.

    (b) In December 1998, the Company borrowed $200,000 from Rozel International Holdings Limited ("Rozel"), a related party. The loan was non-interest bearing and was repaid in February 1999.

    (c) In 1998, the Company borrowed $40,000 from FAC Enterprises, Inc. The loan accrued simple interest at a rate of 10% per annum, and was repaid in February 1999.

                                     - F21 -

                           Net Value Holdings, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
      (Information as of September 30, 1999 and for the Nine-Month Periods
                 Ended September 30, 1998 and 1999 is Unaudited)

NOTE 12 - NOTES AND LOANS PAYABLE (Continued)

    (d) In September 1998, the Company borrowed $900,000 from Founders Equity Group, Inc. ("FEG"). The note accrued simple interest at 10% per annum and had a maturity date of March 1, 1999 ("Founders' Note"). Interest expense on the Founders' Note amounted to $27,616 in 1998 and $22,500 in 1999 through March 1. The entire interest expense was paid in March 1999. The Company incurred a $45,000 financing fee on the procurement of this note, and this amount has been amortized over a six-month period. The unexpired portion of this financing fee, amounting to $15,000 at December 31, 1998, has been reflected on these financial statements as prepaid financing fees at December 31, 1998. The financing fee expense on the Founders' Note in 1998 and for the two months ended March 1, 1999 amounted to $30,000 and $15,000, respectively. An affiliate of a shareholder of the Company guaranteed the Founders' Note and the accrued interest thereon.

         On March 1, 1999, the Company issued a convertible promissory note in the principal amount of $900,000 to FEG, and paid $50,334 in accrued interest in full payment of the original Founders' Note. The convertible promissory note accrues interest at the simple rate of 10% per annum and matures on the earlier of (i) the date on which the lender elects to exercise its conversion rights; (ii) the date on which the Company elects to exercise its conversion rights; (iii) the one-year anniversary of the consummation of the Merger; or (iv) March 1, 2000, if the Merger has not been consummated by that date. An affiliate of a shareholder of the Company guaranteed the convertible promissory note, including accrued interest. The Company is required to pay all unpaid interest accrued on the convertible promissory note on a quarterly basis commencing on July 1, 1999. At the noteholder's option, such payments may be in cash or in shares of the Company's common stock at a price equal to 80% of the bid price of the Company's common stock on the interest payment due date. The noteholder may convert all or any part of the outstanding principal amount of the convertible promissory note, plus all accrued interest thereon through the date of conversion, into shares of the Company's common stock at a conversion rate of $2.50 per share. The Company may require the holder to convert the entire principal amount of the convertible promissory note, plus all accrued interest thereon, upon the Company's common stock attaining certain price and volume requirements and upon the registration for resale of all shares of the Company's common stock issuable to the holder upon such mandatory conversion of the convertible promissory note. The holder is also entitled to piggyback registration rights on any registration statement filed by the Company subsequent to the Merger, with respect to all shares issuable upon its conversion of the convertible promissory note. As additional consideration for the agreement to cancel the Founders' Note and accept a convertible promissory note in full satisfaction of the Company's obligations pursuant to the Founders' Note, the Company issued a warrant to purchase 90,000 shares of the Company's common stock at an exercise price of $2.50 per share and a warrant to purchase 90,000 shares of the Company's common stock at an exercise price of $5.00 per share ("Founders' Warrant"). Each of these warrants may be exercised at any time prior to February 28, 2002. There are no registration rights granted with respect to any shares of the Company's common stock issued upon the exercise of either of these warrants. The value ascribed to the Founders' Warrants, as determined by an independent valuation company, aggregated $454,500 and is being expensed as financing fee expense through March 1, 2000, the date the Merger is expected to become effective and conversion of the promissory note is expected to take place. Financing fee expense related to the Founders' Warrants for the nine months ended September 30, 1999 amounted to $265,125 and the unexpired portion of the financing fee at September 30, 1999 was $189,375.

         The conversion rights under the convertible promissory note provides the holder with a beneficial conversion feature in accordance with EITF D-60. $900,000 of interest expense related to the beneficial conversion feature was ascribed to the convertible promissory note and was expensed upon issuance. The amount of interest expense related to the beneficial conversion feature for the convertible promissory note was based upon the fair market value, which was the trading price of the Company's common stock of $6.00 per share on the date of issuance. The effective interest on the convertible promissory note was limited to one hundred percent of the proceeds that had been received on the debt.

         FEG converted the total principal amount of the promissory note to common stock in February 2000.

    (e) In May 1998, Net Value, Inc. financed $175,500 of a three-year insurance premium, amounting to $197,500, for the liability coverage of its directors and officers. In 1999, the binder was rewritten to cover the directors and officers of the Company and all of the Company's majority-owned subsidiaries effective October 1998, and correspondingly, the financing liability was assumed by the Company in 1999. The financing accrues interest at 7.76% per annum, and requires monthly installment payments of $5,923. Interest expense on the loan amounted to $6,399 for the first nine months of 1999.

                                     - F22 -

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
      (Information as of September 30, 1999 and for the Nine-Month Periods
                 Ended September 30, 1998 and 1999 is Unaudited)

NOTE 12 - NOTES AND LOANS PAYABLE (Continued)

    (f) On January 7, 1999, the Company offered the holders of certain promissory notes previously issued by Net Value, Inc. an exchange of their existing promissory notes for promissory notes issued by the Company through a private offering ("Exchange Notes"). The principal balances for each of the Exchange Notes was equivalent to the principal balances on the Net Value, Inc. notes, plus the accrued interest on the notes through December 31, 1998. The holders of the Exchange Notes may convert all or any part of the outstanding principal plus the accrued interest thereon into shares of the Company's common stock at a conversion rate of $2.00 per share at any time. The Company may convert the principal and accrued interest on the Exchange Notes into shares of the Company's common stock at a rate of $2.00 per share, upon the Company's common stock achieving certain market price targets. The Exchange Notes accrue simple interest at 12% per annum, and have a maturity date of the earlier of (i) the date on which either the holder or the Company exercise their respective conversion rights under the Exchange Notes; or (ii) the one-year anniversary of the closing of the Merger. The terms of the Exchange Notes also provide that the Company issue to the holders of the Exchange Notes warrants to purchase one-half of one share of the Company's common stock for each share purchased through conversion ("Exchange Warrants"). The Exchange Warrants will be exercisable over a period of three years from the date of issuance, and will carry an exercise price of $6.00 per share. The shares of stock purchased through the conversion of the Exchange Notes or through the Exchange Warrants are subject to a lockup agreement for a one-year period subsequent to the effective date of the Merger, unless prior written agreement from American Maple Leaf ("AML") is obtained. AML had served as the investment banker for Net Value, Inc. and had been responsible for all fundraising efforts involving the promissory notes. As of April 30, 1999, $4,270,125 of Exchange Notes had been issued by the Company, which replaced $3,800,000 of principal and $470,125 of accrued interest on the Net Value, Inc. promissory notes. As of September 30, 1999, holders of these promissory notes converted the aggregate principal amount of $2,231,156 and accrued interest thereon of $113,756 into 1,172,456 shares of the Company's common stock. From October 1, 1999 through February 12, 2000, holders of these promissory notes converted additional principal of $1,388,594 and accrued interest thereon of $159,085 into 773,840 shares of the Company's common stock. The remaining holders of the Net Value, Inc. promissory notes elected not to participate in the offering of the Exchange Notes. In December 1999, Net Value, Inc. repaid $225,000 of outstanding principal and the accrued interest thereon in full satisfaction of these remaining Net Value, Inc. notes.

         The conversion rights under the Exchange Notes provide the holders a beneficial conversion feature upon issuance in accordance with EITF D-60. Interest expense of $4,270,125 related to the beneficial conversion feature was ascribed to the Exchange Notes and expensed upon issuance. The amount of the interest expense related to the beneficial conversion feature for the Exchange Notes was based upon the fair market value of the Company's common stock, which was the trading price on the date of issuance of $5.62 per share. The effective interest on the Exchange Notes was limited to one hundred percent of the amount of the debt. Interest incurred on the Exchange Notes, exclusive of interest related to the beneficial conversion feature, amounted to $181,820 for the nine months ended September 30, 1999. Exchange Warrants to acquire 586,228 shares were outstanding at September 30, 1999.

    (g) From July 1999 through September 1999, the Company borrowed $392,000 in the form of non-interest bearing advances from three of its shareholders. $380,000 of these advances were repaid in October 1999.


NOTE 13 - CAPITAL STOCK ACTIVITY

As more fully described in Notes 1 and 2, the combination of Net Value, Inc. and Holdings was treated as a recapitalization of Net Value, Inc., whereby a limited number of Net Value, Inc. shareholders exchanged four shares of Net Value, Inc. common stock for one share of Holdings' common stock and one share of Holdings' Series A convertible preferred stock. Upon the consummation of the Merger in 2000, the recapitalization of Net Value, Inc. is expected to be completed. The following capital stock transactions for the years ended December 31, 1996, 1997 and 1998 and for the nine months ended September 30, 1999, have been restated to reflect the recapitalization, whereby Holdings issued one share of common stock and one share of Series A convertible preferred stock for every four shares of Net Value, Inc. common stock originally issued.

                                     - F23 -

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
      (Information as of September 30, 1999 and for the Nine-Month Periods
                 Ended September 30, 1998 and 1999 is Unaudited)

NOTE 13 - CAPITAL STOCK ACTIVITY (Continued)

On July 16, 1996, Net Value, Inc. was formed solely for the purpose of merging with the LLC. On August 2, 1996, in exchange for $1,090, the initial stockholders ("the Founders") received an aggregate of the equivalent of 272,500 shares of common stock and preferred stock (the "Founders' Shares"). In connection with Net Value, Inc.'s formation, APP Investments, Inc. ("APP"), an affiliate of American Maple Leaf Financial Corporation ("AML"), a related party and one of the Founders, was issued warrants to acquire the equivalent of 500,000 shares of Net Value, Inc.'s common stock at an exercise price of $6.00 per share. The warrants are currently exercisable, expire in August 2001 and carry antidilutive rights. At December 31, 1998, the antidilutive provisions entitle APP to obtain 1,060,222 shares of Net Value, Inc.'s common stock at an exercise price of $2.83 per share.

On September 6, 1996, Net Value, Inc. sold an aggregate of the equivalent of 145,357 shares of common stock and preferred stock to a group of Accredited Investors [as defined under Regulation D of the Securities Act of 1933, as amended ("Accredited Investors")] for an aggregate price of $100,000. This Accredited Investor group consisted of certain Founders and a group of other initial investors. These funds were utilized to fund operating and formation costs.

On September 6, 1996, Net Value, Inc. sold an aggregate of the equivalent of 62,500 shares of common stock and preferred stock to a group of Accredited Investors for an aggregate price of $350,000.

On September 6, 1996, Net Value, Inc. sold the equivalent of 162,500 shares of common stock and preferred stock to VDC Corporation, LTD ("VDC") for an aggregate purchase price of $650,000. At the time of the sale, VDC was a strategic investor that the Company was considering for a business combination. All shares held by VDC were sold to Rozel, a related party, on December 18, 1997 (see Note 22).

On September 12, 1996, the LLC entered into an agreement with Muzak Limited Partnership ("Muzak") (the "Muzak Agreement") whereby Muzak was appointed as the exclusive sales agent for a three-year period. In connection with the Muzak Agreement and the Initial Merger (see Note 1), Muzak, in its capacity as a member of the LLC, received the equivalent of 118,500 shares of common stock and preferred stock in the Initial Merger, and options to purchase shares of Net Value, Inc.'s common stock. On April 3, 1997, Net Value, Inc. and Muzak mutually agreed to terminate the Muzak Agreement. Upon the termination of the Muzak Agreement, Muzak retained the equivalent of 118,500 shares of common stock and preferred stock; however, all options granted to Muzak automatically expired and were canceled.

On September 18, 1996, Net Value, Inc. entered into an agreement with AML, a related party, pursuant to which AML agreed to provide investment banking services to Net Value, Inc. for the nine-month period commencing September 18, 1996 in exchange for the equivalent of 87,500 shares of common stock and preferred stock valued at $1,225,000. Such shares were issuable to AML in six equal installments over the term of the agreement which commenced on October 17, 1996 and ended on March 17, 1997. During 1996, Net Value, Inc. recorded consulting expense of approximately $671,000 in a noncash transaction representing the cost of the equivalent of 43,750 shares issued to AML as of December 31, 1996. During 1997, the remaining equivalent of 43,750 shares of common stock and preferred stock were issued, resulting in consulting expense of approximately $554,000 in 1997.

In connection with the Initial Merger, the members of the LLC exchanged all of their issued and outstanding membership interests, representing cumulative capital contributions of $500,000, plus the termination and waiver of all related party agreements, pre-existing rights, claims and causes of action (except for some predetermined surviving claims) for the equivalent of 768,500 shares of common stock and preferred stock of Net Value, Inc. The Initial Merger was a reverse acquisition, whereby the legal acquirer, the LLC, was the accounting acquirer in the transaction. The equivalent of 150,000 of these shares were issuable pending verification of certain representations and warranties made by two former executives of the LLC, who are also significant shareholders of Net Value, Inc. ("Co-Founders"), which was accomplished in July 1997.








                                     - F24 -

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
      (Information as of September 30, 1999 and for the Nine-Month Periods
                 Ended September 30, 1998 and 1999 is Unaudited)

NOTE 13 - CAPITAL STOCK ACTIVITY (Continued)

On September 19, 1996, after the Initial Merger and subsequent to the first three private offerings, Net Value, Inc. sold an aggregate of the equivalent of 112,500 shares of common stock and preferred stock to a group of unrelated Accredited Investors for an aggregate amount of $1,575,000 ($14.00 per common share).

During the first quarter of 1997, Net Value, Inc. sold an aggregate of the equivalent of 48,125 shares of common stock and preferred stock to a group of Accredited Investors for an aggregate purchase price of $385,000 (the equivalent of $8.00 per common share) less approximately $18,852 in commissions paid.

On May 31, 1997, Net Value, Inc. sold an aggregate of the equivalent of 25,625 shares of common stock and preferred stock to a group of Accredited Investors for an aggregate purchase price of $205,000 ($8.00 per common share). Commissions of $4,500 were paid on this offering.

During 1997, Net Value, Inc. issued the equivalent of 25,000 shares of common stock and preferred stock to VDC and the equivalent of 7,500 shares to a private investor in connection with the requirements of each of their respective loan agreements (see Note 22).

In accordance with the terms of the Bridge Offerings, Net Value, Inc. issued the equivalent of 100,625 shares of common stock and preferred stock and the equivalent of 402,500 warrants to purchase Net Value, Inc. common stock to a group of Accredited Investors (see Note 22). The warrants have an exercise price equal to the lower of $4.00 per share or an initial public offering price ("IPO") per share, should Net Value, Inc. participate in an IPO. The warrants are exercisable for a period of five years commencing on the date the common stock issued in connection with the Bridge Offerings is first registered with the Securities and Exchange Commission.

On November 14, 1997, in a noncash transaction, Net Value, Inc. and VDC agreed to convert the outstanding Bridge Financing principal and accrued interest due VDC amounting to $2,578,301 into the equivalent of 805,720 shares of Net Value, Inc.'s common stock and preferred stock (see Note 22).

On December 15, 1997, in a noncash transaction, Net Value, Inc. issued the equivalent of 47,550 shares of common stock and preferred stock to AML as consideration to AML for the issuance of unsecured advances to Net Value, Inc. (see Note 22).

On December 18, 1997, Rozel acquired the equivalent of all 993,219 shares of Net Value, Inc.'s common stock and preferred stock which had been owned by VDC (see
Note 22).

On April 13, 1998, Net Value, Inc. issued the equivalent of 688 shares of common stock and preferred stock as compensation for interest to the lender of a debt obligation.

In April of 1998, Net Value, Inc. issued the equivalent of 7,500 shares of common stock and preferred stock to a consultant in exchange for consulting services performed in 1997.

On June 1, 1998, Rozel converted the equivalent of 80,000 shares of Net Value, Inc.'s Series A preferred stock into the equivalent of 250,000 shares of Net Value, Inc.'s common stock (see Note 22).

On July 28, 1998, Net Value, Inc. issued the equivalent of 37,500 shares of its common stock and preferred stock to Rozel pursuant to the terms of its Series A preferred stock agreement (see Note 22).

In September 1998, in connection with the recapitalization (see Notes 1 and 2), Net Value, Inc. reflected an additional 1,000,000 shares of common stock which represent the Holdings shares outstanding prior to the recapitalization.

In accordance with the terms of the Amended IQ Agreement, in 1998 Net Value, Inc. issued the equivalent of 90,000 shares of common stock and warrants to purchase 360,000 shares of Net Value, Inc. common stock to IQ (see Note 22).



                                     - F25 -

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
      (Information as of September 30, 1999 and for the Nine-Month Periods
                 Ended September 30, 1998 and 1999 is Unaudited)

NOTE 13 - CAPITAL STOCK ACTIVITY (Continued)

In September and October 1998, the Company sold an aggregate of 2,950,000 shares of common stock for an aggregate purchase price of $590,000 ($0.20 per share), less approximately $60,570 in commissions paid, to a group of Accredited Investors. Such shares are subject to a lockup agreement for one year from the first anniversary of the proposed Merger unless prior written consent of the Underwriter is obtained.

On November 15, 1998, in accordance with a share exchange agreement between Net Value, Inc. and the Company, Rozel exchanged all of its Net Value, Inc. Series A preferred shares for 1,000,000 shares of the Company's common stock and 500,000 shares of the Company's Series A Convertible Preferred Stock. The Company's Series A Convertible Preferred Stock, entitled the holder to some fraction of a share (with a maximum of one share) of restricted common stock if any one of the following conditions were met: (i) The attainment of certain revenue goals (the lowest of which was $20 million dollars); (ii) a successful stock offering resulting in net cash to the Company of at least $15 million dollars; or (iii) a successful sale or merger of the Company for a price of at least $75 million dollars. As a result of the exchange, the Company obtained 100% of the issued and outstanding Series A preferred stock of Net Value, Inc. The Company's 500,000 shares of preferred stock received by Rozel was subsequently exchanged for 300,000 shares of the Company's common stock, pursuant to an offering by the Company in August and September 1999. The transaction resulted in a preferred dividend of $ 1,236,000 related to these shares.

As of December 31, 1998, the Company had entered into share exchange agreements with twenty Net Value, Inc. shareholders. The Company exchanged 2,019,852 shares of common stock and 2,019,852 shares of Series A preferred stock for approximately 66% of the issued and outstanding shares of common stock of Net Value, Inc.

Costs of issuance relating to the above transactions amounted to $189,090 in 1996, $38,167 in 1997 and $60,570 in 1998. AML, a related party, received $31,150 and $23,352 of these costs in 1996 and 1997, respectively.

From March 1999 through September 1999, certain holders of the Debentures from both offerings converted the principal amount of $2,840,000 and accrued interest thereon of $37,607 into 1,175,668 shares of the Company's common stock (see Note
12).

In the period May 1999 through September 1999, holders of Exchange Notes (see
Note 12) converted principal and accrued interest of $2,344,912 into 1,172,455 shares of the Company's common stock and 586,228 Exchange Warrants. From October 1999 through February 5, 2000, an additional $1,326,822 of principal and interest was exchanged for 663,411 shares of the Company's common stock and 303,537 Exchange Warrants.

On July 30, 1999, the Company issued 184,627 vested shares of Series A preferred stock and 601,029 vested shares of common stock, 6,923,599 unvested shares of common stock and 2,126,833 unvested shares of Series A preferred stock to the stockholders of Strategicus, in connection with the merger with Strategicus. The unvested shares issued to the Strategicus stockholders, except one principal, were converted to common stock and then to options. Upon consummation of the merger, each of the former Strategicus stockholders was appointed to the Company's Board of Directors. In connection with the Strategicus merger, the principal signed an employment agreement with the Company and was issued 1,641,310 shares of common stock and 504,187 shares of the Company's Series A preferred stock (all included above). Subsequently, the principal agreed to exchange his preferred shares for an additional 302,512 shares of the Company's common stock. In September 1999, the principal agreed to reduce his common stock shares to 1,763,822.

In July 1999, the Company issued 6,138 shares of the Company's common stock at the request of the Founders' Note noteholders as payment for $30,082 of accrued interest which was due on July 1, 1999 (see Note 12).

Pursuant to an offering by the Company in August and September 1999, all of the outstanding share of the Series A preferred stock (including the shares owned by Rozel) were exchanged at a rate of one share of Series A preferred stock for the equivalent of .6 of a share of the Company's common stock. The basis of the conversion ratio was as a result of a negotiated transaction between the Company and the Series A preferred stockholders. This issuance of common stock resulted in a preferred dividend of $6,685,470 in the nine-month period ended September 30, 1999. The preferred stock dividend was calculated by subtracting the fair value of the Series A preferred stock, as determined by an independent valuation firm, from the value of the common stock issued on conversion, which was determined from the quoted market price on the date the exchange rate was negotiated.


                                     - F26 -

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
      (Information as of September 30, 1999 and for the Nine-Month Periods
                 Ended September 30, 1998 and 1999 is Unaudited)

NOTE 13 - CAPITAL STOCK ACTIVITY (Continued)

In September 1999, the Company issued 4,000 shares of its common stock as consideration for the extension of a Net Value, Inc. note payable. Net Value, Inc. recognized $17,320 as a loss from discontinued operations, based upon a fair market value for the Company's common stock of $4.33 per share which was the trading price on the date of issuance less a 5% discount.

In September 1999, the Company issued 3,750 shares of its common stock to a former employee of Net Value, Inc. as consideration for entering into a settlement agreement regarding his employment with Net Value, Inc. Net Value, Inc. recognized $18,750 as a loss from discontinued operations, based upon a fair market value for the Company's common stock of $5.00 per share, which was the trading value on the date of issuance.

In September 1999, the Company issued 6,250 shares of its common stock to each of two consultants in exchange for consulting services rendered. Net Value, Inc. recognized $54,126 as a loss from discontinued operations, based upon the fair market value of the Company's common stock, the trading value on the date of issuance less a 5% restricted share discount.

The Company intends to file a registration statement with the Securities and Exchange Commission to register shares of its common stock previously issued to certain shareholders. In August through September 1999, the Company issued an aggregate of 40,000 shares of its common stock to two such shareholders for failing to meet an agreed-upon deadline for the filing. The agreed-upon deadline and associated penalty were negotiated in connection with the issuance of shares of the Company's common stock. The Company recorded expense of $178,800 which represents the fair value of the penalty shares issued. An additional 14,000 shares were issued in October 1999.

The Company plans to complete the Merger with Net Value, Inc. by acquiring the remaining outstanding shares of common stock on the same terms and conditions as the Share Exchange transactions, and by exchanging warrants and options to acquire common stock in Net Value, Inc for warrants and options to acquire common stock in the Company. Immediately subsequent to the sale of substantially all of the assets of Net Value, Inc., there were 4,149,350 shares of Net Value, Inc. common stock which the Company did not own, outstanding warrants to purchase 1,822,722 shares of Net Value, Inc. common stock at prices ranging from $1.50 to $4.00 per share and outstanding options to acquire 1,396,250 shares of Net Value, Inc. common stock at prices ranging from $0.63 through $7.00 per share. Included in the outstanding options of Net Value, Inc. are options to acquire 180,000 shares of common stock that have been granted to the current officer of Net Value, Inc. who is also an officer of the Company, and two former officers of Net Value, Inc. Included in the outstanding warrants of Net Value, Inc. are warrants to acquire 1,060,222 shares of common stock that have been granted to an affiliate of the Company's Chief Executive Officer (see Note 22 for additional disclosures).

Options and Warrants

The fair market value computations of the options and warrants set forth below was determined by an independent valuation company, using the Black Scholes option pricing model. For each grant date, the independent valuation company used the stock price of freely trading shares on that date, less a 5% restricted share discount, the stated exercise price, the stated vesting and exercise periods, the three-month Treasury bill rate as the riskless rate for that date, and a volatility factor of 1.5.

A summary of the Company's stock warrants as of September 30, 1999 is as follows:

                                                        Grant          Date       Exercise Price    Expiration
Warrants Granted and Outstanding        Shares          Date        Exercisable      per Share        Date
------------------------------------ -------------  -------------  -------------  --------------  ---------------
      Granted [See Note 12d]                90,000         3/1/99         3/1/99  $         2.50        2/28/2002
      Granted [See Note 12d]                90,000         3/1/99         3/1/99  $         5.00        2/28/2002
      Granted [See Note 12f]               586,228        5/99-9/99    5/99-9/99  $         6.00    5/2002-9/2002

      Granted [See Note 15]                110,498           9/99           9/99  $  4.25-$4.875           9/2004
                                     -------------

Balance at September 30, 1999
   (Unaudited)                             876,726
                                     =============




                                     - F27 -

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
      (Information as of September 30, 1999 and for the Nine-Month Periods
                 Ended September 30, 1998 and 1999 is Unaudited)



NOTE 13 - CAPITAL STOCK ACTIVITY (Continued)

Stock Option Plan

The Company is contractually obligated as of September 30, 1999 to grant the following options under a stock option plan yet to be approved by the Company's stockholders (see Note 14). The following is a reconciliation of options to be granted, restricted stock, deferred compensation and stock compensation as of September 30, 1999 (unaudited).

                                             Options &                 Amor-       Total          Stock
                           Grant   Exercise  Restricted               tization   Deferred      Compensation     Deferred
                           Date     Price      Stock        Earned    Period   Compensation      Expense      Compensation
                          -------  -------- ------------  ----------- ------- --------------- -------------- --------------
[see Note 21]  Options       6/99   $1.00      1,020,000      120,000 3 years $     6,252,600 $    1,348,600 $    4,904,000

[see Note 20]  Options       8/99   $1.00      5,715,876            - 4 years      11,889,021        495,375     11,393,646

[see Note 21]  Options       9/99   $1.00        900,000            - 3 years       3,204,000              -      3,204,000
                                            ------------                      --------------- -------------- --------------

                                               7,635,876                           21,345,621      1,843,975     19,501,646
                                            ============

[see Note 20]    Unvested
                 Stock       7/99              1,763,822              2 years      11,253,184        937,765     10,315,419
                                            ============                      --------------- -------------- --------------

Balance as of
September 30, 1999 (Unaudited)                                                $    32,598,805 $    2,781,740 $   29,817,065
                                                                              =============== ============== ==============



A summary of the stock options that the Company is contractually obligated to grant is as follows:

                                                                  December 31, 1998                   September 30, 1999 (unaudited)
                                                         ------------------------------------      ---------------------------------
                                                                                 Weighted                                  Weighted
                                                                                  Average                                   Average
                                                                                 Exercise                                  Exercise
                                                              Shares               Price                Shares               Price
                                                         ----------------     ---------------      ----------------     ------------
Contractually obligated to grant at beginning of
 period                                                                 -     $             -                     -     $         -
Contractually obligated to grant                                        -                   -             7,635,876            1.00

Canceled                                                                -                   -                     -               -
                                                         ----------------     ---------------      ----------------     ------------

Contractually obligated to grant at end of period                       -     $             -             7,635,876     $      1.00
                                                         ================     ===============      ================     ============

Options contractually exercisable at end of period                      -                                   120,000
                                                         ================                          ================

Shares available for grant is unknown as the
  Company's Stock Option Plan has yet to be
  approved by the Company's Board of Directors                          -                                         -
                                                         ================                          ================

Weighted average fair value of options
  obligated to be granted during the years as
  determined by an independent valuation company         $              -                          $           0.41
                                                         ================                          ================



                                                      - F28 -

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
      (Information as of September 30, 1999 and for the Nine-Month Periods
                 Ended September 30, 1998 and 1999 is Unaudited)

NOTE 13 - CAPITAL STOCK ACTIVITY (Continued)

The following table summarizes information about fixed stock options which are contractually obligated to be granted as of September 30, 1999 (unaudited):

                                                            Options Outstanding                 Options Exercisable
                                          ----------------------------------------------    ------------------------------------
                                             Number of            Weighted                          Number of
                                              Options             Average      Weighted              Options           Weighted
                                           Contractually         Remaining     Average            Contractually         Average
                                            Obligated to        Contractual    Exercise            Obligated to         Exercise
   Exercise Price                            Be Granted            Life         Price               Be Granted           Price
   --------------                         ----------------- ----------------   ---------    ------------------------   ---------
                                                                                                                       <C
   $1.00                                      7,635,876            7.22       $   1.00                120,000          $  1.00
                                              =========                                               =======

Under the stock option plan that the Company expects to be adopted by the Board of Directors, options to purchase shares of the Company's common stock may be granted to officers, directors, employees, consultants and independent contractors. Accordingly, the Company will reserve shares of its common stock for issuance upon the exercise of options granted pursuant to this plan. Options granted under this plan expire no more than ten years following the date of vesting and are subject to limitations on transfer. Options granted under this plan will be subject to various vesting provisions. The exercise price of options granted under this plan will be determined by the Board of Directors or a committee thereof. The Board anticipates having the ability to amend, suspend or terminate this plan at any time, subject to restrictions imposed by applicable law.

Preferred Stock

As of December 31, 1998, the Company had 5,000,000 shares of preferred stock authorized, having a par value of $.001 per share. Dividends, voting rights and other terms, rights and preferences of the preferred stock may be designated by the Company's Board of Directors from time to time. As of December 31, 1998, the Company had 2,519,852 issued and outstanding shares of Series A convertible preferred stock. The Series A Convertible Preferred Stock, which paid no dividends, included a provision which entitled the holder to some fraction of a share (with a maximum of one share) of restricted common stock if any one of the following conditions were met: (i) The attainment of certain revenue goals (the lowest of which was $20 million dollars); (ii) a successful stock offering resulting in net cash to the Company of at least $15 million dollars; or (iii) a successful sale or merger of the Company for a price of at least $75 million dollars. An independent valuation firm developed a simulation model to value these shares. In determining the value of the shares, the valuation firm considered the probabilities that the foregoing three events would occur, and estimated what the stock price would be at the point in time that these events occurred. The model then analyzed whether any of the conditions would be met within the applicable three years and then determined what fraction of a share of restricted stock the holder would receive. Assumptions used in the in the simulation model included the following; a 1% likelihood of the stock offering, or sale or merger occurring in the November 1998 valuation and a 10% likelihood of such events occurring in the July 1999 valuation. With respect to the revenue goal condition set forth above, a probability distribution model was utilized in both valuation periods which assumed the mean value for revenue was zero in the first year, the standard deviation of revenue was 5 million dollars, a growth factor of 25% and a standard deviation of the growth factor of 50%.

In September 1999, the Company entered into a convertible preferred stock purchase agreement with certain investors to raise a maximum of $5,000,000. 2,000 Series B shares were issued and outstanding as of September 30, 1999 (see
Note 15).

Stock-Based Compensation

During 1998, the Company adopted the disclosure provisions of Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" ("SFAS 123"). As permitted under SFAS 123, the Company has continued to follow Accounting Principles Boards No. 25 "Accounting for Stock-Based Compensation" ("APB 25") in accounting for its stock-based compensation. SFAS 123 recognizes compensation expense using the fair market value of stock options, warrants and common stock issuances as of the grant date. APB 25 recognizes the intrinsic value of the instruments issued by the Company as of the measurement date, which is generally the date at which the number of shares that an individual is entitled to receive and the purchase price are both known. Had compensation expense for the years ended December 31, 1996, 1997 and 1998, and the nine

                                     - F29 -

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
      (Information as of September 30, 1999 and for the Nine-Month Periods
                 Ended September 30, 1998 and 1999 is Unaudited)

NOTE 13 - CAPITAL STOCK ACTIVITY (Continued)

month periods ended September 30, 1998 and 1999 been determined under the fair value provisions of SFAS 123, the Company's net loss and net loss per share would have differed as follows:

                    December 31,      December 31,        December 31,         September 30,         September 30,
                        1996              1997                1998           1998 (Unaudited)      1999 (Unaudited)
                  ----------------  ---------------- ---------------------- ------------------- -----------------------
                    Net      Per      Net     Per                    Per                 Per                     Per
                    Loss    Share    Loss    Share     Net Loss     Share    Net Loss   Share      Net Loss     Share
                  -------- -------  ------- -------- ------------ --------- ---------- -------- -------------  --------
As reported
 Under APB 25     $      - $     -  $     - $      - $ (1,630,319)$  (0.35) $   (5,805)$      - $ (24,039,361) $ (2.78)
                  ======== =======  ======= ======== ============ ========= ========== ======== =============  ========
Pro Forma
 Under SFAS
 123              $      - $     -  $     - $      - $ (1,630,319)$  (0.35) $   (5,805)$      - $ (24,126,528) $ (2.79)
                  ======== =======  ======= ======== ============ ========= ========== ======== =============  ========



The fair market value of the options and warrants used in the above computation was determined by an independent valuation company, using the Black Scholes option pricing model. For each option grant date, the independent valuation company used the stock price of freely trading shares on that date, less a 5% restricted share discount, the stated exercise price, the stated vesting and exercise periods, the three-month Treasury bill rate as the riskless rate for that date, and a volatility factor of 1.5.

Loss Per Share

The Company has adopted SFAS 128, and has followed the guidelines of SFAS 128 in the presentation of loss per share for all periods presented in the financial statements. Options and warrants to purchase common stock and Series A convertible preferred stock are not included in the computation of diluted loss per share because the effect of these instruments would be antidilutive for all periods presented. The common shares potentially issuable arising from these instruments which were outstanding during the periods presented in the financial statements are as follows:

                                                                                                 Nine Months Ended
                                                              Years Ended December 31,       September 30, (Unaudited)
                                        Exercise        ------------------------------------ --------------------------
                                    Conversion Price       1996        1997         1998         1998         1999
                                    -----------------   ---------- ------------ ------------ ------------ -------------
Options*                                        $0.00            -            -            -            -             -
Warrants***                                $2.50-6.00            -            -            -            -     1,386,468
Series A preferred stock             .6 common shares            -            -    1,511,911            -             -
Series B mandatory redeemable
     convertible preferred stock              $4.0875 **         -            -            -            -       489,297
Convertible debt                           $2.00-2.50            -            -      701,250            -     3,610,984
Unvested common stock                           $0.00            -            -            -            -     1,763,822
                                    -----------------   ---------- ------------ ------------ ------------ -------------

                                                                 -            -    2,213,161            -     7,250,571
                                                        ========== ============ ============ ============ =============

* The Company is obligated to issue options to purchase 7,635,876 shares of the Company's common stock at an exercise price of $1.00 per share.

** The conversion price may be reset at the election of the holder to the higher of the average closing bid price or $2.50 per share (See Note 15).

*** Includes warrants to purchase 509,742 shares of the Company's common stock if the holders of the exchange notes were to convert the outstanding principle at September 30, 1999.

                                     - F30 -

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
      (Information as of September 30, 1999 and for the Nine-Month Periods
                 Ended September 30, 1998 and 1999 is Unaudited)

NOTE 14 - STOCK OPTION PLAN

The Company is contractually obligated to issue options under a stock option plan yet to be approved by the Company's stockholders (see Notes 13, 20, and 21).

In June 1999, Metacat adopted a Stock Option Plan (the "Plan") which provides for the granting of options to employees, officers and directors of Metacat. The number of shares which can be purchased under this plan is limited to 50,000 shares of Metacat common stock and 50,000 shares of Metacat Series B preferred stock. The Plan is intended to qualify as an "incentive stock option plan" under
Section 422 of the Internal Revenue Code. The exercise prices of the options granted under the Plan are to be determined by the Board of Directors or other Plan administrators but shall not be lower than one hundred percent of the fair market value of a share of common stock on the date the option is granted for employees and not less than one hundred and ten percent for officers and directors with greater than ten percent voting power. The options under the Plan vest immediately upon grant unless otherwise specified and are valid for ten years, except for officers and directors with greater than ten percent voting power, which options expire five years after the grant date. Through September 1999, Metacat issued options to purchase 27,025 shares of its Series B preferred stock to one of its directors.

NOTE 15 - MANDATORILY REDEEMABLE PREFERRED STOCK

In September 1999, the Company entered into a convertible preferred stock purchase agreement with certain investors ("Preferred Agreement") to raise a maximum of $5,000,000. Under the Preferred Agreement, investors purchased an aggregate of 4,824 shares of the Company's Series B convertible preferred stock ("Series B Shares"), with a liquidation preference of $1,000 per share, and related warrants (the "Series B Warrants"). Should the Company fail to maintain the listing of its stock on the OTC Bulletin Board, or should its current registration statement fail to become effective by February 14, 2000, the holders of the Series B shares may force the Company to redeem their shares for 125% of their purchase price. If the Company's current registration statement is not effective by February 23, 2000, the Company's stock may de-list from the OTC Bulletin Board. The holders may elect not to exercise their redemption rights if the Company fails to maintain the listing of its stock and the holders are then entitled to receive 1% of the purchase price for the first thirty days the Company shares are de-listed and 2% for the following sixty-day period.

The Series B Shares are convertible into the Company's common stock at a conversion price equal to the average closing bid price of the Company's common stock for a five-day period prior to the closing date, which was calculated to be $4.0875 ("Conversion Price"). The holders of the Series B Shares have the right, on a one-time basis, to elect to reset the Conversion Price to a price not below $2.50 per share. This election can be made within one year after the date the shares of the Company's common stock, underlying the Series B Shares and the Series B Warrants, are registered with the Securities and Exchange Commission (the "Effective Date"). The reset Conversion Price is to be based on the average closing bid price of the Company's common stock for a two-day period immediately preceding the receipt by the Company of the holders' notice of exercise of their reset option. Except as noted above, the Series B Shares may not be converted by the holder until the earlier of 180 days from the closing date and 20 days after the Effective Date and shall automatically convert on the third anniversary of the Effective Date. However, the automatic conversion date may be extended in certain circumstances.

The Series B Shares bear a dividend rate of 5% per annum, which may increase to 10% per annum in the event the closing bid price of the Company's common stock falls below $2.50 per share for a period of ten consecutive trading days. The dividend rate may then be reinstated at 5% if the closing bid price of the common stock exceeds $2.50 for a period of five consecutive trading days. The Series B warrants are exercisable at prices equivalent to a range between 110% to 140% of the Conversion Price for a period of five years from the closing date; however, after the registration statement becomes effective, the Company may terminate the Series B Warrants upon 20 days' notice if the closing bid price of the common stock exceeds 150% of the purchase price for the preceding 20 days. The Series B Warrants are exercisable into 295,040 shares of common stock pursuant to the terms of the Preferred Agreement. The shares of common stock to be issued upon the conversion of the Series B Shares or upon the exercise of the Series B Warrants have registration rights. The Company has the right to redeem the Series B Shares at any time for an amount equivalent to 120% of the liquidation preference plus accrued and unpaid dividends. At September 30, 1999, 2,000 Series B Shares were issued and outstanding and Series B Warrants to purchase 110,498 shares had been granted. In October 1999, the Company completed this offering by issuing an additional 2,824 Series B shares resulting

                                     - F31 -

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
      (Information as of September 30, 1999 and for the Nine-Month Periods
                 Ended September 30, 1998 and 1999 is Unaudited)

NOTE 15 - MANDATORILY REDEEMABLE PREFERRED STOCK (Continued)

in net proceeds of $2,582,000. The Series B offering was completed with unrelated third parties and did not contain any beneficial conversion feature. The offering was therefore deemed to have been at fair market value. Per an independent valuation, the $1,000 per share proceeds were allocated as $866 attributable to the preferred stock and $134 attributable to the warrants.


NOTE 16 - RELATED PARTIES

Related party transactions relating to discontinued operations are disclosed in
Note 22.


NOTE 17 - STOCK SUBSCRIPTION PAYABLE

On September 23, 1999, the Company acquired a 20% interest in AssetExchange for $400,000. At September 30, 1999, $250,000 of the acquisition price had not yet been paid. The Company paid the balance in full on October 1, 1999. This amount is reflected as a stock subscription payable on the September 30, 1999 balance sheet.


NOTE 18 - OPERATING SEGMENT INFORMATION

The following summarizes information relating to the Company's segments. All significant intercompany activity has been eliminated. Assets are owned or allocated assets are used by each operating segment. Total assets and result of operations attributable to the discontinued operations, which was previously considered a separate segment, are not included in the following information.


                                                                                              September 30,
                                             December 31,   December 31,  December 31,  ----------------------------
                                                 1996           1997          1998          1998           1999
                                             ------------- -------------- ------------- -------------  -------------
Consolidated Operating Company                                                             (Unaudited)    (Unaudited)
   Operations

Operating Expenses
    Compensation and related expense         $           - $            - $           - $           -  $      55,598
    Professional fees                                    -              -             -             -            200
    Consulting                                           -              -             -             -              -
    Selling, general and administrative                  -              -             -             -         10,167
                                             ------------- -------------- ------------- -------------  -------------
Operating Loss - Consolidating Operating
  Company Operations Before Equity Income                -              -             -             -        (65,965)
Other Income (Expense)
    Interest expense                                     -              -             -             -         (1,065)
                                             ------------- -------------- ------------- -------------  -------------

       Total Other Expense                               -              -             -             -         (1,065)
                                             ------------- -------------- ------------- -------------  -------------

Net Loss - Consolidated Operating Company
    Operations                               $           - $            - $           - $           -  $     (67,030)
                                             ============= ============== ============= =============  =============



                                     - F32 -

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
      (Information as of September 30, 1999 and for the Nine-Month Periods
                 Ended September 30, 1998 and 1999 is Unaudited)

NOTE 18 - OPERATING SEGMENT INFORMATION (Continued)

                                                                                               September 30,
                                             December 31,   December 31,  December 31,  ----------------------------
                                                 1996           1997          1998          1998           1999
                                             ------------- -------------- ------------- -------------  -------------
                                                                                           (Unaudited)    (Unaudited)
Holding Company Operations

Operating Expenses
    Compensation and related expense         $           - $            - $           - $           -  $   3,066,493
    Professional fees                                    -              -       129,878             -        513,733
    Consulting                                           -              -             -             -        107,849
    Selling, general and administrative                  -              -        10,606         1,120        488,500
    Depreciation and amortization                        -              -             -             -        219,753
    Equity loss                                          -              -             -             -         21,138
                                             ------------- -------------- ------------- -------------  -------------
Operating Loss - Holding Company                         -              -      (140,484)       (1,120)    (4,417,466)
Other Expense
    Interest expense, net                                -              -     1,441,399         4,685     12,166,216
    Financing fees                                       -              -        48,436             -        703,179
                                             ------------- -------------- ------------- -------------  -------------

       Total Other Expense                               -              -    (1,489,835)       (4,685)   (12,869,395)
                                             ------------- -------------- ------------- -------------  -------------

Net Loss - Holding Company Operations        $           - $            - $  (1,630,319)$      (5,805) $ (17,286,861)
                                             ============= ============== ============= =============  =============




Total Assets
    Affiliate Company Operations                           $            - $           -                $      38,618
    General Net Value Holdings Operations                               -       371,648                    7,507,312
    Discontinued Operations                                     1,800,402     1,050,871                      907,486
                                                           -------------- -------------                -------------
    Total Assets                                           $    1,800,402 $   1,422,519                $   8,453,416
                                                           ============== =============                =============




Net Loss - Consolidated Operation Company
   Operations                                $           -   $          -   $         -   $         -  $     (67,030)
Net Loss - Holding Company Operations                    -              -    (1,630,319)       (5,805)   (17,286,861)
                                             ------------- -------------- ------------- -------------  -------------

Loss from Continuing Operations                          -              -    (1,630,319)       (5,805)   (17,353,891)
                                             ------------- -------------- ------------- -------------  -------------

Net Loss from Discontinued Operations           (3,314,094)   (11,235,237)  (11,106,826)  (10,195,343)    (5,582,166)
                                             ------------- -------------- ------------- -------------  -------------

Total Net Loss                               $  (3,314,094)  $(11,235,237)$ (12,737,145)$ (10,201,148) $ (22,936,057)
                                             ============= ============== ============= =============  =============


                                     - F33 -

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
      (Information as of September 30, 1999 and for the Nine-Month Periods
                 Ended September 30, 1998 and 1999 is Unaudited)

NOTE 19 - OPERATING LEASES

The Company shares office space for its principal executive offices in San Francisco, California with a related party at no expense. The value of the shared space is minimal. The Company also subleases office space in Philadelphia, Pennsylvania on a month to month basis at a rate of $2,000 per month.

In April 1999, Strategicus entered into a lease agreement on behalf of Metacat for office space in Portland, Oregon. The monthly rent through April 2000 is $1,200 and $1,248 through April 2001, the date the lease terminates.

NOTE 20 - SUBSEQUENT ACQUISITION (UNAUDITED)

As part of a transaction to obtain an ownership interest in three unrelated Internet companies, the Company entered into a letter of intent on May 28, 1999 with Strategicus and a principal of Strategicus ("Principal"), whereby the Company intended to acquire all of the common stock of Strategicus in exchange for shares of common and Series A convertible preferred stock ("Strategicus Merger"). Strategicus was an Oregon corporation that was formed in August 1998, was in the process of developing Internet operations of its own through its wholly-owned subsidiary, Metacat, and which had the opportunity to consummate transactions in two other Internet companies which the Company desired to obtain. Under the terms of the agreement, the Company entered into a loan agreement with Strategicus. The loan agreement permitted Strategicus to borrow a maximum amount of $2,000,000 on a revolving credit basis, had a maturity date of July 30, 1999, and earned simple interest at the rate of 10% per annum. The funds loaned to Strategicus under the loan agreement amounted to $1,555,000, of which $310,000 was then loaned by Strategicus to its Principal. The loan to the Principal bears simple interest at 9% per annum, and is to be forgiven subject to the Principal remaining an employee of the Company through May 2000. Of the remaining amounts loaned to Strategicus, $1,000,000 was used to acquire a 12% (subsequently diluted to 11%) interest in AsiaCD, $100,000 was used to acquire an initial 14% interest in College411, and the balance utilized to pay professional fees related to the Strategicus Merger and fund certain operating expenses and a $60,000 advance to a potential future investee company. In connection with the acquisitions, Strategicus also received warrants to acquire additional shares of AsiaCD and College411 common stock for aggregate purchase prices of $300,000 and $150,000, respectively. In September 1999, the Company exercised the College411 warrant, and as a result, the Company's ownership interest in College411 then increased to approximately 29% (subsequently diluted to 27%). The Company also loaned $267,000 to a Strategicus shareholder. This loan bears simple interest at a rate of 9% per annum and is to be forgiven ratably over a three-year period which is equivalent to the period of the shareholder's consulting agreement with the Company. The merger with Strategicus was completed in July 1999 and as a result of the merger, Strategicus no longer exists as a legal entity and the loan agreement between Strategicus and the Company has been discharged. The operations of Strategicus and Metacat have been included in the Company's results of operations beginning in July 1999.

In connection with the Strategicus Merger, the Principal and three other Strategicus shareholders signed employment or consulting agreements with the Company. The employment and consulting agreements provide for specified compensation. In accordance with the merger agreement as amended, the Principal and the remaining three shareholders of Strategicus collectively received 601,029 shares of the Company's common stock and 184,627 shares of Series A convertible preferred stock as consideration for the Strategicus shares received. The Company's common stock and preferred stock exchanged for Strategicus stock was ascribed a value of $6.06 per share, which was the trading price of the common stock on the date of issuance less a 5% restricted share discount and $0.77 per share, as determined by an independent valuation company, respectively. The following schedule reflects the allocation of the total consideration paid to acquire the Strategicus stock:

                         Cash           Value of           Legal             Total
                         Paid         Stock Issued          Fees         Consideration
                   ----------------  ---------------  ----------------  ----------------
                     (Unaudited)       (Unaudited)      (Unaudited)       (Unaudited)
AsiaCD             $      1,000,000  $             -  $              -  $      1,000,000
College411*                 250,000                -                 -           250,000
Goodwill                          -        3,784,400           171,150         3,955,550
                   ----------------  ---------------  ----------------  ----------------
                   $      1,250,000  $     3,784,400  $        171,150  $      5,205,550
                   ================  ===============  ================  ================


* Includes the stock acquired on October 1, 1999 for $75,000 upon the exercise of warrants.

                                     - F34 -

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
      (Information as of September 30, 1999 and for the Nine-Month Periods
                 Ended September 30, 1998 and 1999 is Unaudited)

NOTE 20 - SUBSEQUENT ACQUISITION (UNAUDITED) (Continued)

In August 1999, the shares of Series A convertible preferred stock were converted into 110,776 shares of the Company's common stock in accordance with the Preferred Exchange. Additionally, the Principal received 1,641,310 unvested shares of the Company's common stock and 504,187 shares of Series A convertible preferred stock, and the three remaining shareholders each received 1,760,763 shares of the Company's common stock and 540,882 shares of Series A convertible preferred stock as additional consideration. The additional consideration was to vest over the periods of their respective consulting and employment contracts. The shares of Series A convertible preferred stock received as additional consideration were exchanged in August 1999 for shares of common stock in accordance with the Preferred Exchange. The Principal retained the shares of common stock received in the Preferred Exchange; however, the three remaining Strategicus shareholders subsequently agreed to exchange all of their unvested shares of common stock received as additional consideration for options to acquire an identical number of shares of common stock in the Company at an exercise price of $1.00 per share. The unvested shares that the Principal received and the options the three remaining shareholders received had an ascribed value of $6.38 per unvested share, which was the trading price on the date of issuance, and an average value of $2.08 per option as determined by an independent valuation company. These agreements, as well as a stock option plan, are subject to the approval of the Company's shareholders. The additional consideration issued to the Principal and the three remaining shareholders vests over 24 and 48 month periods, respectively. As of September 30, 1999, options to acquire 5,715,876 shares were included in these agreements. In connection with the additional consideration, the Company recorded total deferred compensation of $23,142,205 (see Note 13).


NOTE 21 - EVENTS (UNAUDITED) SUBSEQUENT TO THE DATE OF THE INDEPENDENT AUDITORS' REPORT

On June 1, 1999, the Company's Chief Executive Officer entered into an employment agreement with the Company. The employment agreement provides that the Chief Executive Officer will receive a specified annual salary along with options to acquire 1,200,000 shares of the Company's common stock at an exercise price of $1.00 per share, of which 120,000 options are to vest immediately and the remaining options are to vest equally over a three-year period. The options may be exercised over a five-year period commencing on the date the options vest. These options are to have an exercise price that will be less than the fair market value of the common stock at the date of grant, which resulted in compensation expense of $1,348,600 for the nine months ended September 30, 1999. In September 1999, the Chief Executive Officer agreed to reduce his option award from 1,200,000 shares to 1,020,000 shares. The Company recorded total deferred compensation of $6,252,600, based upon a fair market value for the Company's common stock of $7.13 per share which was the trading price on the date of issuance. The stock option plan is subject to the approval of the Company's shareholders.

In August 1999, pursuant to a private offering by the Company and as the result of negotiations between the Company and the Series A preferred shareholders, the holders of the Series A convertible preferred stock agreed to exchange the equivalent of one share of Series A convertible preferred stock for .6 share of common stock.

In September 1999, the Company entered into a three-year employment agreement with its Chief Operating Officer ("COO"). In accordance with the employment agreement, the COO is to receive a salary at a specified amount and options to purchase 900,000 shares of the Company's common stock at an exercise price of $1.00 per share. The options may be exercised over a five-year period. In order to facilitate the Company granting the COO these options, the Chief Executive Officer and three former shareholders of Strategicus each agreed to the cancellation of their options to purchase 180,000 shares of the Company's

                                     - F35 -

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
      (Information as of September 30, 1999 and for the Nine-Month Periods
                 Ended September 30, 1998 and 1999 is Unaudited)

NOTE 21 - EVENTS (UNAUDITED) SUBSEQUENT TO THE DATE OF THE INDEPENDENT AUDITORS' REPORT (Continued)

common stock. In addition, the Principal agreed to the cancellation of 180,000 shares of his shares of the Company's common stock. The Company recorded total deferred compensation of $3,204,000, based upon a fair market value of $4.56 per share which was the trading price on the date of issuance. The stock option plan is subject to the approval of the Company's shareholders.

In September 1999, the Company entered into a Series B convertible preferred stock purchase agreement with certain investors to raise a maximum of $5,000,000 (see Note 15).

In September 1999, the Company agreed to acquire convertible preferred stock in Asset Exchange, a development stage company intending to provide banks and other financial institutions with an Internet-based service which allows them to more efficiently trade loan portfolio assets. The purchase price of the convertible preferred stock of Asset Exchange was $400,000. If this preferred stock is converted, the Company will own approximately 20% of Asset Exchange. The Company has the right to convert the preferred stock at any time. The conversion price is subject to adjustment in the event the capital structure of Asset Exchange is modified.

In October 1999, the Company exercised warrants to purchase additional shares of common stock in College411. The additional investment in College411was $75,000 and increased the Company's ownership interest to 29% for a total cost of $250,000.

In October 1999, the Company purchased an approximate 11% (subsequently diluted to approximately 10%) interest in Webmodal directly from the Strategicus Principal, a related party, for $250,000 and purchased an additional 1% of Webmodal's common stock for $100,000 from Webmodal. Webmodal is a development stage company intending to develop an Internet application for use by shippers in purchasing and executing domestic full-truckload intermodal freight shipments. In December, 1999 and January, 2000, Webmodal raised additional funds through a subsequent private placement. This reduced our ownership interest to 10%. The private placement was on significantly the same terms and at the same purchase price as our investment. The company will account for its investment in Webmodal under the cost method.

In October 1999, the Company sold a total of 676,374 shares of common stock at a price of $1.00 per share to two entities that are affiliated with a consultant who is to provide future investment banking services to the Company. The services are to be provided over a three-year period, and the Company will recognize consulting fee expense, amounting to the difference between the fair market value of the common stock and the purchase price, ratably over the three-year period. The Company recorded total deferred consulting fees of $2,137,342 as of the date of issuance, based upon a fair market value of $4.16 per share which was the trading price on the date of issuance less a 5% restricted share discount. The two entities also invested $1,324,000 in the private placement offering of Series B Shares.

In October 1999, the Company issued warrants to purchase 110,077 shares of common stock to Montrose Capital Management, Ltd. in connection with the Series B preferred stock private placement offering. The warrants have an exercise price of $5.00 per share and are exercisable for a period of three years from the date of issuance. The issuance of these warrants will be recorded in the fourth quarter of 1999 as an increase to additional paid in capital. Since this issuance is deemed to have been a cost of raising capital, a corresponding entry will be recorded to reduce additional paid in capital in an amount equal to the increase.

In November 1999, the Company purchased an 11% interest in Swapit for $500,000. Swapit is a development stage company intending to develop a consumer-driven electronic barter exchange on the Internet. The Company will account for its investment in Swapit under the cost method.

In November 1999, the Company entered into a one-year employment agreement with its Executive Vice President. In accordance with the employment agreement, the Executive Vice President is to receive a specified salary.

On December 3, 1999, Net Value, Inc. sold substantially all of its assets (see
Note 4).

On December 4, 1999, three directors of Net Value, Inc. were each granted options to acquire 60,000 shares of the common stock of Net Value, Inc.



                                     - F36 -

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
      (Information as of September 30, 1999 and for the Nine-Month Periods
                 Ended September 30, 1998 and 1999 is Unaudited)

NOTE 21 - EVENTS (UNAUDITED) SUBSEQUENT TO THE DATE OF THE INDEPENDENT AUDITORS' REPORT (Continued)

In January 2000, the Company purchased 2,858,215 shares of Series A Convertible Preferred Stock in Vortex, a development stage company which is developing a business-to-business Internet website that will facilitate the purchase and sale of industrial automation products. The purchase price of the convertible preferred stock was $1,000,000. If the Company elects to exercise its conversion rights, the Company would own 25% of Vortex's common stock on a fully diluted basis. The Series A Convertible Preferred Stock carries an 8% cumulative dividend. The Company has the right to convert at any time. The Company also controls one seat on the Board of Directors of Vortex. We have significant influence over Vortex since we control one out of its four director positions and our preferred stock is convertible, at our discretion, into 25% of Vortex's common stock. Therefore, we will account for Vortex under the equity method of accounting.

In January 2000, the conversion rate of the FEG convertible promissory note into shares of the Company's common stock was adjusted from $2.50 to $2.25 per share as the result of certain anti dilution rights contained in the note. The adjustment resulted in additional interest expense of $132,000 related to the beneficial conversion features. The additional interest expense is a change in an accounting estimate and will be expensed in January 2000. FEG converted the total principal amount of the promissory note to common stock in February 2000.

In January 2000, the Company and certain employees and consultants renegotiated the stock options that the Company was obligated to grant to them. The renegotiation resulted in the reduction of the amount of stock options to be granted from 7,635,876 to 5,192,248 (see Notes 13 and 20).

AML agreed to convert its outstanding loan to Net Value, Inc. (see Note 22) along with accrued interest of $24,158 into 450,000 shares of Net Value, Inc.'s common stock, effective December 4, 1999. This decreased the Company's ownership percentage in Net Value, Inc. to 63%.

On January 21, 2000, the former Principal of Strategicus (see Note 20), who was also an officer and director of the Company, was sent written notice of the termination of his employment agreement, effective October 19, 1999, based on his prior conduct. Pursuant to the terms of the Principal's employment agreement and the merger agreement with Strategicus, the Principal is to forfeit his unvested shares of common stock amounting to 1,616,835 shares. In addition, the Company intends on pursuing legal action in order to obtain repayment of the $310,000 loan, plus accrued interest, and advances in the amount of $185,000, previously made to the Principal by Strategicus.


NOTE 22 - DISCLOSURES RELATED TO DISCONTINUED OPERATIONS

Research and Development Costs for Discontinued Operations

The Company has expensed its research and development costs in accordance with Statement of Financial Accounting Standards No. 86 "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed" ("SFAS 86"). Feasibility of the Company's software was to be demonstrated when the Company earned significant revenue in the marketplace from its software. The Company intended to continue expensing such costs until software feasibility would be established, which was expected to take place in 2000. Thereafter, the Company intended to capitalize the direct costs and allocate overhead associated with the development of software products. Under SFAS 86, maintenance costs incurred subsequent to the product feasibility are to be charged to operations. The Company disposed of its software development operations on December 3, 1999.

Revenue Recognition for Discontinued Operations

The Company generated revenues in the form of license fees and transaction fees. Revenue from license fees is recognized when the license agreement is in effect, delivery of the product has occurred, the license fee is fixed or determinable and collectibility is reasonably assured. Revenue representing transaction fees is recognized as manufacturer promotions are requested for viewing on the Internet. Certain customers paid the Company in advance for license and transaction fees. These amounts have been recorded as deferred revenue until earned. Revenue from licensing agreements is recognized ratably over the applicable service periods when post-contract support is required.


                                     - F37 -

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
      (Information as of September 30, 1999 and for the Nine-Month Periods
                 Ended September 30, 1998 and 1999 is Unaudited)

NOTE 22 - DISCLOSURES RELATED TO DISCONTINUED OPERATIONS (Continued)

Commitments and Contingencies for Discontinued Operations

On June 1, 1998, Net Value, Inc. and its former Chief Executive Officer ("CEO") entered into a separation agreement pursuant to which the CEO's employment agreement was terminated. The CEO immediately resigned from his positions as an officer and as a director of Net Value, Inc. Under the terms of the separation agreement, Net Value, Inc. agreed to pay deferred compensation and severance benefits to the CEO, and permitted all of the CEO's options to purchase Net Value, Inc.'s common stock to immediately vest. In June 1998, Net Value, Inc. made certain deferred compensation and severance payments to the CEO and, in accordance with the terms of the separation agreement, the CEO released all of his rights under a lien and security interests in certain of Net Value, Inc.'s assets. Additional severance compensation payments were to be paid to the CEO in monthly installments through October 1999 under the terms of the separation agreement. Net Value, Inc. was obligated to the CEO in the amount of $61,875 and $20,625 as of December 31, 1998 and September 30, 1999, respectively, and those amounts have been included in net current liabilities of discontinued operations. $158,000 of non-cash compensation, related to the options which vested upon the CEO's termination, was expensed in 1998.

During 1996, the Company entered into an agreement with DMR Consulting Group, Inc. ("DMR") pursuant to which DMR agreed to develop the material portion of the core software for Net Value, Inc. and perform Net Value, Inc.'s initial systems integration for its products. In October 1998, Net Value, Inc. and DMR entered into a settlement agreement whereby DMR agreed to accept payment from Net Value, Inc. in the amount of $270,000 as the final settlement of all outstanding amounts then due DMR, which totaled $744,355. Net Value, Inc. was unable to timely make the required settlement payment and on December 3, 1998, Net Value, Inc. and DMR amended the settlement agreement ("Amended Settlement Agreement"). Under the terms of the Amended Settlement Agreement, in the event Net Value, Inc. is in default, the previously outstanding balance due to DMR prior to the execution of the settlement agreement will become fully due and payable. At December 31, 1997 and 1998 and at September 30, 1999, Net Value, Inc. owed DMR $818,368, $220,000 and $170,000, respectively, net of the agreed upon prepayments and accrued interest. These amounts have been included in net current liabilities of discontinued operations in the accompanying financial statements. Net Value, Inc. did not make the required payments to DMR under the Amended Settlement Agreement (see Note 11). The Company has therefore recorded an additional liability of $475,000, due to DMR at September 30, 1999.

On April 7, 1998, Net Value, Inc. entered into a distribution and license agreement with IQ Value, LLC ("IQ"), whereby IQ was granted the exclusive right to the use of COL, one of Net Value, Inc.'s products, in providing services to local merchants and the nonexclusive right to use COL and i-Value, another Company product, elsewhere to provide fee-based marketing services to its customers (the "IQ Agreement"). The IQ Agreement required Net Value, Inc. to provide and manage a data center facility to be used to service IQ's customers. Net Value, Inc. also agreed to provide IQ with one seat on its Board of Directors during the term of the IQ Agreement or until such time that IQ no longer retained any exclusivity under the IQ Agreement. Net Value, Inc. was to receive a minimum licensing fee in the amount of $3,000,000, of which $1,250,000 was received in April 1998. In addition to the minimum licensing fee, Net Value, Inc. was to receive a fee for each transaction processed under the IQ Agreement. In order to maintain the exclusivity of the license for COL, IQ was required to meet minimum annual levels of transaction fees. Due to contentious service issues between Net Value, Inc. and IQ, IQ made no additional payments under the terms of the IQ Agreement in 1998. On December 1, 1998 Net Value, Inc. and IQ amended the IQ Agreement ("Amended IQ Agreement") whereby IQ agreed to immediately terminate its exclusivity rights under the IQ Agreement, except for certain exclusive rights that expired November 30, 1999, to solicit specified merchant agreements. The Amended IQ Agreement provided that Net Value, Inc. continue to support IQ promotions through June 30, 1999, and that Net Value, Inc. would earn a minimum of $62,500 for its services in 1999. In addition, the Amended IQ Agreement provided IQ with the right to use any intellectual property rights contained within Net Value, Inc.'s patent rights on its software in order for IQ to develop its own coupon delivery system. Upon the issuance of a patent to Net Value, Inc., IQ has agreed to pay Net Value, Inc. a royalty for each coupon or offer delivered by Net Value, Inc.'s proprietary system, subject to the mutual agreement of Net Value, Inc. and IQ that Net Value, Inc.'s proprietary technology was utilized in the process. The Amended IQ Agreement also provided that Net Value, Inc. issue to IQ the equivalent of 90,000 shares of common stock ("IQ Shares") and warrants to purchase 360,000 shares of Net Value, Inc. common stock (the "IQ Warrants") for consulting services to be performed by IQ. The IQ Warrants have exercise prices per share ranging from $1.50 to $2.16 and have a two-year exercise period. The IQ Shares and the IQ Warrants are not entitled to receive any shares of preferred stock upon any share exchange or in connection with the Merger.

                                     - F38 -

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
      (Information as of September 30, 1999 and for the Nine-Month Periods
                 Ended September 30, 1998 and 1999 is Unaudited)

NOTE 22 - DISCLOSURES RELATED TO DISCONTINUED OPERATIONS (Continued)

Consulting expense in 1998 relating to the IQ Shares and the IQ Warrants amounted to $252,000 and $49,200, respectively, based upon a valuation of these securities performed by an independent valuation company. In May 1999, Net Value, Inc. entered into a termination agreement with IQ that provided, among other things, the terms under which the IQ Agreement was to be terminated.

In September 1999 a lawsuit was filed against Net Value, Inc. claiming that the process used by Net Value, Inc.'s products to distribute online coupons infringes upon existing patents. Management, along with Net Value, Inc.'s patent attorneys, believes that Net Value, Inc.'s process does not infringe on the existing patents, and that the claim is without merit. This liability was assumed by Promotions Acquisition, Inc. as a result of the sale of substantially all of the assets of Net Value, Inc.

Notes and Loans Payable of Discontinued Operations

                                                                December 31,
                                                      ---------------------------------    September 30,
                                                            1997             1998              1999
                                                      ----------------  ---------------  ----------------
                                                                                           (Unaudited)
AML (a)                                               $                 $       783,000  $        590,816
Golden Eagle Partners  (b)                                     250,000          250,000                 -
Transamerica  (c)                                                    -          141,327                 -
Bridge Offerings  (d)                                        4,025,000        4,025,000           225,000
                                                      ----------------  ---------------  ----------------

                                                             4,275,000        5,199,327           815,816
Less discount on notes payable                              (2,463,090)               -                 -
                                                      ----------------  ---------------  ----------------

                                                             1,811,910        5,199,327           815,816

Less amount due within one year                             (1,811,910)      (5,120,293)         (815,816)
                                                      ----------------  ---------------  ----------------

Noncurrent portion                                    $              -  $        79,034  $              -
                                                      ================  ===============  ================

(a) In 1998, AML, advanced $783,000 to Net Value, Inc. in unsecured advances. In 1999, Net Value, Inc. paid $250,000 of principal and accrued interest to AML, resulting in a balance due AML of $590,816 at September 30, 1999. These advances accrue interest at a rate of 8% per annum. Interest expense of $34,470 and $47,504 was incurred in 1998 and for the nine-month period ended September 30, 1999, respectively, and these advances along with accrued interest have been reflected in net current liabilities of discontinued operations at December 31, 1998 and at September 30, 1999.

(b) On June 17, 1997, Net Value, Inc. obtained $250,000 in financing from Golden Eagle Partners ("Golden Eagle") and executed a Loan and Security Agreement ("Golden Eagle Agreement") which was subsequently modified in December 1997. In consideration for the financing, Net Value, Inc. issued a convertible promissory note which accrued interest at the rate of 10% per annum. Pursuant to the terms of the Golden Eagle Agreement, Net Value, Inc. executed an assignment of certain patents and trademarks for the benefit of Golden Eagle. The modification of the Golden Eagle Agreement required Net Value, Inc. to issue 10,000 shares of Net Value, Inc.'s common stock as additional consideration at the time of the repayment. $50,000 of financing fee expense related to Net Value, Inc.'s future stock issuance under this modification was incurred in 1997 and is a noncash transaction, and has been reflected in net current liabilities of discontinued operations at December 31, 1997 and 1998. In September 1999, the Golden Eagle obligation was paid in full.

(c) In May 1998, Net Value, Inc. financed $175,500 of a three-year insurance premium, amounting to $197,500, for the liability coverage of its directors and officers. In 1999, the binder was rewritten to cover the directors and officers of Holdings and all of Holdings' majority-owned subsidiaries effective October 1998. The financing accrues interest at 7.76% per annum, and requires monthly installment payments of $5,923. Interest expense on the loan amounted to $7,879 in 1998.

                                     - F39 -

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
      (Information as of September 30, 1999 and for the Nine-Month Periods
                 Ended September 30, 1998 and 1999 is Unaudited)

NOTE 22 - DISCLOSURES RELATED TO DISCONTINUED OPERATIONS (Continued)

(d) In October 1997, Net Value, Inc. completed a $3,000,000 private placement offering aggregating 120 units ("Units") at $25,000 per Unit. In December 1997, Net Value, Inc. completed a $1,025,000 private placement offering aggregating 41 Units at $25,000 per Unit (collectively the "Bridge Offerings"). Each Unit in the Bridge Offerings consisted of a promissory note in the principal amount of $25,000 ("Note"), 625 shares of Net Value, Inc.'s common stock, and a warrant to purchase 2,500 shares of Net Value, Inc.'s common stock (collectively "Equity Instruments"). The Notes are unsecured subordinated obligations of Net Value, Inc., which accrue interest at the rate of 10% per annum or at a default rate of 15% per annum. All principal and accrued interest became payable in full on the one-year anniversary of their date of issuance.


       Proceeds of $2,696,750 were allocated to the Equity Instruments based upon the relative fair market values of the Notes and Equity Instruments. Of these proceeds, $2,012,500 has been allocated to common stock, based upon an ascribed value of the equivalent of $20.00 per share, and $684,250 has been allocated to the warrants based upon a value of the equivalent of $6.80 per warrant. The remaining proceeds from the Bridge Offerings amounting to $1,328,250 from the sale of the Units were recorded as notes payable, reflecting an aggregate discount of $2,696,750 at the date of issuance. The discount on the Notes has been amortized as interest expense over the term of the Notes. Amortization of the discount for 1997 and 1998 amounted to $233,660 and $2,463,090, respectively, and is reflected in loss from discontinued operations in the accompanying statements of operations. At December 31, 1997, the unexpired portion of the discount amounting to $2,463,090 had been reflected as a reduction in net current liabilities of discontinued operations. There was no unexpired portion at December 31, 1998.

       Financing fees, consisting of commissions and legal fees, amounting to $427,028 were incurred in connection with the Bridge Offerings. $286,109 of the financing fees have been prorated to Net Value, Inc.'s issuance of Equity Instruments. The proration has been determined by an allocation based on the fair market values of the Notes and Equity Instruments. These financing fees have been recorded as an increase to the stockholder's deficit in 1997. The remaining portion of the financing fees incurred in the Bridge Offerings amounted to $140,919. The unexpired portion of these financing fees amounting to $120,423 at December 31, 1997 had been reflected in net current assets of discontinued operations. There was no unexpired portion at December 31, 1998. Financing fee expense in 1997 and 1998 amounted to $20,496 and $120,423, respectively.

       In 1998, Net Value, Inc. defaulted on the payment terms of the Notes. The Notes were not paid within the one-year anniversary of the date of their issuance. Pursuant to the terms of the Notes, Net Value, Inc. began accruing interest as of the date of default at the default rate of 15%. Interest expense incurred on the Notes, exclusive of the aforementioned amortization of the discount on the Notes, amounted to $56,969, $438,707 and $25,313 in 1997, 1998 and for the nine months ended September 30, 1999, respectively, including $93,146 and $25,313 of default interest in 1998 and in the nine months ended September 30, 1999, respectively. Accrued interest on the Notes amounted to $56,967, $495,646 and $50,834 at December 31, 1997 and 1998 and September 30, 1999, respectively.

       On January 7, 1999, the Company offered the holders of the Notes an exchange of their existing promissory notes for promissory notes issued by Holdings through a private offering.

The following additional transactions occurred in 1997 and 1998:

In January 1997 and August 1997, VDC provided Net Value, Inc. with bridge financing in the principal amount of $2,500,000 (the "Bridge Financing") and a senior secured convertible loan in the amount of $100,000 (the "VDC Loan"). The financing was made in anticipation of a statutory merger between Net Value, Inc. and VDC. The Bridge Financing and the VDC Loan were secured by a lien on all of Net Value, Inc.'s tangible and intangible assets. In consideration for the receipt of the Bridge Financing, Net Value, Inc. issued 25,000 shares of common stock to VDC, a non-cash transaction, which was recorded as interest expense of $200,000 in 1997. Both the Bridge Financing and the VDC Loan accrued interest at 10% per annum.

On April 22, 1997, Net Value, Inc. entered into an agreement with VDC pursuant to which VDC proposed to acquire Net Value, Inc. through a statutory merger or similar business combination. This agreement was subsequently terminated in order to allow Net Value, Inc. to proceed with other financing alternatives.



                                     - F40 -

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
      (Information as of September 30, 1999 and for the Nine-Month Periods
                 Ended September 30, 1998 and 1999 is Unaudited)

NOTE 22 - DISCLOSURES RELATED TO DISCONTINUED OPERATIONS (Continued)

In December 1997, $2,400,000 of Bridge Financing principal and accrued interest of $178,301 due to VDC was canceled and converted into 805,720 shares of common stock. On December 18, 1997, all of Net Value, Inc.'s common stock and debt obligations owned by VDC were acquired by Rozel, a related party. Subsequently in December 1997, Net Value, Inc. repaid the remaining $200,000 of principal outstanding on the Bridge Financing and the VDC Loan.

In 1997, Net Value, Inc. received and repaid $1,001,000 in unsecured advances from AML, a related party. Net Value, Inc. also issued 47,550 shares of common stock to AML in a noncash transaction as consideration to AML for the issuance of the unsecured advances. The consideration amounting to $951,000 (based on an ascribed value of $20.00 per share) had been recorded as interest expense in 1997.

On September 5, 1997, Net Value, Inc. obtained $300,000 in an unsecured thirty-day loan at an interest rate of 10% from a private investor. As additional consideration for such financings in 1997, Net Value, Inc. issued 7,500 shares of common stock to the investor in a noncash transaction resulting in $150,000 of interest expense, based on an ascribed value of $20.00 per share. On October 5, 1997, the note was acquired by another private investor, who extended its maturity date to November 5, 1997. Net Value, Inc. retired the note in October 1997 with the proceeds received from the Bridge Offerings.

In February 1998, Net Value, Inc. obtained $750,000 in financing from an independent party and correspondingly issued a promissory note with an interest rate of 10% per annum. Net Value, Inc. paid $50,000 of investment banking fees relating to this financing to a shareholder owning approximately 1% of Net Value, Inc.'s outstanding common stock at December 31, 1997. Expense related to this financing fee is being recognized over the term of the note. Financing fee expense of $43,182 was recorded in 1998. Upon repayment of the note, the lender agreed to accept 2,750 shares of common stock as payment in full for $13,750 of interest expense. The note was repaid on April 9, 1998.

Capital Stock Activity Not Disclosed in Note 13

Options and Warrants

A summary of Net Value, Inc. stock warrants as of December 31, 1996, 1997 and 1998 and September 30, 1999 (unaudited) is as follows:

                                                        Grant          Date       Exercise Price   Expiration
Warrants Granted and Outstanding        Shares          Date        Exercisable      per Share       Date
------------------------------------ -------------  -------------  -------------  --------------  -------------
Balance at December 31, 1996               500,000
                                                                                                   Five Years
      Granted                              402,500    10/97-12/97       IPO Date  $         4.00    from IPO
                                     -------------
Balance at December 31, 1997               902,500
                                     -------------
      Granted                              120,000        12/1/98        12/1/98  $         1.50   11/30/2000
      Granted                              120,000        12/1/98        12/1/98  $         1.80   11/30/2000
      Granted                              120,000        12/1/98        12/1/98  $         2.16   11/30/2000
                                     -------------
Balances at December 31, 1998
   and September 30, 1999
   (Unaudited)                           1,262,500
                                     -------------
Cumulative Antidilutive Effect
   [see Note 13]                           560,222
                                     -------------
Balance at September 30, 1999
   (Unaudited)                           1,822,722
                                     =============





                                     - F41 -

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
      (Information as of September 30, 1999 and for the Nine-Month Periods
                 Ended September 30, 1998 and 1999 is Unaudited)

NOTE 22 - DISCLOSURES RELATED TO DISCONTINUED OPERATIONS (Continued)

Stock Option Plan

A summary of Net Value, Inc.'s Stock Option Plan as of December 31 is as follows:

                                                                    1997                           1998
                                                      ------------------------------   ----------------------------------
                                                                          Weighted                         Weighted
                                                                          Average                          Average
                                                                          Exercise                         Exercise
                                                            Shares         Price            Shares          Price
                                                      -------------    -------------   -------------    -----------------
     Outstanding at beginning of year                       515,968    $        3.25       1,674,000    $        4.02
     Granted                                              1,614,000             4.15       2,354,000             2.22
     Canceled                                              (455,968)            3.59        (901,750)            4.53
                                                      -------------                    -------------

     Outstanding at end of year                           1,674,000    $        4.02       3,126,250    $        2.51
                                                      =============                    =============

     Options exercisable at end of year                     407,500                        1,314,917
                                                      =============                    =============

     Shares available for grant                             826,000                          873,750
                                                      =============                    =============

     Weighted average fair value of options
       granted during the year as determined
       by an independent valuation company            $        2.10                    $        1.61
                                                      =============                    =============


The following table summarizes information about fixed stock options outstanding at December 31, 1998:

                                                          Options Outstanding                  Options Exercisable
                                          ----------------------------------------------   ------------------------------
                                                                Weighted
                                                                 Average      Weighted                        Weighted
                                             Number of          Remaining       Average      Number of        Average
                                            Outstanding        Contractual    Exercise      Outstanding       Exercise
                                              Options              Life         Price         Options           Price
                                          --------------      ------------ --------------   -------------   -------------
     From $0.20 to $0.80                        598,500             4.44   $        0.51          428,500   $        0.64
     From $1.20 to $2.50                      1,655,000             9.72            1.74          551,667            1.74
     From $4.00 to $5.00                        528,750             4.13            4.64          334,750            4.45
     From $6.00 to $7.00                        344,000             7.21            6.46                -               -
                                          -------------      -----------   -------------    -------------   -------------

     From $0.20 to $7.00                      3,126,250             7.49   $        2.51        1,314,917   $        2.07
                                          =============      ===========   =============    =============   =============


A summary of Net Value, Inc.'s stock options as of September 30, 1999 (unaudited) is as follows:

                                                   Outstanding    Exercisable
                                                   -----------    -----------
     Net Value, Inc.:

     From $0.20 to $0.80                                598,500       428,500
     From $1.20 to $2.50                              2,138,000     1,018,334
     From $4.00 to $5.00                                528,750       500,750
     From $6.00 to $7.00                                344,000             -
                                                   ------------   -----------
                                                      3,609,250     1,947,584
                                                   ============   ===========



                                     - F42 -

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
      (Information as of September 30, 1999 and for the Nine-Month Periods
                 Ended September 30, 1998 and 1999 is Unaudited)

NOTE 22 - DISCLOSURES RELATED TO DISCONTINUED OPERATIONS (Continued)

Under Net Value, Inc.'s 1996 Stock Option Plan (the "Plan"), stock options to purchase shares of Net Value, Inc.'s common stock may be granted to officers, directors, employees, consultants and independent contractors. Accordingly, Net Value, Inc., as of December 31, 1998, had reserved a total of 4,000,000 shares of Net Value, Inc.'s common stock for issuance upon the exercise of options granted pursuant to the Plan. Options granted under the Plan generally expire five years following the date of vesting and are subject to limitations on transfer. Option grants under the Plan are subject to various vesting provisions. The exercise price of options granted under the Plan are determined by the Board of Directors. The Board may amend, suspend or terminate the Plan at any time, subject to restrictions imposed by applicable law.

On September 19, 1996, options to acquire 350,000 shares of Net Value, Inc. common stock were granted to the former CEO in connection with his employment agreement in effect at that time. In December 1997, 290,000 of these options were canceled and reissued with new exercise prices. On September 19, 1997, options to acquire an additional 550,000 shares of Net Value, Inc. common stock were granted to the former CEO and 152,000 options were granted to the former CTO in connection with their revised employment agreements. In addition to the options granted to the former CEO and former CTO in 1997, Net Value, Inc. granted compensatory options to acquire 622,000 shares of Net Value, Inc. common stock to employees and other directors of Net Value, Inc., including the Co-Founders.

In January 1998, Net Value, Inc. granted additional options to acquire 294,000 shares of Net Value, Inc. common stock to certain directors, officers, employees and consultants. In February 1998, Net Value, Inc. entered into an agreement to cancel options to acquire 90,000 shares of Net Value, Inc. common stock originally granted to the Co-Founders and granted additional options to acquire 150,000 shares of Net Value, Inc. common stock with an exercise price equivalent to the price per share to be ultimately realized in the event of an IPO by Net Value, Inc.

Of the outstanding options as of December 31, 1997, 1998 and September 30, 1999 that had been granted by Net Value, Inc. to acquire 1,674,000, 3,126,250 and 3,609,250 shares of common stock, respectively, options to acquire 407,500, 1,314,917 and 1,336,552 shares of common stock, respectively, were exercisable. Certain options that carry exercise prices that were less than the fair value of the common stock at the date of grant resulted in compensation and consulting expense of $1,434,400 and $1,582,457 in the years ended December 31, 1997 and 1998, and $904,148 and $1,235,226 for the nine months ended September 30, 1998 and 1999, respectively.

In March and April 1999, Net Value, Inc. granted options to acquire an aggregate of 385,000 shares of common stock to certain Net Value, Inc. employees. Of the total options to acquire common stock granted, 245,000 vest evenly over a four-year period beginning on each employee's date of hire. The remaining 140,000 options were to vest upon Net Value, Inc. attaining certain performance objectives.

As a result of the sale of substantially all of the assets of Net Value, Inc. on December 3, 1999, all of the Net Value, Inc. stock options held by Net Value, Inc.'s existing employees at the dat e of the sale were canceled. Therefore immediately subsequent to the sale of the assets, options to acquire 1,396,250 shares of Net Value, Inc's common stock at prices ranging from $0.63 to $7.00 per share remained outstanding.

Preferred Stock

Net Value, Inc. authorized 1,000,000 shares of preferred stock with a par value of $.001 per share. On December 15, 1997, Net Value, Inc. entered into a preferred stock purchase agreement with Rozel (the "Preferred Stock Agreement"). Pursuant to the terms of the Preferred Stock Agreement, the Company's Board of Directors designated 300,000 shares of Preferred Stock as Series A convertible preferred stock at a $10.00 per share stated value with no voting or registration rights ("Series A Shares"). The Series A Shares bear no dividends, and the preferred shareholders receive the stated value of their shares as a priority over common stock shareholders in the event of a liquidation of Net Value, Inc. Each Series A Share was convertible into the equivalent of 3.125 shares of Net Value, Inc.'s common stock at the option of Net Value, Inc. or Rozel. These conversion rights provided the Series A shareholders with a beneficial conversion feature upon issuance, valued at $52.50 per Series A Share, or the equivalent of $16.80 per each converted common share, based upon the ascribed value of the equivalent of $20.00 per share of common stock. This beneficial conversion feature resulted in a preferred dividend upon the issuance of Series A Shares in accordance with EITF D-60.

                                     - F43 -

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
      (Information as of September 30, 1999 and for the Nine-Month Periods
                 Ended September 30, 1998 and 1999 is Unaudited)

NOTE 22 - DISCLOSURES RELATED TO DISCONTINUED OPERATIONS (Continued)

The Preferred Stock Agreement permitted Net Value, Inc. to request that Rozel periodically purchase up to an aggregate of the equivalent of 300,000 of Series A shares at an aggregate purchase price of $3,000,000. In accordance with the Preferred Stock Agreement, Rozel purchased 22,500 shares of Series A Shares for $225,000 and 276,200 shares for $2,762,000 in 1997 and 1998, respectively, exclusive of amounts repurchased. In September 1998, Net Value, Inc. repurchased 40,000 shares of Series A Shares from Rozel for $400,000. Pursuant to the terms of the Preferred Stock Agreement, Net Value, Inc. issued the equivalent of 37,500 shares of common stock to Rozel in exchange for the satisfaction of Rozel's funding obligations. Pursuant to the requirements of EITF D-60, the issuance of the Series A Shares and the addition of the equivalent of 37,500 shares of common stock by Net Value, Inc. has been recorded as preferred stock dividends of $1,181,250 and $15,250,500 in 1997 and 1998, respectively. On June 1, 1998, Rozel converted 80,000 Series A Shares into the equivalent of 250,000 shares of Net Value, Inc.'s common stock. On November 15, 1998, in accordance with a Share Exchange agreement between Net Value, Inc. and Holdings, Rozel exchanged the remaining balance of 178,700 Net Value, Inc. Series A Shares for an additional 1,000,000 shares of Holdings common stock and 500,000 shares of Holdings Series A convertible preferred stock (see Note 13).

Stock-Based Compensation

During 1997, the Company adopted the disclosure provisions of Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" ("SFAS 123".) As permitted under SFAS 123, the Company has continued to follow Accounting Principles Board No. 25 "Accounting for Stock-Based Compensation" ("APB 25") in accounting for its stock-based compensation. SFAS 123 recognizes compensation expense using the fair market value of stock options, warrants and common stock issuances as of the grant date. APB 25 recognizes the intrinsic value of the instruments issued by the Company as of the measurement date, which is generally the date at which both the number of shares that an individual is entitled to receive and the purchase price are known. Had compensation expense for 1996, 1997 and 1998 been determined under the fair value provisions of SFAS 123, the Company's net loss and net loss per share would have differed as follows:

                  December 31,          December 31,          December 31,          September 30,         September 30,
                      1996                  1997                  1998                  1998                  1999
              -------------------- ---------------------- --------------------- --------------------- ---------------------
                             Pro
                            Forma
                             Per                    Per                   Per      Net Loss      Per     Net Loss      Per
                Net Loss    Share     Net Loss     Share    Net Loss     Share   (Unaudited)    Share   (Unaudited)   Share
              ------------ ------- -------------- ------- ------------- ------- --------------- ------ ------------- -------
As reported
  Under APB
  25          $ (3,314,094)$(3.55) $  (12,416,487) $(6.88)  $(26,357,326)  $(5.59) $  (25,445,843) $(6.70) $ (5,582,166)   $(0.65)
              ============ ======= ==============  =======  =============  ======= =============== ======  =============  =======
Pro Forma
  Under SFAS
  123         $ (3,149,487)$(3.37) $  (14,036,064) $(7.78)  $ (26,983,255) $(5.73) $  (25,915,289) $(6.82) $ (4,616,435)   $(0.53)
              ============ ======= ==============  =======  =============  ======= =============== ======  =============  =======



The fair market value of the options and warrants used in the above computation were determined by an independent valuation company, using a simulation model which simulates many potential outcomes for the value of Net Value, Inc.'s stock over the period during which the options or warrants may be exercised. Because of the expected high volatility of the value of Net Value, Inc.'s common stock and the long-term nature of some of the options and warrants, standard models were not deemed appropriate by the independent valuation company. The independent valuation company determined the potential stock price outcomes using a log-normal distribution with expected returns of between 23% (after Net Value, Inc.'s stock price had reached an equivalent of $20.00 per share) and 50% (prior to that), and a standard deviation of 26% to 100%. The independent valuation company determined that there was also a 50% likelihood that the value of the common stock would drop to zero in any one year before reaching an equivalent of $20.00 per share level.

                                     - F44 -

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
      (Information as of September 30, 1999 and for the Nine-Month Periods
                 Ended September 30, 1998 and 1999 is Unaudited)

NOTE 22 - DISCLOSURES RELATED TO DISCONTINUED OPERATIONS (Continued)

Related Parties Not Disclosed Elsewhere in the Financial Statements and Notes

AML was an employer of a former Director of Net Value, Inc. until September 1997. In 1998, the President of AML and APP Investments, Inc. became a Director of Net Value, Inc. and in January 1999 became a Director and Chief Executive Officer of Holdings.

On September 18, 1996, Net Value, Inc. entered into three-year consulting agreements with the Co-Founders providing for compensation in the aggregate of $168,000 annually. The aggregate amount paid on these agreements was $183,225 in 1997. In December 1997, the consulting agreements were canceled and replaced with employment agreements providing each of the Co-Founders with an annual salary of $85,000 plus commissions for the first year of the contract, and with compensation solely on a commission basis thereafter. The employment agreements also granted the Co-Founders options to acquire 120,000 shares of common stock. In February 1998, Net Value, Inc. and the Co-Founders agreed to terminate the Co-Founders' employment agreements. These terminations, which became effective upon the execution of the IQ Agreement, provide that the Co-Founders receive compensation of $40,000 which was paid in 1998. The Co-Founders continued to receive their annual salaries through September 30, 1998 and their options to acquire shares of Net Value, Inc. common stock have been renegotiated.

During 1998, Net Value, Inc. borrowed $1,528,000 from AML, of which $745,000 was repaid as of December 31, 1998.

Loss Per Share

Net Value, Inc. adopted SFAS 128 in 1997, and has followed the guidelines of SFAS 128 in the presentation of loss per share for all periods presented in the financial statements. Options and warrants to purchase common stock and convertible preferred stock are not included in the computation of diluted loss per share because the effect of these instruments would be antidilutive for all periods presented. The common shares potentially issuable arising from these instruments which were outstanding during the period presented in the financial statements are as follows:


                                Exercise/                   December 31,
                               Conversion    -----------------------------------------
                                  Price          1996           1997          1998
                              -------------  -------------  ------------  ------------
Options                        $0.63-$5.00          18,753        32,205         8,569
Convertible preferred stock       $0.80                  -        17,578             -
Warrants                          $4.00                  -         2,927             -
Convertible debt                  $2.00                  -             -        87,656
                                             -------------  ------------  ------------
Total common shares
   potentially issuable                             18,753        52,710        96,225
                                             =============  ============  ============


Operating Leases

In November 1997, Net Value, Inc. executed an operating lease agreement for a facility located in Fairfield, Connecticut. The agreement commenced December 1997 and expires December 2000. Monthly rent under this lease agreement amounts to $13,284 plus additional rent for Net Value, Inc.'s pro rata portion of certain property expenses. In 1999, Net Value, Inc. vacated the facility and relocated to Mountain View, California. On November 23, 1999, the landlord filed a lawsuit against Net Value, Inc. seeking to recover damages and costs related to an alleged breach of the lease. The remaining base lease obligation of $244,260 has been recorded as a liability on the books and records of Net Value, Inc. as of September 30, 1999.

In November 1998, Net Value, Inc. executed an operating sublease agreement for a facility located in Mountain View, California. The agreement commenced November 1998, expired August 15, 1999 and a new lease became effective thereafter. Monthly rent under this sublease agreement amounts to $4,816 plus additional rent for the Company's pro rata portion of certain property expenses. As a result of the sale of substantially all of the assets of Net Value, Inc. on December 3, 1999, Net Value Inc. has no further liability under this lease following the date of the sale.


                                     - F45 -

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
      (Information as of September 30, 1999 and for the Nine-Month Periods
                 Ended September 30, 1998 and 1999 is Unaudited)

NOTE 22 - DISCLOSURES RELATED TO DISCONTINUED OPERATIONS (Continued)

In February and December 1998, Net Value, Inc. entered into operating lease agreements for computer equipment. The lease agreements call for 36 monthly payments of $4,285 and $460, respectively. As a result of the sale of substantially all of the assets of Net Value, Inc. on December 3, 1999, Net Value, Inc. has no further liability under these leases following the date of the sale.

Total rental expense amounted to $29,300, $145,682 and $191,906 in 1996, 1997 and 1998 and $133,517 and $201,212 for the nine-month periods ended September 30, 1998 and 1999, respectively. There are no future minimum payments required subsequent to December 3, 1999 under the terms of Net Value, Inc.'s lease agreements as a result of the sale of substantially all of the assets of Net Value, Inc.

NOTE 23 - METACAT.COM, INC. STOCK OPTION PLAN

The fair market value computation of the options set forth below was determined by an independent valuation company using the Black Scholes option pricing model. For each grant date the valuation company used the subscription price of the most recent issuance of Metacat's Series A preferred stock which was $.20 per share, less a 5% restricted share discount, the stated exercise price, the stated vesting and exercise periods, the three-month Treasury bill rate as the riskless rate for that date, and a volatility factor of 2.0

A summary of Metcat stock options plan as of September 30, 1999 (unaudited) is as follows:

                                                             December 31, 1998    September 30, 1999 (unaudited)
                                                        ------------------------- ------------------------------
                                                                 Weighted Average            Weighted Average
                                                         Shares   Exercise Price     Shares   Exercise Price
                                                        -------  ---------------- ---------  -------------------
Outstanding at beginning of period                            -   $        -              -   $            -
Granted                                                       -            -         40,540             1.00
Canceled                                                      -            -        (13,515)               -
                                                       --------   --------------    -------   --------------
Outstanding at end of period                                  -   $        -         27,025   $         1.00
                                                       ========   ==============   ========   ==============
Options exercisable at end of period                          -                      27,025
                                                       ========   ==============   ========
Shares available for grant                                    -                     250,000
                                                       ========                    ========
Weighted average fair value of options
 obligated to be granted during the years as
 determined by an independent valuation                $      -                    $   0.19
                                                       ========                    ========

The following table summarizes information about fixed stock options outstanding as of September 30, 1999 (unaudited):

                                                     Options Outstanding                            Options Exercisable
                    ------------------------------------------------------------------------  --------------------------------------
                         Number of               Weighted Average           Weighted Average       Number of       Weighted Average
                    Outstanding Options      Remaining Contractual Life      Exercise Price   Outstanding Options   Exercise Price
                    ----------------------- ----------------------------    ----------------  -------------------- -----------------
Exercise Price
--------------
$1.00                        27,025                 9.75                         $1.00                27,025            $1.00
                    =======================                                                   ====================

Under Metacat.com. Inc.'s stock option plan, stock options to purchase shares of Metacat's Series A preferred stock may be granted to officers, directors, employees, consultants and independent contractors. Accordingly, Metacat, as of September 30, 1999, had reserved a total of 250,000 shares of Metacat's Series A preferred stock for issuance upon the exercise of options granted pursuant to this plan. Options granted under this plan expire ten years following the date of vesting and are subject to limitations on transfer. Option grants under this plan vest immediately. The exercise price of options granted under this plan will be determined by the Board of Directors. The Board may amend, suspend or terminate this plan at any time, subject to restrictions imposed by applicable law.

                                     - F46 -

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
      (Information as of September 30, 1999 and for the Nine-Month Periods
                 Ended September 30, 1998 and 1999 is Unaudited)

NOTE 23 - METACAT.COM, INC. STOCK OPTION PLAN (Continued)

Stock-Based Compensation
------------------------
During 1999, the year of its inception, Metacat adopted the disclosure provisions of SFAS 123. As permitted under SFAS 123, the Company has continued to follow APB 25 in accounting for its stock-based compensation. SFAS 123 recognizes compensation expense using the fair market value of stock options, warrants and common stock issuances as of the grant date. APB 25 recognizes the intrinsic value of the instruments issed by the Company as of the measurement date, which is generally the date at which the number of shares that an individual is entitled to receive and the purchase price are both known. Had compensation expense for 1999 been determined under the fair value provisions of SFAS 123, the Company's net loss and net loss per share would have differed as follows:


                                          September 30, 1999 (Unaudited)
                                          ------------------------------
                                              Net Loss    Per Share
                                           -------------  ---------
                As reported under APB 25   $(24,039,361)   $(2.78)
                                           ============    ======
                Pro Forma under SFAS 123   $(24,044,496)   $(2.78)
                                           ============    ======




                                     - F47 -

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements reflect the historical balance sheet of Netvalue Holdings, Inc. after (i) the adjustment to remove the discontinued operations of Net Value, Inc. as if the discontinuance had occurred on September 30, 1999, and (ii) as if Net Value Holdings, Inc. had acquired its investment in IndustrialVortex.com, Inc. on September 30, 1999. The pro forma condensed consolidated statements of operations for NetValue Holdings, Inc. for the nine months ended September 30, 1999 reflect the adjustment to the historical statement of operations for (i) the acquisition of Strategicus Partners, Inc. and the investment in IndustrialVortex.com, Inc. as if the transactions had occurred on January 1, 1999 and (ii) the elimination of discontinued operations for the respective periods. A pro forma condensed consolidated statement of operations for the year ended December 31, 1998 has not been presented since Strategicus and Metacat commenced operating activities in 1999. The information presented is derived from, should be read in conjunction with, and is qualified in its entirety by reference to the separate historical financial statements and the notes thereto appearing elsewhere in this Prospectus/S-1 or incorporated elsewhere in this Prospectus/S-1 by reference. The unaudited pro forma condensed consolidated balance sheet has been included for comparative purposes only and does not purport to be indicative of the financial position or results of operations which may be obtained in the future.

The financial statements of Net Value Holdings, Inc. are those of Net Value, Inc. as the result of an in-process merger of the two entities which has been recorded as a recapitalization. At September 30, 1999 Net Value Holdings, Inc. owned 66% of the outstanding common stock of Net Value, Inc. Net Value Holdings, Inc. plans on completing a merger with Net Value, Inc. in 2000 by acquiring the remaining shares of Net Value, Inc. that it does not own.

The presentation of the common shares of Net Value, Inc. not owned by Net Value Holdings, Inc. reflect a minority interest of 34% in the assets and liabilities related to Net Value, Inc. At September 30, 1999, 34% of the outstanding common stock of Net Value, Inc. continued to be owned by stockholders other than Net Value Holdings, Inc.

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)
                 Pro Forma Condensed Consolidated Balance Sheet
                                September 30 1999

                                     ASSETS

                                                                                            Pro Forma
                                                                Historical      (Ref)      Adjustments     As Adjusted
                                                              --------------  ---------  ---------------  --------------
                                                               (Unaudited)                 (Unaudited)     (Unaudited)
Current Assets
   Cash and cash equivalents                                  $    1,051,930     (2)     $     2,000,000
                                                                                 (3)            (293,000)
                                                                                 (6)          (1,000,000) $    1,758,930
   Loan receivable - related parties                                 469,833                           -         469,833
   Loan receivable                                                    60,000                           -          60,000
   Prepaid financing fees, net                                       417,380                           -         417,380
   Prepaid expenses                                                  127,956                           -         127,956
   Other                                                              15,562                           -          15,562
   Net current assets of discontinued operations                     428,337     (2)            (428,337)              -
                                                              --------------  ---------  ---------------  --------------

                  Total Current Assets                             2,570,998                     278,663       2,849,661

Property and Equipment, Net                                           41,412                           -          41,412
Ownership Interests in Affiliate Companies                         1,553,862     (2)            3,964,440
                                                                                 (6)           1,000,000       6,518,302
Intangibles, Net                                                   3,735,797                           -       3,735,797
Other Assets                                                          65,746                           -          65,746
Deposits                                                               6,452                           -           6,452
Net Other Assets of Discontinued Operations                          479,149     (2)            (479,149)              -
                                                              --------------  ---------  ---------------  --------------

                                                              $    8,453,416             $     4,763,954  $   13,217,370
                                                              ==============             ===============  ==============

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
   Short-term borrowings - other                              $      380,000             $                $      380,000
   Stock subscription payable to affiliated company                  250,000                           -         250,000
   Notes payable                                                     900,000                           -         900,000
   Notes payable - related party                                      12,000                           -          12,000
   Long-term debt due within one year                                 71,287                           -          71,287
   Accrued interest                                                  404,890                           -         404,890
    Accounts Payable, Accrued Salaries and Accrued Expenses          384,630     (2)           1,042,000       1,426,630
   Net current liabilities of discontinued operations              3,393,312     (2)          (2,486,312)              -
                                                                                 (3)            (907,000)
                                                              --------------  ---------  ---------------  --------------

                  Total Current Liabilities                        5,796,119                  (2,351,312)      3,444,807
                                                              --------------             ---------------  --------------


Long-term debt, net of portion included in
    current liabilities                                            7,085,518                           -       7,085,518
                                                              --------------             ---------------  --------------
Commitments and Contingencies

 Series B mandatorily redeemable preferred stock,
    Net Value Holdings Inc.                                        1,732,000                           -       1,732,000

Stockholders' Equity (Deficit)
     Common stock, Net Value Inc.                                      1,038     (3)                 112           1,150
     Common stock, Net Value Holdings, Inc.                           13,372                           -          13,372
     Additional paid-in capital                                   99,795,195     (2)          (4,840,250)     96,173,433
                                                                                 (3)           1,218,488
     Deferred compensation                                       (29,817,065)                          -     (29,817,065)
     Deferred compensation of discontinued operations             (2,048,306)    (2)           2,023,906         (24,400)
     Deficit accumulated during the development stage            (74,104,455)    (2)           6,501,266
                                                                                 (2)           2,816,344
                                                                                 (3)            (604,600)    (65,391,445)
                                                              --------------  ---------  ---------------  --------------

                  Total Stockholders' Equity (Deficit)            (6,160,221)                  7,115,266         955,045
                                                              --------------             ---------------  --------------

                                                              $    8,453,416             $     4,763,954  $   13,217,370
                                                              ==============             ===============  ==============

     The accompanying notes are an integral part of this unaudited pro forma condensed consolidated financial statements.

                            Net Value Holdings, Inc.
                          (A Development Stage Entity)
            Pro Forma Condensed Consolidated Statement of Operations
                  For the Nine Months Ended September 30, 1999


                                                                                Pro Forma               As
                                              Historical        (Ref)          Adjustments           Adjusted
                                           -----------------  ----------    -----------------    ----------------
                                              (Unaudited)                      (Unaudited)         (Unaudited)
Revenues                                   $               -                $               -    $              -
                                           -----------------                -----------------    ----------------

Operating Expenses
     Compensation and related expenses             3,122,091     (7B)                  19,639           3,141,730
     Professional fees                               513,933     (7A)                     827
                                                                 (7B)                   9,650             524,410
     Consulting                                      107,849     (7A)                   1,640             109,489
     Selling, general and administrative             498,667     (7A)                  58,919
                                                                 (7B)                  23,167             580,753
     Depreciation and amortization                   219,753     (7C)                 769,135             988,888
     Equity loss                                      21,138     (8)                  141,982
                                                                 (9)                  262,012             425,132
                                           -----------------  ----------    -----------------    ----------------

         Total Operating Expenses                  4,483,431                        1,286,971           5,770,402
                                           -----------------                -----------------    ----------------

Loss From Operations                              (4,483,431)                      (1,286,971)         (5,770,402)
                                           -----------------                -----------------    ----------------

Other Income (Expense)
     Interest income                                  19,690                                -              19,690
     Interest expense                            (12,186,971)    (7B)                    (197)        (12,187,168)
     Financing fees                                 (703,179)                               -            (703,179)
                                           -----------------                -----------------    ----------------

         Total Other Expense                     (12,870,460)                            (197)        (12,870,657)
                                           -----------------                -----------------    ----------------

Loss from Continuing Operations            $     (17,353,891)               $      (1,287,168)   $    (18,641,059)
                                           =================                =================    ================


Basic and diluted net loss per share-

   continuing operations                               (2.01)                                               (1.71)
                                           =================                                     ================

Basic and diluted weighted average
   number of common shares outstanding             8,647,063                                           10,880,841
                                           =================                                     ================


               The accompanying notes are an integral part of this unaudited pro forma condensed consolidated financial statements.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

Balance Sheet

(1) The unaudited pro forma information for September 30, 1999 reflects adjustments to record the sale of the business assets of Net Value, Inc. to Promotions Acquisitions, Inc. ("Promotions") as if the sale had occurred on September 30, 1999.

(2) This presentation reflects that on September 30, 1999 Net Value Inc. sold all of its business assets and the rights to all of its intellectual property and certain trade names, in exchange for $2,000,000 in cash, the assumption of approximately $1,600,000 of liabilities by Promotions and 2,958,819 shares of Promotions common stock, representing a 14.3% ownership interest in Promotions. Net Value, Inc. would retain approximately $2,000,000 in existing liabilities. The presentation also reflects all options to employees issued after June 1, 1998 are canceled, resulting in the elimination of approximately $2,048,000 of deferred compensation. The transaction results in a gain on the sale of the assets of approximately $6,501,000 and the elimination of approximately $2,816,000 of compensation expense as the result of the cancellation of the options.

   Debit      Cash                                                               $    2,000,000
   Debit      Ownership interests in Affiliate Companies                              3,964,440
   Debit      Net current liabilities of discontinued operations                      2,486,312
   Debit      Deferred compensation of discontinued operations                        2,023,906
  Credit      Net current assets of discontinued operations                                      $     (428,337)
  Credit      Net other assets of discontinued operations                                              (479,149)
  Credit      Accounts payable, accrued salaries and accrued expenses                                (1,042,000)
  Credit      Additional paid-in capital                                                             (4,840,250)
  Credit      Deficit accumulated during the development stage                                       (6,501,266)
  Credit      Deficit accumulated during the development stage                                       (2,816,344)

(3) This presentation also reflects that commensurate with the sale, Net Value, Inc. repaid the remaining bridge note holders their principal and interest amounting to approximately $293,000 in cash and Net Value, Inc. repaid AML its advances and accrued interest amounting to approximately $614,000 by issuing 450,000 shares of Net Value, Inc. common stock having an ascribed value of $2.71 per share, which resulted in additional expense of approximately $605,000.

   Debit      Net current liabilities of discontinued operations                 $      907,000
   Debit      Deficit accumulated during the development stage                          604,600
  Credit      Cash                                                                               $     (293,000)
  Credit      Common stock, Net Value, Inc.                                                                (112)
  Credit      Additional paid-in capital                                                             (1,218,488)

(4) This presentation reflects a cost basis investment in Promotions of $3,994,406 based on a valuation of Promotion's common stock of $1.35 per share.

(5) The financial statements of Net Value Holdings, Inc. are those of Net Value, Inc. as the result of an in-process merger of the two entities which has been recorded as a recapitalization. At September 30, 1999 Net Value Holdings, Inc. owned 66% of the outstanding common stock of Net Value, Inc. Net Value Holdings, Inc. plans on completing a merger with Net Value, Inc. in 2000 by acquiring the remaining shares of Net Value, Inc. stock that it does not own.

         The presentation of the common shares of Net Value, Inc. not owned by Net Value Holdings, Inc. reflect a minority interest of 34% in the assets and liabilities related to Net Value, Inc. At September 30, 1999, 34% of the outstanding common stock of Net Value, Inc. continued to be owned by stockholders other than Net Value Holdings, Inc.

(6) This presentation also reflects the acquisition of its investment in IndustrialVortex.com, Inc. for $1,000,000, as if it had been acquired on September 30, 1999.


   Debit      Ownership interests in Affiliate Companies     $   1,000,000
  Credit      Cash                                               $   (1,000,000)

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

Statement of Operations

(7) This presentation assumes Net Value Holdings, Inc. completed its acquisition of Strategicus as of January 1, 1999, since Strategicus had no activity in 1998. If the transaction had been consummated as of January 1, 1999 Net Value Holdings, Inc. would have incurred additional losses of $61,386 (A) and $52,653 (B) from the operations of Strategicus Partners, Inc. and Metacat.com, Inc., respectively, during 1999. Also, additional goodwill amortization in the amount of $769,135
         (C) would have been recorded as a result of the acquisition.

(8) This presentation assumes Net Value Holdings, Inc. acquired the equity method investments of Strategicus on January 1, 1999. Therefore, additional equity losses of $43,394 and $98,588 for College411.com, Inc. and Asset Exchange.com, Inc. would have been recorded, respectively.

(9) This presentation assumes Net Value Holdings, Inc. completed its investment in IndustrialVortex.com, Inc. as of January 1, 1999 since the Company had no activity in 1998. Therefore, an equity loss of $262,012 would have been recorded. $250,000 of the loss is related to the amortization of goodwill. The goodwill of $1,000,000 is being amortized over three years.

To the Directors and Officers
ASSET EXCHANGE, INC.
310 SW 4th Avenue
Portland, OR 97204

                          INDEPENDENT AUDITORS' REPORT

We have audited the accompanying balance sheet of Asset Exchange, Inc. (A Development Stage Company) as of September 30, 1999. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to in the first paragraph presents fairly, in all material respects, the financial position of Asset Exchange, Inc. (A Development Stage Company) as of September 30, 1999, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note D to the financial statements, the Company has incurred losses in its development stage, and will need to raise additional capital to complete its development activities. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters also are described in Note D. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




MORGENSTERN & ASSOCIATES
Certified Public Accountants


Voorhees, NJ
December 6, 1999














                                     - F48 -

                              Asset Exchange, Inc.
                          (A Development Stage Company)
                                  BALANCE SHEET
                               September 30, 1999


                                     ASSETS

CURRENT ASSETS
     Cash                                                                        $ 175,645
     Prepaid expenses                                                                2,482
                                                                                 ---------
        Total current assets                                                       178,127

PROPERTY AND EQUIPMENT, NET                                                         10,106
DEPOSITS                                                                             1,000
                                                                                 ---------


TOTAL ASSETS                                                                     $ 189,233
                                                                                 =========



                      LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES
     Accounts payable                                                            $  29,347
     Accrued expenses                                                                  247
     Loans payable - officers                                                        7,168
                                                                                 ---------
        Total current liabilities                                                   36,762
                                                                                 ---------


COMMITMENTS AND CONTINGENCIES (NOTE D)

STOCKHOLDERS' EQUITY:
     Preferred stock, $.0001 par value; 4,000,000 shares authorized,
        290,323 shares issued and outstanding                                           29
     Common stock, $.0001 par value; 10,000,000 shares authorized,
        1,000,000 shares issued and outstanding                                        100
     Additional paid-in capital                                                    450,871
     Stock subscriptions receivable                                               (250,000)
     Deficit accumulated during the development stage                              (48,529)
                                                                                 ---------
        Total stockholders' equity                                                 152,471
                                                                                 ---------


TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                                         $ 189,233
                                                                                 =========



    The accompanying notes are an integral part of the financial statements


                                    - F49 -

                              Asset Exchange, Inc.
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS
                                   (UNAUDITED)
              From March 12, 1999 (Inception) to September 30, 1999

                                                                               (unaudited)

REVENUES                                                                        $       0
                                                                                ---------
OPERATING EXPENSES
     Bank charges                                                                      25
     Conferences                                                                      976
     Consulting                                                                     1,757
     Depreciation                                                                     692
     Dues and subscriptions                                                           125
     Interest                                                                         392
     Internet service providers                                                     2,638
     Office                                                                         5,182
     Payroll                                                                       24,000
     Payroll processing fees                                                           77
     Professional fees                                                             27,373
     Rent                                                                           1,695
     Tax and licenses                                                                 100
     Tax on salaries                                                                1,836
     Travel and entertainment                                                         370
     Telephone                                                                      1,436
                                                                                ---------
           Total operating expenses                                                68,674
                                                                                ---------


NET LOSS FROM OPERATONS BEFORE EXTRAORDINARY ITEM                                 (68,674)
                                                                                ---------

EXTRAORDINARY ITEM - Debt extinguishment (NOTE F)                                  20,145

                                                                                ---------
NET LOSS TO COMMON STOCKHOLDERS                                                 $ (48,529)
                                                                                =========



     Basic and diluted net loss from operations per common share                $ (0.0989)
     Basic and diltued extraordinary gain per common share                         0.0290
                                                                                ---------
     Basic and diluted net loss per common share                                $ (0.0699)
                                                                                =========

     Basic and diluted weighted average number of common shares outstanding       694,581
                                                                                =========


                                    - F50 -

                              Asset Exchange, Inc.
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
                                   (UNAUDITED)
              From March 12, 1999 (Inception) to September 30, 1999





                                                                                              Additional       Stock
                                             Preferred Stock            Common Stock            Paid-In     Subscription
                                           Shares       Amount       Shares        Amount       Capital      Receivable
                                        ------------  ---------- --------------  ---------- -------------- --------------
Balance, March 12, 1999                           -           -              -          -              -              -
Common stock issued                               -           -      1,000,000      $ 100       $    900              -
Preferred stock issued                      290,323        $ 29              -          -        449,971              -
Stock subscription receivable                     -           -              -          -              -      $(250,000)
Net loss for period (unaudited)                   -           -              -          -              -      $ (48,529)
                                            -------        ----      ---------      -----       --------      ---------
     Balance at September 30, 1999          290,323        $ 29      1,000,000      $ 100       $450,871      $(250,000)
                                            =======        ====      =========      =====       ========      ==========

[RESTUB]

                                           Deficit
                                         Accumulated
                                          During the
                                          Development
                                             Stage         Total
                                        -------------- -------------
Balance, March 12, 1999                          -               -
Common stock issued                              -       $   1,000
Preferred stock issued                           -         450,000
Stock subscription receivable                    -        (250,000)
Net loss for period (unaudited)            $ (48,529)
                                           ---------     ---------
     Balance at September 30, 1999         $ (48,529)    $ 152,471
                                           =========     =========



                                    - F51 -

                              Asset Exchange, Inc.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
                                   (UNAUDITED)
              From March 12, 1999 (Inception) to September 30, 1999

                                                                                               (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                                                                   $ (68,674)

     Adjustments to reconcile net loss to net cash used in operating activities:
        Depreciation/amortization                                                                     692
        Non-cash interest expense on debt extinguishment                                              145
     Changes in assets and liabilities:
        Prepaid expenses                                                                           (2,482)
        Deposits                                                                                   (1,000)
        Accounts payable                                                                           29,347
        Accrued expenses                                                                              247
                                                                                                ---------
           Net cash provided / (used) by operating activities                                     (41,725)
                                                                                                ---------

CASH FLOWS FROM INVESTING ACTIVITIES
        Purchase of computer equipment and furniture and fixtures                                 (10,798)
                                                                                                ---------
           Net cash provided / (used) by investing activities                                     (10,798)
                                                                                                ---------

CASH FLOWS FROM FINANCING ACTIVITIES
        Proceeds from debt extinguished                                                            20,000
        Proceeds from officers loans                                                                7,168
        Proceeds from the issuance of common stock                                                  1,000
        Proceeds from the issuance of preferred stock                                             200,000
                                                                                                ---------
           Net cash provided / (used) by financing activities                                     228,168
                                                                                                ---------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                              175,645

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                                        0
                                                                                                ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                                      $ 175,645
                                                                                                =========


                                    - F52 -

                              Asset Exchange, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 1999


A.    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      THE COMPANY

      Asset Exchange, Inc., a Delaware corporation, was incorporated on March 12, 1999. Asset Exchange is a development stage company which, through the Internet, allows financial institutions to buy and sell loan portfolios and other assets among themselves. The Company's website provides matches between buyers and sellers of these loan portfolios. The website allows medium and small sized banks to participate in these markets. The Company anticipates that its customer base will consist of banks, finance companies thrifts, community banks, credit unions, and other financial institutions. The Company intends to generate revenue from commissions on the buying and selling of these instruments on its website.

      CASH AND CASH EQUIVALENTS

      The Company considers all highly liquid investments having original maturities of three months or less to be cash equivalents.

      CONCENTRATIONS OF CREDIT RISK

      Financial instruments that subject the Company to potential concentrations of credit risk consist principally of cash. Cash consists of deposits with a large United States financial institution that management believes is credit worthy. The account is insured by the Federal Deposit Insurance Corporation up to a maximum of $100,000. At September 30, 1999, the Company had an uninsured cash balance of $75,645.

      PROPERTY AND EQUIPMENT

      Property and equipment are stated at cost. Depreciation of property and equipment is provided using the straight-line method for financial reporting purposes at rates based on the following estimated useful lives:

                  Computer equipment and software          3 years
                  Furniture and fixtures                   7 years
                  Office equipment                         7 years

      For federal income tax purposes, depreciation is computed using the modified accelerated cost recovery system.

      FAIR VALUE OF FINANCIAL INSTRUMENTS

      The Company's financial instruments, including cash and cash equivalents, stock subscriptions receivable, accounts payable and borrowings, are carried at cost, which approximates fair value.

      USE OF ESTIMATES

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.



                                     - F53 -

                              Asset Exchange, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 1999
                                   (Continued)


      SEGMENT INFORMATION

      The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosures About Segments of an Enterprise and Related Information," during 1999. SFAS 131 requires companies to disclose certain information about operating segments. Based on the criteria within SFAS 131, the Company has determined that it has one reportable segment.

      COMPREHENSIVE INCOME

      The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income," during 1999. SFAS 130 establishes standards for reporting comprehensive income and its components in financial statements. Comprehensive income, as defined, includes all changes in equity (net assets) during a period from non-owner sources. To date, the Company has not had any transactions that are required to be reported in comprehensive income.

      REVENUE RECOGNITION

      The Company recognizes revenues when earned or when services performed, provided no significant obligations remain, and collectibility is probable.

      INCOME TAXES

      The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". SFAS 109 requires a company to recognize deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the financial statement carrying amounts and tax basis of assets and liabilities and operating losses available to offset future taxable income, using enacted tax rates in effect in the years in which the differences are expected to reverse. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

      START-UP COSTS

      In accordance with AICPA Statement of Position 98-5, "Reporting on the Cost of Start-up Activities", the Company expenses all start-up activities, including organizational costs, as they are incurred.

      LOSS PER SHARE

      Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share" requires presentation of basic loss per share and diluted loss per share for the period presented. Basic net income (loss) per share is computed by dividing the net income (loss) available to common stockholders for the period by the weighted average number of common shares outstanding during the period. Incremental common shares issuable upon the exercise of stock options and warrants, are included in the computation of diluted net income (loss) loss per share to the extent such shares are dilutive.

      CONCENTRATIONS

      Concentrations not disclosed elsewhere in the financial statements are as follows:

      The Company plans to generate income from one source which utilizes a single medium. Lack of website (product) development or customer interest could have a materially adverse effect on the Company.




                                     - F54 -

                              Asset Exchange, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 1999
                                   (Continued)


B.    PROPERTY AND EQUIPMENT

      Property and equipment consisted of the following:


      Computer hardware                                            8,483
      Computer software                                            1,384
      Office equipment                                               382
      Furniture and fixtures                                         549
                                                                  ------
                                                                  10,798
      Less Accumulated Depreciation                                (692)
                                                                  ------
                                                                  10,106
                                                                  ======

      Depreciation expense for the period March 12, 1999 (Inception) through September 30, 1999 was $692.

C.    INCOME TAXES

      For Federal income tax purposes start-up costs must be amortized over not less than 60 months. The Company has recognized a deferred tax benefit for start-up costs to be amortized over 60 months for tax purposes. However, as it is not more likely than not that the deferred tax asset will be utilized, management has established a full valuation reserve of approximately $10,000.

D.    COMMITMENTS AND CONTINGENCIES

      GOING CONCERN:

      Since March 12, 1999 (Inception), the Company has been in the development stage and the principal activities have consisted of raising capital and developing its Internet-based website.

      The accompanying financial statements have been prepared on the basis of a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company is not yet generating revenues from website operations and, at September 30, 1999, had accumulated a deficit from its operating activities. Continuation of the Company as a going concern is dependent upon, among other things, obtaining additional capital, achieving market acceptance of its product and achieving satisfactory levels of profitable operations. The financial statements do not contain any adjustments relating to the realization of assets and liquidation of liabilities that may be necessary should the Company be unable to continue as a going concern.

      LEASES:

      The Company leases two office facilities, both under operating leases.

      One lease has a term of one year, expiring on July 12, 2000. The entire amount for this lease has been paid in full and is being expensed over the term of the lease. The monthly rental expense is $184.

      The other lease has a term of one year, expiring on August 31, 2000. Future minimum annual lease payments, as of September 30, 1999, were as follows:

                           1999           $1,641
                           2000           $3,829




                                     - F55 -

                              Asset Exchange, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 1999
                                   (Continued)


E.    STOCKHOLDERS' EQUITY

      The Company's Articles of Incorporation authorizes the issuance of 10,000,000 shares of Common Stock, $0.0001 par value per share, of which 1,000,000 were outstanding as of September 30, 1999. Holders of shares of Common Stock are entitled to one vote for each share on all matters to be voted on by the stockholders.

      The Company issued 1,000,000 shares of common stock at $0.001 per share on May 13, 1999 to various founders for a total cash contribution of $1,000.

      The Company's Articles of Incorporation authorizes the issuance of 4,000,000 shares of "Series A Preferred Stock", $0.0001 par value per share, of which 290,323 shares were outstanding as of September 30, 1999. Holders of each share of "Series A Preferred Stock" are entitled to vote on all matters at stockholder's meetings with the exception of directors. So long as at least 100,000 shares of "Series A Preferred Stock" is outstanding, the holders of a majority of the "Series A Preferred Stock" shall be entitled to elect one member of the Board of Directors. Holders of each share of the "Series A Preferred Stock" shall convert their shares to common stock at the conversion price set forth in the Amended and Restated Articles of Incorporation. The conversion price at September 30, 1999 was $1.55.

      The Company issued 290,323 shares of "Series A Preferred Stock" at $1.55 per share on September 23, 1999. There was $250,000 still due from this private placement on September 30, 1999. This amount was paid in full on October 1, 1999.

F.    EXTRAORDINARY ITEM (UNAUDITED)

      The Company realized an extraordinary gain from debt extinguishment in the amount $20,145 for the period March 12, 1999 (Inception) to September 30, 1999. On August 11, 1999, the Company received $20,000 cash in exchange for an 8% promissory note payable in full on February 11, 2000. A provision in the note called for the closing of the "Series A Preferred Stock Purchase Agreement" (with same party) within thirty days of the note. Failure to close the agreement, would cause the entire note, with unpaid accrued interest, to be forgiven. The "Series A Preferred Stock Purchase Agreement", closed on September 23, 1999, forty-three days after the signed promissory note. Accrued interest amounted to $145 during this period.

G.    EARNINGS (LOSS) PER SHARE

      The following table sets forth the computation of basic and diluted earnings per share for the period March 12, 1999 (Inception) to September 30, 1999:

         Numerator:
                  Numerator for basic and diluted earnings per share - net loss from operation           ($ 68,674)
                  Numerator for basic and diluted earnings per share - extraordinary gain                   20,145
                                                                                                         ---------
                  Numerator for basic and diluted earnings per share - net loss                          ($ 48,529)
                                                                                                         =========
         Denominator:
                  Denominator for basic and diluted earnings per share:
                           Weighted average shares outstanding:                                            694,581
                                                                                                         =========

H.    RELATED PARTY TRANSACTIONS

      The Company had debt outstanding to it's shareholders on September 30, 1999 in the amount of $7,168. The loans accrue interest at the rate of 8% per annum. The loans were subsequently paid back to the shareholders on November 1, 1999.

      The Company paid salaries to the top three majority shareholders in the amount of $24,000 for services for the period March 12, 1999 (Inception) to September 30, 1999.


                                     - F56 -

To the Directors and Officers
COLLEGE411. COM, INC.
1085 Mission Street
San Francisco, CA  94103

                          INDEPENDENT AUDITORS' REPORT

We have audited the accompanying balance sheet of College411.com, Inc. (A Development Stage Company) as of September 30, 1999. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to in the first paragraph presents fairly, in all material respects, the financial position of College411.com, Inc. (A Development Stage Company) as of September 30, 1999, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note C to the financial statements, the Company has incurred losses in its development stage, and will need to raise additional capital to complete its development activities. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters also are described in Note C. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




MORGENSTERN & ASSOCIATES
Certified Public Accountants


Voorhees, NJ
November 30, 1999










                                     - F57 -

                              College411.com, Inc.
                          (A Development Stage Company)
                                  BALANCE SHEET
                               September 30, 1999



                                             ASSETS
CURRENT ASSETS
     Cash                                                                           $ 59,497
     Prepaid expenses                                                                  1,000
                                                                                    --------
        Total current assets                                                          60,497

PROPERTY AND EQUIPMENT, NET                                                           22,281
DEPOSITS                                                                               9,500
                                                                                    --------
TOTAL ASSETS                                                                        $ 92,278
                                                                                    ========

                              LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
     Accounts payable                                                               $  2,695
     Accrued expenses                                                                  5,350
                                                                                    --------
        Total current liabilities                                                      8,045
                                                                                    --------
COMMITMENTS AND CONTINGENCIES (NOTE C)

STOCKHOLDERS' EQUITY:
     Common stock, $.001 par value; 15,00,000 shares authorized,
        11,875,000 shares issued and outstanding                                      11,875
     Additional paid-in capital                                                      172,375
     Deficit accumulated during the development stage                               (100,017)
                                                                                    --------
        Total stockholders' equity                                                    84,233
                                                                                    --------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                                            $ 92,278
                                                                                    ========

    The accompanying notes are an integral part of the financial statements.


                                    - F58 -

                              College411.com, Inc.
                         (A Development Stage Company)
                            STATEMENT OF OPERATIONS
                                  (UNAUDITED)
             From April 13, 1999 (Inception) to September 30, 1999

                                                                                      (unaudited)

                                                                                      $       300
                                                                                      -----------
Bank charges                                                                                   65
Consulting                                                                                 69,572
Depreciation                                                                                1,969
Dues and subscriptions                                                                         25
Insurance                                                                                     517
Miscellaneous                                                                                 585
Office                                                                                        860
Payroll                                                                                     5,350
Payroll processing fees                                                                     1,500
Professional fees                                                                          15,486
Software                                                                                      311
Travel and entertainment                                                                    1,170
Telephone                                                                                   2,907
                                                                                      -----------
      Total operating expenses                                                            100,317
                                                                                      -----------
                                                                                      $  (100,017)
                                                                                      ===========
Basic and diluted net loss per common share                                           $   (0.0100)
                                                                                      ===========
Basic and diluted weighted average number of common shares outstanding                 10,049,806
                                                                                      ===========



                                    - F59 -

                              College411.Com, Inc.
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
                                   (UNAUDITED)
              From April 13, 1999 (Inception) to September 30, 1999

                                                                                                  Deficit
                                                                                                Accumulated
                                                                                 Additional      During the
                                                                Common Stock       Paid-In       Development
                                                   Shares          Amount          Capital          Stage             Total
                                                 ----------     ------------    ------------    ------------        ---------
Balance, April 13, 1999                                   -                -               -               -                -
Common stock granted for services                 9,250,000          $ 9,250               -               -         $  9,250
Common stock issued in private placements         2,625,000            2,625         172,375               -          175,000
Net loss for period (unaudited)                           -                -               -        (100,017)        (100,017)
                                                 ----------          -------        --------       ---------         --------

     Balance at September 30, 1999               11,875,000          $11,875        $172,375       $(100,017)        $ 84,233
                                                 ==========         ========        ========       =========         ========





                                    - F60 -

                              College411.com, Inc.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
                                   (UNAUDITED)
              From April 13, 1999 (Inception) to September 30, 1999

                                                                                             (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                                                                 $(100,017)

     Adjustments to reconcile net loss to net cash used in operating activities:
        Depreciation/amortization                                                                 1,969
        Common stock issued for services                                                          9,250
     Changes in assets and liabilities:
        Prepaid expenses                                                                         (1,000)
        Deposits                                                                                 (9,500)
        Accounts payable                                                                          2,695
        Accrued expenses                                                                          5,351
                                                                                              ----------
            Net cash provided / (used) by operating activities                                  (91,252)
                                                                                              ----------
CASH FLOWS FROM INVESTING ACTIVITIES
        Purchase of computer equipment                                                          (24,251)
                                                                                              ----------
                                                                                              ----------
            Net cash provided / (used) by investing activities                                  (24,251)
                                                                                              ----------
CASH FLOWS FROM FINANCING ACTIVITIES
        Proceeds from the issuance of stock                                                     175,000
                                                                                              ----------
            Net cash provided / (used) by financing activities                                  175,000
                                                                                              ----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                             59,497

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                                      0
                                                                                              ----------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                                    $  59,497
                                                                                              ==========



                                    - F61 -

                              College411.com, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 1999


A.    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      THE COMPANY

      College411.com, Inc., a Delaware corporation, was incorporated on April 13, 1999. College411.com is a development stage company which intends to provide, through the Internet, a wide array of information, products and services that are useful to college students. The Company's website includes: news, research information, academic research, career suggestions, online radio, travel guides, dating tips, movie tickets, textbook finder, online tutoring, chat, procrastination tools, student classifieds, auctions and game resources. The Company intends to generate revenue from its website through six different sources: e-commerce, chargeable services, affiliate programs, targeted advertising, sponsorship fees, and syndication fees from its website.

      CASH AND CASH EQUIVALENTS

      The Company considers all highly liquid investments having original maturities of three months or less to be cash equivalents.

      CONCENTRATIONS OF CREDIT RISK

      Financial instruments that subject the Company to potential concentrations of credit risk consist principally of cash. Cash consists of deposits with a large United States financial institution that management believes is credit worthy. At September 30, 1999, the Company had no significant concentrations of credit risk.

      FAIR VALUE OF FINANCIAL INSTRUMENTS

      The Company's financial instruments, including cash and cash equivalents and accounts payable and borrowings, are carried at cost, which approximates fair value.

      PROPERTY AND EQUIPMENT

      Property and equipment are stated at cost. Depreciation of property and equipment is provided using the straight-line method for financial reporting purposes at rates based on the following estimated useful lives:

                  Computer equipment                    3 years

      For federal income tax purposes, depreciation is computed using the modified accelerated cost recovery system.

      INCOME TAXES

      The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". SFAS 109 requires a company to recognize deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the financial statement carrying amounts and tax basis of assets and liabilities and operating losses available to offset future taxable income, using enacted tax rates in effect in the years in which the differences are expected to reverse. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some portion or all of the deferred tax asset will not be realized.


                                    - F62 -

                              College411.com, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 1999
                                   (Continued)


      REVENUE RECOGNITION

      The Company recognizes revenues when earned or when services performed, provided no significant obligations remain, and collectibility is probable.

      START-UP COSTS

      In accordance with AICPA Statement of Position 98-5, "Reporting on the Cost of Start-up Activities", the Company expenses all start-up activities, including organizational costs, as they are incurred.

      COMPREHENSIVE INCOME

      The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income," during 1999. SFAS 130 establishes standards for reporting comprehensive income and its components in financial statements. Comprehensive income, as defined, includes all changes in equity (net assets) during a period from non-owner sources. To date, the Company has not had any transactions that are required to be reported in comprehensive income.

      LOSS PER SHARE

      Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share" requires presentation of basic loss per share and diluted loss per share for the period presented. Basic net income (loss) per share is computed by dividing the net income (loss) available to common stockholders for the period by the weighted average number of common shares outstanding during the period. Incremental common shares issuable upon the exercise of stock options and warrants, are included in the computation of diluted net income (loss) loss per share to the extent such shares are dilutive.

      USE OF ESTIMATES

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      SEGMENT INFORMATION

      The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosures About Segments of an Enterprise and Related Information," during 1999. SFAS 131 requires companies to disclose certain information about operating segments. Based on the criteria within SFAS 131, the Company has determined that it has one reportable segment.

      CONCENTRATIONS

      Concentrations not disclosed elsewhere in the financial statements are as follows:

      The Company plans to generate income from six sources. All of these sources, both under development and currently offered to generate income, utilize the same medium. Lack of product (website) development or customer interest could have a materially adverse effect on the Company.




                                     - F63 -

                              College411.com, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 1999
                                   (Continued)


B.    INCOME TAXES

      For Federal income tax purposes start-up costs must be amortized over not less than 60 months. The Company has recognized a deferred tax benefit for start-up costs to be amortized over 60 months for tax purposes. However, as it is not more likely than not that the deferred tax asset will be utilized, management has established a full valuation reserve of approximately $5,000.

C.    CONTINGENCY - GOING CONCERN

      Since April 13, 1999 (inception), the Company has been in the development stage and the principal activities have consisted of raising capital and developing its Internet-based website.

      The accompanying financial statements have been prepared on the basis of a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company is not yet generating significant revenues from website operations and, at September 30, 1999, had accumulated a deficit from its operating activities. Continuation of the Company as a going concern is dependent upon, among other things, obtaining additional capital, achieving market acceptance of its product and achieving satisfactory levels of profitable operations. As discussed in Note H, the Company is in late stage negotiations in closing its next round of financing. The financial statements do not contain any adjustments relating to the realization of assets and liquidation of liabilities that may be necessary should the Company be unable to continue as a going concern.

D.    STOCKHOLDERS' EQUITY

      The Company's Articles of Incorporation authorizes the issuance of 15,000,000 shares of Common Stock, $0.001 par value per share, of which 11,875,000 were outstanding as of September 30, 1999. Holders of shares of Common Stock are entitled to one vote for each share on all matters to be voted on by the stockholders.

      The Company issued 9,250,000 shares of common stock at $0.001 per share on April 13, 1999 to its founders for intellectual property contributed to the Company. The total fair market value of the property contributed amounted to $9,250.00.

      The Company issued 3,750,000 shares of common stock at $0.067 per share between June 21, 1999 and October 6, 1999.

E.    STOCK OPTIONS AND WARRANTS

      The Company accounts for its stock option plan in accordance with the provisions of APB Opinion No. 25, "Accounting for Stock Issued to Employees". The exercise price of options granted under the Option Plan is determined at the discretion of the Company, and is typically based on the estimated fair value of the stock at the date of grant. The Company has reserved 2,000,000 shares to be offered through the plan. Options expire at the earlier of two events: (a) ninety days after the employee or consultant terminates their services or (b) ten years after the options vest. Compensation expense is recognized when the exercise price of options is less than the fair value of the underlying stock on the date of grant. Since the exercise price is based on estimated fair value, no compensation cost has been recognized.

      While the Company continues to apply APB Opinion No. 25, Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation", requires the Company to provide pro-forma information regarding net income (loss) as if compensation cost for the Company's stock option plan had been determined in accordance with the fair value based method prescribed by SFAS No. 123. Since the option price is either greater than or equal to the fair value of both the underlying stock and the option, no compensation expense would be recognized under either APB 25 or SFAS 123. Thus, no pro-forma information has been presented.




                                     - F64 -

                              College411.com, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 1999
                                   (Continued)


      The following summarizes information about the Company's stock options at September 30, 1999:

      (a)  EMPLOYEE OPTIONS
      During the period ended September 30, 1999 the Company granted options to thirteen employees. A summary of the status of the Company's stock options as of September 30, 1999, and changes during the period is as follows:

                                                                                                        WEIGHTED-AVG
                                                                           SHARES                      EXERCISE PRICE
                                                                           ------                      --------------
          Outstanding at April 13, 1999                                          0                        $     0.000
          Granted                                                          595,000                        $     0.031
          Exercised                                                              0                        $     0.000
          Forfeited                                                       (171,250)                      ($     0.016)
                                                                          --------                       ------------
          Outstanding at September 30, 1999                                423,750                        $     0.036
                                                                          ========                       ============
          Options exercisable at September 30, 1999                         72,500                        $     0.010
                                                                          ========                       ============

      (b) NON-EMPLOYEE OPTIONS
      During the period ended September 30, 1999 the Company granted options to certain non-employees. A summary of the status of the Company's stock options as of September 30, 1999, and changes during the period is as follows:

                                                                                                        WEIGHTED-AVG
                                                                           SHARES                      EXERCISE PRICE
                                                                           ------                      --------------
          Outstanding at April 13, 1999                                          0                        $     0.000
          Granted                                                          550,000                        $     0.011
          Exercised                                                              0                        $     0.000
          Forfeited                                                              0                        $     0.000
                                                                          --------                        -----------
          Outstanding at September 30, 1999                                550,000                        $     0.011
                                                                          ========                        ===========
      Options exercisable at September 30, 1999                             56,250                        $     0.010
                                                                          ========                        ===========

      Stock Options during the period ended September 30, 1999 are summarized as follows:

                                                                                                         WEIGHTED-AVG
                                                                           SHARES                       EXERCISE PRICE
                                                                           ------                       --------------
          Outstanding at April 13, 1999                                          0                        $     0.000
          Granted                                                        1,145,000                        $     0.021
          Exercised                                                              0                        $     0.000
          Forfeited                                                      ( 171,250)                      ($     0.011)
                                                                         ---------                       ------------
          Outstanding at September 30, 1999                                973,750                        $     0.022
                                                                         =========                       ============
      Options exercisable at September 30, 1999                            128,750                        $     0.010
                                                                         =========                       ============




                                     - F65 -

                              College411.com, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 1999
                                   (Continued)


F.    EARNINGS (LOSS) PER SHARE

      The following table sets forth the computation of basic and diluted earnings per share for the period April 13, 1999 (inception) to September 30, 1999:

         Numerator:
                  Numerator for basic and diluted earnings per share - net loss         ($ 100,017)
                                                                                        ==========

         Denominator:
                  Denominator for basic and diluted earnings per share:
                           Weighted average shares outstanding:                         10,049,806
                                                                                        ==========

G.    RELATED PARTY TRANSACTIONS

      The Company has entered into a one year, non-binding agreement with Epylon.com who has agreed to pay the cost of renting office space for the Company. Stephen George, a member of Net Value Holding's board of directors, is a 15% owner in Epylon.com. Currently, netValue Holdings, Inc. owns 29% of the outstanding common stock of the company. This agreement expires one year from the date of the Common Stock Purchase Agreement between the Company and Net Value Holdings, Inc. (July 28,
      2000).

      During the period ended September 30, 1999, the Company paid approximately $14,000 for consulting services from two shareholders.

H.    SUBSEQUENT EVENTS (UNAUDITED)

      The company is in late-stage negotiations to close its next round of financing. At the time of this statement, the Company expects to raise an additional $1,100,000 in equity financing during December 1999 to help support expansion.



                                    - F66 -

To the Directors and Officers
SWAPIT. COM, INC.
Five Clock Tower Place, Fourth Floor
Maynard, MA 01754

                          INDEPENDENT AUDITORS' REPORT

We have audited the accompanying balance sheet of SwapIt.com, Inc. (A Development Stage Company) as of November 30, 1999. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to in the first paragraph presents fairly, in all material respects, the financial position of SwapIt.com, Inc. (A Development Stage Company) as of November 30, 1999, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note E to the financial statements, the Company has incurred losses in its development stage, and will need to raise additional capital to complete its development activities. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters also are described in Note E. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




MORGENSTERN & ASSOCIATES
Certified Public Accountants


Voorhees, NJ
December 7, 1999







                                     - F67 -

                                SwapIt.com, Inc.
                          (A Development Stage Company)
                                  BALANCE SHEET
                               November 30, 1999


                                         ASSETS

CURRENT ASSETS
     Cash                                                                         $ 454,549
     Prepaid expenses                                                                 1,124
                                                                                  ---------
        Total current assets                                                        455,673

PROPERTY AND EQUIPMENT, NET                                                           2,075
DEPOSITS                                                                             21,300
                                                                                  ---------
TOTAL ASSETS                                                                      $ 479,048
                                                                                  =========


                          LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES
     Accounts payable                                                             $  30,537
     Accrued payroll liabilities                                                     11,505
                                                                                  ---------
        Total current liabilities                                                    42,042
                                                                                  ---------

COMMITMENTS AND CONTINGENCIES (NOTE E)

STOCKHOLDERS' EQUITY:
     Preferred stock, $0.001 par value; 332,500 shares authorized,
        132,941 shares issued and outstanding                                            13
     Common stock, $0.001 par value; 1,667,500 shares authorized
        975,000 shares issued and outstanding                                           975
     Additional paid-in capital                                                     516,112
     Deferred compensation                                                           (2,078)
     Deficit accumulated during the development stage                               (78,016)
                                                                                  ---------
        Total stockholders' equity                                                  437,006
                                                                                  ---------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                                          $ 479,048
                                                                                  =========

       The accompanying notes are an integral part of this balance sheet


                                    - F68 -

                                SwapIt.com, Inc.
                          (A Development Stage Company)
                             NOTES TO BALANCE SHEET
                                November 30, 1999


A.    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      THE COMPANY

      SwapIt.com, Inc., a Delaware corporation, was incorporated on October 28, 1999. SwapIt.com, Inc. is a development stage company which intends to create an electronic barter exchange marketplace on the Internet. The Company intends to make available for barter, music CDs, movies, and books, and plans to initially target their website to college students. The Company intends to generate revenue from its website through the following sources: transaction fees, advertising revenues, commissions on referrals, and direct sales.

      CASH AND CASH EQUIVALENTS

      The Company considers all highly liquid investments having original maturities of three months or less to be cash equivalents.

      CONCENTRATIONS OF CREDIT RISK

      Financial instruments that subject the Company to potential concentrations of credit risk consist principally of cash. Cash consists of deposits with a large United States financial institution that is insured by the Federal Deposit Insurance Company up to a maximum of $100,000. At November 30, 1999, the Company had an uninsured cash balance of $354,549.

      FAIR VALUE OF FINANCIAL INSTRUMENTS

      The Company's financial instruments, including cash and cash equivalents, prepaid expenses, and accounts payable and borrowings, are carried at cost, which approximates fair value.

      PROPERTY AND EQUIPMENT

      Property and equipment are stated at cost. Depreciation of property and equipment is provided using the straight-line method for financial reporting purposes at rates based on the following estimated useful lives:

                  Furniture and fixtures               7 years

      For federal income tax purposes, depreciation is computed using the modified accelerated cost recovery system.

      START-UP COSTS

      In accordance with AICPA Statement of Position 98-5, "Reporting on the Cost of Start-up Activities", the Company expenses all start-up activities, including organizational costs, as they are incurred.

      INCOME TAXES

      The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". SFAS 109 requires a company to recognize deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the financial statement carrying amounts and tax basis of assets and liabilities and operating losses available to offset future taxable income, using enacted tax rates in effect in the years in which the differences are expected to reverse. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some portion or all of the deferred tax asset will not be realized.



                                     - F69 -

                                SwapIt.com, Inc.
                          (A Development Stage Company)
                             NOTES TO BALANCE SHEET
                                November 30, 1999
                                   (Continued)


      DEFERRED COMPENSATION

      The Company has issued common stock to certain employees and consultants in exchange for future services. The Company has recorded the aggregate amount of the total fair market value of the stock issued as deferred compensation. The amounts recorded as deferred compensation are then amortized over the appropriate vesting period (generally four years).

      USE OF ESTIMATES

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      SEGMENT INFORMATION

      The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosures About Segments of an Enterprise and Related Information," during 1999. SFAS 131 requires companies to disclose certain information about operating segments. Based on the criteria within SFAS 131, the Company has determined that it has one reportable segment.

      CONCENTRATIONS

      Concentrations not disclosed elsewhere in the financial statements are as follows:

      The Company plans to generate income from various sources that utilizes the same medium. Lack of product (website) development or customer interest could have a materially adverse effect on the Company.

B.    PROPERTY AND EQUIPMENT

      Property and equipment consisted of the following:

          Furniture and fixtures                                         $2,100
          Less Accumulated Depreciation                                     (25)
                                                                         ------
                                                                         $2,075

C.    DEPOSITS

      Deposits at November 30, 1999, consisted of the following:

          Deposit for the URL name "swapit.com", money held in escrow   $10,000
          Rental deposit for lease signed December 4, 1999               11,300
                                                                        -------
                                                                        $21,300

D.    INCOME TAXES

      For Federal income tax purposes, start-up costs must be amortized over not less than 60 months. The Company has recognized a deferred tax benefit for start-up costs to be amortized over 60 months for tax purposes. However, as it is not more likely than not that the deferred tax asset will be utilized, management has established a full valuation reserve of approximately $40,000.



                                     - F70 -

                                SwapIt.com, Inc.
                          (A Development Stage Company)
                             NOTES TO BALANCE SHEET
                                November 30, 1999
                                   (Continued)


E.    COMMITMENTS AND CONTINGENCIES

      GOING CONCERN:

      Since October 28, 1999 (Inception), the Company has been in the development stage and the principal activities have consisted of raising capital. The Company is still in the process of developing its website.

      The accompanying financial statements have been prepared on the basis of a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company is not yet generating revenues and, at November 30, 1999, had accumulated a deficit from its operating activities. Continuation of the Company as a going concern is dependent upon, among other things, obtaining additional capital, achieving market acceptance of its product and achieving satisfactory levels of profitable operations. The financial statements do not contain any adjustments relating to the realization of assets and liquidation of liabilities that may be necessary should the Company be unable to continue as a going concern.

      LEASES:

      The Company currently leases its office facility under an operating lease signed on December 2, 1999 (see NOTE H).

      The lease has a term of five years, expiring on December 31, 2004. The monthly rental cost is $12,648. Future minimum annual lease payments for the next five years is as follows:

                  2000                         $151,771
                  2001                         $151,771
                  2002                         $151,771
                  2003                         $151,771
                  2004                         $151,771

F.    STOCKHOLDERS' EQUITY

      The Company's Articles of Incorporation authorizes the issuance of 1,667,500 shares of Common Stock, $0.001 par value per share, of which 975,000 were outstanding as of November 30, 1999. Holders of shares of Common Stock are entitled to one vote for each share on all matters to be voted on by the stockholders.

      The Company issued 855,000 shares of common stock at $0.0175 per share on November 12, 1999 to its founders for an aggregate purchase price of $15,000.

      The Company issued 120,000 shares of common stock at $0.0175 per share on November 12, 1999 to various employees and contractors in exchange for future services. The rights associated with the common stock shares (i.e.
      - voting, dividends, etc.) were subsequently assigned back to the Company. The common stock shares will revert back to each person based on a bi-annual-four-year vesting schedule. Upon termination of services, all unvested shares shall be forfeited to the Company. The fair market value of the stock, on the grant date, was valued at $0.0175 per share. The Company has treated the aggregate amount of $2,100 as deferred compensation (see NOTE A) with respect to the assignment of shares.







                                     - F71 -

                                SwapIt.com, Inc.
                          (A Development Stage Company)
                             NOTES TO BALANCE SHEET
                                November 30, 1999
                                   (Continued)


      The Company's Articles of Incorporation authorizes the issuance of 332,500 shares of "Series A Preferred Stock", $0.001 par value per share, of which 132,941 shares were outstanding as of November 30, 1999. Holders of each share of "Series A Preferred Stock" are entitled to vote on all matters at stockholder's meetings. Holders of each share of the "Series A Preferred Stock" shall convert their shares to common stock at the earliest of: their own option or upon the first underwritten public offering pursuant to an effective registration statement filed under the Securities Act of 1933. The conversion price varies as stated in the Amended and Restated Articles of Incorporation. The conversion price at November 30, 1999 was $3.761.

      The Company issued 132,941 shares of "Series A Preferred Stock" at $3.761 per share on November 23, 1999 for a total purchase price of $500,000.

G.    STOCK OPTION PLAN

      The Company accounts for its stock option plan in accordance with the provisions of APB Opinion No. 25, "Accounting for Stock Issued to Employees". The exercise price of options granted under the Option Plan is determined at the discretion of the Company, and in the case of Incentive Stock Options, the amount will not be less than 100% of the fair market value on the date of grant. The Company has reserved 155,000 shares to be offered through the plan. Compensation expense is recognized when the exercise price of options is less than the fair value of the underlying stock on the date of grant. As of November 30, 1999, the Company had not yet granted any options to employees or consultants.

H.    SUBSEQUENT EVENTS (UNAUDITED)

      The Company entered into a five year lease agreement for its office space on December 2, 1999 (see NOTE E). The Company paid an additional $13,995 for the deposit on this lease. An additional deposit amount equal to one month's rent, $12,648, is due to the lessor by March 31, 2000.












                                     - F72 -

To the Directors and Officers
INDUSTRIALVORTEX. COM, INC.
89 Panorama
Prabuco Canyon, CA  92679

                          INDEPENDENT AUDITORS' REPORT

We have audited the accompanying balance sheet of Industrialvortex.com, Inc. (A Development Stage Company) as of December 31, 1999 and the related statements of operations, stockholders' deficit and cash flows for the period May 20, 1999 (Inception) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above presents fairly, in all material respects, the financial position of Industrialvortex.com, Inc. (A Development Stage Company) as of December 31, 1999, and the results of their operations and their cash flows for the period May 20, 1999 (Inception) to December 31, 1999, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note F to the financial statements, the Company has incurred losses in its development stage, and will need to raise additional capital to complete its development activities. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters also are described in Note F. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




MORGENSTERN & ASSOCIATES
Certified Public Accountants

Voorhees, NJ
January 31, 2000





                                     - F73 -

                           Industrialvortex.com, Inc.
                          (A Development Stage Company)
                                  BALANCE SHEET
                               December 31, 1999

                                             ASSETS
CURRENT ASSETS
     Cash                                                                           $ 10,018
                                                                                    --------
        Total current assets                                                          10,018

PROPERTY AND EQUIPMENT, NET                                                            2,593

OTHER ASSETS
     Intangible assets, net of amortization                                            8,090
     Deposits                                                                            930
                                                                                    --------
        Total other assets                                                             9,020

TOTAL ASSETS                                                                        $ 21,631
                                                                                    ========


                              LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
     Accounts payable                                                               $  6,838
     Note payable                                                                     10,000
     Accrued expenses                                                                  6,841
                                                                                    --------
        Total current liabilities                                                     23,679
                                                                                    --------

COMMITMENTS AND CONTINGENCIES (NOTE F)

STOCKHOLDERS' DEFICIT:
     Common stock, $.001 par value; 1,000 shares authorized,
        904 shares issued and outstanding                                                  1
     Additional paid-in capital                                                      115,499
     Deferred compensation                                                           (69,500)
     Deficit accumulated during the development stage                                (48,048)
                                                                                    --------
        Total stockholders' deficit                                                   (2,048)
                                                                                    --------
TOTAL LIABILITIES & STOCKHOLDERS' DEFICIT                                           $ 21,631
                                                                                    ========

    The accompanying notes are an integral part of the financial statements




                                    - F74 -

                           Industrialvortex.com, Inc.
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS
               From May 20, 1999 (Inception) to December 31, 1999


REVENUES                                                              $       0
                                                                      ---------

OPERATING EXPENSES
     Amortization                                                           459
     Bank charges                                                           245
     Consulting                                                          10,000
     Depreciation                                                           519
     Dues and subscriptions                                               3,280
     Interest expense                                                        46
     Office                                                               2,158
     Professional fees                                                   16,995
     Travel and entertainment                                             3,219
     Telephone                                                            1,127
     Website development                                                 10,000
                                                                      ---------
           Total operating expenses                                      48,048
                                                                      ---------
NET (LOSS)                                                            $ (48,048)
                                                                      =========


    The accompanying notes are an integral part of the financial statements





                                    - F75 -

                           Industrialvortex.com, Inc.
                          (A Development Stage Company)
                       STATEMENT OF STOCKHOLDERS' DEFICIT
               From May 20, 1999 (Inception) to December 31, 1999

                                                                                                         Deficit
                                                                                                       Accumulated
                                                                         Additional                     During the
                                                     Common Stock          Paid-In       Deferred      Development
                                                 Shares        Amount      Capital     Compensation       Stage          Total
                                               ---------     ---------   ----------    ------------    ------------    ---------
Balance, May 20, 1999                                  -             -            -              -               -            -
Common stock granted for services                    392           $ 0     $ 79,500      $ (69,500)              -     $ 10,000
Common stock issued for intellectual property        440             0        5,000              -               -        5,000
Common stock issued in private placements             72             0       31,000              -               -       31,000
Net loss for year                                      -             -            -              -         (48,048)     (48,048)
                                                  ------        ------     --------      ---------       ---------     --------
     Balance at December 31, 1999                    904           $ 1     $115,499      $ (69,500)      $ (48,048)    $ (2,048)
                                                 =======       =======     ========      =========       =========     ========




    The accompanying notes are an integral part of the financial statements




                                    - F76 -

                           Industrialvortex.com, Inc.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
               From May 20, 1999 (Inception) to December 31, 1999


CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                                                                     $ (48,048)

     Adjustments to reconcile net loss to net cash used in operating activities:
        Depreciation/amortization                                                                       978
        Compensatory common stock issued                                                             10,000
     Changes in assets and liabilities:
        Deposits                                                                                       (930)
        Intangible assets                                                                            (3,549)
        Accounts payable                                                                              6,838
        Accrued expenses                                                                              6,841
                                                                                                  ---------
            Net cash provided / (used) by operating activities                                      (27,870)
                                                                                                  ---------
CASH FLOWS FROM INVESTING ACTIVITIES
        Purchase of computer equipment and software                                                  (3,112)
                                                                                                  ---------
            Net cash provided / (used) by investing activities                                       (3,112)
                                                                                                  ---------

CASH FLOWS FROM FINANCING ACTIVITIES
        Proceeds from note payable                                                                   10,000
        Proceeds from the issuance of common stock                                                   31,000
                                                                                                  ---------
            Net cash provided / (used) by financing activities                                       41,000
                                                                                                  ---------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                                 10,018

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                                          0
                                                                                                  ---------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                                          $  10,018
                                                                                                  =========

SUPPLEMENTAL CASH FLOW DATA

     Cash paid for interest                                                                       $       0
                                                                                                  =========
     Cash paid for taxes                                                                          $       0
                                                                                                  =========

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

     Common stock issued for intellectual property                                                $   5,000
                                                                                                  =========

   The accompanying notes are an integral part of the financial statements


                                    - F77 -

                           Industrialvortex.com, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 1999

A.    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      THE COMPANY

      Industrialvortex.com, Inc., a Delaware corporation, was incorporated on May 20, 1999. Industrialvortex.com is a development stage company which intends to provide, through the Internet, a service to help facilitate the buying and selling of Industrial Products for the Manufacturing Industry. The Company intends to generate revenue from its website through the following sources: transaction fees, advertising revenues, and commissions on sales.

      CASH AND CASH EQUIVALENTS

      The Company considers all highly liquid investments having original maturities of three months or less to be cash equivalents.

      CONCENTRATIONS OF CREDIT RISK

      Financial instruments that subject the Company to potential concentrations of credit risk consist principally of cash. Cash consists of deposits with a large United States financial institution that management believes is credit worthy. At December 31, 1999, the Company had no significant concentrations of credit risk.

      FAIR VALUE OF FINANCIAL INSTRUMENTS

      The Company's financial instruments, including cash and cash equivalents, intangible assets, and accounts payable and borrowings, are carried at cost, which approximates fair value.

      PROPERTY AND EQUIPMENT

      Property and equipment are stated at cost. Depreciation of property and equipment is provided using the straight-line method for financial reporting purposes at rates based on the following estimated useful lives:

                  Computer equipment                        3 years

      For federal income tax purposes, depreciation is computed using the modified accelerated cost recovery system.

      INTANGIBLE ASSETS

      Intangible assets are amortized using the straight-line method over the following estimated useful lives:

                  Intellectual property                       7 years
                  Domain name registrations                   7 years

      The intellectual property acquired by the Company is used on the Company's website. These documents are to be used in generating revenues from various activities conducted on the site.

      As of the balance sheet date, management assessed the recoverability of intangible assets by comparing the amount of estimated future revenues to be generated from the assets acquired, less the future costs of maintenance, to the unamortized costs for each intangible asset to determine whether any impairment has occurred, and if so, unamortized costs are written down to their net realizable value and the resulting adjustment is charged to amortization expense for the period presented. Once an impairment has been recorded, its recorded unamortized balance is not increased.


                                     - F78 -

                           Industrialvortex.com, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 1999
                                   (Continued)
      INCOME TAXES

      The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". SFAS 109 requires a company to recognize deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the financial statement carrying amounts and tax basis of assets and liabilities and operating losses available to offset future taxable income, using enacted tax rates in effect in the years in which the differences are expected to reverse. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

      STOCK-BASED COMPENSATION

      The Company accounts for its stock-based employee and consultant compensation arrangements in accordance with provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation". SFAS 123 recognizes compensation expense using the fair market value of stock options, warrants and common stock issuances as of the grant date.

      The Company has issued common stock to certain employees and consultants in exchange for future services. The Company has recorded the aggregate amount of the total fair market value of the stock issued as deferred compensation. The amounts recorded as deferred compensation are then amortized over the appropriate vesting period (generally three years).

      REVENUE RECOGNITION

      The Company recognizes revenues when earned or when services performed, provided no significant obligations remain, and collectibility is probable.

      START-UP COSTS

      In accordance with AICPA Statement of Position 98-5, "Reporting on the Cost of Start-up Activities", the Company expenses all start-up activities, including organizational costs, as they are incurred.

      COMPREHENSIVE INCOME

      The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income," during 1999. SFAS 130 establishes standards for reporting comprehensive income and its components in financial statements. Comprehensive income, as defined, includes all changes in equity (net assets) during a period from non-owner sources. To date, the Company has not had any transactions that are required to be reported in comprehensive income.

      USE OF ESTIMATES

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      SEGMENT INFORMATION

      The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosures About Segments of an Enterprise and Related Information," during 1999. SFAS 131 requires companies to disclose certain information about operating segments. Based on the criteria within SFAS 131, the Company has determined that it has one reportable segment.


                                     - F79 -

                           Industrialvortex.com, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 1999
                                   (Continued)
      CONCENTRATIONS

      Concentrations not disclosed elsewhere in the financial statements are as follows:

      The Company plans to generate income from various sources that utilizes the same medium. Lack of product (website) development or customer interest could have a materially adverse effect on the Company.

B.    PROPERTY AND EQUIPMENT

      Property and equipment consisted of the following:

      Computer equipment                                        $ 2,325
      Computer software                                             787
                                                                -------
                                                                  3,112
      Less accumulated depreciation                               (519)
                                                                -------
                                                                $ 2,593

      Depreciation expense for the period May 20, 1999 (Inception) through December 31, 1999 was $519.

C.    INCOME TAXES

      For Federal income tax purposes start-up costs must be amortized over not less than 60 months. The Company has recognized a deferred tax benefit for start-up costs to be amortized over 60 months for tax purposes. However, as it is not more likely than not that the deferred tax asset will be utilized, management has established a full valuation reserve of approximately $5,000.

D.    NOTE PAYABLE

      The Note payable at December 31, 1999 consisted of the following:

      Note payable, Jim Steinberger, $10,000, due March 1, 2000 with 8% annual interest. This note is guaranteed by one of the principal shareholders.

E.    RELATED PARTY TRANSACTION

      The Company had borrowed funds from an immediate family member of its principal shareholder. $10,000 was advanced to the Company on December 10, 1999. The note is payable on March 1, 2000 and bears an annual interest rate of 8%.

F.    CONTINGENCY - GOING CONCERN

      Since May 20, 1999 (inception), the Company has been in the development stage and the principal activities have consisted of raising capital and developing its Internet-based website.

      The accompanying financial statements have been prepared on the basis of a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company is not yet generating significant revenues from website operations and, at December 31, 1999, had accumulated a deficit from its operating activities. Continuation of the Company as a going concern is dependent upon, among other things, obtaining additional capital, achieving market acceptance of its product and achieving satisfactory levels of profitable operations. As discussed in Note H, the Company has signed a term sheet for its next round of financing. The financial statements do not contain any adjustments relating to the realization of assets and liquidation of liabilities that may be necessary should the Company be unable to continue as a going concern.
                                     - F80 -

                           Industrialvortex.com, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 1999
                                   (Continued)
G.    STOCKHOLDERS' DEFICIT

      The Company's Articles of Incorporation authorizes the issuance of 1,000 shares of Common Stock, $0.001 par value per share, of which 904 were outstanding as of December 31, 1999. Holders of shares of Common Stock are entitled to one vote for each share on all matters to be voted on by the stockholders.

      The Company issued 440 shares of common stock at $0.001 per share on June 11, 1999 to its founder for intellectual property contributed to the Company. The total fair market value of the property contributed amounted to $5,000.

      The Company issued 72 shares of common stock to various investors during June 1999 for an aggregate amount of $31,000. The purchase price varied from $400 to $500 per share.

      The Company issued 20 shares of common stock to two separate consultants during June 1999 in consideration of services performed by the consultants. The fair market value of the services performed amounted to $10,000 in the aggregate.

      During 1999, the Company had entered into various employment agreements where the Company had issued stock in exchange for future services. There were 372 shares of common stock issued under these agreements. Management has estimated the fair value of services to be performed at $187 per share, or $69,500 for the entire 372 shares issued.

H.    SUBSEQUENT EVENTS

      Effective January 10, 2000 the Company amended its Articles of Incorporation to authorize 20,000,000 shares of common stock and 10,000,000 shares of preferred stock.

      In addition, effective January 10, 2000 the Company approved a stock split of its shares of common stock on a 5,113 for 1 ratio.

      During January 2000, the Company entered into various employment agreements where the Company issued stock in exchange for future services. There were 90.7 shares of common stock (463,749 adjusted for stock split on January 11, 2000) issued under these agreements. Management has estimated the fair value of services to be performed at $513 per share ($0.10 adjusted for stock split on January 11, 2000), or $46,616 for the entire 90.7 shares issued.

      On January 11, 2000, the Company entered into a "Software License Agreement" with IBO$, Inc. where IBO$ has granted a license to the Company to use its software in exchange for $50,000 cash, 20% percent of the Company's common stock (1,291,943 shares) on a fully diluted basis, and warrants to purchase up to 500,000 shares of common stock at a price per share equal to the price per share paid by investors in connection with the next financing transaction involving the sale of equity securities of at least $2,000,000. The term of the warrants are five years.

      Certain investors from the first round of financing had anti-dilution measures on shares of common stock purchased. Additional shares of stock were issued to these investors in regards to the issuance of stock to IBO$. A total of 18.4 shares of common stock (94,079 shares adjusted for stock split on January 11, 2000) were issued as a result of the anti-dilution agreement.

      The Company has entered into a Series A Convertible Preferred Stock Purchase Agreement on January 31, 2000 with Net Value Holdings, Inc. 2,858,215 shares of the Company's Series A preferred stock has been issued in exchange for $1,000,000. These shares of preferred stock may be converted into shares of common stock at any time. The preferred stock has the following rights: cumulative dividends accrued at a rate of 8% per annum, one vote for each share of preferred stock, and veto voting rights with respect to certain matters.

      On January 18, 2000, certain consultants contributed 21,130 (post stock split) shares of common stock back to the Company.


                                     - F81 -

                    Strategicus Partners, Inc. and Subsidiary
                        (A Development Stage Enterprise)
                           CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)
                                 June 30, 1999

                                     ASSETS



                                                                                June 30,
                                                                                  1999
                                                                               ---------
                                                                              (unaudited)
CURRENT ASSETS
     Cash and cash equivalents                                                 $ 143,842
     Interest receivable                                                           2,522
     Loan receivable - officer                                                   310,000
     Prepaid rent                                                                  1,200
                                                                               ---------
        Total current assets                                                     457,564

PROPERTY AND EQUIPMENT, NET                                                       10,852
OWNERSHIP INTERESTS AND ADVANCES IN INVESTMENTS                                  270,000
DEPOSITS                                                                             624
                                                                               ---------

TOTAL ASSETS                                                                   $ 739,040
                                                                               =========


                      LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES
     Accounts payable                                                          $  53,368
     Accrued expenses                                                              3,070
     Note payable                                                                630,000
     Loans payable - officer                                                      12,000
                                                                               ---------
        Total current liabilities                                                698,438
                                                                               ---------

COMMITMENTS AND CONTINGENCIES (NOTE B)

STOCKHOLDERS' EQUITY
     Preferred stock, $0.00 par value; 0 shares issued and outstanding;
         250,000 shares authorized                                                  --
     Common stock, $0.00 par value; 240,000 shares issued and outstanding;
         1,000,000 shares authorized                                                --
     Additional paid - in capital                                                280,000
     Deficit accumulated during the development stage                           (239,398)
                                                                               ---------
        Total stockholders' equity                                                40,602
                                                                               ---------

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                                       $ 739,040
                                                                               =========

                                    - F82 -

                    Strategicus Partners, Inc. and Subsidiary
                        (A Development Stage Enterprise)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                     For The Six Months Ended June 30, 1999

                                                                        August 19, 1998
                                                Six Months Ended      (Inception) Through
                                                  June 30, 1999          June 30, 1999
                                                ----------------      -------------------
                                                 (unaudited)              (unaudited)
REVENUES                                         $    --                  $    --
                                                 ---------                ---------

OPERATING EXPENSES
     Advertising                                     4,063                    4,180
     Bad debt expense                              100,000                  100,000
     Bank charges and interest                         439                      454
     Consulting fees                                81,184                   83,184
     Contributions                                     200                      200
     Depreciation                                      677                      677
     Dues and subscriptions                            630                      880
     Employee benefits                                 507                      507
     Marketing                                        --                        750
     Office expense                                  3,380                    3,487
     Professional fees                               5,211                    5,211
     Recruiting fees                                    65                       65
     Rent                                            4,671                    4,671
     Salaries                                       21,889                   21,889
     Tax on salaries                                 1,137                    1,137
     Telephone                                       2,889                    3,901
     Travel                                         10,547                   10,547
     Utilities                                         180                      180
                                                 ---------                ---------
          Total operating expenses                 237,669                  241,920
                                                 ---------                ---------


NET LOSS FROM OPERATONS                           (237,669)                (241,920)

OTHER INCOME
      Interest income                                2,522                    2,522
                                                 ---------                ---------

NET LOSS                                         $(235,147)               $(239,398)
                                                 =========                =========

                                    - F83 -

                    Strategicus Partners, Inc. and Subsidiary
                        (A Development Stage Enterprise)
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (UNAUDITED)
                     For The Six Months Ended June 30, 1999

                                                                                                               Deficit
                                                                                                             Accumulated
                                                                                              Additional     During the
                                                   Preferred Stock          Common Stock       Paid-In       Development
                                                Shares        Amount      Shares     Amount    Capital         Stage         Total
                                              ---------    ---------   ----------   -------   ---------     ------------  ----------
Balance, August 19, 1998                            --     $     --            --   $   --    $      --      $     --       $    --
Net loss for period August 19, 1998
   (Inception) to December 31, 1998                 --           --            --       --           --        (4,251)       (4,251)
                                               -------     --------    ----------  -------    ---------     ---------     ---------

   Balance at December 31, 1998 (unaudited)         --           --            --       --           --        (4,251)       (4,251)


Common stock issued                                 --           --       240,000       --      280,000            --       280,000
Net loss for period                                 --           --          --         --           --      (235,147)     (235,147)
                                               -------     --------    ----------  -------    ---------     ---------     ---------

   Balance at June 30, 1999 (unaudited)             --     $     --       240,000  $   --     $ 280,000     $(239,398)    $  40,602
                                               =======     ========    ==========  =======    =========     =========     =========

                                    - F84 -

                    Strategicus Partners, Inc. and Subsidiary
                        (A Development Stage Enterprise)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
                     For The Six Months Ended June 30, 1999

                                                                                   August 19, 1998
                                                          Six Months Ended      (Inception) Through
                                                           June 30, 1999           June 30, 1999
                                                          ----------------     ---------------------
                                                           (unaudited)              (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                               $(235,147)               $(239,398)

     Adjustments to reconcile net loss to net cash used
         in operating activities:
        Bad debt on stock subscription                        100,000                  100,000
        Depreciation                                              677                      677
     Changes in assets and liabilities:
        Interest receivable                                    (2,522)                  (2,522)
        Prepaid expenses                                       (1,200)                  (1,200)
        Deposits                                                 (624)                    (624)
        Accounts payable                                       51,368                   53,368
        Accrued expenses                                        3,070                    3,070
                                                            ---------                ---------
           Net cash used by operating activities              (84,378)                 (86,629)
                                                            ---------                ---------

CASH FLOWS FROM INVESTING ACTIVITIES
        Purchase of computer equipment and furniture          (11,530)                 (11,530)
        Equity investments                                   (270,000)                (270,000)
                                                            ---------                ---------
           Net cash used by investing activities             (281,530)                (281,530)
                                                            ---------                ---------

CASH FLOWS FROM FINANCING ACTIVITIES
        Proceeds from officers loans                          405,985                  409,966
        Repayment of officers loans                          (707,965)                (707,965)
        Proceeds from loans payable                           715,000                  715,000
        Repayment of loans payable                            (85,000)                 (85,000)
        Net proceeds from issuance of common stock            180,000                  180,000
                                                            ---------                ---------
           Net cash provided by financing activities          508,020                  512,001
                                                            ---------                ---------

NET INCREASE IN CASH AND CASH EQUIVALENTS                     142,112                  143,842

CASH AND CASH EQUIVALENTS AT BEGINNING
OF PERIOD                                                       1,730                     --
                                                            ---------                ---------

CASH AND CASH EQUIVALENTS AT END OF YEAR                    $ 143,842                $ 143,842
                                                            =========                =========


CASH PAID FOR INTEREST                                      $      99                $      99
                                                            =========                =========

CASH PAID FOR TAXES                                         $    --                  $    --
                                                            =========                =========

                                    - F85 -

                    Strategicus Partners, Inc. and Subsidiary
                        (A Development Stage Enterprise)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                     For The Six Months Ended June 30, 1999


A.    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
      -----------------------------------------------------------

      THE COMPANY

      Strategicus Partners, Inc., an Oregon corporation, was incorporated on August 19, 1998. Strategicus Partners, Inc. is a development stage enterprise that operates as an Internet holding company which owns equity interests in and provides strategic management services to development stage Internet companies.

      Generation Y Brands, Inc., a wholly-owned subsidiary of Strategicus Partners, Inc., is an Oregon corporation, which was incorporated on August 19, 1998. Generation Y Brands, Inc. is a development stage company, which intends to operate as an online superstore for small catalogs. It intends to offer a one-stop shopping site for browsing and buying by aggregating the content of thousands of smaller, print-based mail order catalogs into a commerce-enabled database.

      On March 19, 1999 the Articles of Incorporation of Generation Y Brands, Inc. ("Generation"), a wholly owned subsidiary, were amended to reflect a corporate name change. As of this date the legal corporate name changed to Metacat.com, Inc. ("Metacat").

      PRINCIPLES OF CONSOLIDATION

      The consolidated financial statements include the accounts of Strategicus Partners, Inc. and its wholly owned subsidiary, Generation Y Brands, Inc.. All material intercompany transactions have been eliminated.

      CASH AND CASH EQUIVALENTS

      The Company considers all highly liquid investments having original maturities of three months or less to be cash equivalents.

      CONCENTRATIONS OF CREDIT RISK

      Financial instruments that subject the Company to potential concentrations of credit risk consist principally of cash. Cash consists of deposits with a large United States financial institution that management believes is credit worthy. Accounts are insured by the Federal Deposit Insurance Corporation up to a maximum of $100,000. At June 30, 1999 the Company had an uninsured cash balance of $43,842.

      FAIR VALUE OF FINANCIAL INSTRUMENTS

      The Company's financial instruments, including cash and cash equivalents, loan receivables, accounts payable and borrowings, are carried at cost, which approximates fair value.

      START-UP COSTS

      In accordance with AICPA Statement of Position 98-5, "Reporting on the Cost of Start-up Activities", the Company expenses all start-up activities, including organizational costs, as they are incurred.

                                     - F86 -

                    Strategicus Partners, Inc. and Subsidiary
                        (A Development Stage Enterprise)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                     For The Six Months Ended June 30, 1999
                                   (Continued)


      PROPERTY AND EQUIPMENT

      Property and equipment are stated at cost. Depreciation of property and equipment is provided using the straight-line method for financial reporting purposes at rates based on the following estimated useful lives:

                  Computer equipment and software             3 years
                  Furniture and fixtures                     10 years

      For federal income tax purposes, depreciation is computed using the modified accelerated cost recovery system

      INCOME TAXES

      The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". SFAS 109 requires a company to recognize deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the financial statement carrying amounts and tax basis of assets and liabilities and operating losses available to offset future taxable income, using enacted tax rates in effect in the years in which the differences are expected to reverse. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

      USE OF ESTIMATES

      The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of consolidated revenues and consolidated expenses during the reporting period. Actual results could differ from those estimates.

      REVENUE RECOGNITION

      The Company recognizes revenues when earned or when services performed, provided no significant obligations remain, and collectibility is probable.

      COMPREHENSIVE INCOME

      The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income," during 1998. SFAS 130 establishes standards for reporting comprehensive income and its components in consolidated financial statements. Comprehensive income, as defined, includes all changes in equity (net assets) during a period from non-owner sources. To date, the Company has not had any transactions that are required to be reported in comprehensive income.

      CONCENTRATIONS

      Concentrations not disclosed elsewhere in the consolidated financial statements are as follows:

      Metacat.com, Inc., formerly Generation Y Brands, Inc., ("Subsidiary") plans to generate revenue from several sources which utilize the same medium. Lack of product (website) development or customer interest could have a materially adverse effect on the Company.

                                     - F87 -

                    Strategicus Partners, Inc. and Subsidiary
                        (A Development Stage Enterprise)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                     For The Six Months Ended June 30, 1999
                                   (Continued)


B.       CONTINGENCY - GOING CONCERN

      Since August 19, 1998 (Inception), the Company has been in the development stage and the principal activities have consisted of raising capital.

      The accompanying consolidated financial statements have been prepared on the basis of a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company is not yet generating revenues and, at June 30, 1999, had accumulated a deficit from its operating activities. Continuation of the Company as a going concern is dependent upon, among other things, obtaining additional capital, achieving market acceptance of its subsidiary's product and achieving satisfactory levels of profitable operations. The consolidated financial statements do not contain any adjustments relating to the realization of assets and liquidation of liabilities that may be necessary should the Company be unable to continue as a going concern.

C.       RELATED PARTY PAYABLES AND RECEIVABLES

      In May 1999, the Company loaned $310,000 to one of its officers. The note accrues interest at 9% per annum and is due on July 31, 1999.

      In May 1999, the Company borrowed $12,000 from a corporate officer. The loan was non-interest bearing and payable on demand.

D.       PROPERTY AND EQUIPMENT

      Property and equipment consisted of the following:


      Computer hardware and software                                     10,202
      Furniture and fixtures                                              1,327
                                                                       --------
                                                                         11,529
      Less Accumulated Depreciation                                       (677)
                                                                      ---------
                                                                         10,852

      Depreciation expense for the six months ended June 30, 1999 was $677.

E.       OWNERSHIP INTERESTS AND ADVANCES IN INVESTMENTS

      The following summarizes the Company's ownership interests and advances in investments which are accounted for under the cost method of accounting. Ownership interests are classified according to applicable accounting methods at June 30, 1999. Cost basis represents Company's original acquisition cost less any impairment charges in such companies.

                                               June 30, 1999
        COST METHOD

        AsiaCD.com, Inc.                         $250,000
        College411.com, Inc.                       20,000
                                                ---------
                                                $270,000
                                                ========



                                     - F88 -

                    Strategicus Partners, Inc. and Subsidiary
                        (A Development Stage Enterprise)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                     For The Six Months Ended June 30, 1999
                                   (Continued)


F.       NOTE PAYABLE

      In June 1999, the Company borrowed $630,000 from Net Value Holdings, Inc. which the Company used for the following:

      Acquired ownership interest in AsiaCD.com, Inc. and College411.com, Inc.         $270,000
      Advanced funds to wholly-owned subsidiary, Metacat.com, Inc., formerly
         Generation Y Brands, Inc., for operating expenditures                           50,000
      Loaned funds to officer in exchange for a promissory note                         310,000
                                                                                      ---------
                                                                                       $630,000
                                                                                       ========

      The terms of the note calls for a maturity date of July 31, 1999 and accrues interest at a rate of 10% per annum.

G.       STOCKHOLDERS' EQUITY

      The Company's Articles of Incorporation authorizes the issuance of 1,000,000 shares of Common Stock, no par value per share, of which zero shares were outstanding as of June 30, 1999. Holders of shares of Common Stock are entitled to one vote for each share on all matters to be voted on by the stockholders.

      The Company's Articles of Incorporation authorizes the issuance of 250,000 shares of Preferred Stock, no par value per share, of which 240,000 shares were outstanding as of June 30, 1999. Holders of each share of Preferred Stock are entitled to vote on all matters at stockholder's meetings.

      Effective June 17, 1999 the Company entered into a "Subscription Agreement" with four individuals. Each agreement allows the holder the opportunity to purchase 60,000 shares of the Company's Series A Common Stock ("Stock") for the consideration of $70,000. The total shares of Stock purchased per the "Subscription Agreement" totaled 240,000 and the total amount of consideration received by the Company totaled $280,000.

H.       STOCK OPTION PLAN

      During June 1999, Metacat.com, Inc. adopted a Stock Option Plan which provides for the granting of stock options to employees, officers and directors of Metacat.com, Inc. The number of shares which can be purchased under this plan is limited to 50,000 shares of Metacat common stock and 50,000 shares of Metacat Series B preferred stock. The Plan is intended to qualify as an "incentive stock option plan" under Section 422 of the Internal Revenue Code. The exercise prices of the options granted under the Plan are to be determined by the Board of Directors or other Plan administrators but shall not be lower than one hundred percent of the fair market value of a share of common stock on the date the option is granted for employees and not less than one hundred and ten percent for officers and directors with greater than ten percent voting power. The options under the Plan vest immediately upon grant unless otherwise specified and are valid for ten years, except for officers and directors.

I.       SUBSEQUENT EVENTS

      On July 30, 1999 Strategicus Partners, Inc. ("Strategicus") merged with NetValue Holdings, Inc. ("Holdings") whereby Holdings acquired all of the common stock of Strategicus in exchange for 7,524,628 shares of Holdings common stock and 2,311,460 shares of Holdings Convertible Preferred Stock. The principals of Strategicus are to receive 30% of the consideration, for the merger, immediately, with the remainder of the consideration to be vested over a 24 month period. The remaining shareholders are to receive 15% of the consideration for the merger immediately, with the remainder of the consideration to be vested over a 30 month period.

J.       1998 INFORMATION

      Strategicus incorporated in August 1999 and had less that $5,000 of assets, liabilities, expenses and revenues as of December 31, 1998. Consequently, presentation of audited financial statements of Strategicus at December 31, 1999 was deemed to be immaterial and of no benefit to investors. The Company has included the unaudited financial statements of Strategicus as June 30, 1999 and for the six months then ended and the period August 19, 1998 (inception) through June 30, 1999 which covers the entire history of the company.


                                     - F89 -

================================================================================

No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offer made by this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by Net Value Holdings, Inc. This prospectus does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Net Value Holdings, Inc. or that information contained herein is correct as of any time subsequent to the date hereof.

                               -------------------

















Until May 15, 2000 (90 days after the date of this prospectus), all dealers effecting transactions in the shares of our common stock registered in this registration statement, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters.

================================================================================

================================================================================


                         -------------------------------








                            NET VALUE HOLDINGS, INC.


                        3,722,560 SHARES OF COMMON STOCK







                                  -------------

                                   PROSPECTUS

                                 --------------










                                February 15, 2000





================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSE OF ISSUANCE AND DISTRIBUTION.

         The following is an itemization of all estimated expenses which we have incurred or expect to incur in connection with the issuance and distribution of the securities which we are registering in this registration statement. All amounts are estimated except for the Securities and Exchange Commission Registration Fee

         Securities and Exchange Commission Registration Fee....................       $  4,527.56
         EDGAR and Printing Expenses............................................         50,000.00
                                                                                       ===========
         Legal Fees and Expenses................................................        200,000.00
         Accounting Fees and Expenses...........................................        160,000.00
         Blue Sky Fees and Expenses.............................................          5,000.00
         Transfer Agent's Fees and Expenses.....................................          1,000.00
         Miscellaneous Expenses.................................................          4,472.44
                                                                                       -----------

                  Total*........................................................       $425,000.00
                                                                                       ===========

* All expenses other than the Securities and Exchange Commission Registration Fee are estimated.


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Section 145 of the General Corporate Law of the State of Delaware, Net Value Holdings, Inc. has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933. Net Value Holding, Inc.'s bylaws (Exhibit 3.1 hereto) also provide for mandatory indemnification of its directors, officers, employees and agents to the fullest extent permissible under Delaware Law.

         Net Value Holdings, Inc.'s Amended and Restated Certificate of Incorporation (Exhibit 3.2 hereto) provides that the liability of its directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to Net Value Holdings, Inc. and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to Net Value Holdings, Inc., for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

         Net Value Holdings, Inc. intends to obtain in conjunction with the effectiveness of the registration statement, a policy of directors' and officers' liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

         In September 1998, we issued and sold an aggregate of 2,950,000 shares of our common stock at an offering price of $.20 per share to the following accredited investors pursuant to Rule 504: West Tropical Investments Corp., Azura Investment Corp., Thibault-Petite Capital Corp., Godwin Finance Ltd., Clifton Capital Ltd., Millworth Investments, Inc., 101 Investments, Inc., Westin Investors Profit Sharing Trust, Harpings Management Limited, Euroswiss Securities Limited, Deremie Enterprises Limited, Myderry Investments Company Limited, Golden Claw Investments Company Limited, Benmad, Inc. and the Elanken Family Trust. This offering generated gross proceeds of $590,000 of which we paid an aggregate of $47,200 in commissions to registered broker-dealers.

         In September 1998, we issued a promissory note in the principal amount of $900,000 to Founders Equity Group, Inc. pursuant to Section 4(2) of the Securities Act of 1933 in exchange for $900,000. This promissory note matured on March 1, 1999 and on that date we issued four convertible promissory notes in the aggregate principal amount of $900,000 to Founders Equity Group, Inc., Founders Mezzanine Investors III, LLC, George & Nancy Moorehead Charitable Trust and Donald & Shelley Moorehead Charitable Trust, and paid $50,334 (representing all accrued interest on the original promissory note through February 28, 1999) in exchange for the lender's cancellation of the promissory note and its release of our corporation and our present and future officers and directors from any claims related to payment of principal and accrued interest pursuant to the promissory note. The lenders may convert all or any part of the outstanding principal amount of the convertible promissory notes, plus all accrued interest thereon through the date of conversion, into shares of our common stock at a conversion price of $2.50 per share. The conversion price of these convertible promissory notes was subsequently adjusted to $2.25 pursuant to anti-dilution provisions in the convertible promissory notes. We may force the lenders to convert the entire principal amount of the convertible promissory notes, plus all accrued interest thereon, upon our common stock's satisfaction of certain price and volume requirements and the registration of the resale of all shares of our common stock issuable to the lenders upon such mandatory conversion of the convertible promissory note. The lenders are also entitled to piggyback registration rights with respect to all shares issuable upon any conversion of the convertible promissory notes. As additional consideration for the lender's agreement to cancel the original promissory note and accept convertible promissory notes in full satisfaction of our obligations pursuant to the original promissory note, we issued the lender a warrant to purchase 90,000 shares of our common stock at an exercise price of $2.50 per share and a warrant to purchase 90,000 shares of our common stock at an exercise price of $5.00 per share. The lender may exercise each of these warrants at any time prior to February 28, 2002. The lenders are not entitled to any registration rights with respect to any shares of our common stock issued upon the exercise of either of these warrants. In July 1999, we issued an aggregate total of 6,138 shares of our common stock to the lenders as payment of accrued interest on the convertible promissory notes for the quarter ended June 30, 1999. On February 4, 2000, the lenders converted their convertible promissory notes into 400,000 shares of our common stock.

         In October 1998 we issued 1,000,000 shares of our common stock and 500,000 shares of our preferred stock to Rozel International Holdings Limited pursuant to Rule 506 in exchange for 178,700 shares of Series A Preferred Stock of BrightStreet.

         In October 1998, November 1998 and December 1998, we issued 2,019,852 shares of our common stock and 2,019,852 shares of our Series A Preferred Stock to the following accredited investors pursuant to Rule 506 in exchange for 8,079,408 shares of common stock of BrightStreet: Rozel International Holdings Limited, Craig Barnett, American Maple Leaf Financial Corporation, Mark Braunstein, Founders Partners IV, Capital Growth Trust, Hanover Associates, Steve Rosner, Clifton Capital Ltd., Millworth Investments, Inc., Steven Rosner Money Purchase Plan, HPC Corporate Services Ltd., The D.A.R. Group, Mark Dutton, SPH Investments, Inc., SPH Equities, Inc., Bermuda Trust Company (Trustee for the Elanken Family Trust), Burton Turk, Azurra Investments Corp. and Lenart Haggegard.

         In November 1998 and January 1999, we issued convertible debentures in the aggregate principal amount of $1,642,500 pursuant to Rule 506 to the following accredited investors: Brarrison, Inc., Fredric J. Mintz, Burton Turk, Gary Rein, Lancer Partners, L.P., Lancer Offshore, Inc., Steven Rolfe, Taylor Oil Products, Ltd., Salicor, Inc. and Edgar W. Allen. We issued these convertible debentures in exchange for $1,642,500 of which we paid $112,000 in commissions to registered broker-dealers. The principal amount of these convertible debentures plus the accrued interest thereon is convertible by the holders at any time and by us upon the completion of our merger with BrightStreet at a conversion price of $2.00 per share. As of February 11, 2000, holders of six convertible debentures issued in this offering have converted their debentures in the principal amount of $1,590,000 and the accrued interest thereon into 858,008 shares of our common stock.

         During the period from January 1999 through June 1999, we issued convertible debentures in the aggregate principal amount of $6,215,000 pursuant to Rule 506 to the following accredited investors: Gary Rein, Jeffrey & Jessica Goldstein, Richard J. Bennett, 4WR-DG Limited Partnership, Gary Hollander, Douglas Martin, Sven Behrendt, Juergen Jaekel, Straub Family Trust, Carmine Adimando, Scott & Patricia Kane, Marc Roberts, Founders Equity Group, Balmore Funds, S.A., Austost Apstalt Schaan, Amro International, S.A., CSL Associates, L.P., Bridgewater Partners, L.P., Nottinghill Resources, Ltd., Gladstone Equities Fund, L.P., Lori Tabatchnick, Peter T. Roselle, Joseph G. Ferrante, Robert M. Crozer, Gary Hollander, Gary Scharf, Cary & Melissa Silverman, Roy Roberts, Joseph Weiss, Gary Markman, Louis Borbas, Jr., Jeffrey & Jessica Goldstein, IHN Partners, Vincent Adimado. We issued these convertible debentures in exchange for $6,215,000 of which we paid $410,100 in commissions to registered broker-dealers. The principal amount of these convertible debentures plus the accrued interest thereon is convertible by the holders at any time and by us upon the completion of our merger with BrightStreet at a conversion price of $2.50 per share. As of February 4, 2000, holders of 12 convertible debentures issued in this offering have converted their debentures in the principal amount of $3,367,000 plus accrued interest into 1,371,735 shares of our common stock.

         In April 1999, we issued convertible promissory notes in the aggregate principal amount of $4,270,125 pursuant to Rule 506 to the following accredited investors: Tyrone Adams, A. Arnold Agree, Robert M. Alloway, Emil P. Angel, Gerald A. Benarcik, Michael J. Benenson, Ronald Berk, Frank J. Bauerlein, Yancey
R. Black, John L. & Jetha M. Black, Thomas E. Bonar, David W. Boydston, Vincent Brandeis, Thomas Cannon, LG Trust, Howard Chang, Lynn Chidester, Allergy Medical Group Profit Sharing Plan, Raymond C. Clabberbuck, Edward G. Cook, Christopher
W. Craven, Eugene D. Crittenden, Mark Curry, Saquaro Asset Holding I, Steven A. Dawes, Epiphany Deluca, Dennis Desmond, Anand Dhanda, Ronald S. Dugan, David Easton, Alan C. Espy, CKF Living Trust, Elliot H. Fishkin, Ronald F. Gagnon, Max
H. Ghezzi, Ray Haase, Neal B. Hambleton, John Hunter, Richard S. Incandela Trust (DTD 9/15/91), Rhyaz Jinnah, Daniel Kane, Michael L. B. Kaplan, Bernard & Rosemary Kayne, Gary D. Ditchell, John B. Kogut, Paul J. Kuehn, Lawrence B. Lewis, Sigma Services, Gary E. Markman, Sheri Perl Migdol, David F. Miller, Morton M. Mower, Giovanni Mucciacciaro, William A. Murphy, Arthur J. Notini, Anthony J. Parkinson, Poul Pederson, Robert Perl, William D. Prevost, James R. Ratliff, David & Barbara Rosen, Joseph Santomarco, James & Bernadette Schenk, C. David Schenkel, Douglas K. Schwegel, Louis A. Shpritz, Fast Eddie's Investment Club LLP, Edward Silberman, Thomas Sixsmith, Gary L. Smidt, Ilkar Sonmez, Henry Styskal, Herme O. Sylora, Edmond Tennenhaus, James F. Van Middlesworth, Martin
C. Watz, Melvin E. Weinstein, Micro-Comp Industries and Kal Zeff. We issued these convertible promissory notes in exchange for their cancellation of matured promissory notes which were issued by Net Value, Inc. in October, November and December 1997 and their agreement to release us, Net Value, Inc. and the present and future officers and directors of each corporation from any claims related to their Net Value, Inc. promissory notes. Each participant in this offering received a convertible promissory note with a principal amount equal to the principal amount of their Net Value, Inc. promissory note plus all accrued interest thereon as of December 31, 1998. Each noteholder may convert all or any part of the outstanding principal amount of their convertible promissory note, plus all accrued interest thereon through the date of conversion, into shares of our common stock at any time at a conversion rate of $2.00 per share. We may force the noteholders to convert the entire principal amount of their convertible promissory notes, plus all accrued interest thereon at a conversion price of $2.00 per share upon the trading of our common stock at a price per share of at least $5.00 for 20 consecutive trading days and the registration of the resale of all shares of our common stock issuable to the noteholders upon such mandatory conversion of the convertible promissory notes with the Securities and Exchange Commission. We are obligated to issue a warrant to purchase one-half of one share of our common stock for each share of our common stock issued to the noteholders upon any conversion of the convertible promissory notes. These warrants are exercisable for a period of three years from the date of issuance at an exercise price of $6.00 per share. As of February 11, 2000, holders of convertible promissory notes issued in this offering have converted their promissory notes in the principal amount of $3,629,260, plus accrued interest into 1,946,292 shares of our common stock and we issued warrants to purchase 973,158 shares of our common stock to these holders.

         In July 1999, we issued an aggregate of 601,029 vested shares of our common stock, an aggregate of 6,923,599 unvested shares of our common stock, an aggregate of 184,627 vested shares of our Series A Preferred Stock and an aggregate of 2,126,833 unvested shares of our Series A Preferred Stock to Darr Aley, Stephen George, Douglas Spink and Barry Uphoff pursuant to Rule 506 in exchange for their tender of all of the issued and outstanding capital stock of Strategicus Partners, Inc.

         In August 1999, we issued an aggregate of 2,898,788 shares of our common stock to the following stockholders: Darr Aley, Mary Lane Alvarino, American Maple Leaf Financial Corp., Frank Astorino, Azurra Investments, Inc., Craig Barnett, Mark Berry & Nancy Berry (TEN COM), Mark Braunstein, Quinn Brennan, John & Mary Burlingame, Ben Campagnuolo, Capital Growth Trust, Wayne Churyk, Clifton Capital, Inc., Jose Costa, Neil Costa, The DAR Group, Inc., John Dearden, Mark Dutton, Elanken Family Trust, Richard Elgart, Founders Partners IV, LLC, Stephen George, Leonart Haggegard, Hanover Associates, Eleanor Harvey, IHN Partners, Douglas Love, Russell Lucas & Christina Lucas (TEN COM), Henry McCarl, Millworth Investments, Inc., Clayton Moran, Fred Moran & Joan Moran (TEN
COM), Frederick W. Moran, Kent Moran, Luke Moran, Andrew P. Panzo & Patricia Panzo (TEN COM), Fernando Presser, Steven Rosner, Rozel International Holdings, Ltd., Margaret Sellig, Robert Smith, Andrew Sorrentino, SPH Equities, Inc., SPH Investments, Inc., Douglas Spink, Michael Stanley, William Steif, Steven B. Rosner Money Purchase Plan, Charles L. Tinker & Mitch Tinker (TEN COM), Burton Turk, Barry Uphoff and Dean Ward. These shares were issued pursuant to Rule 506 in exchange for their tender of an aggregate of 4,831,312 shares of our Series A Preferred Stock and their agreement to release us and our present and future officers and directors from any claims related to these rights and any shares of common stock that were to be issuable upon conversion of these shares of Series A Preferred Stock.

         In September and October 1999, we issued an aggregate of 74,250 shares of our common stock to Sven Behrendt, Juergen Jaekel, Golden Eagle Partners, Laura D'Antona, Don Berman and Bruce Malinowski pursuant to Section 4(2) of the Securities Act of 1933 in settlement of various debts and other obligations.

         In September and October 1999, we issued an aggregate of 4,824 shares of our Series B Preferred Stock and warrants to purchase 295,040 shares of our common stock to Tonga Partners, L.P., Yeoman Ventures, Ltd., Lightline Limited, Little Wing LP, Little Wing Too LP, Tradewinds Fund, LLC, JDN Partners, L.P., Bayhill, Ltd., RS Orphan Fund, L.P. and RS Orphan Offshore Fund, L.P., pursuant to Rule 506 in exchange for $5,000,000, of which we paid $250,000 and warrants to purchase 110,077 shares of our common stock in commissions to a registered broker-dealer.

         In October 1999, we issued an aggregate of 676,374 shares of our common stock to RS Orphan Fund, L.P. and RS Orphan Offshore Fund, L.P. pursuant to
Section 4(2) of the Securities Act of 1933 in exchange for $676,374.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Item 16. Exhibits and Financial Statement Schedules

         (a)  Exhibits

Exhibit
Number        Document

2.1* Merger Agreement and Plan of Reorganization dated as of June 21, 1999 among Net Value Holdings, Inc. and Strategicus Partners Inc. and Douglas Spink

2.2*          Amendment No. 1 to Merger Agreement and Plan of Reorganization

2.3*          Amendment No. 2 to Merger Agreement and Plan of Reorganization

2.4* Fairness Opinion of Ferris Baker Watts, dated July 30, 1999, Regarding the Merger Between Net Value Holdings, Inc. and Strategicus Partners Inc.

3.1*          Amended and Restated Certificate of Incorporation

3.2*          Bylaws

4.1*          Specimen Certificate for Net Value Holdings, Inc.'s Common Stock

4.2*          Form of Convertible Promissory Note of Net Value Holdings, Inc.
              convertible into shares of common stock at a conversion price of $2.00 per share

4.3*          Form of Convertible Promissory Note of Net Value Holdings, Inc.
              convertible into shares of common stock at a conversion price of $2.50 per share

4.4* Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock

4.5* Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock

5 Form of Opinion of Klehr Harrison Harvey Branzburg & Ellers as to the legality of the shares of common stock being registered

10.1*         Employment Agreement with Andrew P. Panzo, dated June 1, 1999

10.2* Amended and Restated Employment Agreement with Douglas Spink, dated June 17, 1999

10.3*         Employment Agreement with Lee Hansen, dated September 15, 1999

10.4*         Consulting Agreement with Barry Uphoff, dated June 30, 1999

10.5*         Consulting Agreement with Darr Aley, dated June 30, 1999

10.6*         Consulting Agreement with Stephen George, dated June 21, 1999

10.7* Loan Agreement between Strategicus Partners Inc. and Net Value Holdings, Inc., dated as of May 28, 1999

10.8* Amendment No. 1 to the Loan Agreement between Strategicus Partners Inc. and Net Value Holdings, Inc.

10.9* Amendment No. 2 to the Loan Agreement between Strategicus Partners Inc. and Net Value Holdings, Inc.

10.10* Promissory Note in the amount of $310,000 issued by Douglas Spink in favor of Strategicus Partners Inc., dated May 28, 1999

10.11* Promissory Note in the amount of $267,000 issued by Darr Aley in favor of Net Value Holdings, Inc., dated June 16, 1999

10.12* Promissory Note issued by Net Value, Inc. in favor of SUNCL, Inc., dated October 1, 1998

10.13* Loan Agreement by and among Net Value, Inc., American Maple Leaf Financial Corporation and the other signatories thereto, dated June 26, 1998

10.14* Promissory Note issued by Net Value, Inc. in favor of American Maple Leaf Financial Corporation, dated June 26, 1998

10.15* Stock Purchase Agreement By and Between AsiaCD, Inc. and Strategicus Partners, Inc., dated July 29, 1999

10.16* Common Stock Purchase Agreement By and Between College 411.com, Inc. and Strategicus Partners, Inc., dated July 28, 1999

10.17* AssetExchange, Inc. Series A Preferred Stock Purchase Agreement, dated September 10, 1999

10.18*        AssetExchange. Inc. Investor Rights Agreement, dated September 10,
              1999

10.19* Series B Convertible Preferred Stock Purchase Agreement, dated as of September 17, 1999

10.20*        Registration Rights Agreement

10.21*        Form of Warrant

10.22*        Employment Agreement with Tom Aley dated November 22, 1999

10.23* Amended and Restated Shareholders' Agreement by and between Merus Partners, Inc., Chris R. Kravas, Net Value Holdings, Inc. and Webmodal, Inc. dated as of October 11, 1999

10.24* Stock Purchase Agreement between Merus Partners, Inc. and Net Value Holdings, Inc. dated as of October 11, 1999

10.25* Stock Purchase Agreement between Net Value Holdings, Inc. and Webmodal, Inc. dated as of October 11, 1999

10.26* Series A Convertible Preferred Stock Purchase Agreement by and between Swapit.com, Inc. and Net Value Holdings, Inc. dated as of November 23, 1999

10.27* Investor Rights Agreement by and between Swapit.com, Inc. and Net Value Holdings, Inc. dated as of November 23, 1999

10.28* Co-Sale Agreement by and among Net Value Holdings, Inc., Swapit.com, Inc. and the principal stockholders of Swapit.com, Inc. dated as of November 23, 1999

10.29* Agreement for Purchase and Sale of Assets by and among Promotions Acquisitions, Inc., BrightStreet.com, Inc. and Net Value Holdings, Inc. dated as of December 3, 1999

10.30*        Stockholders Agreement by and among Promotions Acquisitions, Inc.
              and certain stockholders dated as of December 3, 1999.

10.31*        Registration Rights Agreement dated as of December 3, 1999

10.32*        Common Stock Purchase Agreement dated as of October 1, 1999

10.33*        Consulting Agreement dated as of October 1, 1999

10.34* Series A Convertible Preferred Stock Purchase Agreement by and between IndustrialVortex.com, Inc. and Net Value Holdings, Inc. dated as of January 31, 2000

10.35* Investor Rights Agreement by and between IndustrialVortex.com, Inc,. and Net Value Holdings, Inc. dated as of January 31, 2000

10.36* Co-Sale Agreement by and among Net Value Holdings, Inc., IndustrialVortex.com, Inc. and the principal stockholders of IndustrialVortex.com, Inc. dated as of January 31, 2000

11            Statement re: computation of per share earnings

16*           Letter from Barry L. Friedman, PC dated November 23, 1999

21.1*         Subsidiaries of Net Value Holdings, Inc.

23.1 Consent of L.J. Soldinger Associates regarding Net Value Holdings, Inc. dated February 7, 2000

23.2 Consent of Morgenstern & Associates regarding College 411.com, Inc. dated February 7, 2000

23.3          Consent of Morgenstern & Associates regarding AssetExchange, Inc.
              dated February 7, 2000

23.4          Consent of Morgenstern & Associates regarding Swapit.com, Inc.
              dated February 7, 2000

23.5          Consent of Morganstern & Associates regarding
              IndustrialVortex.com, Inc. dated February 7, 2000

24.1*         Power of Attorney, included on the signature page hereof

27.1          Financial Data Schedule

----------
*        Previously filed

ITEM 17. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

        (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (A) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (B) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

             (C) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (ii) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

        In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(c) The registrant further undertakes that:

        (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

        (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 15, 2000.


                                                     NET VALUE HOLDINGS, INC.

                                                 BY: /s/ Andrew P. Panzo
                                                     ---------------------------------
                                                     Andrew P. Panzo
                                                     Chairman of the Board of Directors, Chief Executive Officer
                                                     and Chief Financial Officer (Principal Financial and Account
                                                     Officer)

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated:

SIGNATURE                                            TITLE
---------                                            -----

/s/ Andrew P. Panzo                                  Chairman of the Board of Directors, Chief Executive Officer
-------------------------------------------          and Chief Financial Officer (Principal Executive, Financial and
Andrew P. Panzo                                      Accounting Officer)

/s/ Barry Uphoff *                                   Director
-------------------------------------------
Barry Uphoff

/s/ Darr Aley*                                       Executive Vice President, Business Development and Director
-------------------------------------------
Darr Aley

/s/ Stephen George*                                  Director
-------------------------------------------
Stephen George

* By: Andrew P. Panzo, as power of attorney

                                 EXHIBIT INDEX

Exhibit
Number        Document
------        --------

2.1* Merger Agreement and Plan of Reorganization dated as of June 21, 1999 among Net Value Holdings, Inc. and Strategicus Partners Inc. and Douglas Spink

2.2*          Amendment No. 1 to Merger Agreement and Plan of Reorganization

2.3*          Amendment No. 2 to Merger Agreement and Plan of Reorganization

2.4* Fairness Opinion of Ferris Baker Watts, dated July 30, 1999, Regarding the Merger Between Net Value Holdings, Inc. and Strategicus Partners Inc.

3.1*          Amended and Restated Certificate of Incorporation

3.2*          Bylaws

4.1*          Specimen Certificate for Net Value Holdings, Inc.'s Common Stock

4.2*          Form of Convertible Promissory Note of Net Value Holdings, Inc.
              convertible into shares of common stock at a conversion price of $2.00 per share

4.3*          Form of Convertible Promissory Note of Net Value Holdings, Inc.
              convertible into shares of common stock at a conversion price of $2.50 per share

4.4* Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock

4.5* Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock

5 Form of Opinion of Klehr Harrison Harvey Branzburg & Ellers as to the legality of the shares of common stock being registered

10.1*         Employment Agreement with Andrew P. Panzo, dated June 1, 1999

10.2* Amended and Restated Employment Agreement with Douglas Spink, dated June 17, 1999

10.3*         Employment Agreement with Lee Hansen, dated September 15, 1999

10.4*         Consulting Agreement with Barry Uphoff, dated June 30, 1999

10.5*         Consulting Agreement with Darr Aley, dated June 30, 1999

10.6*         Consulting Agreement with Stephen George, dated June 21, 1999

10.7* Loan Agreement between Strategicus Partners Inc. and Net Value Holdings, Inc., dated as of May 28, 1999

10.8* Amendment No. 1 to the Loan Agreement between Strategicus Partners Inc. and Net Value Holdings, Inc.

10.9* Amendment No. 2 to the Loan Agreement between Strategicus Partners Inc. and Net Value Holdings, Inc.

10.10* Promissory Note in the amount of $310,000 issued by Douglas Spink in favor of Strategicus Partners Inc., dated May 28, 1999

10.11* Promissory Note in the amount of $267,000 issued by Darr Aley in favor of Net Value Holdings, Inc., dated June 16, 1999

10.12* Promissory Note issued by Net Value, Inc. in favor of SUNCL, Inc., dated October 1, 1998

10.13* Loan Agreement by and among Net Value, Inc., American Maple Leaf Financial Corporation and the other signatories thereto, dated June 26, 1998

10.14* Promissory Note issued by Net Value, Inc. in favor of American Maple Leaf Financial Corporation, dated June 26, 1998

10.15* Stock Purchase Agreement By and Between AsiaCD, Inc. and Strategicus Partners, Inc., dated July 29, 1999

10.16* Common Stock Purchase Agreement By and Between College 411.com, Inc. and Strategicus Partners, Inc., dated July 28, 1999

10.17* AssetExchange, Inc. Series A Preferred Stock Purchase Agreement, dated September 10, 1999

10.18*        AssetExchange. Inc. Investor Rights Agreement, dated September 10,
              1999

10.19* Series B Convertible Preferred Stock Purchase Agreement, dated as of September 17, 1999

10.20*        Registration Rights Agreement

10.21*        Form of Warrant

10.22*        Employment Agreement with Tom Aley dated November 22, 1999

10.23* Amended and Restated Shareholders' Agreement by and between Merus Partners, Inc., Chris R. Kravas, Net Value Holdings, Inc. and Webmodal, Inc. dated as of October 11, 1999

10.24* Stock Purchase Agreement between Merus Partners, Inc. and Net Value Holdings, Inc. dated as of October 11, 1999

10.25* Stock Purchase Agreement between Net Value Holdings, Inc. and Webmodal, Inc. dated as of October 11, 1999

10.26* Series A Convertible Preferred Stock Purchase Agreement by and between Swapit.com, Inc. and Net Value Holdings, Inc. dated as of November 23, 1999

10.27* Investor Rights Agreement by and between Swapit.com, Inc. and Net Value Holdings, Inc. dated as of November 23, 1999

10.28* Co-Sale Agreement by and among Net Value Holdings, Inc., Swapit.com, Inc. and the principal stockholders of Swapit.com, Inc. dated as of November 23, 1999

10.29* Agreement for Purchase and Sale of Assets by and among Promotions Acquisitions, Inc., BrightStreet.com, Inc. and Net Value Holdings, Inc. dated as of December 3, 1999

10.30*        Stockholders Agreement by and among Promotions Acquisitions, Inc.
              and certain stockholders dated as of December 3, 1999.

10.31*        Registration Rights Agreement dated as of December 3, 1999

10.32*        Common Stock Purchase Agreement dated as of October 1, 1999

10.33*        Consulting Agreement dated as of October 1, 1999

10.34* Series A Convertible Preferred Stock Purchase Agreement by and between IndustrialVortex.com, Inc. and Net Value Holdings, Inc. dated as of January 31, 2000

10.35* Investor Rights Agreement by and between IndustrialVortex.com, Inc,. and Net Value Holdings, Inc. dated as of January 31, 2000

10.36* Co-Sale Agreement by and among Net Value Holdings, Inc., IndustrialVortex.com, Inc. and the principal stockholders of IndustrialVortex.com, Inc. dated as of January 31, 2000

11            Statement re: computation of per share earnings

16*           Letter from Barry L. Friedman, PC dated November 23, 1999

21.1*         Subsidiaries of Net Value Holdings, Inc.

23.1 Consent of L.J. Soldinger Associates regarding Net Value Holdings, Inc. dated February 7, 2000

23.2 Consent of Morgenstern & Associates regarding College 411.com, Inc. dated February 7, 2000

23.3          Consent of Morgenstern & Associates regarding AssetExchange, Inc.
              dated February 7, 2000

23.4          Consent of Morgenstern & Associates regarding Swapit.com, Inc.
              dated February 7, 2000

23.5          Consent of Morganstern & Associates regarding
              IndustrialVortex.com, Inc. dated February 7, 2000

24.1*         Power of Attorney, included on the signature page hereof

27.1          Financial Data Schedule

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*        Previously filed